Exhibit 10.1

Execution Version

AMENDMENT NO. 1
to
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 8, 2012, is entered into by and among:
(i) NMHG Holding Co., a Delaware corporation (“NMHG Holding”);
(ii) NACCO Materials Handling Group, Inc., a Delaware corporation (“NMHG”);
(iii) NACCO Materials Handling Limited (company number 02636775), incorporated under the laws of England and Wales (the “UK Borrower”);
(iv) NACCO Materials Handling B.V., a private company with limited liability incorporated under the laws of the Netherlands having its corporate seat in Nijmegen (“NACCO BV”);
(v) N.M.H. International B.V., a private company with limited liability incorporated under the laws of the Netherlands having its corporate seat in Nijmegen (“NMH International”);
(vi) N.M.H. Holding B.V., a private company with limited liability incorporated under the laws of the Netherlands having its corporate seat in Nijmegen (“Holding BV” and together with NMHG Holding, NMHG, the UK Borrower, NACCO BV and NMH International, the “Borrowers”);
(vii) each financial institution party to the Existing Credit Agreement (as defined below) as a Lender (the “Existing Lenders”);
(viii) each financial institution party to the Existing Credit Agreement (as defined below) as an Issuing Bank (the “Existing Issuing Banks”);
(ix) each party hereto as a “New Lender” (as defined below), a “New Issuing Bank” (as defined below) or the “New Swing Loan Bank” (as defined below);
(x) Citicorp North America, Inc., as administrative agent for the Lenders and the Issuing Banks (the “Administrative Agent”);
(xi) Bank of America, N.A., as syndication agent (the “Syndication Agent”); and
(xii) Citibank International PLC, as overdraft line bank (the “Overdraft Line Bank”).
Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Amended Credit Agreement (as defined below).

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PRELIMINARY STATEMENTS
The Borrowers, the Existing Lenders, the Existing Issuing Banks, the Syndication Agent, the Overdraft Line Bank and the Administrative Agent are parties to the Second Amended and Restated Credit Agreement, dated as of June 30, 2010 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”). The Borrowers have requested that the Existing Lenders, the Existing Issuing Banks, the Syndication Agent, the Overdraft Line Bank and the Administrative Agent amend the Existing Credit Agreement as hereinafter set forth, and the Existing Lenders, the Existing Issuing Banks, the Syndication Agent, the Overdraft Line Bank and the Administrative Agent have agreed to amend the Existing Credit Agreement pursuant to the terms of this Amendment.
The Departing Lenders (as defined below) wish to terminate their respective “Commitments” under the Existing Credit Agreement and cease to be “Lenders” party to the Existing Credit Agreement.
The New Lenders, the New Issuing Banks and the New Swing Loan Bank wish to become parties to the Existing Credit Agreement, as amended by this Amendment (the Existing Credit Agreement, as so amended, is referred to herein as the “Amended Credit Agreement), as “Lenders”, “Issuing Banks” and the “Swing Loan Bank”, respectively.
SECTION 1.Amendment to the Existing Credit Agreement. Effective as of the date hereof upon the satisfaction of the conditions precedent set forth in Section 2 below, the Existing Credit Agreement is hereby amended to read as set forth in Annex A attached hereto.

SECTION 2.Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date hereof upon the satisfaction of the following conditions precedent:

2.1.    the Administrative Agent's shall have received duly executed counterparts of this Amendment from each Borrower, each Existing Lender, each New Lender (as defined below), each Existing Issuing Bank, each New Issuing Bank (as defined below), the Existing Swing Loan Bank (as defined below), the New Swing Loan Bank (as defined below) and the Administrative Agent;

2.2.    the Administrative Agent shall have received copies of each of the documents listed on Annex B attached hereto, executed by each party thereto, where applicable;

2.3.    the Borrowers shall have reimbursed the Administrative Agent for all costs and expenses incurred by it in connection with this Amendment and all other outstanding fees and expenses incurred prior to the date hereof, in each case which are payable under Section 14.02 of the Existing Credit Agreement;

2.4.    the Borrowers shall have paid to each Departing Lender all Unused Commitment Fees, all interest and all other amounts owing to each such Departing Lender under the Loan Documents;

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2.5.    the Joint Lead Arrangers shall have received evidence reasonably satisfactory to them that the Borrowers have paid all “Arrangement Fees”, “Up-Front Fees”, “Annual Agency Fees”, “Annual Collateral Monitoring Fees” and similar fees payable by any Borrower on the date hereof pursuant to any “Fee Letter” or similar letter executed by any Borrower in connection herewith or with the Amended Credit Agreement; and

2.6.    successful syndication of 100% of the Commitments under the Amended Credit Agreement (which shall be evidenced by the signature of each of the parties hereto).

SECTION 3.Departing Lenders, New Lenders, New Issuing Banks and New Swing Loan Bank.

3.1.    The Existing Lenders, including, without limitation, the Departing Lenders (as defined below), hereby agree that the Administrative Agent shall have full power and authority to allocate the Domestic Commitments and Multicurrency Commitments of the Existing Lenders as in effect immediately prior to the date hereof such that, immediately after giving effect to such allocations on the date hereof, each Existing Lender (other than the Departing Lenders) and each New Lender (as defined below) shall hold the “Domestic Commitment” and the “Multicurrency Commitment” set forth next to its name on Schedule 1.01.1 to the Amended Credit Agreement. The Existing Lenders, including, without limitation, the Departing Lenders, further agree to make all assignments and/or transfers, and hereby consent to any such assignments and transfers, which may be necessary (including, without limitation, assignments of funded obligations) to effect the allocations described in the preceding sentence.

3.2.    Without limiting the foregoing, upon the effectiveness of this Amendment, each Departing Lender's “Commitment” under the Existing Credit Agreement immediately prior to giving effect to this Amendment shall be terminated and shall be without recourse (except in respect of obligations under provisions of the Existing Credit Agreement that expressly survive the termination thereof), representation or warranty by such Departing Lender, except that each such Departing Lender represents hereby and warrants to the Administrative Agent and the Lenders that the rights assigned to each New Lender and the obligations of such Departing Lender are not subject to any Liens created by such Departing Lender. No Departing Lender shall be a “Lender” party to the Amended Credit Agreement and the Departing Lenders shall no longer have any rights or obligations under the Amended Credit Agreement or under any of the Loan Documents except that any provisions thereunder that would have survived the termination of the Amended Credit Agreement shall survive the execution of this Amendment.

3.3.    Each New Lender hereby acknowledges and agrees that, by its execution of this Amendment, (i) such New Lender will be deemed to be a party to the Amended Credit Agreement as a “Domestic Lender” and/or as a “Multicurrency Lender”, as indicated on its signature page hereto, for all purposes of the Amended Credit Agreement, (ii) such New Lender shall have all of the obligations of a “Domestic Lender” and/or a “Multicurrency Lender”, as applicable, under the Amended Credit Agreement as if it had executed the same and (iii) such New Lender shall hold the “Domestic Commitment” and the “Multicurrency Commitment” set forth next to its name on Schedule 1.01.1 to the Amended Credit Agreement. Each New Lender hereby agrees to be bound by all of the terms, provisions and conditions applicable to “Domestic Lenders” and/or “Multicurrency Lenders”, as applicable, contained in the Amended Credit Agreement.

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3.4.    Citicorp North America, Inc., in its capacities as an Existing Issuing Bank and as Swing Loan Bank under the Existing Credit Agreement, hereby acknowledges and agrees that, by its execution of this Amendment, its obligations as an “Issuing Bank” and as “Swing Loan Bank” under the Existing Credit Agreement shall be terminated and that it shall not be an “Issuing Bank” or the “Swing Loan Bank” party to the Amended Credit Agreement. Citibank, N.A., as a New Issuing Bank (as defined below) and as the New Swing Loan Bank (as defined below) hereby acknowledges and agrees that, by its execution of this Amendment, it will be deemed to be a party to the Amended Credit Agreement as an “Issuing Bank” and as the “Swing Loan Bank” for all purposes of the Amended Credit Agreement, and shall have all of the obligations of an “Issuing Bank” and as the “Swing Loan Bank” thereunder as if it had executed the Amended Credit Agreement. Citibank, N.A., as New Issuing Bank and as the New Swing Loan Bank, hereby agrees to be bound by all of the terms, provisions and conditions applicable to “Issuing Banks” and to the “Swing Loan Bank”, respectively, contained in the Amended Credit Agreement.

3.5.    For purposes of this Amendment:

(a)
“Departing Lender” means each Lender under the Existing Credit Agreement that executes and delivers to the Administrative Agent a signature page to this Amendment on which it is indicated that such Departing Lender shall cease to be a party to the Existing Credit Agreement on the date hereof;

(b)
“New Lender” means each financial institution that executes and delivers to the Administrative Agent a signature page to this Amendment on which it is indicated that such New Lender shall become a party to the Amended Credit Agreement on the date hereof;

(c)
“New Issuing Bank” means each financial institution that executes and delivers to the Administrative Agent a signature page to this Amendment on which it is indicated that such New Issuing Bank shall become a party to the Amended Credit Agreement on the date hereof; and

(d)
“New Swing Loan Bank” means the financial institution that executes and delivers to the Administrative Agent a signature page to this Amendment on which it is indicated that such financial institution shall become a party to the Amended Credit Agreement on the date hereof.

SECTION 4.Covenants, Representations and Warranties of the Borrowers.

4.1.    Upon the effectiveness of this Amendment, each Borrower hereby reaffirms all covenants, representations and warranties made by it in the Amended Credit Agreement and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the date hereof (except to the extent that the representations and warranties speak to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date).

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4.2.    Each Borrower hereby represents and warrants, with respect to itself and each of its Borrower Subsidiaries that:

(a)
Each Loan Document to which such Person is a party (including, without limitation, this Amendment and the Amended Credit Agreement, as applicable) constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditor's rights generally and by the effect of general principles of equity; and

(b)
On the date hereof, both before and after giving effect to this Amendment, (i) no Default or Event of Default exists, (ii) no event has occurred that would be reasonably likely to have a Material Adverse Effect and (iii) all representations and warranties of such Person in any Loan Document to which such Person is a party (including, without limitation, the Amended Credit Agreement, as applicable) are true and correct in all material respects as though such representations and warranties were made to each Existing Lender, each New Lender, each Existing Issuing Bank, each New Issuing Bank, the New Swing Loan Bank and the Administrative Agent on and as of the date hereof (except to the extent that such representations and warranties speak to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date).

SECTION 5.Reference to and Effect on the Existing Credit Agreement.

5.1.    Upon the effectiveness of this Amendment, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Existing Credit Agreement, as amended hereby, and each reference to the Existing Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Existing Credit Agreement shall mean and be a reference to the Existing Credit Agreement as amended hereby.

5.2.    Except as specifically amended above, the Existing Credit Agreement, the Notes and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

5.3.    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Existing Credit Agreement, the Notes or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

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SECTION 6.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. A facsimile or PDF copy of any signature hereto shall have the same effect as the original of such signature.

SECTION 7.Governing Law. THIS AMENDMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 9.Amendment of the Existing Agreement. The parties hereto agree that upon the effectiveness of this Amendment in accordance with Section 2 hereof, the terms and conditions of the Existing Credit Agreement shall be and hereby are amended hereby. This Amendment is not intended to and shall not constitute a novation of the Existing Credit Agreement or the Obligations incurred thereunder.

The remainder of this page is intentionally blank.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers or representatives thereunto duly authorized as of the date first above written.
NMHG HOLDING CO.

By:     /s/ J.C. Butler, Jr.
Name: J.C. Butler, Jr.
Title: Treasurer

NACCO MATERIALS HANDLING GROUP, INC.

By:     /s/ J.C. Butler, Jr.
Name: J.C. Butler, Jr.
Title: Treasurer

NACCO MATERIALS HANDLING LIMITED

By:     /s/ Charles A. Bittenbender
Name: Charles A. Bittenbender
Title: Director

Signature page to
Amendment No. 1 to Second Amended and Restated Credit Agreement

NACCO MATERIALS HANDLING B.V.
By: NACCO MATERIALS HANDLING GROUP, LTD.,

By:     /s/ Charles A. Bittenbender
Name: Charles A. Bittenbender
Title: Director

N.M.H. INTERNATIONAL B.V.

By:     /s/ Charles A. Bittenbender
Name: Charles A. Bittenbender
Title: Attorney-in-Fact

N.M.H. HOLDING B.V.
By: NACCO MATERIALS HANDLING GROUP, LTD.,             its Managing Director

By:     /s/ Charles A. Bittenbender
Name: Charles A. Bittenbender
Title: Director

Signature page to
Amendment No. 1 to Second Amended and Restated Credit Agreement

CITICORP NORTH AMERICA, INC., as Administrative Agent
and as a Multicurrency Lender

By:     /s/ Matthew Paquin
Name: Matthew Paquin
Title: Vice President and Director

CITIBANK INTERNATIONAL PLC, as the Overdraft Line Bank

By:     /s/ Julian Giliberti
Name: Julian Giliberti
Title: Citigroup Director

Signature page to
Amendment No. 1 to Second Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Syndication Agent, as an Issuing Bank, as a Domestic Lender and as a Multicurrency Lender

By:     /s/ John W Munostock
Name: John W Munostock
Title: SVP

Signature page to
Amendment No. 1 to Second Amended and Restated Credit Agreement

WELLS FARGO CAPITAL FINANCE, LLC, as a Domestic Lender

By:     /s/ Thomas Forbath
Name: Thomas Forbath
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Multicurrency Lender

By:     /s/ Moubeen Korimbocus
Name: PP: Anja Best
Title: Senior Vice President

Signature page to
Amendment No. 1 to Second Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Domestic Lender and as a Multicurrency Lender

By:     /s/ Nadine M. Eames
Name: Nadine M. Eames
Title: Vice President

Signature page to
Amendment No. 1 to Second Amended and Restated Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Domestic Lender and as a Multicurrency Lender

By:     /s/ Mike Mitchell
Name: Mike Mitchell
Title: Vice President

Signature page to
Amendment No. 1 to Second Amended and Restated Credit Agreement

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the date hereof, it is no longer a party to the Existing Credit Agreement as a Domestic Lender.
CITICORP NORTH AMERICA, INC., in its capacity as a Domestic Lender, as a Departing Lender

By:     /s/ Matthew Paquin
Name: Matthew Paquin
Title: Vice President and Director

Signature page to
Amendment No. 1 to Second Amended and Restated Credit Agreement

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the date hereof, it is no longer a party to the Existing Credit Agreement as a Domestic Lender upon full payment of obligation owed.
STATE OF CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM, in its capacity as a as a Domestic Lender, as a Departing Lender

By:     /s/ Mike Claybar
Name: Mike Claybar
Title: Portfolio Manager

Signature page to
Amendment No. 1 to Second Amended and Restated Credit Agreement

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the date hereof, it is no longer a party to the Existing Credit Agreement as a Domestic Lender and as a Multicurrency Lender.
U.S. BANK, NATIONAL ASSOCIATION, in its capacities as a Domestic Lender and as a Multicurrency Lender, as a Departing Lender

By:     /s/ Richard J. Ameny, Jr.
Name: Richard J. Ameny, Jr.
Title: Vice President

Signature page to
Amendment No. 1 to Second Amended and Restated Credit Agreement

The undersigned New Lender hereby acknowledges and agrees that, from and after the date hereof, it shall be a party to the Amended Credit Agreement in the capacity set forth above its signature hereto.
CITIBANK, N.A., as a Domestic Lender

By:     /s/ Matthew Paquin
Name: Matthew Paquin
Title: Vice President and Director

Signature page to
Amendment No. 1 to Second Amended and Restated Credit Agreement

The undersigned New Lender hereby acknowledges and agrees that, from and after the date hereof, it shall be a party to the Amended Credit Agreement in the capacity set forth above its signature hereto.
FIFTH THIRD BANK, as a Domestic Lender and as a Multicurrency Lender

By:     /s/ Sandra Centa
Name: Sandra Centa
Title: Vice President

Signature page to
Amendment No. 1 to Second Amended and Restated Credit Agreement

The undersigned, in its capacity as Issuing Bank and as the Swing Loan Bank under the Existing Credit Agreement, hereby acknowledges and agrees that, from and after the date hereof, it shall no longer a party to the Existing Credit Agreement as an Issuing Bank and as the Swing Loan Bank.
CITICORP NORTH AMERICA, INC.

By:     /s/ Matthew Paquin
Name: Matthew Paquin
Title: Vice President and Director

Signature page to
Amendment No. 1 to Second Amended and Restated Credit Agreement

The undersigned hereby acknowledges and agrees that, from and after the date hereof, it shall be a party to the Amended Credit Agreement as an Issuing Bank and as the Swing Loan Bank.
CITIBANK, N.A.

By:     /s/ Matthew Paquin
Name: Matthew Paquin
Title: Vice President and Director

Signature page to
Amendment No. 1 to Second Amended and Restated Credit Agreement

Annex A

Amended Credit Agreement

[Attached]

EXECUTION VERSION
AS AMENDED BY AMENDMENT NO. 1 DATED AS OF MARCH 8, 2012
______________________________________________________________________________

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
dated as of June 30, 2010
among
NMHG HOLDING CO.
NACCO MATERIALS HANDLING GROUP, INC.
NACCO MATERIALS HANDLING LIMITED
NACCO MATERIALS HANDLING B.V.
NMH INTERNATIONAL B.V.
and
N.M.H. HOLDING B.V.
as Borrowers

THE FINANCIAL INSTITUTIONS FROM TIME TO TIME
PARTY HERETO AS LENDERS
THE FINANCIAL INSTITUTION FROM TIME TO TIME
PARTY HERETO AS ISSUING BANKS
WELLS FARGO CAPITAL FINANCE, INC.,
as Documentation Agent
BANK OF AMERICA, N.A.,
as Syndication Agent

and

CITICORP NORTH AMERICA, INC.,
as Administrative Agent
______________________________________________________________________________

CITIGROUP GLOBAL MARKETS INC.
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
as Joint Lead Arrangers and as Joint Bookrunners

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EXHIBITS

Exhibit A	-- Applicable Interest Rate Margins and Fee Rates

Exhibit B	-- Form of Assignment and Acceptance

Exhibit C-1	-- Form of Borrowing Base Certificate (Domestic Facility)

Exhibit C-2	-- Form of Borrowing Base Certificate (Multicurrency Facility)

Exhibit D-1	-- Form of Collateral Access Agreement (Landlord)

Exhibit D-2	-- Form of Collateral Access Agreement (Bailee)

Exhibit E	-- Form of Collection Account Agreement

Exhibit F	-- Credit and Collection Policies

Exhibit G-1	-- Form of Domestic Borrower Guaranty

Exhibit G-2	-- Form of Multicurrency Borrower Guaranty

Exhibit G-3	-- Form of Foreign Guaranty (Multicurrency Obligations)

Exhibit H	-- Form of Domestic Security Agreement

Exhibit I	-- Form of Foreign Working Capital Guaranty

Exhibit J	-- Initial Projections

Exhibit K-1	-- Form of Notice of Borrowing (Domestic Facility)

Exhibit K-2	-- Form of Notice of Borrowing (Multicurrency Facility)

Exhibit L	-- Form of Notice of Continuation/Conversion

Exhibit M-1	-- Form of Notice of Letter of Credit Issuance (Domestic Facility)

Exhibit M-2	-- Form of Notice of Letter of Credit Issuance (Multicurrency Facility)

Exhibit N	-- Form of Officer's Certificate

Exhibit O	-- Form of Pledge Agreement (Domestic)

Exhibit P	-- Pro Forma

Exhibit Q-1	-- Form of Domestic Loan Note

Exhibit Q-2	-- Form of Multicurrency Loan Note

Exhibit Q-3	-- Form of Swing Loan Note

Exhibit R	-- Form of Trademark Security Agreement

Exhibit S	-- List of Closing Documents

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Exhibit T	-- Form of Compliance Certificate

Exhibit U	-- Form of Increasing Lender Supplement

Exhibit V	-- Form of Augmenting Lender Supplement

Exhibit W	-- Mandatory Cost

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SCHEDULES

Schedule 1.01.1	-- Commitments

Schedule 1.01.2	-- Guarantors

Schedule 1.01.3	-- Foreign Security Agreements

Schedule 1.01.4	-- Accommodation Obligations; Contingent Obligations

Schedule 1.01.5	-- Permitted Existing Indebtedness

Schedule 1.01.6	-- Permitted Existing Investments

Schedule 1.01.7	-- Permitted Existing Liens

Schedule 1.01.8	-- Refinanced Indebtedness

Schedule 1.01.9	-- Permitted Financial Institutions

Schedule 1.01.10	-- Pledge Agreements

Schedule 2.02	-- Existing Letters of Credit

Schedule 6.01-C	-- Authorized, Issued and Outstanding Capital Stock; Subsidiaries

Schedule 6.01-I	-- Litigation; Adverse Effects

Schedule 6.01-O	-- Environmental Matters

Schedule 6.01-P	-- ERISA Matters

Schedule 6.01-R	-- Labor Matters

Schedule 6.01-U	-- Intellectual Property & Permits

Schedule 6.01-V	-- Assets and Properties

Schedule 6.01-W	-- Insurance

Schedule 6.01-Y	-- Transactions with Affiliates

Schedule 6.01-Z	-- Collection Account Banks; Bank Accounts

Schedule 6.01-CC	-- Compensation Increases

Schedule 7.05-A	-- Monthly Domestic Borrowing Base Delivery Dates

Schedule 7.05-B	-- Monthly Multicurrency Borrowing Base Delivery Dates

Schedule 9.02-B	-- Sale of Assets

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Schedule 9.04	-- Investments in Disbursement Accounts

Schedule 9.10	-- Sale and Leaseback Transactions

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This Second Amended and Restated Credit Agreement dated as of June 30, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) is entered into among:
(i)    NMHG Holding Co., a Delaware corporation (together with its permitted successors and assigns hereunder, “NMHG Holding”);
(ii)    NACCO Materials Handling Group, Inc., a Delaware corporation (“NMHG”);
(iii)    NACCO Materials Handling Limited (company number 02636775), incorporated under the laws of England and Wales (the “UK Borrower”);
(iv)    NACCO Materials Handling B.V., a private company with limited liability incorporated under the laws of the Netherlands having its corporate seat in Nijmegen (the “NACCO BV”);
(v)    NMH International B.V., a private company with limited liability incorporated under the laws of the Netherlands having its corporate seat in Nijmegen (“NMH International”);
(vi)    N.M.H. Holding B.V., a private company with limited liability incorporated under the laws of the Netherlands having its corporate seat in Nijmegen (“Holding BV”; and together with NACCO BV and NMH International, the “Netherlands Borrowers”);
(vii)    the financial institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, the financial institutions from time to time party hereto as Issuing Banks, whether by execution of this Agreement or an Assignment and Acceptance or otherwise;
(viii)     Citicorp North America, Inc., a Delaware corporation (“CNAI”), in its capacity as administrative agent for the Lenders and the Issuing Banks hereunder (with its successors and permitted assigns in such capacity, the “Administrative Agent”);
(ix)    Bank of America, N.A., in its capacity as syndication agent (with its successors and permitted assigns in such capacity, the “Syndication Agent”); and
(x)    Citibank International PLC (with its successors and permitted assigns in such capacity, the “Overdraft Line Bank”).
PRELIMINARY STATEMENT

The Borrowers (other than NMH International and Holding BV), the Overdraft Line Bank, certain of the Lenders and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as December 19, 2005 (as amended or otherwise modified prior to the date hereof, the “Previous Agreement”).

The parties hereto wish to amend and restate the Previous Agreement in its entirety pursuant to the terms hereof. Upon the effectiveness hereof, and subject to the terms and conditions set forth herein, the Previous Agreement is hereby so amended and restated.
ARTICLE I
DEFINITIONS

1.01.    Certain Defined Terms. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:
“Accommodation Obligation” means any Contractual Obligation, contingent or otherwise, of one Person with respect to any Indebtedness, obligation or liability of another, if the primary purpose or intent thereof by the Person incurring the Accommodation Obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another that such Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders thereof will be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep‑well agreements, agreements to purchase or repurchase such Indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received. The amount of any Accommodation Obligation shall be equal to the lesser of (a) the principal amount payable under such Accommodation Obligation (if quantifiable) and (b) the portion of the obligation so guaranteed or otherwise supported.
“Account” is defined in Section 2.01(c)(i).
“Accounting Changes” means, with respect to any Person, changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or any agency with similar functions).
“Accounting Firm” means Ernst & Young LLP or such other firm of independent certified public accountants of recognized national standing acceptable to the Administrative Agent.
“Acquisition” is defined in Section 9.04(f).
“Activities” is defined in Section 12.06(b).
“Additional Assets” means: (a) any property, plant or equipment or other tangible assets used in or useful in the operation of a Related Business, including materials and labor used to rebuild or restore Property damaged or lost due to an event of casualty, or to replace Property taken pursuant to a condemnation proceeding, (b) the Capital Stock of a Person that becomes a Borrower Subsidiary as a result of the acquisition of such Capital Stock by a Borrower or a Borrower Subsidiary, or (c) Capital Stock constituting a minority interest in any Person that at such time is a Borrower Subsidiary; provided, however, that any such Subsidiary described in clause (b) or (c) above is primarily engaged in a Related Business.
“Adjusted EBITDA” means, for any period, the sum, without duplication, of (a) Consolidated EBITDA and (b) equity advances and capital contributions to NMHG Holding or any of the other Borrowers made during such period or within thirty days following the end of such period and specifically designated for allocation to such period and not in the period in which made, provided, that no greater than $32,500,000 of such equity advances and capital contributions may be included in the determination of Adjusted EBITDA during any four-quarter period.
“Administrative Agent” is defined in the preamble.
“Administrative Agent Fee Letter” means the fee letter dated the Closing Date by and among the Administrative Agent and the Borrowers, as amended, restated, supplemented or otherwise modified from time to time.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, as applied to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person and includes each officer or director or general partner of such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) as applied to any specified Person means the possession, directly or indirectly, of the power to vote five percent (5.0%) or more of the Voting Stock or otherwise to direct or cause the direction of, the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise. “Affiliated” has a correlative meaning to Affiliate.
“Agent's Group” is defined in Section 12.06(b).
“Agreement” is defined in the preamble.
“Amendment No. 1 Effective Date” means March 8, 2012.
“Anti-Money Laundering Laws” means the BSA and all applicable Requirements of Law and government guidance on BSA compliance and on the prevention and detection of money laundering violations under 18 U.S.C. §§ 1956 and 1957.
“Anti-Terrorism Laws” means the OFAC Laws and Regulations, the Executive Orders and the USA Patriot Act.
“Applicable Fixed Rate Margin”, “Applicable Floating Rate Margin”, “Applicable Letter of Credit Fee Rate” and “Applicable Overdraft Rate Margin” mean a per annum rate equal to, if the Average Quarterly Availability for the applicable period ending on the last day of the then most recent fiscal quarter (as shown on the Compliance Certificate delivered pursuant to Section 7.01(c)) is within the applicable range set forth on Exhibit A attached hereto, the Applicable Fixed Rate Margin, the Applicable Floating Rate Margin, the Applicable Letter of Credit Fee Rate and the Applicable Overdraft Rate Margin shall be the respective per annum rates set forth opposite the applicable range indicated on the table set forth on Exhibit A attached hereto. Subject to the preceding sentence, in the event of the delivery of a Compliance Certificate showing an increase or decrease in the Average Quarterly Availability which requires a change in the Applicable Fixed Rate Margin, the Applicable Floating Rate Margin, the Applicable Letter of Credit Fee Rate and the Applicable Overdraft Rate Margin, such changes shall be effective from the first day of the calendar month immediately following receipt of such Compliance Certificate (provided that the Compliance Certificate is received by the Administrative Agent no later than 12:00 p.m. (New York time) at least one (1) Business Day prior to the first day of such calendar month) until the next such date on which the Applicable Fixed Rate Margin, the Applicable Floating Rate

Margin, the Applicable Letter of Credit Fee Rate and the Applicable Overdraft Rate Margin are subject to change following the delivery of (or failure to deliver) a Compliance Certificate showing an increase or decrease in the Average Quarterly Availability which requires such changes (any such date on which the Applicable Fixed Rate Margin, the Applicable Floating Rate Margin, the Applicable Letter of Credit Fee Rate and the Applicable Overdraft Rate Margin are subject to change being a “Rate Change Date”); provided, however, that failure to timely deliver such Compliance Certificate following the end of any fiscal quarter shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Fixed Rate Margin, the Applicable Floating Rate Margin, the Applicable Letter of Credit Fee Rate and the Applicable Overdraft Rate Margin to the maximum per annum rates for the applicable period set forth on Exhibit A until the first day of the first calendar month following the delivery of such Compliance Certificate demonstrating that such an increase is not required; provided further, however, the occurrence and continuation of any Event of Default, in addition to any other remedy provided for in this Agreement, shall result in an increase in the Applicable Fixed Rate Margin, the Applicable Floating Rate Margin, the Applicable Letter of Credit Fee Rate and the Applicable Overdraft Rate Margin to the maximum per annum rates for the applicable period set forth on Exhibit A until the first day of the first calendar month following the date on which such Event of Default is cured or waived in accordance with Section 14.07.
“Applicable Lending Office” means, with respect to a particular Lender, its Fixed Rate Lending Office in respect of provisions relating to Fixed Rate Loans, Overdraft Loans and Multicurrency Loans, and its Domestic Lending Office in respect of provisions relating to Floating Rate Loans.
“Applicable Unused Commitment Fee Rate” means a per annum rate equal to the following for each payment date in respect of the Unused Commitment Fee:
(i)    if the average daily outstanding balance of the Loans is less than or equal to 50% of the aggregate Commitments during the month preceding such payment date, 0.50%; and
(ii)     if the average daily outstanding balance of the Loans is greater than 50% of the aggregate Commitments during the month preceding such payment date, 0.375%.
“Approved Fund” means any Fund that (a) is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender, and, (b) together with all other Affiliated Approved Funds that are Lender assignees hereunder, have total assets in excess of $200,000,000.
“Assignment and Acceptance” means an Assignment and Acceptance in substantially the form of Exhibit B attached hereto delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with the provisions of Section 14.01.
“Augmenting Lender” is defined in Section 2.03.
“Australian Credit Facility” means that certain Guaranteed Multi Option Facility, dated August 15, 2000, among NACCO Materials Handling Group Pty Ltd., Citibank and Citibank Limited, as amended, restated, supplemented or otherwise modified from time to time or as the same may be refinanced or replaced; provided that such refinancing or replacement, taken as a whole, is on terms no less favorable to NACCO Materials Handling Group Pty Ltd. than the terms of the existing Australian Credit Facility prior to such replacement or refinancing; provided further that if such refinancing or replacement is in an aggregate principal amount greater than the commitments under the Australian Credit Facility on May 9, 2002, any excess amounts shall only be permitted as allowed in accordance with Section 9.01(q).

“Australian Credit Facility Sublimit” means with respect to an Australian Credit Facility provided by a CNAI Affiliate and with respect to any calendar month, an amount equal to the lesser of (i) the Dollar Equivalent of the aggregate commitment under such Australian Credit Facility and (ii) that amount equal to (A) the Dollar Equivalent of the amount designated in writing by NACCO Materials Handling Group Pty Ltd. to such CNAI Affiliate and the Administrative Agent as the “Australian Credit Facility Sublimit” at least three (3) Business Days prior to the first Business Day of such calendar month (as such Dollar Equivalent is determined on the day of such notice) multiplied by (B) one hundred five percent (105%); provided, that such designated amount may not be less than the outstanding obligations under such Australian Credit Facility; provided, further that to the extent a notice is not given as herein provided, the Australian Credit Facility Sublimit shall be the amount most recently designated in such a written notice prior to the first Business Day of such calendar month.
“Australian Subsidiaries” means NMHG Australia Holding Pty Ltd., NACCO Materials Handling Group Pty. Ltd, NMHG Distribution Pty Limited, and any other Foreign Subsidiaries organized under the laws of Australia from time to time in accordance with Section 9.07 of this Agreement.
“Availability” means:
(a)     with respect to any Credit Facility at any particular time, the amount by which the Maximum Credit Amount for such Credit Facility exceeds the Credit Facility Outstandings under such Credit Facility at such time; or
(b)     with respect to both Credit Facilities at any particular time, the aggregate Availability under each Credit Facility.
“Availability Reserves” means (a) an amount equal to the Australian Credit Facility Sublimit, (b) an amount equal to the aggregate commitments of all CNAI Affiliates under any other foreign working capital facility subject to the Foreign Working Capital Guaranty, (c) any other reserve against the Availability under any Credit Facility established by the Administrative Agent, (d) such amounts as the Administrative Agent may from time to time establish against Availability under any Credit Facility in order either (i) to preserve the value of, or the Administrative Agent's Lien on, the Collateral or (ii) to reflect future liabilities (including, without limitation, liabilities in respect of cash management agreements and arrangements) of the Borrowers to the Administrative Agent and its Affiliates, (e) such amounts as the Administrative Agent may from time to time establish against Availability under any Credit Facility in order to reflect risks of statutory and contractual rights of retention on the Inventory of each Multicurrency Borrower or its Subsidiaries, (f) an amount equal to any premium payments in respect of credit insurance policies payable by any Borrower or any Borrower Subsidiary, (g) an amount equal to any deductible payments that could become payable in respect of any credit insurance policies of the Borrower or any Subsidiary Borrower if any claim were made under such credit insurance policies, (h) an amount equal to 10% of the face amount of all credit insurance polices of the Borrower and the Borrower Subsidiaries and (i) such amounts as the Administrative Agent may from time to time establish against Availability under any Credit Facility in order to reflect risks of Liens arising because of Termination Events that are continuing.
“Average Quarterly Availability” means, for any fiscal quarter of any Fiscal Year:
(a)    sum of the total Availability in respect of both Credit Facilities during each day of such fiscal quarter divided by

(b)    the number of days during such fiscal quarter.
“Bailee” is defined in the Domestic Security Agreement.
“Bank Accounts” means the Cash Collateral Accounts, the Collection Accounts, the Disbursement Accounts, the Lockboxes, and the Concentration Accounts.
“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.), as amended from time to time, and any successor statute.
“Bankruptcy Event” means (a) any event that constitutes a Default or an Event of Default under Section 11.01(f) or 11.01(g), and (b) as used in Section 9.06(a)(ii)(E), any event of a type described under Section 11.01(f) or 11.01(g) with respect to the Parent (rather than a Borrower or Borrower Subsidiary as set forth therein).
“Benefit Plan” means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan or Foreign Employee Benefit Plan) that is subject to Title IV of ERISA, and in respect of which any Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.
“Board of Directors” means, with respect to any Person, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such Board.
“Borrower Subsidiaries” means the Subsidiaries of each Borrower and “Borrower Subsidiary” means any Subsidiary of any Borrower.
“Borrowers” means the Domestic Borrowers and the Multicurrency Borrowers.
“Borrowing” means a borrowing consisting of Loans under the same Credit Facility of the same type (i.e., Floating Rate Loans or Fixed Rate Loans) and of the same Optional Currency made on the same day by the same Borrower.
“Borrowing Base” shall mean any of the Domestic Borrowing Base or the Multicurrency Borrowing Base.
“Borrowing Base Certificate” means a certificate, (a) with respect to the Domestic Facility, in substantially the form of Exhibit C-1 attached hereto (with such modifications thereto as shall be agreed to by the Administrative Agent in accordance with the terms of this Agreement), setting forth the Domestic Borrowers' calculation of the Domestic Borrowing Base and (b) with respect to the Multicurrency Facility, in substantially the form of Exhibit C‑2 attached hereto (with such modifications thereto as shall be agreed to by the Administrative Agent in accordance with the terms of this Agreement), setting forth the Multicurrency Borrowers' calculation of the Multicurrency Borrowing Base.
“BSA” means the Bank Secrecy Act, 31 U.S.C. §§ 5311 et seq.
“Business Activity Report” means, to the extent still required in the applicable jurisdiction to enforce rights in or against Collateral or obligors of Collateral located therein, (a) a Notice of Business Activities Report from the State of New Jersey Division of Taxation or (b) a Minnesota Business Activity Report from the Minnesota Department of Revenue.

“Business Day” means a day, in the applicable local time, (a) which is not a Saturday or Sunday or a legal holiday, (b) on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York, (ii) in the case of Fixed Rate Loans or Multicurrency Loans, in London, England, or (iii) in the case of Letter of Credit transactions for a particular Issuing Bank, in the place where its office for issuance or administration of the pertinent Letter of Credit is located, and (c) in the case of Euro Loans, on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) system is operating.
“CAM Exchange” means the exchange of the Lenders' interests provided for in Section 15.01.
“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which:
(a) the numerator shall be the aggregate Credit Facility Outstandings of such Lender under all Credit Facilities immediately prior to the date on which a CAM Exchange occurs, and
(b) the denominator shall be the aggregate Credit Facility Outstandings prior to the date on which a CAM Exchange occurs.
For purposes of computing each Lender's CAM Percentage, all Obligations which shall be denominated in Specified Foreign Currencies shall be translated into Dollars at the Spot Rate in effect on the date on which such CAM Exchange occurs.
“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be classified as capital expenditures but excluding (a) interest capitalized relating to and during construction of Property, (b) expenditures made in connection with the replacement or restoration of Property to the extent reimbursed or financed from insurance or condemnation proceeds not constituting net cash proceeds of sale of such Property and (c) expenditures made with the proceeds from the sales of similar Property to the extent such sales and reinvestments are otherwise permitted under this Agreement.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.
“Capital Stock” means, with respect to any Person, any shares of common or preferred stock, any other equity securities, any limited liability company interests, any general or limited partnership interests or other equivalents of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.
“Cash Collateral” means immediately available cash or Cash Equivalents in any Concentration Account or Cash Collateral Account under the “control” (within the meaning of Section 9-104 of the Uniform Commercial Code or in the case of Cash Collateral of the Multicurrency Borrowers, within the meaning of applicable law) of the Administrative Agent, as security for any of the Obligations.
“Cash Collateralize” means, in respect of an obligation, provide and pledge (as a first priority perfected security interest in favor of the Administrative Agent) cash collateral in Dollars, at a location and pursuant to documentation in form and substance reasonably satisfactory to the

Administrative Agent, the Swing Loan Bank and each Issuing Bank (and “Cash Collateralization” has a corresponding meaning).
“Cash Collateral Accounts” means, collectively, the Domestic Cash Collateral Account and the Multicurrency Cash Collateral Accounts.
“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (b) repurchase agreements on obligations of the type specified in clause (a) above with respect to which, at the time of acquisition, the senior long-term debt of the party agreeing to repurchase such obligations is rated AAA (or better) by Standard & Poor's Corporation (or its successors) or Aaa (or better) by Moody's Investors Service, Inc. (or its successors); (c) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Corporation (or its successors) or P-1 (or better) by Moody's Investors Service, Inc. (or its successors); (d) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Corporation (or its successors) or P-1 (or better) by Moody's Investors Service, Inc. (or its successors); (e) marketable direct obligations of any state of the United States of America or any political subdivision of any such state given on the date of such investment the highest credit rating by Moody's Investors Service, Inc. (or its successors) and Standard & Poor's Corporation (or its successors); or (f) securities of money market funds rated Am (or better) by Standard & Poor's Corporation (or its successors) or A (or better) by Moody's Investors Service, Inc. (or its successors); provided, that the maturities of any such Cash Equivalents referred to in clauses (a), (c), (d) and (e) shall not exceed 270 days.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq., any amendments thereto, any successor statutes, and any regulations or legally enforceable guidance promulgated thereunder.
“CERCLIS” is defined in Section 6.01(o).
“Change of Control” means any of the following shall occur:
(a) any Person or group of Persons (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act) other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated by the Commission under said Act), either directly or indirectly, of twenty-five percent (25%) or more of the total voting power of the outstanding Voting Stock of any Relevant Person; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of such Relevant Person than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such Relevant Person;
(b) individuals who on the Closing Date constituted the Board of Directors of any Relevant Person (together with any new directors whose election by such Board of Directors of such Relevant Person or whose nomination for election by the stockholders of such Relevant Person was approved by the Permitted Holders or by a vote of a majority of the directors of such Relevant Person then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of such Relevant Person then in office;
(c) the adoption of a plan relating to the liquidation or dissolution of any Credit Party or Relevant Person (other than to the extent permitted in Section 9.09);
(d) the merger or consolidation of any Credit Party with or into another Person or the merger of another Person with or into any Credit Party, or the sale of all or substantially all the assets of any Credit Party to another Person, other than a transaction permitted by Section 9.02 and 9.09; or
(e) one hundred percent (100%) of the Capital Stock of any Borrower ceasing to be owned (directly or indirectly) by NMHG Holding or Hyster-Yale, other than to the extent permitted by Section 9.02(c) and 9.09, or one hundred percent (100%) of the Capital Stock of any Borrower ceasing to be pledged to the Administrative Agent pursuant to a Pledge Agreement.
“CIP Regulations” is defined in Section 12.10.
“Citibank” means Citibank, N.A., a national banking association.
“Claim” means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.
“Closing Date” means June 30, 2010.
“Closing List” is defined in Section 5.01(a)(i).
“CNAI” is defined in the preamble.
“CNAI Affiliates” means all Affiliates of CNAI.
“Collateral” means all Property and interests in Property and proceeds thereof (including, but not limited to, all accounts, Receivables, deposit accounts, Bank Accounts, chattel paper, instruments, investment property, Inventory, General Intangibles, documents, commercial tort claims, and proceeds thereof) now owned or hereafter acquired by any Credit Party upon which a Lien is granted under any of the Loan Documents, provided, that, except as provided in Section 8.16, the Collateral shall not include any Equipment, Real Property, fixtures or improvements thereon. Upon a refinancing of the Existing Term Loans with proceeds of Indebtedness that constitute Permitted Term B Loans or if at any time there are no Permitted Term B Loans outstanding, in each case as described in Section 8.16, the Collateral shall include, in addition to the Property described in the previous sentence, all Equipment, Real Property, fixtures and improvements thereon.
“Collateral Access Agreement” means (a) a landlord waiver (with a copy of the relevant Lease attached) with respect to personal property located at real property leased by any Credit Party, substantially in the form of Exhibit D-1 attached hereto (with such modifications as the Administrative Agent may approve in its sole discretion), (b) a bailee waiver with respect to Property maintained by a Credit Party with a Bailee, substantially in the form of Exhibit D-2 attached hereto (with such modifications as the Administrative Agent may approve in its sole discretion), and (c) a waiver with respect to Collateral that is the subject of a bill of lading executed by the issuer of such bill of lading and the agent for the destination named in such bill of lading, in form and substance satisfactory to the Administrative Agent.

“Collection Account Agreement” means:
(a) with respect to Collection Accounts located in the United States, a collection account agreement executed by a Collection Account Bank, the applicable Borrower or Borrowers, and the Administrative Agent substantially in the form of Exhibit E attached hereto (with such changes thereto requested by the Collection Account Bank as may be acceptable to the Administrative Agent and the applicable Borrower or Borrowers, as the case may be), and
(b) with respect to Collection Accounts located outside of the United States, an agreement or security agreement between a Multicurrency Borrower, the Administrative Agent (in its capacity as security holder or otherwise), a Collection Account Bank and such other parties as may be necessary, which agreement gives the Administrative Agent the control rights specified therein and security with respect to the Collection Accounts designated therein, in form and substance satisfactory to the Administrative Agent, in each case, as the same may be amended, supplemented or otherwise modified from time to time.
“Collection Account Bank” means each bank which has entered into a Collection Account Agreement and which is identified as a Collection Account Bank on Schedule 6.01-Z, as such schedule may be modified from time to time pursuant to Section 3.06.
“Collection Accounts” means, collectively, the collection accounts in which proceeds of Collateral are deposited, established at the Collection Account Banks which are subject to a Collection Account Agreement.
“Collections” is defined in Section 3.06(b).
“Commercial Letter of Credit” means any documentary letter of credit Issued by an Issuing Bank pursuant to Section 2.02 for the account of a Borrower, which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by such Borrower in the ordinary course of its business.
“Commitment Reallocation Request” is defined in Section 3.01(d).
“Commitment Reduction Amount” is defined in Section 3.01(d).
“Commitments” means, collectively, the Domestic Commitments and the Multicurrency Commitments, as modified from time to time pursuant to the terms hereof. As of the Closing Date, the aggregate Commitments equal $150,000,000. As of the Amendment No. 1 Effective Date, the aggregate Commitments equal $200,000,000. The aggregate Commitments shall not exceed $200,000,000 at any time, plus the aggregate amount of Commitment increases effected pursuant to Section 2.03 minus the aggregate amount of Commitment permament reductions effected pursuant to Section 3.01.
“Commodity Agreement” means any commodity swap, commodity option, forward commodity contract or other similar agreement or arrangement.
“Commodity Agreement Exposure” means, with respect to any Borrower at any time and from time to time, an aggregate amount equal to the then pre-settlement risk of such Borrower (determined by the applicable counterparty's customary practices) of each Commodity Agreement entered into by such Borrower and (x) the Administrative Agent (or an Affiliate of the Administrative Agent), (y) the Syndication Agent (or an Affiliate of the Syndication Agent) or (z) any Lender or any

Affiliate of a Lender, on or after the Closing Date for the remaining term and volume of such Commodity Agreement, disregarding (subject to the immediately succeeding sentence) any Commodity Agreement with respect to which the pre-settlement risk of such Borrower at such time is positive. If (a) such Borrower is a party to (i) such Commodity Agreement providing for such Borrower's purchase of a particular commodity and (ii) a similar Commodity Agreement with the same counterparty providing for the sale of such commodity and (b) such Borrower and such counterparty have entered into a netting agreement in form and substance reasonably satisfactory to the applicable counterparty with respect to such Commodity Agreements, then the pre-settlement risk of such Borrower and such counterparties at such time (determined in accordance with the applicable counterparty's customary practices) under such Commodity Agreements shall be netted against one another in determining such Borrower's aggregate Commodity Agreement Exposure (it being understood and agreed that if any such netting of Commodity Agreements results in a positive net pre-settlement risk to such Borrower, such net pre-settlement risk shall be disregarded in the calculation of such Borrower's aggregate Commodity Agreement Exposure).
“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or otherwise transmitted between the parties hereto relating this Agreement, the other Loan Documents, any Credit Party or its Affiliates, or the transactions contemplated by this Agreement or the other Loan Documents.
“Compliance Certificate” is defined in Section 7.01(e).
“Concentration Account” means any Domestic Concentration Account or Multicurrency Concentration Account, and “Concentration Accounts” means, collectively, the Domestic Concentration Account and the Multicurrency Concentration Accounts.
“Consolidated EBITDA” means, for any period, (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, but without duplication, the aggregate amount of (i) depreciation and amortization expense, (ii) Consolidated Interest Expense, (iii) foreign, federal, state and local income taxes, (iv) extraordinary losses, (v) equity in losses of unconsolidated Subsidiaries and Affiliates, (vi) accruals for long-term deferred compensation (net of cash payments of deferred compensation accrued in prior periods), (vii) losses from minority interests in affiliates, (viii) non-recurring non-cash charges and expenses (including the cumulative effect of any Accounting Changes), (ix) non-cash expenses relating to the mark to market provision for derivative instruments, (x) cash receipts related to the termination of any derivative instrument that, as of the end of the prior period, had a net gain since the inception of such derivative instrument, and (xi) cash dividends or distributions received from joint ventures in which NACCO Industries, Inc. directly or indirectly owns a minority interest minus (c) to the extent included in determining Consolidated Net Income for such period, but without duplication, (i) extraordinary gains, (ii) equity in earnings of unconsolidated Subsidiaries and Affiliates for such period, (iii) income from minority interests in affiliates (other than cash dividends or distributions received from joint ventures in which NMHG Holding directly or indirectly owns a minority interest), (iv) non-recurring non-cash gains (including the cumulative effect of any Accounting Changes), (v) non-cash income relating to the mark to market provision for derivative instruments, and (vi) cash payments related to the termination of any derivative instrument that, as of the end of the prior period, had a net loss since the inception of such derivative instrument.
“Consolidated Interest Expense” means, for any period, all as determined in conformity with GAAP, (a) total interest expense, whether paid or accrued (without duplication) (including the interest component of Capital Lease obligations), of NMHG Holding and its Subsidiaries on a consolidated basis, including, without limitation, all recurring bank loan fees and commissions, discounts and other fees and charges owed with respect to letters of credit, but excluding, however, amortization of discount, interest paid in property other than cash or any other interest expense not payable in cash, plus (b) any net payments made during such period under Interest Rate Contracts minus (c) any net payments received during such period under Interest Rate Contracts, plus (d) to the extent deducted in determining Consolidated Interest Expense, any interest income.
“Consolidated Net Income” means, for any period, the net earnings (or loss) after taxes of NMHG Holding and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.
“Constituent Document” means, (a) with respect to any corporation, (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such entity, (ii) the bylaws (or the equivalent governing documents) of such entity and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such entity's Capital Stock or any unanimous shareholder agreement pertaining to any Foreign Subsidiary; (b) with respect to any partnership (whether limited or general), (i) the certificate of partnership (or equivalent filings), (ii) the partnership agreement (or equivalent organizational documents) of such partnership and (iii) any document setting forth the designation, amount and/or rights, limitations and preferences of any of such partnership's partnership interests; and (c) with respect to any limited liability company, (i) the articles of organization (or the equivalent organizational documents) of such entity, (ii) the operating agreement (or the equivalent governing documents) of such entity and (iii) any document setting forth the designation, amount and/or rights, limitations and preferences of any of such limited liability company's membership interests.
“Contaminant” means any man-made or naturally occurring waste, pollutant, hazardous substance, radioactive substance or material, toxic substance, hazardous waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, mold, asbestos in any form or condition, polychlorinated biphenyls, or any hazardous or toxic constituent thereof and includes, but is not limited to, these terms as defined in Environmental, Health or Safety Requirements of Law.
“Contractual Obligation”, as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.
“Converted Domestic Borrowing Base Excess” has the meaning set forth in Section 2.01(a)(ii).
“Credit and Collection Policies” means the credit and collection policy of each Borrower and each originator of Receivables owned by a Borrower, each in the respective form and substance attached as Exhibit F attached hereto and satisfactory to the Administrative Agent.
“Credit Facility” means either of the Domestic Facility and the Multicurrency Facility. “Credit Facilities” means, collectively, the Domestic Facility and the Multicurrency Facility.
“Credit Facility Outstandings” means, at any particular time:
(a) with respect to the Domestic Facility, the sum of (i) the outstanding principal amount of the Swing Loans at such time, plus (ii) the outstanding principal amount of the Domestic Loans at such time, plus (iii) the Letter of Credit Obligations outstanding at such time under the Domestic Facility, plus (iv) the aggregate principal amount of Protective Advances in respect of the Domestic Facility outstanding at such time; and

(b) with respect to the Multicurrency Facility, the sum of (i) the outstanding principal amount of the Overdraft Loans, plus (ii) the outstanding principal amount of the Sterling Loans at such time, plus (iii) the outstanding principal amount of the Euro Loans at such time, plus (iv) the Letter of Credit Obligations outstanding at such time under the Multicurrency Facility, plus (v) the aggregate principal amount of Protective Advances in respect of the Multicurrency Facility outstanding at such time.
For purposes of determining the amount of Credit Facility Outstandings (or any component thereof) in respect of any Revolving Loan which is denominated in Euros or Sterling, such amount shall equal the Dollar Equivalent of the amount of such currency at the time of determination thereof.
“Credit Party” means any Domestic Credit Party or Foreign Credit Party, and “Credit Parties” means, collectively, the Domestic Credit Parties and the Foreign Credit Parties.
“Credit Party Liquidity Condition” means a condition that will be satisfied at any time so long as the sum of the following is greater than $75,000,000 at such time:

(i)    the aggregate Availability under each Credit Facility at such time plus

(ii)    the total amount of Unrestricted Cash on Hand of the Credit Parties.
“CTA” means the Corporation Tax Act 2009.
“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.
“Currency Agreement Exposure” means, with respect to any Borrower at any time and from time to time, an aggregate amount equal to the then pre-settlement risk of such Borrower (determined by the applicable counterparty's customary practices) of each Currency Agreement entered into by such Borrower and (x) the Administrative Agent (or an Affiliate of the Administrative Agent), (y) the Syndication Agent (or an Affiliate of the Syndication Agent) or (z) any Lender or any Affiliate of a Lender on or after the Closing Date for the remaining term and volume of such Currency Agreement, disregarding (subject to the immediately succeeding sentence) any Currency Agreement with respect to which the pre-settlement risk of such Borrower at such time is positive. If (a) such Borrower is a party to (i) such Currency Agreement providing for such Borrower's purchase of a particular currency and (ii) a similar Currency Agreement with the same counterparty providing for the sale of such currency and (b) such Borrower and such counterparty have entered into a netting agreement in form and substance satisfactory to the applicable counterparty with respect to such Currency Agreements, then the pre-settlement risk of such Borrower and such counterparties at such time (determined in accordance with the applicable counterparty's customary practices) under such Currency Agreements shall be netted against one another in determining such Borrower's aggregate Currency Agreement Exposure (it being understood and agreed that if any such netting of Currency Agreements results in a positive net pre-settlement risk to such Borrower, such net pre-settlement risk shall be disregarded in the calculation of such Borrower's aggregate Currency Agreement Exposure).

“Customary Permitted Liens” means
(a)Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are not required to be paid pursuant to Section 8.04;
(b)statutory Liens of landlords and Liens of mechanics, carriers, materialmen, consignors, warehousemen, or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP, provided that the foregoing shall not include statutory or contractual rights of title retention on Inventory;
(c)Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, surety, appeal and performance bonds, trade, contracts (not constituting Indebtedness), regulatory or statutory obligations, government contracts or other obligations of a like nature provided in the ordinary course of business; provided that all such Liens do not in the aggregate detract from the value of any Borrower's or any of its Subsidiaries' assets or Property or impair the use thereof in the operation of their respective businesses; and
(d)Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not interfere with the ordinary conduct of the business of any Borrower or its Subsidiaries.
“DB Allocable Amount” is defined in Section 13.06.
“DB Payment” is defined in Section 13.06.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.
“Defaulting Lender” means, subject to Section 3.07(b), at any time, (i) any Lender as to which the Administrative Agent has notified a Borrower that such Lender has failed for two (2) or more Business Days to comply with its obligations under this Agreement to make a Loan, make a payment to an Issuing Bank in respect of a participation interest in a Letter of Credit and/or make a payment to the Swing Loan Bank in respect of a Swing Loan and/or make a payment to the Overdraft Line Bank in respect of an Overdraft Loan and/or make any other payment due hereunder (each, a “funding obligation”), unless such Lender has notified the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender's good faith determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing), (ii) any Lender that has notified the Administrative Agent, any Borrower, any Issuing Bank or the Swing Loan Bank in writing, or has stated publicly, that it does not intend to comply with any of its funding obligations hereunder, unless such writing or statement states that such position is based on such Lender's good faith determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), (iii) any Lender that has defaulted on its funding obligations under any other loan agreement or credit agreement or other similar/other financing agreement that is agented by CNAI or any Affiliate thereof, (iv) any Lender that has, for three (3) or more Business Days after written request of the Administrative Agent or a Borrower, failed to confirm in writing to the Administrative Agent and such Borrower, in response to a written request of the Administrative Agent or a Borrower, that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iv) upon the Administrative Agent's and the Borrower's receipt of such written confirmation) or (v) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Parent Company (provided, in each case, that neither the reallocation of funding obligations provided for in Section 3.07(a) as a result of a Lender's being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender); provided further that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority's ownership of an equity interest in such Lender or Parent Company. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (i) through (v) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 3.07(b)) upon notification of such determination to the Borrowers, the Issuing Banks, the Swing Loan Bank and the Lenders by the Administrative Agent in its sole discretion acting in good faith. The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrowers provided for in this definition.
“Departing Lender” means each lender under the Previous Agreement that executes and delivers to the Administrative Agent a Departing Lender Signature Page. A Departing Lender is not a “Lender” under this Agreement.
“Departing Lender Signature Page” means each signature page to this Agreement on which it is indicated that the Departing Lender executing the same shall cease to be a party to the Previous Agreement on the Closing Date.
“Designated Person” is defined in Section 6.01(ff).
“Disbursement Accounts” means, collectively, the disbursement account of each Borrower as set forth on Schedule 6.01-Z.
“Distribution Subsidiary” means any Subsidiary as of the Closing Date of NMHG Distribution B.V. or Hyster Singapore Pte Ltd.
“DOL” means the United States Department of Labor and any Person succeeding to the functions thereof.
“Dollar Equivalent” means, with respect to any amount denominated in a Specified Foreign Currency on the date of determination thereof, the equivalent of such amount in Dollars determined at the rate of exchange equal to the Spot Rate on such date of determination.
“Dollars” and “$” mean the lawful money of the United States.
“Domestic Borrower Guaranty” means (a) the Amended and Restated Domestic Borrower Guaranty dated as of the Closing Date duly executed and delivered to the Administrative Agent by each of the Domestic Guarantors with respect to the Domestic Obligations, substantially in the form and substance of Exhibit G-1 attached hereto, and (b) each Domestic Borrower Guaranty, substantially in the form and substance of Exhibit G-1 attached hereto, required to be executed and delivered by a Domestic Subsidiary pursuant to Section 9.07, as each of the same may be further amended, supplemented or otherwise modified from time to time.
“Domestic Borrowers” means, collectively, NMHG Holding and NMHG.
“Domestic Borrowing Base” means, as of any date of determination, with respect to the Domestic Borrowers, an amount equal to the sum of:
(a) up to 85.0% (or such other higher percentage as agreed to by all Lenders in their sole discretion) of the unpaid balance of all Eligible Domestic Receivables plus
(b) the lesser of:
(A) 75.0% of the lower of cost or market of Eligible Domestic Inventory; and
(B) the sum of the products of the Inventory Advance Rate multiplied by the Net Orderly Liquidation Value of each category of Eligible Domestic Inventory set forth on the Domestic Borrowers' Borrowing Base Certificate minus
(c) the Specified Availability Block as of such date.
For purposes of this definition, the value or balance, as applicable, of Eligible Domestic Inventory and Eligible Domestic Receivables shall be determined after deduction of all Eligibility Reserves then effective with respect to such items.
“Domestic Cash Collateral Account” means an account designated as such and established by the Administrative Agent in the name of the Administrative Agent maintained with Citibank in New York, New York.
“Domestic Collateral” means all Collateral of the Domestic Credit Parties.
“Domestic Commitment” means the commitment of each Domestic Lender to make Domestic Loans (including Domestic Loans required to be made pursuant to Section 2.01(g) and 2.02(e)(ii) to the Domestic Borrowers) and to participate in Letters of Credit Issued for the account of the Domestic Borrowers in an aggregate principal amount (after giving effect to all participations purchased by and from such Domestic Lender) outstanding not to exceed, as of the Closing Date, the amount set forth opposite such Domestic Lender's name on Schedule 1.01.1 under the caption “Domestic Commitment”, as such amount may be modified pursuant to this Agreement (including pursuant to any Assignment and Acceptance); provided, however, that at no time shall the Domestic Commitment exceed $200,000,000 less any permanent reduction made pursuant to Section 3.01. As of the Closing Date, the aggregate Domestic Commitments of all Domestic Lenders shall equal $50,000,000. As of the Amendment No. 1 Effective Date, the Domestic Commitments of all Domestic Lenders shall equal $100,000,000.
“Domestic Concentration Account” means account number 30508139, in the name of the Administrative Agent, maintained with Citibank in New York, New York.

“Domestic Credit Party” means any Domestic Borrower or any Domestic Guarantor, and “Domestic Credit Parties” means, collectively, the Domestic Borrowers and the Domestic Guarantors.
“Domestic Facility” means the facility provided by the Domestic Lenders to make Domestic Loans to, and to Issue Letters of Credit for the account of, the Domestic Borrowers, and provided by the Swing Loan Bank to make Swing Loans to the Domestic Borrowers, in each case in accordance with the terms and conditions contained in this Agreement.
“Domestic Guarantor” means each Domestic Subsidiary (other than a Domestic Borrower) which is (a) designated on Schedule 1.01.2 or (b) required under Section 9.07 to be a party to a Domestic Borrower Guaranty and/or a Multicurrency Borrower Guaranty.
“Domestic Lenders” means the Lenders designated as such on Schedule 1.01.1 under the caption “Domestic Commitment” and each other institution which is party hereto as a Domestic Lender pursuant to an Assignment and Acceptance.
“Domestic Lending Office” means, with respect to any Lender, such Lender's office, located in the United States, specified as the “Domestic Lending Office” under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrowers and the Administrative Agent.
“Domestic LIBO Rate” means, with respect to any Interest Period applicable to a Borrowing of Fixed Rate Loans under the Domestic Facility denominated in Dollars, the interest rate per annum obtained by dividing:
(a)    the interest rate per annum equal to (A) the offered quotations for deposits in Dollars for a period comparable to the relevant Interest Period which appears on Reuters Screen LIBOR01 Page (or such other page as may replace Reuters Screen LIBOR01 Page or the service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in Dollars) at or about 11:00 a.m. (London time) on the applicable Fixed Rate Determination Date; or (B) if no such interest rate determined under clause (A) is available, the arithmetic mean (rounded upward to the nearest one-sixteenth of one percent (0.0625%)) of the interest rates, as supplied to Citibank at its request, quoted by the “London Reference Banks” to leading banks in the London interbank market at or about 11:00 a.m. (London time) on the applicable Fixed Rate Determination Date for the offering of deposits in Dollars for a period comparable to the relevant Interest Period, by
(b)    a percentage equal to (i) 100% minus (ii) the Domestic LIBOR Reserve Percentage in effect on the relevant Fixed Rate Determination Date. The Domestic LIBO Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic LIBOR Reserve Percentage.
For purposes of this definition, “Domestic LIBOR Reserve Percentage” means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of “Eurocurrency Liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Fixed Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents). The Administrative Agent shall provide to any Borrower, upon the reasonable request of any Borrower, a explanation of any Domestic LIBOR Reserve Percentage used in the determination of the Domestic LIBO Rate.
“Domestic Loan” is defined in Section 2.01(a).
“Domestic Loan Notes” means one or more promissory notes payable to the Domestic Lenders evidencing the Domestic Borrowers' Obligations to repay the Domestic Loans made to such Borrowers, substantially in the form and substance of Exhibit Q-1 attached hereto.
“Domestic Obligations” means the Obligations of the Domestic Borrowers and the Domestic Guarantors under the Domestic Facility.
“Domestic Security Agreement” means (a) the Security Agreement dated as of May 9, 2002 by and between the Domestic Credit Parties and the Administrative Agent, substantially in the form and substance of Exhibit H attached hereto, and (b) each Security Agreement executed and delivered by a Domestic Subsidiary, substantially in the form and substance of Exhibit H attached hereto, pursuant to Section 9.07, as each of the same may be further amended, supplemented or otherwise modified from time to time.
“Domestic Subsidiary” means any Subsidiary of NMHG Holding organized in the United States or any state or territory thereof.
“Dutch Pledges” means any and all Pledge Agreements, Foreign Security Agreements or other Security Documents creating a right of pledge (pandrechten) under the laws of the Netherlands.
“Eligibility Reserves” means such amounts as the Administrative Agent, in the exercise of its sole discretion in accordance with the Administrative Agent's customary practices, may from time to time establish against the gross amounts of Eligible Foreign Receivables, Eligible Domestic Receivables, Eligible Foreign Inventory and Eligible Domestic Inventory to reflect risks or contingencies arising after the Closing Date and which have not already been taken into account in the determination of Eligible Foreign Receivables, Eligible Domestic Receivables, Eligible Foreign Inventory, and Eligible Domestic Inventory.
“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) each Issuing Bank, and (iii) unless an Event of Default has occurred and is continuing, any Borrower (each such approval not to be unreasonably withheld or delayed); provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include any Borrower or any Affiliates of any Borrower or the Borrower Subsidiaries.
“Eligible Domestic Inventory” means Inventory owned by a Domestic Borrower:
(a)     with respect to which the Administrative Agent has a valid and perfected first priority Lien (subject only to Customary Permitted Liens),
(b)    with respect to which no representation, warranty or covenant contained in any of the Loan Documents has been breached,

(c)    which is not in the sole discretion of the Administrative Agent (exercised in accordance with the Administrative Agent's customary practices), obsolete, unmerchantable or subject to any statutory, contractual or other title retention or similar agreement or arrangement,
(d)     (i) located in the United States or (ii) in transit to the United States from a Multicurrency Borrower and as to which the issuer of the related bill of lading and the agent at the destination named in such bill of lading have executed a Collateral Access Agreement, and
(e)    which the Administrative Agent deems to be Eligible Domestic Inventory, based on such credit and collateral considerations as the Administrative Agent deems appropriate.
Except as otherwise agreed to by the Administrative Agent, no Inventory of any Domestic Borrower shall be Eligible Domestic Inventory if such Inventory is located, stored, used or held at leased premises or the premises of a Bailee unless (i) the Administrative Agent shall have received a Collateral Access Agreement from such third party unless, solely with respect to Inventory located in the United States of America (including its territories and possessions), the Borrowers are not required to use best efforts to obtain a Collateral Access Agreement at the location thereof pursuant to Section 8.11 and (ii) appropriate UCC‑1 financing statements shall have been executed or, in the case of Inventory which is located, stored, used or held outside the United States of America (including its territories and possessions), other appropriate action satisfactory to the Administrative Agent shall have been taken to make the rights of the Administrative Agent in such Inventory effective against third parties, with respect to such location. The Administrative Agent reserves the right to create, from time to time, additional categories of ineligible Inventory.
“Eligible Domestic Receivable” means a Receivable owned by a Domestic Borrower:
(i) (A) The account debtor of which is located in the United States of America or Canada, is not an Affiliate of any Domestic Borrower (other than a Financing Affiliate or Hyster New England, Inc., a Delaware corporation), is not a foreign governmental authority, and is otherwise approved of by the Administrative Agent, (B) is an Eligible L/C Backed Domestic Receivable, (C) is an Eligible Supported Domestic Receivable, or (D) the account debtor of which is a Financing Affiliate and the Financing Agreement specified in clause (b) of the definition thereof is in full force and effect;
(ii) To the extent the aggregate amount of all Receivables owing by the account debtor thereof to the Domestic Borrowers do not exceed a credit limit determined by the Administrative Agent;
(iii) With respect to which less than 50% of all Receivables owing by the account debtor thereof to the Domestic Borrowers are ineligible for any reason other than a failure to satisfy clause (ii) above;
(iv) The account debtor of which has not suffered a bankruptcy, insolvency or similar event and the terms of which have not been re-written, extended or restructured due to such account debtor's inability to pay;
(v) The term of which is not longer than 90 days unless otherwise permitted by the Administrative Agent in its sole discretion;
(vi) Which does not remain unpaid for more than 60 days from the due date or 90 days from the invoice date thereof, unless otherwise permitted by the Administrative Agent in its sole discretion, or which the Administrative Agent does not otherwise believe the payment thereunder is insecure or may not be paid to the account debtor's financial condition;
(vii) Which, pursuant to the applicable Domestic Borrower's Credit and Collection Policy, has not been or should not have been written off as uncollectible;
(viii) Which arises out of (A) a sale of goods (or rendering of services) or (B) a rental by NMHG Distribution as the lessor of goods owned by NMHG Distribution for periods of time less than or equal to 90 days (but only to the extent of unpaid invoices for rent in arrears), and, in each case, is made in the ordinary course of business;
(ix) Which is in conformity with the representations, warranties and covenants in the Loan Documents;
(x) Which does not contravene any laws, rules or regulations applicable thereto and with respect to which no party to the contract related thereto is in violation of any such law, rule or regulation (including doing business and local licensing requirements);
(xi) (A) Which is not subject to any right of setoff, offset, rescission, recoupment, counterclaim or defense or any dispute by the account debtor thereof (provided that only 125.0% of the amount subject to setoff, offset, rescission, recoupment, counterclaim, defense or dispute shall be deemed ineligible) and (B) if the account debtor or any of its Affiliates is also such Borrower's supplier or creditor and such Receivable is or may become subject to any right of setoff by the account debtor, such account debtor has entered into an agreement with the Agent with respect to the waiver of rights of setoff;
(xii) Which was originated in accordance with all applicable requirements of the applicable Domestic Borrower's Credit and Collection Policies;
(xiii) That represents the genuine, legal, valid and binding obligation of the account debtor thereunder enforceable in accordance with its terms;
(xiv) The sale of which is not on a “shipped not billed”, bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis;
(xv) The goods, the delivery of which has given rise to such Receivable, have been delivered to and not rejected by the account debtor thereunder, or the services, the performance of which has given rise to such Receivable, have been performed and have not been rejected by the account debtor thereunder;
(xvi) In which the Administrative Agent has a valid and perfected first priority security interest and which is free and clear of any other Liens (other than the Customary Permitted Liens specified in clauses (a) and (b) of the definition thereof), and, if such Receivable constitutes “chattel paper” within the meaning of the Uniform Commercial Code, such Borrower has complied with Section 8.06(c);
(xvii) If the account debtor of which is located in the state of New Jersey or Minnesota, such Borrower has filed and maintained effective a current Business Activity Report with the appropriate Governmental Authority in such state to the extent such state requires such filing in order to enforce rights in or against Collateral or obligors of

Collateral located in such state (except in the case such Borrower is qualified to transact business in such state as a foreign corporation);
(xviii) Which does not arise out of or in connection with a retainage or similar arrangement;
(xix) Which does not arise out of or in connection with a transaction described in clause (c) of the defined term “Lease Finance Transaction”;
(xx) Which is not evidenced by an instrument; and
(xxi) Which is not otherwise deemed ineligible by the Administrative Agent in accordance with its customary practices.
“Eligible Foreign Inventory” means Inventory owned by the Operating Multicurrency Borrowers:
(a)    with respect to which the Administrative Agent has a valid and perfected first priority Lien, first floating charge or similar non-possessory interest (subject, in each case, only to Customary Permitted Liens specified in clauses (a) and (b) of the definition thereof),
(b)    with respect to which no representation, warranty or covenant contained in any of the Loan Documents has been breached,
(c)    which is not in the sole discretion of the Administrative Agent (exercised in accordance with the Administrative Agent's customary practices), obsolete, unmerchantable or subject to any statutory, contractual or other title retention or similar agreement or arrangement,
(d)    (i) located on the premises of an Operating Multicurrency Borrower in the United Kingdom or the Netherlands or (ii) in transit from the premises or warehouses of any Domestic Borrower to the premises of any Operating Multicurrency Borrower or in transit from the premises of any Operating Multicurrency Borrower to the premises of such or any other Operating Multicurrency Borrower and as to which the issuer of the related bill of lading (or other applicable document issued by a transporter under applicable law with respect to Inventory in transit) and the agent at the destination named in such bill of lading (or other applicable document issued by a transporter under applicable law with respect to Inventory in transit) have executed a Collateral Access Agreement, and (iii) as to which the related bill of lading (or other applicable document issued by a transporter under applicable law with respect to Inventory in transit) is not a negotiable bill of lading (or negotiable document), and
(e)    which the Administrative Agent deems to be Eligible Foreign Inventory, based on such credit and collateral considerations as the Administrative Agent deems appropriate.
Except as otherwise agreed to by the Administrative Agent, no Inventory of any Operating Multicurrency Borrower shall be Eligible Foreign Inventory if such Inventory is located, stored, used or held at leased premises or the premises of a third party unless other appropriate action satisfactory to the Administrative Agent shall have been taken to make the rights of the Administrative Agent in such Inventory effective against third parties, with respect to such location. The Administrative Agent reserves the right to create, from time to time, additional categories of ineligible Inventory.

“Eligible Foreign Receivable” means any Receivable of the UK Borrower:
(i)    The account debtor of which is not domiciled in a country (A) the national governmental authority of which is in default of its foreign debts or has prohibited the sale of foreign exchange or is in debt moratorium, or shall have ceased to be a member of the International Monetary Fund, or (B) with respect to which the United States shall have imposed economic sanctions under Title 31 Part 500 et. seq. of the U.S. Code of Federal Regulations;

(ii) (A) The account debtor of which is located in the United Kingdom, the Netherlands, the United States or any other country that is a member of the Organization for Economic Cooperation and Development approved from time to time (unless disapproved from time to time by the Administrative Agent), which shall initially include Australia, Austria, Belgium, Denmark, Finland, France, Germany, Iceland, Ireland, Italy, Japan, Luxembourg, New Zealand, Norway, Portugal, Spain, Sweden, and Switzerland, (B) which is an Eligible L/C Backed Foreign Receivable or (c) which is an Eligible Supported Foreign Receivable;

(iii) The account debtor of which is not an Affiliate of any Borrower or a governmental authority, and is otherwise approved of by the Administrative Agent;

(iv) (A) With respect to Receivables purchased by the UK Borrower pursuant to the Receivables Sale Agreements, true sale opinions with respect to such transfers have been delivered to the satisfaction of the Administrative Agent and the representations and warranties set forth in Section 6.01(dd) are true and correct in all respects, and (B) with respect to any Receivables purchased by the UK Borrower from the Italian Receivables Seller pursuant to a Receivables Sale Agreement, the UK Borrower provides at least 45 days' prior written notice to the Administrative Agent that the UK Borrower seeks to include such Receivables as Eligible Foreign Receivables (which notice shall include the effective date from which the UK Borrower seeks to include such Receivables as Eligible Foreign Receivables and a description in reasonable detail of the procedures by which the UK Borrower and the Italian Receivables Seller intend to satisfy the requirements of clause (i) or (ii) below, as applicable) and (i) all the relevant notices to the account debtors (complying with all requirements of Italian law), together with a written or electronic instrument bearing a date certain at law, have been delivered to such account debtors (in compliance with all requirements of Italian law), or (ii) in the event of any change in Italian law after the Closing Date, the UK Borrower provides evidence in form and substance reasonably satisfactory to the Administrative Agent that (x) the assignment of the Receivables originated by the Italian Receivables Seller to the UK Borrower is valid and enforceable, in accordance with English, Italian and any other applicable laws, against the Italian Receivables Seller, the UK Borrower, any relevant account debtor and all relevant third parties (including, without limitation, any receiver in bankruptcy, liquidator, administrative receiver or other similar official under any applicable law of the Italian Receivables Seller, the UK Borrower and such account debtor) and (y) the Administrative Agent has a valid and enforceable security interest in such Receivables, in accordance with, English, Italian and any other applicable laws, against the Italian Receivables Seller, the UK Borrower, any relevant account debtor and all relevant third parties (including, without limitation, any receiver in bankruptcy, liquidator, administrative receiver or any similar official under any applicable law of the Italian Receivables Seller, the UK Borrower and such account debtor);

(v) To the extent all Receivables owing by the account debtor thereof to the UK Borrower do not exceed a credit limit determined by the Administrative Agent;

(vi) With respect to which less than 50% of all Receivables of the UK Borrower owing by the account debtor thereof are ineligible for any reason other than a failure to satisfy clause (v) above;

(vii) The account debtor of which has not suffered a bankruptcy, insolvency or similar event, or had an administrator or analogous officer appointed, and the terms of which have not been re-written, extended or restructured due to such account debtor's inability to pay;

(viii) The term of which is not longer than 90 days unless otherwise permitted by the Administrative Agent in its sole discretion;

(ix) Which does not remain unpaid for more than 60 days from the due date or 90 days from the invoice date thereof, unless otherwise permitted by the Administrative Agent in its sole discretion, or which the Administrative Agent does not otherwise believe the payment thereunder is insecure or may not be paid due to the account debtor's financial condition;

(x) Which, pursuant to the UK Borrower's Credit and Collection Policy, has not been or should not have been written off as uncollectible;

(xi) Which arises out of a sale of goods (or rendering of services) by a Foreign Credit Party made in the ordinary course of business;

(xii) Which is in conformity with the representations, warranties and covenants in the Loan Documents;

(xiii) Which does not contravene any laws, rules or regulations applicable thereto and with respect to which no party to the contract related thereto is in violation of any such law, rule or regulation (including doing business and local licensing requirements);

(xiv) (A) Which is not subject to any right of setoff, offset, rescission, recoupment, counterclaim or defense or any dispute by the account debtor thereof (provided that only 125.0% of the amount subject to setoff, offset, rescission, recoupment, counterclaim, defense or dispute shall be deemed ineligible) and (B) if the account debtor or any of its Affiliates is also such Borrower's supplier or creditor and such Receivable is or may become subject to any right of setoff by the account debtor, such account debtor has entered into an agreement with the Agent with respect to the waiver of rights of setoff;

(xv) Which was originated (or, solely with respect to purchases by the UK Borrower in accordance with clause (iv) above, originated by a Netherlands Borrower or by NACCO Materials Handling S.R.L.) in accordance with all applicable requirements of the UK Borrower's Credit and Collection Policies;

(xvi) That represents the lawful, valid and binding obligation of the account debtor thereunder enforceable in accordance with its terms;

(xvii) The sale of which is not on a “shipped not billed”, bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis;

(xviii) The goods, the delivery of which has given rise to such Receivable, have been delivered to and have not been rejected by the account debtor thereunder, or the services, the performance of which has given rise to such Receivable, have been performed and have not been rejected by the account debtor thereunder;

(xix) In which the Administrative Agent has a valid, legal or equitable Lien in respect of which notice has been given to the relevant account debtor and which is free and clear of any other Liens (other than the Customary Permitted Liens specified in clauses (a) and (b) of the definition thereof);

(xx) If the account debtor of which is located in the state of New Jersey or Minnesota, the UK Borrower (or if such Receivables are originated by a Netherlands Borrower or NACCO Materials Handling S.R.L., such originator) has filed and maintained effective a current Business Activity Report with the appropriate Governmental Authority in such state to the extent such state requires such filing in order to enforce rights in or against Collateral or obligors of Collateral located in such state (except in the case such Borrower is qualified to transact business in such state as a foreign corporation);

(xxi) Which does not arise out of or in connection with a retainage or similar arrangement;

(xxii) Which does not arise out of or in connection with a transaction described in clause (c) of the defined term “Lease Finance Transaction”;

(xxiii) Which is not evidenced by an instrument;

(xxiv) if the sale of Inventory giving rise to such Receivable is through an agent of the UK Borrower (including, without limitation, an Affiliate acting as agent for the UK Borrower), the agency agreement applicable thereto (A) shall be in form and substance reasonably satisfactory to the Administrative Agent, (B) shall be enforceable and in full force and effect under all applicable laws, and (C) shall have been collaterally assigned to the Administrative Agent pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (and, as to the matters described in clauses (B) and (C) above, the Administrative Agent has received such opinions of counsel as the Administrative Agent may reasonably request); and

(xxv) Which is not otherwise deemed ineligible by the Administrative Agent in accordance with its customary practices.

“Eligible Inventory” means Eligible Domestic Inventory and Eligible Foreign Inventory.
“Eligible L/C Backed Domestic Receivable” means Eligible Domestic Receivables of a Domestic Borrower the account debtor of which does not meet the criteria set forth in clause (i)(A) of the definition of “Eligible Domestic Receivable”, is not an Affiliate of the Domestic Borrower, and with respect to which the account debtor's obligations (or that portion of such obligations which is acceptable to the Administrative Agent) are secured by a letter of credit, guaranty or eligible bankers' acceptance having terms, and from such issuers and confirmation banks, as are reasonably acceptable to the Administrative Agent (which letter of credit, guaranty or acceptance is subject to the first priority Lien of the Administrative Agent (other than Customary Permitted Liens specified in clauses (a) and (b) of the definition thereof) under the Domestic Security Agreement in a manner reasonably satisfactory to the Administrative Agent).
“Eligible L/C Backed Foreign Receivables” means Eligible Foreign Receivables of the UK Borrower which arise with respect to a sale to an account debtor located in any country (other than an approved country specified or referred to in clause (ii)(A) of the defined term “Eligible Foreign Receivable”) and with respect to which the account debtor's obligations (or that portion of such obligations which is acceptable to the Administrative Agent) are secured by a letter of credit, guaranty or eligible bankers' acceptance having terms, and from such issuers and confirmation banks, as are reasonably acceptable to the Administrative Agent (which letter of credit, guaranty or acceptance is subject to the valid legal or equitable Lien in respect of which notice has been given to the relevant obligor in favor of the Administrative Agent (other than Customary Permitted Liens specified in clauses (a) and (b)) under the Foreign Security Agreements in a manner reasonably satisfactory to the Administrative Agent).
“Eligible Receivables” means the Eligible Domestic Receivables and the Eligible Foreign Receivables.
“Eligible Supported Domestic Receivable” means Eligible Domestic Receivables of a Domestic Borrower the account debtor of which does not meet the criteria set forth in clause (i)(A) of the definition of “Eligible Domestic Receivable”, and which are fully supported by credit insurance payable to such Domestic Borrower on terms and conditions and from a financial institution satisfactory to the Administrative Agent; provided that such credit insurance (x) shall be in full force and effect and not in dispute and (y) shall have been collaterally assigned to the Administrative Agent pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.
“Eligible Supported Foreign Receivables” means Eligible Foreign Receivables of the UK Borrower which arise with respect to sales to account debtors in any country (other than an approved country specified or referred to in clause (ii)(A) of the defined term “Eligible Foreign Receivable”), and which are fully supported by credit insurance payable to such Borrower on terms and conditions and from a financial institution satisfactory to the Administrative Agent; provided that such credit insurance (x) shall be in full force and effect and not in dispute and (y) shall have been collaterally assigned to the Administrative Agent pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.
“Environmental, Health or Safety Requirements of Law” means all Requirements of Law derived from or relating to federal, state, local and foreign laws, regulations, orders, ordinances, rules, permits, licenses or other binding determination of any Governmental Authority relating to or addressing the indoor or outdoor environment, public or worker health or safety, including but not limited to CERCLA, any other law, regulation, or order relating to the use, Release, handling, or disposal of any Contaminant, any law, regulation, or order relating to Remedial Action and any law, regulation, or order relating to workplace or worker safety and health, and such Requirements of Law as are promulgated by the specifically authorized agent or agents responsible for administering such Requirements of Law.

“Environmental Lien” means a Lien in favor of any Governmental Authority for any (a) liabilities under any Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

“Environmental Property Transfer Acts” means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any Property or the transfer, sale or lease of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called “Environmental Cleanup Responsibility Act”, “Responsible Transfer Act”, or “Industrial Site Recovery Act”.
“Equipment” means, with respect to any Person, all of such Person's present and future equipment (as defined in the Uniform Commercial Code).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections (n) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).
“Euro” means the “euro”, the official monetary unit of the member nations of the European Monetary Union.
“Euro Cash Collateral Account” means an account designated as such with respect to the Multicurrency Borrowers and established by the Administrative Agent maintained with Citibank in London, England, for account funds denominated in Euros.
“Euro Loans” means Multicurrency Loans denominated in Euros and Protective Advances denominated in Euros, and, in each case, advanced to a Multicurrency Borrower.
“Euro Overdraft Accounts” means:
(i)    account number 8753733 maintained with Citibank in London, England, in the name of NACCO BV (or any account that replaces such account); and
(ii)    account number 8753725 maintained with Citibank in London, England, in the name of the UK Borrower (or any account that replaces such account).
“Event of Default” means any of the occurrences set forth in Section 11.01 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in Section 11.01.
“Executive Orders” is defined in Section 6.01(ff).
“Existing First-Lien Term Loan Priority Collateral” means all Property of NMHG and each “Guarantor” (as defined in the Existing Term Loan B Credit Agreement) constituting Equipment, Real Property, fixtures or improvements thereon and Proceeds thereof.
“Existing Term Loan Agent” means CNAI, as Administrative Agent under the Existing Term Loan B Credit Agreement.
“Existing Term Loan B Credit Agreement” means Credit Agreement, dated as of March 22, 2006, by and among NMHG, as Borrower, the financial institutions from time to time a party thereto as lenders and the Existing Term Loan Agent, as amended, restated, supplemented or otherwise modified from time to time.
“Existing Term Loans” means the “Loans” outstanding as of the date hereof under the Existing Term Loan B Credit Agreement.
“Fair Market Value” means, with respect to any asset, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, and, if in excess of $10,000,000, as determined (a) in good faith by the Board of Directors of the applicable Borrower and (b) in an appraisal of such asset, provided that such appraisal was performed relatively contemporaneously with such sale by an independent third party appraiser and the basic assumptions underlying such appraisal have not materially changed since the date thereof.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.
“Financial Covenant Debt” means, with respect to NMHG Holding and its Subsidiaries, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Persons (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, (ii) in respect of obligations to redeem, repurchase or exchange for cash any Securities of any such Person, (iii) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (iv) in respect of the principal component of Capital Lease Obligations, (v) which are Accommodation Obligations required by GAAP to be classified as debt, or (vi) under conditional sale or other title retention agreements relating to property purchased by any such Person; (b) all indebtedness, obligations or other liabilities of such Persons or others secured by a Lien on any property of any such Person, whether or not such indebtedness, obligations or liabilities are assumed by any such Person, all as of such time; (c) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; and (d) to the extent required by GAAP to be classified as debt, all contingent Contractual Obligations.
“Financial Institution” means (a) any Financing Affiliate, (b) any financial institution listed on Schedule 1.01.9, (c) solely with respect to Lease Finance Transactions to which the Australian Subsidiaries are a party, any financial institution and (d) in all other cases, any financial institution from time to time approved by the Administrative Agent.

“Financial Officer” means, with respect to (a) any Borrower, the chief executive officer, chief financial officer, the treasurer, the controller or principal accounting officer of such Borrower, or any other financial officer identified and reasonably acceptable to the Administrative Agent, or (b) any Foreign Credit Party, a director.
“Financial Statements” means (a) statements of income and retained earnings, statements of cash flow, and balance sheets, (b) such other financial statements as NMHG Holding and its Subsidiaries shall routinely and regularly prepare and (c) such other financial statements as the Administrative Agent or the Requisite Lenders may from time to time reasonably specify.
“Financing Affiliate” means NFS or any other Affiliate of the Borrowers party to a Financing Agreement pursuant to clause (b) of the definition thereof.
“Financing Agreements” means (a) the International Operating Agreement, dated April 15, 1998, between NMHG and General Electric Capital Corporation, (b) the Restated and Amended Joint Venture and Shareholders Agreement, dated April 15, 1998, as amended, restated, supplemented or otherwise modified from time to time, between NMHG and General Electric Capital Corporation and (c) any agreement or program entered into with a Financial Institution on substantially the same terms as the International Operating Agreement referred to in clause (a) above or otherwise as consented to by the Administrative Agent, such consent not to be unreasonably withheld, as any of the same may be (x) renewed, amended or restated from time to time on substantially the same terms or otherwise as consented to by the Administrative Agent, such consent not to be unreasonably withheld or (y) replaced from time to time as consented to by the Administrative Agent, such consent not to be unreasonably withheld.
“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Domestic Borrowers and their Domestic Subsidiaries directly owns or controls more than 50% of such Foreign Subsidiary's Capital Stock.
“Fiscal Year” means the fiscal year of NMHG Holding, which shall be the 12-month period ending on December 31 of each calendar year.
“Fixed Charge Coverage Ratio” means, with respect to any period, the ratio of:
(i)     an amount equal to:
(a)    Adjusted EBITDA for such period
minus
(b)    Capital Expenditures for such period

to

(ii)     an amount equal to:

(a)    Scheduled Principal Payments for such period

plus

(b)    cash Consolidated Interest Expense for such period

plus

(c)
all foreign, federal, state and local income taxes and all franchise taxes that are calculated based on net income paid in cash during such period (less any cash tax refunds received during such period)

plus

(d)    any Restricted Payments made in cash during such period.
“Fixed Rate” means, with respect to any Interest Period applicable to a Borrowing of Fixed Rate Loans under the applicable Credit Facility denominated in the applicable currency, an interest rate per annum equal to (a) the Domestic LIBO Rate with respect to Fixed Rate Loans denominated in Dollars under the Domestic Facility and (b) the Multicurrency LIBO Rate, with respect to Fixed Rate Loans denominated in a Specified Foreign Currency under the Multicurrency Facility, in each case in effect on the relevant Fixed Rate Determination Date.
“Fixed Rate Affiliate” means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender's name under the heading “Fixed Rate Affiliate” on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Borrowers and the Administrative Agent.
“Fixed Rate Determination Date” means, with respect to a Borrowing of Fixed Rate Loans (a) that are Domestic Loans, the second Business Day prior to the first day of the Interest Period for any such Borrowing, (b) that are Multicurrency Loans denominated in Euros, the second Business Day prior to the first day of the Interest Period for any such Borrowing and (c) that are Multicurrency Loans denominated in Sterling, the first day of the Interest Period for any such Borrowing.
“Fixed Rate Interest Payment Date” means (a) with respect to any Fixed Rate Loan, the last day of each Interest Period applicable to such Loan and (b) with respect to any Fixed Rate Loan having an Interest Period in excess of three (3) calendar months, the last day of each three (3) calendar month interval during such Interest Period.
“Fixed Rate Lending Office” means, with respect to any Lender, the office or offices of such Lender (if any) set forth below such Lender's name under the heading “Fixed Rate Lending Office” on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such office or offices of such Lender as it may from time to time specify by written notice to the Borrowers and the Administrative Agent. It is understood and agreed that any Lender may designate one “Fixed Rate Lending Office” for purposes of funding Loans under the Multicurrency Facility and a different “Fixed Rate Lending Office” for purposes of funding Loans under the Domestic Facility.
“Fixed Rate Loans” means all Loans under the Domestic Facility and the Multicurrency Facility denominated in Dollars or a Specified Foreign Currency, respectively, outstanding which bear interest at a rate determined by reference to the Fixed Rate applicable to such currency as provided in Section 4.01(a).

“Floating Rate” means, for any period applicable to any Floating Rate Loan, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:
(a)    the rate of interest announced publicly by Citibank in New York, New York from time to time, as Citibank's base rate;
(b)    the sum (adjusted to the nearest one quarter of one percent (0.25%) or, if there is no nearest one quarter of one percent (0.25%), to the next higher one quarter of one percent (0.25%)) of (i) one half of one percent (0.50%) per annum plus (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday (or, if such day is not a Business Day, on the next preceding Business Day) by Citibank on the basis of such rates reported by certificate of deposit dealers to, and published by, the Federal Reserve Bank of New York, or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three (3) New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month Dollar nonpersonal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States; and
(c)    the one-month Domestic LIBO Rate at such time plus 1.00% per annum.
“Floating Rate Loans” means all Loans denominated in Dollars which bear interest at a rate determined by reference to the Floating Rate as provided in Section 4.01(a).
“Foreign Account Debtor” is defined in Section 8.10(b).
“Foreign Collateral” means all Collateral of the Foreign Credit Parties.
“Foreign Credit Party” means any Multicurrency Borrower or any Foreign Guarantor, and “Foreign Credit Parties” means, collectively, the Multicurrency Borrowers and the Foreign Guarantors.
“Foreign Employee Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees or former employees of the Borrowers or any of their Subsidiaries or any employee benefit plan in relation to which the Borrowers or any of their Subsidiaries has a liability or potential liability, but which is not covered by ERISA pursuant to Section 4(b)(4) of ERISA.
“Foreign Guaranties” means collectively, and “Foreign Guaranty” means individually, (a) each Foreign Guaranty duly executed and delivered to the Administrative Agent by a Foreign Guarantor substantially in the form and substance of Exhibit G-3 attached hereto, and (b) each Foreign Guaranty executed and delivered by a Foreign Subsidiary to the Administrative Agent pursuant to Section 9.07, as each of the same may be further amended, supplemented or otherwise modified from time to time.
“Foreign Guarantor” means each Foreign Subsidiary (other than a Multicurrency Borrower) (a) which is the direct parent of a Multicurrency Borrower or a Subsidiary of any Multicurrency Borrower, as designated on Schedule 1.01.2, and (b) required under Section 9.07 to be a party to a Foreign Guaranty.
“Foreign Pension Plan” means any Foreign Employee Benefit Plan which is a pension plan as defined in Section 3(2) of ERISA but which is not covered by ERISA pursuant to Section 4(b)(4) of ERISA and which under applicable local law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained by a foreign Governmental Authority.
“Foreign Security Agreements” means, inter alias, (a) the Deed of Pledge of Assets by and between NACCO BV and the Administrative Agent, (b) the Deed of Pledge of Receivables by and between the NACCO BV and the Administrative Agent, (c) each other security agreement dated as of May 9, 2002 duly executed and delivered to the Administrative Agent by a Foreign Credit Party, (d) the agreements listed on Schedule 1.01.3, and (e) each other security agreement executed and delivered by a Foreign Subsidiary pursuant to Section 9.07, as each of the same may be amended, supplemented or otherwise modified from time to time.
“Foreign Subsidiary” means any Subsidiary of NMHG Holding that is not a Domestic Subsidiary.
“Foreign Working Capital Guaranty” means the Amended and Restated Guaranty dated as of the Closing Date duly executed and delivered to Citibank by the Borrowers substantially in the form of Exhibit I attached hereto, as the same may be amended, supplemented or otherwise modified from time to time.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans of the type contemplated by this Agreement and similar extensions of credit in the ordinary course of its business.
“Funding Account” means each account of the Administrative Agent into which fundings of Loans shall be made, as notified to the Lenders from time to time.
“Funding Date” means, with respect to any Loan, the date of the funding of such Loan.
“GAAP” means generally accepted accounting principles (in the United States except as otherwise specified in this Agreement) set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the Closing Date (unless otherwise specified herein as in effect on another date or dates).
“General Intangibles” means, with respect to any Person, all of such Person's present and future general intangibles (as defined in the Uniform Commercial Code or in any similar statute of England and Wales, Scotland, Northern Ireland, any other relevant jurisdiction, or any political subdivision thereof).

“Governmental Authority” means any nation or government, any federal, state, province, territory, regional, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guarantor” means any Domestic Guarantor or Foreign Guarantor, and “Guarantors” means the Domestic Guarantors and Foreign Guarantors collectively.
“Holder” means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, the Administrative Agent, each Lender and each Issuing Bank.
“Hyster-Yale” means Hyster-Yale Materials Handling, Inc, a Delaware corporation, together with its successors and assigns.
“Increasing Lender” is defined in Section 2.03.
“Indebtedness” means, as applied to any Person, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any past due accrued interest, fees and charges relating thereto, (ii) in respect of obligations (A) to redeem, repurchase or exchange for cash any Securities of such Person or (B) to pay cash dividends (or equivalent cash distributions) in respect of any Capital Stock (but only to the extent such dividends have been declared), (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, (vi) which are Accommodation Obligations, (vii) under warranties and indemnities; or (viii) under conditional sale or other title retention agreements relating to property purchased by such Person; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) the fair market value, as determined in accordance with GAAP, of all indebtedness, obligations or other liabilities of such Person in respect of Interest Rate Contracts, Currency Agreements and Commodity Agreements, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; and (e) all contingent Contractual Obligations with respect to any of the foregoing.
“Indemnified Matter” is defined in Section 14.03.
“Indemnitee” is defined in Section 14.03.
“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of any Borrower.
“ING Working Capital Line” means that certain unsecured working capital facility in a principal amount not to exceed 7,000,000 Euros provided by ING Bank N.V. to NACCO BV pursuant to that certain letter dated January 14, 2000, between ING Bank N.V. and NACCO BV, as amended by that certain letter dated November 6, 2000, as amended by that certain release dated on or before the Closing Date, in form and substance satisfactory to the Administrative Agent, as the same may be refinanced or replaced, provided that such refinancing or replacement is, taken as a whole, on terms no less favorable to NACCO BV than the terms of, the ING Working Capital Line prior to such replacement or refinancing; provided, further that if such refinancing or replacement is in an aggregate principal amount greater than

7,000,000 Euros, any excess amounts shall only be permitted as allowed in accordance with Section 9.01(q).
“Initial Projections” means the financial projections presented to the Administrative Agent and the Lenders on June 3, 2010, with respect to NMHG Holding and its Subsidiaries delivered by NMHG Holding to the Administrative Agent on or prior to the Closing Date, attached as Exhibit J hereto.
“Inter-Borrower Indebtedness” is defined in Section 13.08.
“Interbank Rate” means, for any period, (a) in respect of Loans denominated in Dollars, the Federal Funds Rate, and (b) in respect of Loans denominated in a Specified Foreign Currency, the Overdraft Rate.
“Interest Period” is defined in Section 4.02(a).
“Interest Rate Contract” means any interest rate exchange, swap, collar, future, protection, cap, floor or similar agreements providing interest rate protection.
“Interest Rate Contract Exposure” means, with respect to any Borrower at any time and from time to time, an aggregate amount equal to the then pre-settlement risk of such Borrower (determined by the applicable counterparty's customary practices) of each Interest Rate Contract entered into by such Borrower and (x) the Administrative Agent (or an Affiliate of the Administrative Agent), (y) the Syndication Agent (or an Affiliate of the Syndication Agent) or (z) any Lender or any Affiliate of a Lender on or after the Closing Date for the remaining term and volume of such Interest Rate Contract, disregarding (subject to the immediately succeeding sentence) any such Interest Rate Contract with respect to which the pre-settlement risk of such Borrower at such time is positive. If (a) such Borrower is a party to more than one Interest Rate Contract with the same counterparty and (b) such Borrower and such counterparty have entered into a netting agreement in form and substance satisfactory to the applicable counterparty with respect to such Interest Rate Contracts, then the pre-settlement risk of such Borrower and such counterparties at such time (determined by the applicably counterparty's customary practices) under such Interest Rate Contracts shall be netted against one another in determining such Borrower's aggregate Interest Rate Contract Exposure (it being understood and agreed that if any such netting of Interest Rate Contracts results in a positive net pre-settlement risk to such Borrower, such net pre-settlement risk shall be disregarded in the calculation of such Borrower's aggregate Interest Rate Contract Exposure).
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.
“Inventory” means, with respect to any Person, all of such Person's present and future (a) inventory (as defined in the Uniform Commercial Code or in any similar statute of England and Wales, Scotland, Northern Ireland or any other relevant jurisdiction, or any political subdivision thereof) (including unbilled accounts receivable), (b) goods, merchandise and other personal Property furnished or to be furnished under any contract of service or intended for sale or lease, and all goods consigned by such Person and all other items which have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of such Person's business, (c) raw materials, work-in-process and finished goods, (d) materials and supplies of any kind, nature or description used or consumed in such Person's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the Property described in clauses (a) through (d) above, (e) goods in which such Person has a joint or other interest to the extent of such Person's interest therein or right of any kind

(including, without limitation, goods in which such Person has an interest or right as consignee), and (f) goods which are returned to or repossessed by such Person; in each case whether in the possession of such Person, a bailee, a consignee, or any other Person for sale, storage, transit, processing, repair, use or otherwise, and any and all documents for or relating to any of the foregoing.
“Inventory Advance Rate” means:
(a)    with respect to the Eligible Domestic Inventory, at no time greater than 85.0%, as each such rate may be decreased from time to time by the Administrative Agent in its sole discretion, exercised in accordance with the Administrative Agent's customary practices, with respect to all or any portion of any category of Eligible Domestic Inventory (as set forth on the Domestic Borrowing Base Certificate), with any change in such rates to be effective five (5) Business Days after written notice thereof from the Administrative Agent to any Borrower; and
(b)    with respect to the Eligible Foreign Inventory, at no time greater than 85.0%, as each such rate may be decreased from time to time by the Administrative Agent in its sole discretion, exercised in accordance with the Administrative Agent's customary practices, with respect to all or any portion of any category of Eligible Foreign Inventory (as set forth on the Multicurrency Borrowing Base Certificate), with any change in such rates to be effective five (5) Business Days after written notice thereof from the Administrative Agent to any Borrower.
“Investment” is defined in Section 9.04.
“IRS” means the Internal Revenue Service and any Person succeeding to the functions thereof.
“Issue” means, with respect to any Letter of Credit, either to issue, or extend the expiry of, or renew, or increase the amount of, such Letter of Credit, and the terms “Issued” or “Issuance” shall have corresponding meanings.
“Issuing Banks” means each of Citibank, Bank of America, N.A. and any other Lender consented to in writing as an “Issuing Bank” for purposes of this Agreement by the Borrowers, such other Lender and the Administrative Agent, provided, that each such Person may, in its discretion, arrange for one or more Letters of Credit to be issued by an Affiliate thereof, as applicable, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Italian Pledges” means any and all Pledge Agreements, Foreign Security Agreements or other Security Documents creating a Lien under the laws of Italy.
“Italian Receivables Seller” means NACCO Materials Handling S.p.A. (f/k/a NACCO Materials Handling S.R.L.), a joint stock company incorporated under the laws of Italy, registered with the Register of Enterprises of Modena under No. 14801.
“Joint Lead Arrangers” means Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
“Knowledge” (and the related term “Know”) means, with respect to any Borrower's knowledge, the knowledge of a Financial Officer of such Borrower.
“LC Reserve Account” is defined in Section 15.02.

“Lease Finance Transaction” means a transaction under which: (a) a Borrower or Borrower Subsidiary sells a lift truck to a Financial Institution, (b) such Financial Institution, as lessor, enters into an Operating Lease with respect to such lift truck with a Borrower or Borrower Subsidiary, as lessee, and (c) such Borrower or Borrower Subsidiary, as the case may be, as lessor, enters into an Operating Lease with respect to such lift truck with a customer, as lessee.
“Leases” means those leases, tenancies or occupancies entered into by any Borrower or any of the Borrowers' respective Subsidiaries, as tenant, sublessor or sublessee either directly or as the successor in interest to any Borrower or any Affiliates of Borrower.
“Lender” means, (a) as of the Closing Date, each institution which is a signatory hereto as a “Lender”, and (b) at any other given time each other institution which is a party hereto as a Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance. For the avoidance of doubt, the term “Lenders” excludes all Departing Lenders.
“Lender Insolvency Event” means that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.
“Lender Party Appointment Period” is defined in Section 12.07(b).
“Letter of Credit” means any Commercial Letter of Credit or Standby Letter of Credit Issued for the account of any Borrower pursuant to Section 2.02.
“Letter of Credit Cash Collateralization Conditions” means, in connection with the extension of the term of any Letter of Credit beyond the termination date required therefor under clauses (A) and (B) of Section 2.02(a)(iii), (i) (A) the applicable Borrowers' remittance to the Administrative Agent of an amount in immediately available funds, denominated in the same currency in which the Letter of Credit is denominated (or, if approved by the Administrative Agent, in a U.S. dollar equivalent thereof) equal to at least (x) 105% of the face amount of such Letter of Credit if such Letter of Credit is denominated in Dollars or (y) 110% of the face amount of such Letter of Credit if such Letter of Credit is denominated in any Specified Foreign Currency, and (B) the deposit of such amount into a Cash Collateral Account in which the Administrative Agent has a first priority perfected security interest and which Cash Collateral Account otherwise complies with the requirements of the Loan Documents with respect such types of accounts, or (ii) the delivery by the applicable Borrowers of an irrevocable standby letter of credit issued by an issuing bank reasonably acceptable to the Administrative Agent in a form reasonably acceptable to the Administrative Agent, including, without limitation, the draw mechanics set forth therein, in a face amount equal to the amount of cash that would be required to be deposited by the Borrowers pursuant to clause (i) of this definition.
“Letter of Credit Fee” is defined in Section 4.03(a).
“Letter of Credit Obligations” means, at any particular time with respect to any Borrower, the sum of (a) all outstanding Reimbursement Obligations of such Borrower, plus (b) the aggregate undrawn face amount of all outstanding Letters of Credit issued for the account of such Borrower (including, without limitation, any Letter of Credit with respect to which, notwithstanding the termination thereof pursuant to its terms, the beneficiary thereunder has a right to make drawings thereunder in accordance with applicable law), plus (c) the aggregate face amount of all Letters of Credit requested by such Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied pursuant to Section 2.02). For purposes of determining the amount of Letter of Credit Obligations (or any component thereof) in respect of any Letter of Credit which is denominated in a Specified Foreign Currency, such amount shall equal the Dollar Equivalent of the amount of such currency at the time of determination thereof.
“Letter of Credit Reimbursement Agreement” means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the applicable Issuing Bank from which the Letter of Credit is requested may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by such Issuing Bank and the relevant Borrower and as are not materially adverse (in the reasonable judgment of the Issuing Bank) to the interests of the Lenders; provided, however, in the event of any conflict between the terms hereof and of any Letter of Credit Reimbursement Agreement, the terms hereof shall control.
“Letter of Credit Sublimit” means, at any particular time (a) with respect to the Domestic Facility, $25,000,000, and (b) with respect to the Multicurrency Facility, $20,000,000.
“Leverage Ratio” means, as of the last day of each fiscal quarter, the ratio of (a) an amount equal to (i) Financial Covenant Debt at such date, minus (ii) Unrestricted Cash On Hand at such date to (b) Adjusted EBITDA for the four-fiscal-quarter period then ending.
“Liabilities and Costs” means all liabilities, obligations, responsibilities, losses, damages, punitive damages, economic damages, consequential damages, treble damages, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs and fees associated with any investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, including interest, if any, thereon, including, without limitation, those arising from personal injury, death, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other, and including, without limitation, any Environmental Lien), preference, priority, title retention or other security agreement or preferential arrangement (including, without limitation, any negative pledge arrangement and any agreement to provide equal and ratable security) of any kind or nature whatsoever in respect of any property of a Person intended to assure payment of any Indebtedness, obligation or other liability, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a “true” lessor pursuant to the Uniform Commercial Code or any similar statute of England and Wales, Scotland, Northern Ireland, the Netherlands or any other relevant jurisdiction, or any political subdivision thereof), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction, but does not include the interest of a lessor under an Operating Lease.
“Lift Truck Financing Guarantee” means guarantees or repurchase or recourse obligations of a Credit Party, incurred in the ordinary course of business consistent with past practice, of Indebtedness incurred by a dealer or customer of a dealer, for the purchase or lease of lift trucks substantially all of which are manufactured or sold by a Credit Party, the proceeds of which Indebtedness is used by such dealer or customer primarily to pay the purchase price of such lift trucks and any related reasonable fees and expenses (including financing fees); provided, however, that (a)(i) with respect to lift trucks located in the United States, the Indebtedness so guaranteed is secured by a perfected first priority Lien on such lift trucks in favor of the holder of Indebtedness or a Credit Party and (ii) with respect to lift trucks located outside of the United States, the Indebtedness so guaranteed is secured by a Lien or other similar security interest to the extent commercially practicable in the jurisdiction in which such lift trucks are located and (b) if any Credit Party is required to make payment with respect to such guaranty, such Credit Party will have the right to either (i) the title to such lift trucks, (ii) a valid assignment of a perfected first priority Lien or other similar security interest in the lift trucks or (iii) the net proceeds of any resale of such lift trucks.
“Liquidity” means, at any time, the sum of the following:
(i)    the aggregate Availability under each Credit Facility at such time plus

(ii)	the total amount of Unrestricted Cash On Hand of the Borrowers, Borrower Subsidiaries and the Guarantors.
“Liquidity Condition” means a condition that will be satisfied at any time so long as Liquidity is greater than or equal to $100,000,000 at such time.
“Lists” is defined in Section 6.01(ff).
“Loan Documents” means this Agreement, the Notes, the Domestic Borrower Guaranty, the Multicurrency Borrower Guaranty, each Foreign Guaranty, the Security Documents, the Proposal Letter, the Administrative Agent Fee Letter, the Letter of Credit Reimbursement Agreements, the Foreign Working Capital Guaranty, the Collection Account Agreements, the Multicurrency Concentration Accounts Agreements, the collateral assignments of the Receivables Sale Agreements, the Post-Closing Agreement, the collateral assignments of the agreements described in Section 9.02(e)(i), and the other instruments, agreements and written Contractual Obligations executed or delivered pursuant to Section 5.01(a) of this Agreement by any Credit Party or Pledged Entity, any Currency Agreements to which the Administrative Agent, the Syndication Agent or any Affiliate of the Administrative Agent or the Syndication Agent is a party, any Interest Rate Contracts to which the Administrative Agent, the Syndication Agent or any Affiliate of the Administrative Agent or the Syndication Agent is a party, any Currency Agreements to which the Administrative Agent, the Syndication Agent or any Affiliate of the Administrative Agent or the Syndication Agent is a party, all other instruments, agreements and written Contractual Obligations between any Credit Party or Pledged Entity, on the one hand, and any of the Administrative Agent, the Lenders or the Issuing Banks, on the other hand, in each case delivered to either the Administrative Agent, such Lender or such Issuing Bank before, on or after the Closing Date pursuant to or in connection with the transactions (including, without limitation, the cash management arrangements) contemplated by this Agreement, and all other agreements or instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or in connection herewith or therewith or any of the transactions contemplated hereby or thereby, as any of the same may be amended, supplemented or otherwise modified from time to time.
“Loans” means the Revolving Loans, the Swing Loans and the Overdraft Loans.
“Lockboxes” means, collectively, the lockboxes established at the Collection Account Banks for collection of payments in respect of Receivables or other Collateral.

“Lowest Thirty Day Availability” means, in respect of any proposed Dividend or voluntary prepayment of any Permitted Term B Loans, the lower of:

(i)
the lowest aggregate Availability under both Credit Facilities at any time during the thirty-day period preceding such proposed Dividend or voluntary prepayment of any Permitted Term B Loans, as applicable; and

(ii)
the aggregate Availability under both Credit Facilities immediately upon giving pro-forma effect to such Dividend or voluntary prepayment, as applicable, and any Borrowing to fund the payment of such proposed Dividend or voluntary prepayment of any Permitted Term B Loans, as applicable.

“Mandatory Cost” is calculated as set forth on Exhibit W.

“Margin Stock” means “margin stock” as such term is defined in Regulation U.

“Material Adverse Effect” means a material adverse effect upon (a) the condition (financial or otherwise), performance or properties of any Borrower, or the Borrowers and their Subsidiaries taken as a whole, (b) the ability of any of the Credit Parties to perform their respective obligations under the Loan Documents or (c) the ability of the Lenders, the Issuing Banks or the Administrative Agent to enforce any of the Loan Documents.
“Material Foreign Account Debtor Jurisdiction” is defined in Section 8.10(b).
“Maximum Credit Amount” means, at any particular time, an amount equal to:
(i) with respect to the Domestic Facility, the lesser of (1) the Domestic Commitment in effect at such time and (2) (A) the Domestic Borrowing Base, minus (B) the amount of any Availability Reserves applicable to the Domestic Facility in effect at such time, minus (C) the Converted Domestic Borrowing Base Excess allocated to the Multicurrency Facility pursuant to Section 2.01(a)(ii); and
(ii) with respect to the Multicurrency Facility, the lesser of (1) the Multicurrency Commitment in effect at such time and (2) (A) the Multicurrency Borrowing Base at such time, plus (B) the Converted Domestic Borrowing Base Excess then allocated to the Multicurrency Facility pursuant to Section 2.01(a)(ii) (with the understanding that the addition of Converted Domestic Borrowing Base Excess at no time shall result in the Maximum Credit Amount for the Multicurrency Facility exceeding the Multicurrency Commitment then in effect), minus (C) the amount of any Availability Reserves applicable to the Multicurrency Facility in effect at such time.
Notwithstanding the foregoing, from and after the Termination Date, the “Maximum Credit Amount” under each Facility shall equal $0.
“Maximum Domestic Commitment” means, in respect of any Domestic Lender, the amount set forth opposite such Domestic Lender's name on Schedule 1.01.1 under the caption “Maximum Domestic Commitment” as such amount may be reduced or modified pursuant to this Agreement (including pursuant to any Assignment and Acceptance).
“Maximum Multicurrency Commitment” means, in respect of any Multicurrency Lender, the amount set forth opposite such Multicurrency Lender's name on Schedule 1.01.1 under the caption

“Maximum Multicurrency Commitment” as such amount may be reduced or modified pursuant to this Agreement (including pursuant to any Assignment and Acceptance).
“Maximum Swing Loan Amount” is defined in Section 2.01(b).
“MB Allocable Amount” is defined in Section 13.06.
“MB Payment” is defined in Section 13.06.
“MIS” means computerized management information system for recording and maintenance of information regarding purchases, sales, aging, categorization, and locations of Inventory, creation and aging of Receivables, and accounts payable (including agings thereof).
“Monthly Borrowing Base Delivery Date” is defined in Section 7.05(a).
“Moody's” means Moody's Investors Service, Inc.
“Multicurrency Borrower Guaranty” means (a) the Amended and Restated Multicurrency Borrower Guaranty dated as of the Closing Date duly executed and delivered to the Administrative Agent by each of the Domestic Credit Parties with respect to the Multicurrency Obligations, substantially in the form and substance of Exhibit G-2 attached hereto, and (b) each Multicurrency Borrower Guaranty, substantially in the form and substance of Exhibit G-2 attached hereto, executed and delivered by a Domestic Subsidiary to the Administrative Agent pursuant to Section 9.07, as each of the same may be further amended, supplemented or otherwise modified from time to time.
“Multicurrency Borrowers” means the UK Borrower and the Netherlands Borrowers.
“Multicurrency Borrowing Base” means, as of any date of determination, with respect to the Multicurrency Borrowers, an amount equal to the sum of:
(a) up to 85.0% (or such other higher percentage as agreed to by all Lenders in their sole discretion) of the unpaid balance all Eligible Foreign Receivables plus
(b) the lesser of:
(A)     75.0% of the lower of cost or market of Eligible Foreign Inventory; and
(B)     the sum of the products of the Inventory Advance Rate multiplied by the Net Orderly Liquidation Value of each category of Eligible Foreign Inventory set forth on the Multicurrency Borrowers' Borrowing Base Certificate.
For purposes of this definition, the value or balance, as applicable, of Eligible Foreign Inventory and Eligible Foreign Receivables shall be determined after deduction of all Eligibility Reserves then effective with respect to such items.
“Multicurrency Cash Collateral Accounts” means the Euro Cash Collateral Account and the Sterling Cash Collateral Account.
“Multicurrency Commitment” means the commitment of each Multicurrency Lender to make Multicurrency Loans (including Multicurrency Loans required to be made pursuant to Section 2.01(h) and 2.02(e)(ii) to the Multicurrency Borrowers) and to participate in Letters of Credit Issued for the account of the Multicurrency Borrowers in an aggregate principal amount outstanding not to exceed the amount set forth opposite such Multicurrency Lender's name on Schedule 1.01.1 under the caption “Multicurrency Commitment” as such amount may be reduced or modified pursuant to this Agreement (including pursuant to any Assignment and Acceptance); provided, however, that at no time shall the Multicurrency Commitment exceed $100,000,000 less any permanent reduction made pursuant to Section 3.01. As of the Closing Date and as of the Amendment No. 1 Effective Date, the aggregate Multicurrency Commitments of all Multicurrency Lenders equals $100,000,000.
“Multicurrency Concentration Accounts” means:
(a) with respect to deposits denominated in Dollars, that certain account of the UK Borrower, number 10124648 maintained with Citibank in London, England (or any account that replaces such account);
(b) with respect to deposits denominated in Euros, that certain account of the UK Borrower, number 10124664 maintained with Citibank in London, England (or any account that replaces such account); and
(c) with respect to deposits in Sterling, that certain account of the UK Borrower, number 102456 maintained with Citibank in London, England (or any account that replaces such account), in each case, operated in accordance with the Multicurrency Concentration Accounts Agreements.
“Multicurrency Concentration Accounts Agreements” means (a) that certain Multicurrency Concentration Accounts Agreement dated as of May 9, 2002 among Citibank in London, England and the UK Borrower, as amended, restated, supplemented or otherwise modified from time to time, (b) that certain Multicurrency Concentration Accounts Acknowledgment of Charge and Agreement dated as of May 9, 2002 among Citibank in London, England and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time, (c) that certain Multicurrency Concentration Accounts Charge dated as of May 9, 2002 among the UK Borrower and the Administrative Agent, as replaced, amended, restated, supplemented or otherwise modified from time to time.
“Multicurrency Facility” means the facility provided by (a) the Multicurrency Lenders to make Multicurrency Loans to the Multicurrency Borrowers, (b) the Overdraft Line Bank to make Overdraft Loans to the Multicurrency Borrowers and (c) the Issuing Banks to Issue Letters of Credit for the account of the Multicurrency Borrowers, in each case on and after the Closing Date in accordance with the terms and conditions contained in this Agreement.
“Multicurrency Lenders” means the Lenders designated as such on Schedule 1.01.1 under the caption “Multicurrency Commitment” and each other institution which is party hereto as a Multicurrency Lender pursuant to an Assignment and Acceptance.
“Multicurrency LIBO Rate” means, with respect to any Interest Period applicable to a Borrowing of Fixed Rate Loans under the Multicurrency Facility denominated in a Specified Foreign Currency, the interest rate per annum equal to (A) the offered quotations for deposits in the Specified Foreign Currency of the relevant Borrowing for a period comparable to the relevant Interest Period which appears on the applicable Reuters screen page (or the service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in the Specified Foreign Currency concerned) at or about 11:00 a.m. (London time) on the applicable Fixed Rate Determination Date; or (B) if no such interest rate determined under clause (A) is available, the arithmetic mean (rounded upward to the nearest one-sixteenth of one percent (0.0625%)) of the interest rates, as supplied to Citibank at its request, quoted by the “London Reference Banks” to leading banks in the London interbank market at or about 11:00 a.m. (London time) on the applicable Fixed Rate Determination Date for the offering of deposits in the Specified Foreign Currency of the relevant Borrowing for a period comparable to the relevant Interest Period.
“Multicurrency Loan” is defined in Section 2.01(a).
“Multicurrency Loan Notes” means one or more promissory notes payable to the Multicurrency Lenders evidencing the Multicurrency Borrowers' Obligations to repay the Multicurrency Loans, substantially in the form and substance of Exhibit Q-2 attached hereto.
“Multicurrency Obligations” means the Obligations of the Foreign Credit Parties under the Multicurrency Facility.
“Multicurrency Payment Account” means that account maintained at Citibank in London, England, in the name of the Administrative Agent, into which payments in respect of Obligations shall be made, as set forth in the Multicurrency Concentration Accounts Agreements.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA, and which is, or within the immediately preceding six (6) years was, contributed to by any Borrower or any ERISA Affiliate.
“NACCO Materials Handling S.R.L.” means the Italian Receivables Seller.
“Net Cash Proceeds of Issuance of Equity Securities or Indebtedness” means (a) net cash proceeds (including cash, equivalents readily convertible into cash, and such proceeds of any notes received as consideration or any other non-cash consideration) received by any Credit Party or any direct Subsidiary of any Borrower at any time after the Closing Date on account of the issuance of (i) equity Securities of any Borrower or any of its Subsidiaries (other than Capital Stock of a Subsidiary issued to any Credit Party) or (ii) Indebtedness (other than Indebtedness permitted under Section 9.01) of any Credit Party, or any direct Subsidiary of any Borrower, in each case net of all transaction costs and underwriters' discounts with respect thereto; and (b) proceeds received by any Borrower at any time after the Closing Date as a contribution to its capital on account of the issuance of equity Securities of such Borrower; provided, however, that Net Cash Proceeds of Issuance of Equity Securities or Indebtedness shall not include net proceeds of up to $25,000,000 in any four fiscal quarter period resulting from (x) the issuance by NMHG Holding of equity Securities to the Parent or (y) capital contributions made by the Parent (directly or indirectly) to NMHG Holding or any of the other Borrowers.
“Net Cash Proceeds of Sale” means, (a) proceeds received by any Credit Party, or any direct Subsidiary of any Borrower in cash (including cash, equivalents readily convertible into cash, and such proceeds of any notes received as consideration of any other non-cash consideration) from the sale, assignment or other disposition of any Property (including any Sale and Leaseback Transaction but not the lease or license of any Property), other than sales permitted under clauses (a), (c), (d), (e) and (f) of Section 9.02, net of (i) the costs of sale, assignment or other disposition, (ii) any income, franchise, transfer or other tax liability arising from such transaction and (iii) amounts applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien permitted by Section 9.03 on the asset disposed of, if such net proceeds arise from any individual sale, assignment or other disposition or from any group of related sales, assignments or other dispositions; and (b) to the extent provided in Section 8.13), proceeds of insurance on account of the loss of or damage to any such Property or Properties, and payments of compensation for any such Property or Properties taken by condemnation or eminent domain.
“Net Orderly Liquidation Value Percentage” means the orderly liquidation value on an as-is-where-is basis (net of cost and expenses incurred in connection with liquidation) of inventory as a percentage of the cost of such inventory, which percentage shall be determined by reference to the most recent third-party appraisal of such inventory received by the Administrative Agent.
“Netherlands Borrowers” is defined in the preamble.
“NFS” means NMHG Financial Services, Inc., a Delaware corporation in which NMHG holds a minority interest.
“NMHG” is defined in the preamble.
“NMHG Holding” is defined in the preamble.
“NMHG Holding Company Merger” means the merger or consolidation of NMHG Holding with and into Hyster-Yale or NMHG, in each case in accordance with Section 9.09.
“NMHG Mauritius Entities” means NMHG Mauritius, Shanghai Hyster Forklift Ltd., Shanghai Hyster International Trading Co., Ltd. and Hyster (H.K.) Limited.
“Non-Collateral Operating Lease” is defined in Section 9.10(b).
“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender or a Potential Defaulting Lender.
“Non-USD Currency” is defined in Section 14.21(a).
“Notes” means, collectively, the Domestic Loan Notes, the Multicurrency Loan Notes, the Swing Loan Note, and all amendments thereto, replacements thereof and substitutions therefor.
“Notice of Borrowing” means a notice substantially in the form of (a) Exhibit K-1 attached hereto for Borrowings under the Domestic Facility and (b) Exhibit K-2 attached hereto for Borrowings under the Multicurrency Facility.
“Notice of Continuation/Conversion” means a notice substantially in the form of Exhibit L attached hereto.
“Notice of Letter of Credit Issuance” means a notice substantially in the form of (a) Exhibit M-1 attached hereto for Letters of Credit Issued under the Domestic Facility and (b) Exhibit M-2 attached hereto for Letters of Credit Issued under the Multicurrency Facility.
“NPL” is defined in Section 6.01(o).
“Obligations” means, to the extent arising hereunder, under the Notes or under any other Loan Document, all Loans, all Overdraft Loans, Protective Advances, advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to the Administrative Agent, any Lender, any Issuing Bank, any Affiliate of the Administrative Agent, any Lender or any Issuing Bank, or any Person entitled to indemnification pursuant to Section 14.03, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising (a) under or in connection with (i) a Currency Agreement with the Administrative Agent, the Syndication Agent, any Lender or any Affiliate of the Administrative Agent, the Syndication Agent or any Lender, (ii) an Interest Rate Contract with the Administrative Agent, the Syndication Agent, any Lender or any Affiliate of the Administrative Agent, the Syndication Agent or any Lender, (iii) a Commodity Agreement with the Administrative Agent, the Syndication Agent, any Lender or any Affiliate of the Administrative Agent, the Syndication Agent or any Lender or (iv) the Concentration Accounts, the Cash Collateral Accounts or any cash management services provided by the Administrative Agent or any Affiliate of the Administrative Agent, including, without limitation, those described in Section 3.06(d), or (b) by reason of (i) an extension of credit, (ii) opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, (iii) loan, (iv) guaranty or (v) indemnification or (c) in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, foreign exchange costs, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to any Credit Party hereunder or under any other Loan Document and the obligations of the Borrowers to cash collateralize the Letter of Credit Obligations.
“Obligee” and “Obligees” are defined in Section 12.09(e).
“OFAC” is defined in Section 6.01(ff).
“OFAC Laws and Regulations” is defined in Section 6.01(ff).
“Officer's Certificate” means, as to a corporation, a certificate executed on behalf of such corporation by an officer or director of such corporation and, with respect to any Credit Party, substantially in the form of Exhibit N attached hereto.
“Operating Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.
“Operating Multicurrency Borrowers” means NACCO BV and the UK Borrower.
“Optional Currency” means (a) with respect to the Domestic Borrowers or Domestic Lenders, Dollars, and (b) with respect to the Multicurrency Borrowers or Multicurrency Lenders, the Specified Foreign Currency.
“Original Currency” is defined in Section 14.21(b).
“Other Currency” is defined in Section 14.21(b).
“Overdraft Line Bank” means Citibank International PLC, in its individual capacity or, in the event CNAI is not the Administrative Agent, the Administrative Agent (or any Affiliate of the Administrative Agent designated by the Administrative Agent and approved by the Multicurrency Borrowers), in its individual capacity.
“Overdraft Line Commitment” means $20,000,000.
“Overdraft Loans” is defined in Section 2.01(c)(i).
“Overdraft Rate” means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the rate of interest designated and published in London by (a) with respect to Overdraft Loans provided to the Sterling Overdraft Accounts, the principal office of Bank of England in London, England as the “base rate” applicable to Sterling, and (b) with respect to Overdraft Loans provided to the Euro Overdraft Accounts, the principal office of the European Central Bank in London, England, as the “base rate” applicable to Euros.
“Overdraft Settlement Date” is defined in Section 2.01(h).
“Paid In Full”, “Pay In Full” and “Payment In Full” means, with respect to the Obligations of any Credit Party:
(a) with respect to each Letter of Credit issued for the account of such Borrower, (x) the termination and surrender for cancellation of such Letter of Credit or (y) satisfaction and compliance with terms of Section 2.02(a)(iii) with respect to such Letter of Credit;
(b) with respect to (i) each Currency Agreement with the Administrative Agent, the Syndication Agent or any Affiliate of the Administrative Agent or the Syndication Agent to which such Credit Party is a counterparty, (ii) each Interest Rate Contract with the Administrative Agent, the Syndication Agent or any Affiliate of the Administrative Agent or the Syndication Agent to which such Credit Party is a counterparty, and (iii) each Commodity Agreement with the Administrative Agent, the Syndication Agent or any Affiliate of the Administrative Agent or the Syndication Agent to which such Credit Party is a counterparty the delivery of Cash Collateral in such form as requested by the Administrative Agent or the Syndication Agent, as applicable, (and, in the case of Letters of Credit, the applicable Issuing Bank) for deposit in the appropriate Cash Collateral Account, together with such endorsements, and execution and delivery of such documents and instruments as the Administrative Agent or the Syndication Agent, as applicable, may request in order to perfect or protect the Administrative Agent's Lien with respect thereto, in an aggregate principal amount equal to the then outstanding Currency Agreement Exposure, Interest Rate Contract Exposure and Commodity Agreement Exposure, respectively, with respect thereto; and
(c) with respect to all other Obligations (other than, as of any date of payment, Obligations which are contingent and unliquidated and not then due and owing and which pursuant to Section 14.09, survive the making and repayment of the Loans, the issuance and discharge of Letters of Credit hereunder and the termination of the Commitments hereunder), the indefeasible payment in full in cash of such Obligations.
“Parent” means NACCO Industries, Inc., a Delaware corporation.
“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“Parent Subordinated Indebtedness” means unsecured Indebtedness owing by any Borrower or Borrower Subsidiary to the Parent and unsecured guaranties thereof by any other Borrower or Borrower Subsidiary; provided that any such Indebtedness or guaranty issued by a Credit Party shall be subordinated in right of payment to the Obligations and otherwise on terms and conditions satisfactory to the Administrative Agent; provided, further, that, in the event that any Borrower Subsidiary which is not a Credit Party guaranties or becomes jointly and severally liable for any Parent Subordinated Indebtedness issued by any Credit Party, such Borrower Subsidiary, as a condition of issuing such guaranty or becoming jointly and severally liable for such Indebtedness, shall become a Guarantor with respect to (i)

if such Credit Party is a Domestic Credit Party, all Obligations guaranteed by the Domestic Guarantors, (ii) if such Credit Party is a Multicurrency Borrower, all Obligations of such Multicurrency Borrower or (iii) if such Credit Party is a Foreign Guarantor, all Obligations guaranteed by such Foreign Guarantor.
“Participant” is defined in Section 14.01(h).
“Participant Register” is defined in Section 14.01(h).
“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.
“Permits” means any permit, approval, authorization, license, variance, exemption, no-action letter or permission required from a Governmental Authority under an applicable Requirement of Law.
“Permitted Existing Accommodation Obligations” means those Accommodation Obligations of the Borrowers and their Subsidiaries identified as such on Schedule 1.01.4.
“Permitted Existing Indebtedness” means the Indebtedness of the Borrowers and their Subsidiaries identified as such on Schedule 1.01.5.
“Permitted Existing Investments” means those Investments identified as such on Schedule 1.01.6.
“Permitted Existing Liens” means the Liens on assets of each Borrower and Borrower Subsidiary identified as such on Schedule 1.01.7.
“Permitted Holders” means, collectively, the parties to the Stockholders' Agreement, dated as of March 15, 1990, as amended from time to time, by and among PNC Bank, National Association (as successor to National City Bank, (Cleveland, Ohio)), as depository, the Participating Stockholders (as defined therein) and the Parent; provided, however, that for purposes of this definition only, the definition of Participating Stockholders contained in the Stockholder's Agreement shall be such definition in effect on the Closing Date.
“Permitted Term B Loan Intercreditor Agreement” means (i) the Intercreditor Agreement dated as of March 22, 2006 among the Administrative Agent, the Borrowers and the Existing Term Loan Agent and (ii) any other intercreditor agreement entered into by the Administrative Agent pursuant to Section 12.02, in each case, as the same may from time to time be amended, restated or otherwise modified from time to time, so long as such intercreditor agreement is in form and substance reasonably acceptable to the Administrative Agent.
“Permitted Term B Loan Documents” means all of the documents, instruments and agreements documenting or evidencing the Permitted Term B Loans, as any of the foregoing may from time to time be amended, restated or otherwise modified from time to time.
“Permitted Term B Loans” means the Existing Term Loans, any other term loans (including, without limitation, all institutional tranche term loans (such as tranche B or tranche C term loans) or any high yield offering private placement or other similar offering incurred by one or more of the Domestic Borrowers so long as the following conditions are satisfied to the satisfaction of the Administrative Agent prior to or concurrently with the incurrence of the Indebtedness evidenced by such term loans, private placement, high yield offering or any other similar offering: (i) such Indebtedness does not exceed an aggregate principal amount equal to $250,000,000, (ii) the holders of such Indebtedness shall be subject to the Permitted Term B Loan Intercreditor Agreement, (iii) the Permitted Term B Loan Documents shall be reasonably acceptable to the Administrative Agent, (iv) such Indebtedness must have a final maturity date that is no earlier than the date that is six months after the Termination Date and (v) such Indebtedness may not have scheduled amortization payments in an amount in excess of $15,000,000 during any fiscal quarter ending earlier than the date that is six months after the Termination Date.
“Person” means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any Governmental Authority.
“Plan” means an employee benefit plan defined in Section 3(3) of ERISA in respect of which any Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.
“Pledge Agreements” means (a) the Pledge Agreement dated as of May 9, 2002 by and between each Domestic Credit Party and the Administrative Agent, substantially in the form and substance of Exhibit O attached hereto, (b) the Pledge Agreements dated as of May 9, 2002 by the Foreign Credit Parties specified on the Closing List in favor of the Administrative Agent, (c) the other pledge agreements described on Schedule 1.01.10 and (d) all other pledge agreements executed by any Borrower or Borrower Subsidiary in accordance with Section 9.07, as each of the same may be further amended, supplemented or otherwise modified from time to time.
“Pledged Entity” means any Borrower or Borrower Subsidiary all or a portion of the Capital Stock of which has been or is required to be pledged pursuant to a Pledge Agreement in accordance with the terms of this Agreement.
“Potential Defaulting Lender” means, at any time, (i) any Lender with respect to which an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of any Subsidiary of such Lender, (ii) any Lender that has notified, or whose Parent Company or a Subsidiary thereof has notified, the Administrative Agent, any Borrower, any Issuing Bank or the Swing Loan Bank in writing, or has stated publicly, that it does not intend to comply with its funding obligations under any other loan agreement or credit agreement or other similar/other financing agreement, unless such writing or statement states that such position is based on such Lender's good faith determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), or (iii) any Lender that has, or whose Parent Company has, a non-investment grade rating from Moody's or S&P or another nationally recognized rating agency. Any determination by the Administrative Agent that a Lender is a Potential Defaulting Lender under any of clauses (i) through (iii) above will be conclusive and binding absent manifest error, and such Lender will be deemed a Potential Defaulting Lender (subject to Section 3.07(b)) upon notification of such determination by the Administrative Agent to the Borrowers, the Issuing Banks, the Swing Loan Bank and the Lenders.
“Post-Closing Agreement” means that certain letter agreement dated the Closing Date among the Administrative Agent and the Borrowers, as amended, restated, supplemented or otherwise modified from time to time.
“Previous Agreement” has the meaning set forth in the Preliminary Statement of this Agreement.

“Pro Forma” means the unaudited pro forma opening balance sheet of NMHG Holding and its Subsidiaries attached hereto as Exhibit P, prepared in accordance with GAAP, dated as of the Closing Date, and giving effect to the extensions of credit contemplated hereby.
“Pro Rata Share” means:
(a)     with respect to any Lender and any Credit Facility, the percentage obtained by dividing (i) such Lender's Commitment in respect of such Credit Facility at such time by (ii) the aggregate amount of all Commitments in respect of such Credit Facility at such time, and
(b)     with respect to any Lender and the Credit Facilities taken as a whole, the percentage obtained by dividing (i) such Lender's Commitment in respect of all Credit Facilities at such time by (ii) the aggregate amount of all Commitments at such time;
provided, however,
(i)    if all of the Commitments are terminated pursuant to the terms hereof, then “Pro Rata Share” means the percentage obtained by dividing (x) the aggregate amount of such Lender's Credit Facility Outstandings under all Credit Facilities by (y) the aggregate amount of all Credit Facility Outstandings; and
(ii)    if the CAM Exchange has occurred, then “Pro Rata Share” means, in respect of any Lender, a Percentage equal to such Lender's CAM Percentage.
“Process Agent” is defined in Section 14.17.
“Property” means any Real Property or personal property, plant, building, facility, structure, underground storage tank or unit, Equipment, Inventory, General Intangible, Receivable, or other asset owned, leased or operated by any Borrower or any of its Subsidiaries, as applicable (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).
“Proposal Letter” means each of (i) the Proposal Letter dated May 19, 2010 by and among the Joint Lead Arrangers, CNAI, Bank of America, N.A. and the Borrowers, as amended, restated, supplemented or otherwise modified from time to time and (ii) the Proposal Letter dated February 2, 2012 by and among the Joint Lead Arrangers, CNAI, Bank of America, N.A. and the Borrowers, as amended, restated, supplemented or otherwise modified from time to time.
“Protective Advances” is defined in Section 12.09(a).
“Purchase Money Liens” is defined in Section 9.01(d).
“Qualifying Lender” means (i) a Lender (other than a Lender within paragraph (ii) below) which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is: (A) a UK Bank; (B) a UK Lender or (C) a Treaty Lender; or (ii) a building society (as defined for the purpose of section 880 of the Income Tax Act 2007) making an advance under a Loan Document.
“Real Property” means, with respect to any Person, all of such Person's present and future right, title and interest (including, without limitation, any leasehold estate) in real property.

“Receivables” means, with respect to any Person, all of such Person's present and future (a) accounts (as defined in the Uniform Commercial Code or in any similar statute of England and Wales, Scotland, Northern Ireland, the Netherlands or any other relevant jurisdiction, or any political subdivision thereof), (b) accounts receivable, (c) rights to payment for goods sold or leased or for services rendered, whether or not earned by performance (with respect to any Foreign Credit Party, irrespective of whether such goods were sold by the UK Borrower or by any other Foreign Credit Party), (d) all chattel paper, (e) all rights in any merchandise or goods which any of the same may represent, and (f) all rights, title, security, insurance, letters of credit, guaranties and other supporting obligations with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.
“Receivables Sale Agreements” shall mean (a) the agreements between the Netherlands Borrowers and the UK Borrower providing for the daily sale and assignment of all Receivables originated by NACCO BV to the UK Borrower and (b) the agreements, if any, between NACCO Materials Handling S.R.L. (or a successor thereto) and the UK Borrower providing for the daily sale and assignment of all Receivables originated by NACCO Materials Handling S.R.L. (or such successor) to the UK Borrower, in each case, in form and substance satisfactory to the Administrative Agent.
“Receivables Subsidiary” means a wholly-owned Subsidiary of the UK Borrower that is structured to be “bankruptcy remote” and that engages in no activities other than in connection with the purchase and financing of Receivables from one or more of the Foreign Credit Parties and execution, delivery and performance of the Loan Documents and transactions contemplated thereby.
“Received Amount” is defined in Section 12.09(f).
“Refinanced Indebtedness” means the Indebtedness of any Borrower (including obligations under any receivables factoring or discounting facility) which is to be refinanced, repaid, retired or defeased out of the proceeds of the Loans made on the Closing Date and identified as such on Schedule 1.01.8.
“Register” is defined in Section 14.01(c).
“Regulation A” means Regulation A of the Federal Reserve Board as in effect from time to time.
“Regulation D” means Regulation D of the Federal Reserve Board as in effect from time to time.
“Regulation U” means Regulation U of the Federal Reserve Board as in effect from time to time.
“Regulation X” means Regulation X of the Federal Reserve Board as in effect from time to time.
“Reimbursement Date” is defined in Section 2.02(d)(i)(A).
“Reimbursement Obligations” means, as to any Borrower, the aggregate non-contingent reimbursement or repayment obligations of such Borrower with respect to amounts drawn under Letters of Credit Issued for the account of such Borrower.
“Related Business” means any business in which any Borrower or any Borrower Subsidiary was engaged on the Closing Date and any business related, ancillary or complementary to any business of any Borrower or any Borrower Subsidiary in which any Borrower or any Borrower Subsidiary was engaged on the Closing Date or a reasonable extension, development or expansion of the business in which any Borrower or any Borrower Subsidiary was engaged as of the Closing Date.
“Related Parties” means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.
“Release” means any active or passive release, spill, emission, leaking, pumping, injection, deposit, disposal, pouring, dumping, abandonment, discards of barrels, containers or other receptacles, including the active or passive discharge, dispersal, leaching or migration of Contaminants into the indoor or outdoor environment or into or out of any Property.
“Relevant Person” means each of (a) NMHG, UK Borrower and the Netherlands Borrowers, (b) until an NMHG Holding Company Merger, NMHG Holding, (c) after an NMHG Holding Company Merger where Hyster-Yale is the surviving entity, Hyster-Yale, and (d) prior to a Restructuring, Parent.
“Remedial Action” means actions required to (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (b) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (c) investigate and determine if a remedial or other response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.
“Rental Equipment Operating Lease” is defined in Section 9.10(b).
“Replacement Proceeds” means the amount of (a) proceeds of insurance paid on account of the loss of or damage to any Property and awards of compensation for Property taken by condemnation or eminent domain to the extent actually used to replace, rebuild or restore the Property so lost, damaged or taken, provided that (i) a Borrower shall have delivered written notice to the Administrative Agent that it or its applicable Subsidiary intends to so replace, rebuild or restore such Property and (ii) such Borrower or such applicable Subsidiary of such Borrower replaces or commences the restoration or rebuilding of such Property within 365 days after the Administrative Agent's receipt of the proceeds of such insurance payment or condemnation award and (b) insurance paid on account of a business interruption occurrence to the extent actually used in the restoration or conduct of the business interrupted.
“Reportable Event” means any of the events described in Section 4043 of ERISA excluding those events for which the requirement of notice has been waived by the PBGC.
“Required Cross-Border Opinions” is defined in Section 8.10(b).
“Required Evidence of Insurance” is defined in Section 8.05.
“Requirements of Law” means, as to any Person, the charter and bylaws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Internal Revenue Code, the Securities Act, the Securities Exchange Act, Regulations U and X, ERISA, the Fair Labor Standards Act and any similar statute of any foreign government or any political subdivision thereof and any certificate of occupancy, zoning ordinance, building, or land use requirement or Permit or labor or employment rule or regulation, including Environmental, Health or Safety Requirements of Law.
“Requisite Lenders” means, at any time, Lenders holding, in the aggregate, greater than fifty-percent (50%) of the then aggregate amount of the Commitments in effect at such time; provided, however, that, in the event any of the Lenders is then a Defaulting Lender, “Requisite Lenders” means the Lenders (excluding Defaulting Lenders (and their Affiliates who are Lenders)) whose Pro Rata Shares of the Credit Facilities represent greater than fifty-percent (50%) of the aggregate Pro Rata Shares of such Lenders; provided, however, that, in the event that the Commitments have been terminated pursuant to the terms hereof, “Requisite Lenders” means the Lenders (without regard to whether any Lenders are Defaulting Lenders) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Credit Facility Outstandings are greater than fifty-percent (50%).
“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of, or interests in, any class of Capital Stock of any Borrower or any of their Subsidiaries now or hereafter outstanding, except a dividend (or equivalent distribution) payable solely in (i) shares of, or options or warrants (which do not contain put or call rights) with respect to, that class of stock and/or (ii) shares of any class of stock which is junior to that class of stock, provided that such shares do not constitute Indebtedness, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of, or interests in, any class of Capital Stock of any Borrower or any of their Subsidiaries now or hereafter outstanding, (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of, or interests in, any class of Capital Stock of any Borrower or any of their Subsidiaries now or hereafter outstanding, (d) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to any Indebtedness which by its terms is subordinated to the Obligations, including, without limitation, Parent Subordinated Indebtedness, and (e) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to (i) the ING Working Capital Line or (ii) Indebtedness arising from intercompany loans between any Borrower or Borrower Subsidiary and any other Borrower or Borrower Subsidiary.
“Restructuring” means one or more transactions which would not cause a Change of Control with respect to any Relevant Person other than the Parent, the result of which is that the Parent no longer owns any Capital Stock issued by NMHG Holding, Hyster-Yale, or any Borrower.
“Revolving Loan” is defined in Section 2.01(a).
“S&P” means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business.
“Sale and Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person and is thereafter leased back from the purchaser thereof by such Person.
“Scheduled Principal Payments” means, for any period, the sum of the amounts for such period of scheduled payments of principal on the Indebtedness of NMHG Holding and its Subsidiaries (including the principal component of Capital Lease obligations).

“Securities” means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares, or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“Security Documents” means the Pledge Agreements, the Domestic Security Agreement, the Trademark Security Agreements, the Collection Account Agreements, the Foreign Security Agreements, and any other agreement, document or instrument that creates a Lien on Property of a Credit Party in favor of any Holder, including, without limitation, any security documents and any documents ancillary thereto entered into pursuant to Section 8.16, in each case, together with all amendments, restatements, supplements or modifications thereto.
“Solvent” means, when used with respect to any Person, that at the time of determination:
(i) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and
(ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and
(iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and
(iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.
For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Availability Block” means, as of any date:

(i)    if any scheduled principal payment of $5,000,000 or more in respect of any Permitted Term B Loan (x) is then due and payable, (y) is due and payable within 90 days after such date or (z) was due and payable at any time 90 days before such date

(A)    $30,000,000;

minus

(B)    the total amount of unrestricted and available cash and cash equivalents of the Domestic Credit Parties at such time that are in segregated pledged deposit accounts or pledged securities accounts (but excluding any amounts on deposit in the Collection Accounts and the Domestic Concentration Account) subject to the

Administrative Agent's sole dominion and “control” within the meaning of Article 8 of the UCC or Article 9 of the UCC, as applicable; and

(ii)    at all other times, $0.
“Specified Foreign Currency” means Euros or Sterling.
“Specified Indebtedness” has the meaning set forth in Section 10.04.
“Spot Rate” shall mean on any day, with respect to any currency, the rate at which such currency may be exchanged into Dollars, which shall be the Historical Currency Exchange Rate on the immediately prior day as determined by OANDA Corporation and made available on its website at http://oanda.com/convert/fxhistory; provided, that if at the time of any such determination, for any reason, no such rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Standby Letter of Credit” means any Letter of Credit Issued by an Issuing Bank pursuant to Section 2.02 for the account of a Domestic Borrower which is not a Commercial Letter of Credit.
“Sterling” means the lawful currency of the United Kingdom.
“Sterling Cash Collateral Account” means an account designated as such with respect to the Multicurrency Borrowers and established by the Administrative Agent maintained with Citibank in London, England, for account funds denominated in Sterling.
“Sterling Loans” means Multicurrency Loans denominated in Sterling and Protective Advances denominated in Sterling, and, in each case, advanced to a Multicurrency Borrower.
“Sterling Overdraft Accounts” means:
(i)    account number 48526 maintained with Citibank in London, England, in the name of NACCO BV (or any account that replaces such account); and
(ii)     account number 8022232 maintained with Citibank in London, England, in the name of the UK Borrower (or any account that replaces such account).
“Subsidiary” of a Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.
“Supermajority Lenders” means, at any time, Lenders holding, in the aggregate, greater than sixty-six and two thirds percent (66 2/3%) of the then aggregate amount of the Commitments in effect at such time; provided, however, that, in the event any of the Lenders is then a Defaulting Lender, “Supermajority Lenders” means the Lenders (excluding Defaulting Lenders (and their Affiliates who are Lenders)) whose Pro Rata Shares of the Credit Facilities represent greater than sixty-six and two thirds percent (66 2/3%) of the aggregate Pro Rata Shares of such Lenders; provided, however, that, in the event that the Commitments have been terminated pursuant to the terms hereof, “Supermajority Lenders” means the Lenders (without regard to whether any Lenders are Defaulting Lenders) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Credit Facility Outstandings are greater than sixty-six and two thirds percent (66 2/3%).
“Swing Loan” is defined in Section 2.01(b).
“Swing Loan Bank” means Citibank, in its individual capacity or, in the event CNAI is not the Administrative Agent, the Administrative Agent (or any Affiliate of the Administrative Agent designated by the Administrative Agent), in its individual capacity.
“Swing Loan Note” means the promissory note payable to the Swing Loan Bank evidencing the Domestic Borrowers' Obligations to repay the Swing Loans made to the Domestic Borrowers, substantially in the form and substance of Exhibit Q-3 attached hereto.
“Swing Loan Settlement Date” is defined in Section 2.01(g).
“Syndication Agent” is defined in the preamble.
“Tax Sharing Agreement” means that certain Amended Tax Sharing Agreement, dated as of December 22, 2007, among the affiliated group of corporations, within the meaning of Section 1504(a) of the Internal Revenue Code of which the Parent is the common parent, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Taxes” is defined in Section 3.04(a).
“Termination Date” means the earlier to occur of (x) the date of termination of the Commitments pursuant to the terms hereof and (y) March 8, 2017.
“Termination Event” means (a) a Reportable Event with respect to any Benefit Plan; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which such Borrower or such ERISA Affiliate was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (c) the imposition of an obligation on any Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA or, with respect to a Foreign Pension Plan, written notice to the trustees or fiduciaries of, or members in, such plan, or to a foreign Governmental Authority of an intent to terminate such Foreign Pension Plan; (d) the institution by the PBGC or any similar foreign Governmental Authority of proceedings to terminate a Benefit Plan or a Foreign Pension Plan; (e) any event or condition which would reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (f) a foreign Governmental Authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan; or (g) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan or a Foreign Pension Plan.
“Total Borrowing Base” means, collectively, the Domestic Borrowing Base and the Multicurrency Borrowing Base.
“Trademark Security Agreements” means (a) the Trademark Security Agreement dated as of May 9, 2002 by and between the Domestic Credit Parties and the Administrative Agent substantially in the form of Exhibit R attached hereto, (b) each Trademark Security Agreement, if any, dated as of May 9, 2002 by and between a Foreign Credit Party and the Administrative Agent, and (c) each Trademark Security Agreement required to be delivered by a Borrower Subsidiary pursuant to Section 9.07, as each of the same may be further amended, supplemented or otherwise modified from time to time.

“Treaty Lender” means a Lender which is treated as a resident of a Treaty State for the purposes of the Treaty and does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected.
“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
“UK Bank” means a Lender (a) which is a bank (as defined for the purpose of Section 879 of the Income Tax Act 2007) making an advance under a Loan Document, or (b) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of Section 879 of the Income Tax Act 2007) at the time that the advance was made, and in each case which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance.
“UK Borrower” is defined in the preamble.
“UK Lender” means a Lender which is:
(a)    a company resident in the United Kingdom for United Kingdom tax purposes; or
(b)    a partnership each member of which is:
(i) a company so resident in the United Kingdom; or
(ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or
(c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning of section 19 of the CTA).
“UK Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) imposed by the government of the United Kingdom or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government of the United Kingdom.
“Uniform Commercial Code” means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the creation, attachment, perfection, priority or enforcement of the Administrative Agents' or Holder's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall include the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such creation, attachment, perfection, priority or enforcement and for purposes of definitions related to such provisions.

“Unrestricted Cash On Hand” means, as of any date of determination, an amount equal to (a) the amount of immediately available cash and Cash Equivalents on deposit in Bank Accounts reported on the most recently delivered monthly Financial Statement, minus (b) all such cash and Cash Equivalents which is the subject of any Lien or right of setoff, whether directly, as proceeds of other property subject to a Lien or right of setoff, or otherwise (other than a Lien in favor of the Administrative Agent or a right of setoff with respect to Bank Accounts with respect to which the Administrative Agent has control (as defined in the Uniform Commercial Code)), minus (c) all such cash or Cash Equivalents which is held in any deposit or securities account which is subject to any Lien in favor of any Person other than the Administrative Agent.
“Unused Commitment Fee” is defined in Section 4.03(b).
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as amended.
“Voting Stock” means, with respect to any Person, shares, securities, limited liability company interests, general or limited partnership interests or other equivalents with respect to any class or classes of Capital Stock of such Person entitling any holder thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) (a) in the case of a corporation (or equivalent organization), to vote in the election of members of the board of directors (or the equivalent thereof) of such Person, (b) in the case of a limited liability company, to vote in the election of managers of such Person or to bind or otherwise act as agent for such Person, (c) in the case of a limited partnership, to vote on the admission of the general partner of such Person or to bind or otherwise act as agent for such Person or (iv) in the case of a general partnership, to bind or otherwise act as agent for such Person.
“Weekly Borrowing Base Delivery Date” is defined in Section 7.05(c).
1.02.    Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.
1.03    Accounting Terms. Subject to Section 14.04, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.
1.04    Other Definitional Provisions. References to the “preamble”, “Articles”, “Sections”, “subsections”, “Schedules” and “Exhibits” shall be to the preamble, Articles, Sections, subsections, Schedules and Exhibits, respectively, of and to this Agreement unless otherwise specifically provided. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.05    Netherlands Terms. In this Agreement, where it relates to a Netherlands Borrower, a reference to:
(a)    unless a contrary indication appears, a “director”, in relation to a Netherlands Obligor, means a managing director (bestuurder) and “board of directors” means its managing board (bestuur).
(b)    “constituent documents” includes:
(i)    for a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) or a public limited liability company (naamloze vennootschap), such company's deed of incorporation (akte van oprichting) and its articles of association (statuten) as most recently amended;
(ii)    for a partnership (vennootschap onder firma or maatschap) or a limited liability partnership (commanditaire vennootschap), such partnership's partnership agreement; and
(iii)    for any Dutch entity, a recent extract from the Dutch Trade Register (handelsregister) relating to such entity;
(c)    “Lien” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame) and, in general, any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijke zekerheid);
(d)    a “wind-up”, “administration” or “dissolution” includes a Netherlands Borrower being declared bankrupt (failliet verklaard) or dissolved (ontbonden);
(e)a “composition” includes surceance van betaling;
(f)any “action commenced” in connection with voluntary bankruptcy includes a Netherlands Borrower having filed a notice under Section 36 of the Dutch 1990 Tax Colelction Act (Invorderingswet 1990) (whether or not pursuant to Section 60 of the Act on the Financing of Social Insurances (Wet financiering sociale zekerheden));
(g)a “receiver” includes a curator;
(h)an “administrator” includes a bewindvoerder; and
(i)an “attachment” includes a beslag and a “warrant of attachment” includes a verlof tot het leggen van beslag.

1.06    Other Terms. All other terms contained herein shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.
1.07    Payments by the Borrowers. Except as expressly set forth herein to the contrary, (a) all payments made by the Borrowers in respect of principal and interest on the Loans made under any Credit Facility shall be made (i) with respect to the Domestic Facility, in Dollars and (ii) with respect to the Multicurrency Facility, in the Specified Foreign Currency in which such Loan was made and (b) all payments of Reimbursement Obligations shall be made in Dollars or the Specified Foreign Currency in which the Letter of Credit under which such Reimbursement Obligations arise is denominated.
1.08    Accounting and Financial Computations. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrowers or any of their Subsidiaries at “fair value”, as defined therein.

ARTICLE II
AMOUNTS AND TERMS OF LOANS AND LETTERS OF CREDIT

2.01.    The Revolving Credit Facility.
(a)    (i)    Revolving Loans. Subject to the terms and conditions set forth herein,
(A)     pursuant to the Domestic Commitments, each Domestic Lender hereby severally and not jointly agrees to make revolving loans (each a “Domestic Loan”) to the Domestic Borrowers from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an amount not to exceed such Domestic Lender's Pro Rata Share of the Availability under the Domestic Facility at such time, provided, however, no such Loan shall be required to be made if, after giving effect thereto:
(1)     the aggregate Credit Facility Outstandings owed by the Domestic Borrowers under the Domestic Facility exceed the Maximum Credit Amount for the Domestic Facility at such time; or
(2)     the aggregate Credit Facility Outstandings owing to any Domestic Lender (after giving effect to any obligations of such Domestic Lender under Section 2.01(g) and Section 2.02(e)(ii)) under the Domestic Facility would exceed the Domestic Commitment of such Domestic Lender, and
(B)     pursuant to the Multicurrency Commitment, each Multicurrency Lender hereby severally and not jointly agrees to make revolving loans (each a “Multicurrency Loan” and, together with the Domestic Loans, the “Revolving Loans”) to the Multicurrency Borrowers from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an amount (converted to the Dollar Equivalent thereof) not to exceed such Multicurrency Lender's Pro Rata Share of the Availability under the Multicurrency Facility at such time, provided, however, no such Loan shall be required to be made if, after giving effect thereto:
(1)     the aggregate Credit Facility Outstandings owed by the Multicurrency Borrowers under the Multicurrency Facility exceed the Maximum Credit Amount for the Multicurrency Facility at such time; and
(2)     the aggregate Credit Facility Outstandings owing to any Multicurrency Lender (after giving effect to any obligations of such Multicurrency Lender under Section 2.01(h) and Section 2.02(e)(ii)) under the Multicurrency Facility would exceed the Multicurrency Commitment of such Multicurrency Lender.

All Revolving Loans comprising the same Borrowing hereunder shall be made by the Domestic Lenders or the Multicurrency Lenders, as the case may be, simultaneously and proportionately to their then respective Pro Rata Shares of the applicable Credit Facility. Subject to the provisions hereof, any Borrower may repay any outstanding Revolving Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.01(a) at the time of such Borrowing, until the Termination Date. Each Borrowing of Domestic Loans shall be in Dollars, and each Borrowing of Multicurrency Loans shall be denominated in a single Specified Foreign Currency. Each Borrowing of Revolving Loans shall be in an aggregate minimum amount of $1,000,000 for Floating Rate Loans, $7,500,000 for Fixed Rate Loans under the Domestic Facility, and $5,000,000 for Fixed Rate Loans under the Multicurrency Facility.
(ii)    Application of Converted Domestic Borrowing Base Excess. Upon at least seven days' prior written notice to the Administrative Agent, the Multicurrency Borrowers may elect to apply all or a portion of the excess of the amount of (x) the Domestic Borrowing Base as in effect based upon the most recently delivered Borrowing Base Certificate over (y) the Credit Facility Outstandings for the Domestic Facility as of the proposed date of conversion, to support additional Borrowings under the Multicurrency Facility. Such excess amount shall constitute the “Converted Domestic Borrowing Base Excess”. The Multicurrency Borrowers shall not be entitled to make such election if such election would result in the remaining portion of the Domestic Borrowing Base being less than the Credit Facility Outstandings for the Domestic Facility or if an Event of Default would result therefrom or is then outstanding. Nothing constituting Converted Domestic Borrowing Base Excess shall be available to support Credit Facility Outstandings under the Domestic Facility. Upon at least seven days' prior written notice to the Administrative Agent, the Multicurrency Borrowers may return all or a portion of the Converted Domestic Borrowing Base Excess to the Domestic Borrowing Base in support of Credit Facility Outstandings under the Domestic Facility so long as such returned amount is not required to support Credit Facility Outstandings under the Multicurrency Facility.
(b)    Swing Loans. The Swing Loan Bank may, in its sole discretion, make to the Domestic Borrowers to whom the Domestic Loans are available loans (each a “Swing Loan”) from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time the lesser of (i) $25,000,000 (the “Maximum Swing Loan Amount”) and (ii) the Availability for the Domestic Facility at such time. All Swing Loans made under the Domestic Facility shall be made as Floating Rate Loans and shall be available in Dollars. Except as otherwise provided herein, all Swing Loans shall be subject to all the terms and conditions applicable to Revolving Loans. Swing Loans shall be repaid pursuant to the terms of Section 2.01(g) or as otherwise provided in this Agreement.

(c)    Overdraft Loans.
(i) From time to time on any Business Day during the period from the Closing Date to the Termination Date, upon presentment to the Overdraft Line Bank for payment of an item drawn by a Multicurrency Borrower on a Euro Overdraft Account or Sterling Overdraft Account (each an “Account” and collectively the “Accounts”) with the Overdraft Line Bank in an amount that, when charged against the Account, creates an overdraft in the Account, the Overdraft Line Bank shall pay such item to the extent not subject to the limitations set forth in this Section 2.01(c)(i), and such payment shall be deemed an “Overdraft Loan”. Each Overdraft Loan provided hereunder shall bear interest at the interest rate set forth in Section 4.01(a)(ii). At no time shall the aggregate amount of Overdraft Loans exceed the lesser of (A) the Overdraft Line Commitment and (B) the Availability for the Multicurrency Facility at such time. Overdraft Loans shall be repaid pursuant to the terms of Section 2.01(h) or as otherwise provided in this Agreement.

(ii) Notwithstanding the foregoing clause (i), the Overdraft Line Bank shall not make any Overdraft Loan in the period commencing on the second Business Day after it receives written notice from any Multicurrency Lender that one or more of the conditions precedent contained in Section 5.02 shall not on such date be satisfied, and ending when such conditions are satisfied, and the Overdraft Line Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 hereof have been satisfied in connection with the making of any Overdraft Loan.

(d)    Notice of Borrowing in Respect of Revolving Loans and Swing Loans. When a Borrower desires to make a Borrowing under clauses (a) and (b) of this Section 2.01, it shall deliver to the Administrative Agent in a manner specified in Section 14.08 a signed Notice of Borrowing no later than (i) (A) 2:00 p.m. (New York time) on the proposed Funding Date for such Borrowing, in the case of a proposed Borrowing of Swing Loans, (B) 3:00 p.m. (New York time) at least one (1) Business Day in advance of the proposed Funding Date for such Borrowing, in the case of a proposed Borrowing of Floating Rate Loans that cannot be provided as Swing Loans and (C) 12:00 p.m. (New York time) at least three (3) Business Days in advance of the proposed Funding Date for such Borrowing, in the case of a proposed Borrowing of Domestic Loans consisting of Fixed Rate Loans or (ii) 3:00 p.m. (London time) at least four (4) Business Days in advance of the proposed Funding Date for such Borrowing, in the case of a proposed Borrowing of Multicurrency Loans. Any such Notice of Borrowing shall be irrevocable and, with respect to any Notice of Borrowing under clause (i)(B) above made by any Domestic Borrower, shall first constitute a request to borrow Swing Loans (other than a request for a Fixed Rate Loan); provided, however, in the event the Administrative Agent after consultation with the Swing Loan Bank determines that a Borrowing of Swing Loans is not possible or feasible, such Notice of Borrowing shall constitute a request, as of the time such Notice of Borrowing was originally submitted, by such Borrower to borrow Revolving Loans under the applicable Credit Facility; provided, further, however, all Notices of Borrowing with respect to Fixed Rate Loans shall constitute a request by such Borrower to borrow Revolving Loans under the Domestic Facility or the Multicurrency Facility, as the case may be. All Domestic Loans made under this Section 2.01 on the Closing Date shall be made initially as Floating Rate Loans and may thereafter be continued as Floating Rate Loans or converted into Fixed Rate Loans in the manner provided in Section 4.01(c). All Multicurrency Loans made under this Section 2.01 on the Closing Date shall be made initially, at the discretion of the Administrative Agent, as Overdraft Loans or as Fixed Rate Loans with an Interest Period of five days. In the case of a Notice of Borrowing delivered in connection with a proposed Borrowing of Multicurrency Loans, the applicable Multicurrency Borrower shall request, within one-half hour prior to the issuance of such Notice of Borrowing, the advice of the Administrative Agent as to the Dollar Equivalent of the amount of such Borrowing, and such Multicurrency Borrower shall specify such amount in such Notice of Borrowing; provided that such advice shall not be deemed to be a prediction or guaranty of the Dollar Equivalent of such amount after the Notice of Borrowing is submitted and shall in no way limit the Borrowers' Obligations under this Agreement due to fluctuations in the applicable Specified Foreign Currency; provided, further, that if any Multicurrency Borrower requests such advice from the Administrative Agent within one-half hour prior to the time that a Notice of Borrowing for Multicurrency Loans is required to be delivered hereunder and the Administrative Agent does not provide such advice prior to such time, such required delivery time shall be extended until the Administrative Agent provides such advice.

(e)    Making of Swing Loans. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.01(d) with respect to the Borrowing of Floating Rate Loans under the Domestic Facility, the Swing Loan Bank shall deposit in immediately available funds the amount it intends to fund, if any, in respect of the Domestic Loans requested in such Notice of Borrowing with the Administrative Agent at its office in New York, New York not later than 4:00 p.m. (New York time) on the Funding Date. The Swing Loan Bank shall not make any Swing Loan in the period commencing on the first

Business Day after it receives written notice from any Domestic Lender that one or more of the conditions precedent contained in Section 5.02 shall not on such date be satisfied, and ending when such conditions are satisfied, and the Swing Loan Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 hereof have been satisfied in connection with the making of any Swing Loan. Subject to the preceding sentence, the Administrative Agent shall make such proceeds of each funding of a Swing Loan available to the relevant Domestic Borrower at the Administrative Agent's office in New York, New York on the Funding Date of the proposed Borrowing and shall disburse such proceeds to the Disbursement Account referred to in the applicable Notice of Borrowing. If the Swing Loan Bank receives a Notice of Borrowing within the applicable time limits set forth in Section 2.01(d) and does not intend to fund such requested Borrowing as a Swing Loan, the Swing Loan Bank will promptly notify the Administrative Agent (to the extent the Swing Loan Bank and the Administrative Agent are not the same Person) of such intention, and no delay by the Swing Loan Bank shall impair the applicable Domestic Borrower's right to borrow Revolving Loans under this Section 2.01.

(f)    Making of Revolving Loans.
(i)    In the event any portion of the Loans requested in any Notice of Borrowing delivered to the Administrative Agent pursuant Section 2.01(d) will be made as Revolving Loans, the Administrative Agent shall promptly notify each Lender under the applicable Credit Facility of the amount of such Borrowing of Revolving Loans. Each such Lender shall deposit an amount equal to its Pro Rata Share under such Credit Facility of the amount of such Borrowing with the Administrative Agent in the applicable Funding Account in immediately available funds and in the appropriate currency, not later than 3:00 p.m. (New York time) with respect to Domestic Loans or 1:30 p.m. (London time) with respect to Multicurrency Loans on any Funding Date applicable thereto (or, if the Funding Date is the Closing Date, such earlier time as the Administrative Agent shall determine). Subject to the fulfillment of the conditions precedent set forth in Section 5.01 (solely with respect to the making of Revolving Loans on the Closing Date) and Section 5.02, the Administrative Agent shall make the proceeds of such amounts received by it available to the applicable Borrower at the Administrative Agent's office in New York, New York, with respect to Domestic Loans, or London, England, with respect to Multicurrency Loans, on such Funding Date and shall disburse such proceeds to the Disbursement Account referred to in the applicable Notice of Borrowing on such Funding Date.
(ii)    The failure of any Lender to deposit the amount described in clause (i) above (or required to be paid pursuant to Section 2.01(g)) with the Administrative Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Funding Date. No Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Revolving Loan hereunder nor shall the Domestic Commitment or Multicurrency Commitment of any Lender be increased or decreased as a result of any such failure.
(iii)    Unless the Administrative Agent shall have been notified by any Lender prior to 2:00 p.m. (New York time) with respect to Domestic Loans or 2:00 p.m. (London time) with respect to Multicurrency Loans, on any applicable Funding Date in respect of any Borrowing of Revolving Loans that such Lender does not intend to fund its Loan requested to be made on such Funding Date, the Administrative Agent may assume that such Lender has funded its Revolving Loan and is depositing the proceeds thereof in the applicable Funding Account on the Funding Date, and the Administrative Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the applicable

Borrower on the Funding Date. If the Revolving Loan proceeds corresponding to that amount are advanced to such Borrower by the Administrative Agent but are not in fact deposited with the Administrative Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay, and in addition such Borrower agrees to repay, to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of such Borrower until the date such amount is paid or repaid to the Administrative Agent at the interest rate applicable to such Borrowing. If such Lender shall pay to the Administrative Agent the corresponding amount, the amount so paid shall constitute such Lender's Revolving Loan, and if both such Lender and such Borrower shall pay and repay such corresponding amount, the Administrative Agent shall promptly pay to such Borrower such corresponding amount (together with any interest included in such payment). This Section 2.01(f)(iii) does not relieve any Lender of its obligation to make its Revolving Loan on any Funding Date.
(iv)    Anything hereinabove to the contrary notwithstanding, if any Multicurrency Lender shall, not later than 2:00 p.m. (London time) one Business Day before the date of any requested Borrowing of Multicurrency Loans, notify the Administrative Agent that such Lender is not satisfied that deposits in the relevant Specified Foreign Currency will be freely available to it in the relevant amount and, if applicable, for the relevant Interest Period, the right of the Multicurrency Borrowers to request Multicurrency Loans in such Specified Foreign Currency from such Lender or any subsequent Borrowing of Multicurrency Loans shall be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and, at the option of any Multicurrency Borrower, the Multicurrency Loan to be made by such Lender (and the Multicurrency Loan to be made by such Lender as part of any subsequent Borrowing of Multicurrency Loans in respect of which such Specified Foreign Currency shall have been requested during such period of suspension) shall be denominated in any other Specified Foreign Currency requested on the same Business Day which is available, and having an Interest Period coextensive with the Interest Period in effect in respect of all other Multicurrency Loans comprising a part of such Borrowing. The Administrative Agent shall, upon becoming aware that the circumstances causing any such suspension no longer apply, promptly so notify the Multicurrency Borrowers, provided that the failure of the Administrative Agent to so notify the Multicurrency Borrowers shall not impair the rights of the Lenders under this Section 2.01(f)(iv) or expose the Administrative Agent to any liability.

(g)    Settlement of Swing Loans.
(i)    The Administrative Agent (x) shall, on the last Business Day of any week if the outstanding balance of Swing Loans equals or exceeds $5,000,000 and (y) may, at any other time, in its sole discretion, notify each Domestic Lender by 12:00 p.m. (New York time), of the aggregate principal amount of Swing Loans outstanding as of the close of business on the Business Day immediately preceding the date of such notice (each such Business Day being a “Swing Loan Settlement Date”). Upon such notice, each Domestic Lender shall deposit in the applicable Funding Account in Dollars an amount equal to its Pro Rata Share under the Domestic Facility of the amount of such principal amount of Swing Loans outstanding in immediately available funds, not later than 3:00 p.m. (New York time) on the date of such notice. Upon such payment, each Domestic Lender shall be deemed to have made a Revolving Loan denominated in Dollars to the applicable Borrower or Borrowers in such amount (irrespective of the satisfaction of the conditions in Section 5.02). Each Domestic Lender hereby agrees that its obligations under this Section 2.01(g) are irrevocable and unconditional (except with respect to Swing Loans made in contravention of the second sentence of Section 2.01(e)) notwithstanding (A) the nonconformity of the amount of the Loan with the minimum amounts (and increments thereof) otherwise required hereunder, (B) whether any conditions specified in Section 5.02 are then satisfied, (C) whether a Default or Event of Default has occurred and is continuing, (D) the date of such Borrowing, (E) the amount of the Domestic Borrowing Base, Multicurrency Borrowing Base, Total Borrowing Base and Commitment at such time. In the event that any such Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of any Borrower), each Domestic Lender (other than the Swing Loan Bank) hereby agrees that it shall forthwith purchase from the Swing Loan Bank (without recourse or warranty) such assignment of the outstanding Swing Loans as shall be necessary to cause the Domestic Lenders to share in such Swing Loans ratably based upon their respective Pro Rata Shares of the Domestic Facility; provided, that all interest payable on the Swing Loans shall be for the account of the Swing Loan Bank until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Domestic Lender purchasing the same from and after such date of purchase.
(ii)    If and to the extent any Domestic Lender shall not have made available to the Administrative Agent on any Swing Loan Settlement Date with respect to the Domestic Facility any amount payable by such Domestic Lender on such Swing Loan Settlement Date pursuant to this Section 2.01(g) or Section 2.01(h), such Domestic Lender agrees to pay to the Administrative Agent forthwith on demand such amount in Dollars together with interest thereon, for each day from such Swing Loan Settlement Date until the date such amount is paid to the Administrative Agent, at the interest rate applicable to the Loans denominated in such currency hereunder.

(h)    Settlement of Overdraft Loans.
(i)    The Administrative Agent shall from time to time, in its sole discretion (but in no event less frequently than every five (5) Business Days), notify each Multicurrency Lender by 3:00 p.m. (London time), of the aggregate principal amount of Overdraft Loans outstanding as of the close of business on the Business Day immediately preceding the date of such notice. Upon such notice, each Multicurrency Lender shall deposit in its Funding Account in the appropriate Specified Foreign Currency an amount equal to its Pro Rata Share under the Multicurrency Facility of the amount of such principal amount of Overdraft Loans outstanding in immediately available funds, not later than 4:00 p.m. (London time) on the Business Day following such notice (such Business Day being an “Overdraft Settlement Date”). Upon such payment, each Multicurrency Lender shall be deemed to have made a Revolving Loan denominated in the applicable Specified Foreign Currency to the Multicurrency Borrowers in such amount (irrespective of the satisfaction of the conditions in Section 5.02). Each Multicurrency Lender hereby agrees that its obligations under this Section 2.01(h) are irrevocable and unconditional (except with respect to Overdraft Loans made in contravention of the second sentence of Section 2.01(c)(ii)) notwithstanding (A) the nonconformity of the amount of the Loan with the minimum amounts (and increments thereof) otherwise required hereunder, (B) whether any conditions specified in Section 5.02 are then satisfied, (C) whether a Default or Event of

Default has occurred and is continuing, (D) the date of such Borrowing, (E) the amount of the Domestic Borrowing Base, Multicurrency Borrowing Base, and Total Borrowing Base or Commitment at such time. In the event that any such Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of any Borrower), each Multicurrency Lender (other than the Overdraft Line Bank) hereby agrees that upon the request of the Overdraft Line Bank it shall forthwith purchase from the Overdraft Line Bank (without recourse or warranty) all of the outstanding Overdraft Loans in accordance with their respective Pro Rata Shares under the Multicurrency Facility; provided, that all interest payable on the Overdraft Loans shall be for the account of the Overdraft Line Bank until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to each Multicurrency Lender purchasing the same from and after such date of purchase.
(ii)    If and to the extent any Multicurrency Lender shall not have made available to the Administrative Agent on any Overdraft Settlement Date with respect to the Multicurrency Facility any amount payable by such Multicurrency Lender on such Overdraft Settlement Date pursuant to this Section 2.01(h), such Multicurrency Lender agrees to pay to the Administrative Agent forthwith on demand such amount in the applicable currency together with interest thereon, for each day from such Overdraft Settlement Date until the date such amount is paid to the Administrative Agent, at the interest rate applicable to the Loans denominated in such currency hereunder.

(i)    Use of Proceeds. Proceeds of Domestic Loans and of Swing Loans under the Domestic Facility shall be used to (i) retire the Domestic Borrowers' Refinanced Indebtedness; (ii) provide for ongoing working capital needs in the ordinary course of the business of Domestic Borrowers and their Subsidiaries; and (iii) for other lawful general corporate purposes not prohibited hereunder (including Capital Expenditures permitted hereunder). Proceeds of Multicurrency Loans and of Overdraft Loans under the Multicurrency Facility shall be used to (x) retire the Multicurrency Borrowers' Refinanced Indebtedness; (y) provide for ongoing working capital needs in the ordinary course of the business of each Multicurrency Borrower and its Subsidiaries; and (z) for other lawful general corporate purposes not prohibited hereunder (including Capital Expenditures permitted hereunder). Proceeds of Revolving Loans, Swing Loans and Overdraft Loans may also be used to pay for transaction expenses incurred in connection herewith.

(j)    Termination Date. The Commitments shall terminate, and all outstanding Obligations shall be Paid In Full, on the Termination Date.

2.02.    Letters of Credit. Subject to the terms and conditions set forth herein, (x) each Issuing Bank hereby severally and not jointly agrees to Issue for the account of any Domestic Borrower one or more Letters of Credit denominated in Dollars or a Specified Foreign Currency, up to an aggregate face amount at any one time outstanding for all Domestic Borrowers equal to the Letter of Credit Sublimit of the Domestic Facility and (y) each Issuing Bank hereby severally and not jointly agrees to Issue for the account of the Multicurrency Borrowers one or more Letters of Credit denominated in a Specified Foreign Currency, up to an aggregate face amount at any one time outstanding for the Multicurrency Borrowers equal to the Letter of Credit Sublimit of the Multicurrency Facility, subject, in each case, to the following provisions:

(a)    Types and Amounts. An Issuing Bank shall not have any obligation to Issue, and shall not, except as otherwise agreed by the Requisite Lenders and such Issuing Bank (except with respect to any notification received by an Issuing Bank pursuant to Section 2.02(a)(ii)(A), which shall require the agreement of all of the Lenders and such Issuing Bank), Issue any Letter of Credit at any time:
(i)    if the aggregate Letter of Credit Obligations with respect to such Issuing Bank, after giving effect to the Issuance of the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;
(ii)    if such Issuing Bank receives notice (A) from the Administrative Agent at or before 11:00 a.m. (New York or London time, as applicable, with respect to a Letter of Credit Issued under the Domestic Facility or the Multicurrency Facility, respectively) on the date of the proposed Issuance of such Letter of Credit that, immediately after giving effect to the Issuance of such Letter of Credit, the Credit Facility Outstandings in respect of the Domestic Facility or the Multicurrency Facility, as applicable, at such time would exceed the Maximum Credit Amount for such Credit Facility or (B) from any of the Lenders at or before 11:00 a.m. (New York or London time, as applicable, with respect to a Letter of Credit Issued under the Domestic Facility or the Multicurrency Facility, respectively) on the date of the proposed Issuance of such Letter of Credit that one or more of the conditions precedent contained in Sections 5.01 (solely with respect to an Issuance of a Letter of Credit on the Closing Date) and 5.02 would not on such date be satisfied (or waived pursuant to Section 14.07), unless such conditions are thereafter satisfied or waived and notice of such satisfaction or waiver is given to such Issuing Bank by the Administrative Agent (and an Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Sections 5.01 or 5.02, as applicable, have been satisfied or waived);
(iii) which has an expiration date later than the earlier of (A) the date one (1) year after the date of Issuance or (B) the Business Day next preceding the Termination Date; provided, that a Letter of Credit may have an expiration date later than the Business Day next preceding the Termination Date or any date within one year after the Issuance date therefor so long as, with respect to any Letter of Credit that would expire after the Termination Date, the Borrowers, at least five Business Days prior to the Termination Date, satisfy the Letter of Credit Cash Collateralization Conditions in respect of such Letter of Credit; provided, further, that, with respect to any Letter of Credit which remains outstanding following the Termination Date, no such amount posted as collateral in respect of any such Letter of Credit shall be returned to the Borrowers until such Letter of Credit has expired or been replaced or all Obligations with respect to such Letter of Credit have been paid in full or terminated;
(iv) which is in a currency other than (A) Dollars or a Specified Foreign Currency with respect to Letters of Credit requested by the Domestic Borrowers and (B) a Specified Foreign Currency with respect to Letters of Credit requested by the Multicurrency Borrowers;
(v) the Issuance and terms of which is governed by the laws of any jurisdiction other than the United States, England or any other jurisdiction which is approved by the Administrative Agent and the applicable Issuing Bank; or
(vi) of which the date of Issuance is less than eleven (11) Business Days before the Termination Date.

(b)    Conditions. In addition to being subject to the satisfaction of the conditions precedent contained in Sections 5.01 (solely with respect to an Issuance of a Letter of Credit on the Closing Date) and 5.02, the obligation of an Issuing Bank to Issue any Letter of Credit is subject to the satisfaction in full of the following conditions:
(i)    if such Issuing Bank so requests, the applicable Borrower shall have executed and delivered to such Issuing Bank and the Administrative Agent a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof; and
(ii)    the terms of the proposed Letter of Credit shall conform to the customary terms of letters of credit issued by such Issuing Bank.

(c)    Issuance of Letters of Credit.
(i)    A Borrower shall deliver to the applicable Issuing Bank and the Administrative Agent in a manner specified in Section 14.08 a signed Notice of Letter of Credit Issuance not later than 11:00 a.m. (New York or London time, as applicable with respect to a Letter of Credit issued under the Domestic Facility or the Multicurrency Facility, respectively) on the third Business Day preceding the requested date for Issuance of a Letter of Credit hereunder, or such shorter notice as may be acceptable to such Issuing Bank and the Administrative Agent. Such notice shall be irrevocable. In the case of a Notice of Letter of Credit Issuance requesting the Issuance of a Letter of Credit denominated in any Specified Foreign Currency, the relevant Borrower shall request, within one-half hour prior to the issuance of such Notice of Letter of Credit Issuance, the advice of the Administrative Agent as to the Dollar Equivalent of the face amount of the requested Letter of Credit, and such Borrower shall specify such amount in such Notice of Letter of Credit Issuance; provided that such advice shall not be deemed to be a prediction or guaranty of the Dollar Equivalent of such amount after the Notice of Letter of Credit Issuance is submitted and shall in no way limit the Borrowers' Obligations under this Agreement or, if applicable, any Letter of Credit Reimbursement Agreement due to fluctuations in the applicable Specified Foreign Currency; provided, further, that if the relevant Borrower requests such advice from the Administrative Agent within one-half hour prior to the time that a Notice of Letter of Credit Issuance is required to be delivered hereunder and the Administrative Agent does not provide such advice prior to such time, such required delivery time shall be extended until the Administrative Agent provides such advice.
(ii)    Such Issuing Bank shall give the Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the Issuance of a Letter of Credit.

(d)    Reimbursement Obligations; Duties of the Issuing Banks.
(i)    Notwithstanding any provision to the contrary in any Letter of Credit Reimbursement Agreement:
(A) each Borrower for whose account a Letter of Credit has been Issued agrees to reimburse the applicable Issuing Bank in the applicable currency (or, in the case of Letters of Credit Issued in a Specified Foreign Currency under the Domestic Facility, in Dollars based upon the Dollar Equivalent of any amount drawn thereunder) for amounts drawn under such Letter of Credit pursuant to subsection (e)(ii) below, no later than the date (the “Reimbursement Date”) which is one (1) Business Day after such Borrower receives written notice from any Issuing Bank that payment has been made under such Letter of Credit by such Issuing Bank;
(B) all Reimbursement Obligations with respect to any Letter of Credit Issued in Dollars shall bear interest at the Floating Rate plus the Applicable Floating Rate Margin, from the date of the relevant drawing under such Letter of Credit until the Reimbursement Date and thereafter at the rate applicable in accordance with Section 4.01(d);
(C) except as set forth in Section 2.02(d)(i)(D), all Reimbursement Obligations with respect to any Letter of Credit Issued in a Specified Foreign Currency shall bear interest at the Overdraft Rate plus the Overdraft Rate Margin plus the Mandatory Cost, from the date of the relevant drawing under such Letter of Credit until the Reimbursement Date and thereafter at the rate applicable in accordance with Section 4.01(d); and
(D) all Reimbursement Obligations with respect to any Letter of Credit Issued in a Specified Foreign Currency under the Domestic Facility shall be converted by the applicable Issuing Bank to Dollar Equivalent obligations in accordance with such Issuing Bank's customary policies and procedures and shall be payable to the applicable Issuing Bank in Dollars. For the avoidance of doubt, such Reimbursement Obligations shall bear interest as set forth in clause (B) above.
(ii)    Each Issuing Bank shall give the Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of all drawings under a Letter of Credit issued by such Issuing Bank and the payment (or the failure to pay when due) by the Borrowers on account of a Reimbursement Obligation.
(iii)    No action taken or omitted in good faith by an Issuing Bank under or in connection with any Letter of Credit (except for any such action resulting from the gross negligence or willful misconduct of such Issuing Bank) shall put such Issuing Bank under any resulting liability to any Lender, any Borrower or, so long as such Letter of Credit is not Issued in violation of Section 2.02(a), relieve any Lender of its obligations hereunder to such Issuing Bank. In determining whether to pay under any Letter of Credit, the respective Issuing Bank shall have no obligation to the Lenders or any Borrower other than to confirm that any documents required to be delivered under a respective Letter of Credit appear to have been delivered by the appropriate Person and that they appear on their face to comply with the requirements of such Letter of Credit.

(e)    Participations.
(i)    Immediately upon Issuance by an Issuing Bank of any Letter of Credit under the Domestic Facility or the Multicurrency Facility, as applicable, for the account of any Borrower under such Credit Facility in accordance with the procedures set forth in this Section 2.02, each Lender holding a Commitment in such Credit Facility shall be deemed to have irrevocably and unconditionally purchased and received from that Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of such Lender's Pro Rata Share under the applicable Credit Facility, including, without limitation, all obligations of such Borrower with respect thereto (other than amounts owing to the Issuing Banks under Section 2.02(g)) and any security therefor and guaranty pertaining thereto.

(ii)    If any Issuing Bank makes any payment under any Letter of Credit for the account of any Borrower and such Borrower does not repay such amount to such Issuing Bank on the Reimbursement Date, such Issuing Bank shall promptly notify the Administrative Agent, which shall notify the Swing Loan Bank (with respect to any Domestic Borrower) or the Overdraft Line Bank (with respect to the Multicurrency Borrowers), and if the Swing Loan Bank or Overdraft Line Bank, as applicable, so elects, a Swing Loan under the Domestic Facility or an Overdraft Loan under the Multicurrency Facility, as applicable, can be made in such amount, the proceeds of which shall be paid to the Administrative Agent for the account of such Issuing Bank, in immediately available funds, and the Administrative Agent shall promptly pay such proceeds to such Issuing Bank. In the event such Issuing Bank cannot be so paid from proceeds of a Swing Loan or an Overdraft Loan, as applicable, the Administrative Agent shall promptly notify each Lender under such Credit Facility, and each such Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank, in immediately available funds, the amount in the relevant Optional Currency of such Lender's Pro Rata Share under the applicable Credit Facility of the payment made by such Issuing Bank, and the Administrative Agent shall promptly pay to such Issuing Bank such amounts received by it. In the event such payments are made by such Lenders, such payments shall constitute Revolving Loans made to the applicable Borrower under the applicable Credit Facility pursuant to Section 2.01 (irrespective of the satisfaction of the conditions in Section 5.02). If a Lender does not make its Pro Rata Share under the applicable Credit Facility of the amount of any such payment available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent for the account of such Issuing Bank, forthwith on demand, such amount together with interest thereon, at the interest rate then applicable in accordance with Section 4.01. The failure of any such Lender to make available to the Administrative Agent for the account of such Issuing Bank its Pro Rata Share under the applicable Credit Facility of any such payment shall neither relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank such other Lender's Pro Rata Share under the applicable Credit Facility of any payment on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent. This Section does not relieve any Borrower of its obligation to pay or repay any Lender funding its Pro Rata Share of such payment pursuant to this Section interest on the amount of such payment from such date such payment is to be made until the date on which payment is repaid in full.
(iii)    Whenever an Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Swing Loan Bank has made a Swing Loan, the Overdraft Line Bank has made an Overdraft Loan or any Lender has made a Revolving Loan pursuant to Section 2.02(e)(ii), such Issuing Bank shall promptly pay to the Administrative Agent such payment in accordance with Section 3.02.
(iv)    Upon the request of any Lender under the applicable Credit Facility, an Issuing Bank shall furnish such Lender copies of any Letter of Credit or Letter of Credit Reimbursement Agreement to which such Issuing Bank is party and such other documentation as reasonably may be requested by such Lender.
(v)    The obligations of any Lender to make payments to the Administrative Agent for the account of any Issuing Bank with respect to a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever (except the Issuance of the

Letter of Credit in contravention of this Section 2.02) and shall be made in accordance with this Agreement (irrespective of the satisfaction of the conditions described in Sections 5.01 and 5.02) under all circumstances, including, without limitation, any of the following circumstances:
(A)    any lack of validity or enforceability hereof or of any of the other Loan Documents;
(B)    the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Lender, or any other Person, whether in connection herewith, with any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit);
(C)    any draft, certificate or any other document presented under the Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;
(E) any failure by such Issuing Bank to make any reports required pursuant to Section 2.02(h) or the inaccuracy of any such report; or
(F) the occurrence of any Event of Default or Default.

(f)    Payment of Reimbursement Obligations.
(i)    Each Borrower for whose account a Letter of Credit has been Issued unconditionally agrees to pay to each Issuing Bank the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with such Letter of Credit when such amounts are due and payable, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against such Issuing Bank or any other Person.
(ii)    In the event any payment by a Borrower received by an Issuing Bank with respect to a Letter of Credit Issued for the account of such Borrower and distributed by the Administrative Agent to the Lenders under the applicable Credit Facility on account of their participation is thereafter set aside, avoided or recovered from such Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding, each such Lender which received such distribution shall, upon demand by such Issuing Bank, contribute such Lender's Pro Rata Share under such Credit Facility of the amount set aside, avoided or recovered together with interest at the rate required to be paid by such Issuing Bank upon the amount required to be repaid by it.

(g)    Issuing Bank Fees and Charges. Each Borrower for whose account a Letter of Credit has been Issued agrees to pay to each Issuing Bank, solely for its own account, (i) a fronting fee in an amount equal to one-quarter of one percent (0.25%) on the face amount of such Letter of Credit, and (ii) the standard charges assessed by such Issuing Bank in connection with the issuance, administration, amendment and payment or cancellation of such Letter of Credit.

(h)    Issuing Bank Reporting Requirements. Each Issuing Bank shall, on the day it Issues such a Letter of Credit, provide to the Administrative Agent separate schedules for Commercial Letters of Credit and Standby Letters of Credit Issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations of each Borrower under the applicable Credit Facility outstanding to it as of such date and any information requested by the Administrative Agent relating to the date of issue, account party, amount, expiration date and reference number of each Letter of Credit Issued by it. On each Overdraft Settlement Date (with respect to the Multicurrency Facility) and on each Swing Loan Settlement Date (with respect to the Domestic Facility), the Administrative Agent shall provide to each Lender under the applicable Credit Facility copies of the most recent schedules provided to it by each Issuing Bank under such Credit Facility.

(i)    Indemnification; Exoneration.
(i)    In addition to all other amounts payable to an Issuing Bank, each Borrower for whose account such Issuing Bank has Issued a Letter of Credit agrees to defend, indemnify, and save the Administrative Agent, such Issuing Bank and each Lender under the applicable Credit Facility harmless from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), costs, charges and expenses (including reasonable attorneys' fees but excluding taxes) which the Administrative Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the Issuance of such Letter of Credit other than as a result of the gross negligence or willful misconduct of such Issuing Bank, as determined by a court of competent jurisdiction, or (B) the failure of such Issuing Bank Issuing a Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.
(ii)    As between the Domestic Borrowers on the one hand and the Administrative Agent, the Domestic Lenders and the Issuing Banks on the other hand, such Borrowers assume all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit Issued pursuant to the Domestic Facility. As between the Multicurrency Borrowers on the one hand and the Administrative Agent, the Multicurrency Lenders and the Issuing Banks on the other hand, such Borrowers assume all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit issued pursuant to the Multicurrency Facility. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements, the Administrative Agent, the Issuing Banks and the Lenders shall not be responsible for: (A) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and Issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any litigation, proceeding or charges with respect to such Letter of Credit; and (I) any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Banks or the Lenders; except in the cases of clauses (A) (with respect to form only), (B), (C), (D), (E), (F), (H) and (I) above, for the gross negligence or willful misconduct of the Issuing Banks, as determined in a judgment by a court of competent jurisdiction.

(j)    Obligations Several. The obligations of each Issuing Bank and each Domestic Lender under this Section 2.02 are several and not joint, and no Issuing Bank or Domestic Lender shall be responsible for the obligation to Issue Letters of Credit or participation obligation hereunder, respectively, of any other Issuing Bank or Domestic Lender.

(k)    Limitations on Obligations to Issue Letters of Credit. Notwithstanding anything herein to the contrary, neither Bank of America, N.A. (and its Affiliates) nor Citicorp North America, Inc. (and its Affiliates) shall have any obligation to issue Letters of Credit in an aggregate undrawn face amount of greater than 50% of the applicable Letter of Credit Sublimit at any time. If any Person becomes an Issuing Bank at any time after the Closing Date, such Person shall not have any obligation to issue Letters of Credit in an aggregate undrawn face amount greater than the amount specified in the agreement pursuant to which such Person agree to become an Issuing Bank.

(l)    For all purposes of the Loan Documents, the letters of credit identified on Schedule 2.02 shall be deemed to be “Letters of Credit” issued by the respective Issuing Banks identified on such Schedule.

2.03.    Expansion Option.

(a)    The Borrowers may from time to time elect to increase the Commitments, in each case in a minimum amount of $10,000,000 or a larger multiple of $1,000,000, so long as, after giving effect thereto, the aggregate amount of such increases from and after the Closing Date does not exceed $50,000,000. The Borrowers may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), as the case may be; provided that (i) each Augmenting Lender and each increase by each Increasing Lender shall be subject to the written consent of the Administrative Agent, each Issuing Bank and the Swing Loan Bank and (ii) (x) in the case of an Increasing Lender, the Borrowers and such Increasing Lender execute an agreement substantially in the form of Exhibit U hereto, and (y) in the case of an Augmenting Lender, the Borrowers and such Augmenting Lender execute an agreement substantially in the form of Exhibit V hereto. If the proceeds of such increase will be used directly or indirectly to repay obligations under any Permitted Term B Loan, any increase in the Commitments pursuant to this Section 2.03 shall also be subject to the consent of the Requisite Lenders, the Administrative Agent and the Syndication Agent. Each increase in commitments shall be allocated to one or more of the Credit Facilities. Notwithstanding anything herein to the contrary, the Multicurrency Commitments shall not exceed $100,000,000 at any time and the Domestic Commitments shall not exceed $200,000,000 at any time.
(b)    Increases and new Commitments created pursuant to this Section 2.03 shall become effective on the date agreed by the Borrowers, the Administrative Agent, the Issuing Banks, the Swing Loan Bank, the Syndication Agent (if applicable) and the relevant Increasing Lenders or Augmenting Lenders and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase, the conditions set forth 5.02 shall be satisfied or waived by the Requisite Lenders, (ii) the Administrative Agent shall have received documents (including opinions) as to the corporate power and authority of the Borrowers to borrow hereunder after giving effect to such increase and (iii) the Administrative Agent shall have received documents (including opinions) reasonably requested by it to evidence the reaffirmation and continued effectiveness of the Loan Documents.
(c)    On the effective date of any increase in the Commitments being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender's portion of the outstanding Credit Facility Outstandings under each applicable Credit Facility to equal its Pro Rata Share of such Credit Facility Outstandings, and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Loans as of the date of any increase in the Commitments. The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Fixed Rate Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 4.02(e) if the deemed payment occurs other than on the last day of the related Interest Periods.
(d)    In no event shall the fees, interest rates and other compensation offered or paid in respect of additional or increased Commitments under this Section 2.03 have higher rates, fees or compensation that amounts paid and payable to the then existing Lenders in respect of their Commitments and Loans.

2.04.    Evidence of Indebtedness.
Each Borrower hereby agrees to pay when due the principal amount of each Loan which is made to it and other Obligations owing by it (whether or not evidenced by a Note), and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms hereof and, to the extent evidenced thereby, of the Notes. On the Closing Date, (a) the Domestic Borrowers shall execute and deliver to each Domestic Lender that requests a Domestic Loan Note, a Domestic Loan Note in a principal amount equal to the maximum amount of such Lender's Domestic Commitment evidencing the Loans to such Borrowers made under the Domestic Facility, (b) the Multicurrency Borrowers shall execute and deliver to each Multicurrency Lender that requests a Multicurrency Loan Note, a Multicurrency Loan Note in a principal amount equal to the maximum amount of such Multicurrency Lender's Multicurrency Commitment evidencing the Loans to such Borrowers made under the Multicurrency Facility, and (c) the Domestic Borrowers shall execute and deliver to the Swing Loan Bank a Swing Loan Note in a principal amount equal to the Maximum Swing Loan Amount. Thereafter each Borrower, as applicable, shall execute and deliver such other promissory notes substantially as are requested by any Lenders to evidence the Loans owing to the applicable Lenders, provided that any promissory notes being replaced are returned to such Borrower or other arrangements satisfactory to such Borrower and the Administrative Agent are made. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender under each Credit Facility in which it is a Lender resulting from each Loan made under such Credit Facility owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under each of the Notes.
2.05.    Authorized Officers and Administrative Agents.
On the Closing Date and from time to time thereafter, the Borrowers shall deliver to the Administrative Agent an Officers' Certificate setting forth the names of the officers, employees and agents authorized to request Revolving Loans, Swing Loans, Overdraft Loans and Letters of Credit and containing a specimen signature of each such officer, employee or agent. The officers, employees and agents so authorized shall also be authorized to act for the Borrowers in respect of all other matters relating to the Loan Documents. The Administrative Agent shall be entitled to rely conclusively on such officer's or employee's authority to request such Loan or Letter of Credit until the Administrative Agent receives written notice to the contrary. In addition, the Administrative Agent shall be entitled to rely conclusively on any written notice sent to it by telecopy. The Administrative Agent shall have no duty to verify the authenticity of the signature appearing on, or any telecopy or facsimile of, any written Notice of Borrowing or any other document, and, with respect to an oral request for such a Loan or Letter of Credit, the Administrative Agent shall have no duty to verify the identity of any person representing himself or herself as one of the officers, employees or agents authorized to make such request or otherwise to act on behalf of the Borrowers. None of the Administrative Agent, any Lender or any Issuing Bank shall incur any liability to the Borrowers or any other Person in acting upon any telecopy or facsimile or telephonic notice referred to above which the Administrative Agent reasonably believes to have been given by a duly authorized officer or other person authorized to act on behalf of the Borrowers.
2.06.    Booking of Loans and Letters of Credit.
Any Lender and any Issuing Bank may make, carry or transfer Loans or Issue Letters of Credit at, to or for the account of its Fixed Rate Lending Office or Fixed Rate Affiliate or its other offices or Affiliates (without complying with the requirements of Section 13.01). No Lender shall be entitled, however, to receive any greater amount under Sections 3.04, 3.05, 3.08, 4.01(f) or 4.02(e) as a result of the transfer of any such Loan or Letter of Credit to any office (other than such Fixed Rate Lending Office) or any Affiliate (other than such Fixed Rate Affiliate) than such Lender or such Issuing Bank would have been entitled to receive immediately prior thereto, unless, such Lender or such Issuing Bank, as the case may be, provides reasonably satisfactory evidence to the Company that (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim in the relevant amount would have arisen even if such transfer had not occurred. No Fixed Rate Affiliate or such other Affiliate of any Lender or any Issuing Bank shall, in its capacity as such, be deemed a party hereto or have any liability or obligation hereunder.
ARTICLE III
PAYMENTS AND PREPAYMENTS

3.01.    Prepayments; Reductions in and Reallocations of Commitments.
All payments in respect of the Domestic Borrowers' Obligations shall be made to the Domestic Concentration Account and all payments in respect of the Multicurrency Borrowers' Obligations shall be made to the Multicurrency Payment Account.
(a)    Voluntary Reductions of Commitments.
(i)    Subject to Section 3.01(e), the Domestic Borrowers, upon at least three (3) Business Days' prior written notice to the Administrative Agent, shall have the right, from time to time, to terminate in whole the Domestic Commitments or permanently reduce in part the Domestic Commitments, provided that the Domestic Borrowers shall have made or caused to be made any payment required to be made pursuant to Section 3.01(b)(i) after giving effect to such reduction. Subject to Section 3.01(e), the Multicurrency Borrowers, upon at least five (5) Business Days' prior written notice to the Administrative Agent, shall have the right, from time to time, to terminate in whole the Multicurrency Commitment or permanently reduce in part the Multicurrency Commitment, provided that the Multicurrency Borrowers shall have made or caused to be made any payment required to be made pursuant to Section 3.01(b)(i) after giving effect to such reduction.

(ii)    Any partial reduction of a Lender's Commitment (A) shall be applied to such Lender's applicable Commitment, (B) shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, and (C) shall reduce the aggregate applicable Commitment of such Lender (or, where applicable, its Affiliate) proportionately in accordance with their aggregate Pro Rata Share of all Credit Facilities. Any notice of termination or reduction given to the Administrative Agent under this Section 3.01(a) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction of any Commitment is delivered as provided herein, the principal amount of the Revolving Loans under the Credit Facility so reduced shall become due and payable on the date specified in such notice to the extent the Credit Facility Outstandings under such Credit Facility would exceed the Maximum Credit Amount for such Credit Facility after giving effect to such reduction. The payments in respect of reductions and terminations described in this Section 3.01(a) may be made without premium or penalty (except as provided in Section 4.02(e)).

(b)    Mandatory Prepayments of Revolving Loans.
(i)    Immediately, if at any time the Credit Facility Outstandings under any Credit Facility are greater than the Maximum Credit Amount for such Credit Facility, the applicable Borrower or Borrowers shall make a mandatory repayment of such Credit Facility Outstandings in an aggregate amount sufficient to reduce any such excess to zero, such amounts to be applied to the Obligations of the Borrower or Borrowers making such payments in accordance with Section 3.02. In addition, if at any time the Maximum Credit Amount for any Credit Facility is less than the amount of contingent Letter of Credit Obligations outstanding under such Credit Facility at such time, the applicable Borrower or Borrowers agree to deposit and maintain Cash Collateral in the applicable Cash Collateral Account in a Dollar Equivalent amount equal to the amount by which such Letter of Credit Obligations exceed such Maximum Credit Amount.
(ii)    Prior to 1:00 p.m. (New York time), with respect to payments under the Domestic Facility, and 2:00 p.m. (London time), with respect to payments under the Multicurrency Facility, on each Business Day, from funds on deposit in (A) (x) the Domestic Concentration Account and (y) if necessary to repay in full all Credit Facility Outstandings under the Domestic Facility, the Domestic Cash Collateral Account, and (B) (x) the Multicurrency Concentration Accounts and (y) if necessary to repay in full all Credit Facility Outstandings under the Multicurrency Facility, the Multicurrency Cash Collateral Accounts, the Administrative Agent shall transfer funds in accordance with Section 3.06 and thereby cause (1) the Domestic Borrowers (in the case of clause (A) above) to make a mandatory repayment of the Credit Facility Outstandings owing by such Domestic Borrowers on such Business Day in an amount equal to: first, [RESERVED], second, any and all outstanding Protective Advances made on behalf of such Borrowers, third, any and all outstanding Swing Loans made to such Borrowers, fourth, any and all outstanding Revolving Loans made to such Borrowers, and fifth, the repayment of the Credit Facility Outstandings and other Obligations owing by such Borrowers then outstanding, in each case in accordance with the applicable provisions of Section 3.02, and (2) the Multicurrency Borrowers (in the case of clause (B) above) to make a mandatory repayment of the Credit Facility Outstandings owing by such Multicurrency Borrowers on such Business Day in an amount equal to: first, [RESERVED], second, any and all outstanding Protective Advances made on behalf of such Borrowers, third, [RESERVED], fourth, any and all outstanding Overdraft Loans made to such Multicurrency Borrowers, fifth, any and all outstanding Revolving Loans made to such Multicurrency Borrowers, and sixth, the repayment of the Credit Facility Outstandings and other Obligations owing by such Multicurrency Borrowers then outstanding, in each case in accordance with the applicable provisions of Section 3.02.
(iii)    Subject to the terms and conditions of the Permitted Term B Loan Documents and the Permitted Term B Loan Intercreditor Agreement, immediately (or, in the case of Net Cash Proceeds of Sale under Section 8.13(b), five (5) Business Days) after any Borrower's or any Borrower Subsidiary's receipt of any Net Cash Proceeds of Sale, each Borrower receiving, or the Subsidiary of which has received, such Net Cash Proceeds of Sale agrees to make or cause to be made a mandatory prepayment of its Loans in an amount equal to one hundred percent (100%) of such Net Cash Proceeds of Sale, such amounts to be applied to the Obligations of the (A) if such Borrower is a Domestic Borrower, the Domestic Borrowers and the Multicurrency Borrowers, and (B) if such Borrower is a Multicurrency Borrower, the Multicurrency Borrowers, in each case, in accordance with Section 3.02. Each mandatory prepayment required to be paid by any Borrower by this Section 3.01(b)(iii) shall be allocated and applied first, to the repayment of the Revolving Loans owed by the applicable Borrowers; second, to any remaining non-contingent Obligations of the applicable Borrowers; and then, to the extent any such Obligations are contingent, deposited in the applicable Cash Collateral Account as Cash Collateral in respect of such contingent Obligations. Each mandatory prepayment required to be paid by any Borrower by this Section 3.01(b)(iii) shall be followed by a corresponding permanent reduction of the Commitments under the Credit Facility applicable to such Borrower in an amount equal to the related Net Cash Proceeds of Sale which have not been reinvested in Additional Assets on or before the one-year anniversary of the receipt of such Net Cash Proceeds of Sale, with such reduction taking effect on the one year anniversary after such receipt; provided, however, that such reduction shall take effect prior to such date if the applicable Borrower notifies the Administrative Agent that it does not intend to reinvest such Net Cash Proceeds of Sale in Additional Assets (all such reductions shall reduce the aggregate Commitments of each Lender (and where applicable, its Affiliate) proportionately in accordance with its (or their, where applicable) aggregate Pro Rata Share of all Credit Facilities).
(iv)    Subject to the terms and conditions of the Permitted Term B Loan Documents and the Permitted Term B Loan Intercreditor Agreement, immediately after any Borrower's or any of the Borrower Subsidiaries receipt of any Net Cash Proceeds of Issuance of Equity Securities or Indebtedness, each Borrower receiving, or the Subsidiary of which has received, such Net Cash Proceeds of Issuance of Equity Securities or Indebtedness agrees to make or cause to be made a mandatory prepayment of its Loans in an amount equal to one hundred percent (100%) of such Net Cash Proceeds of Issuance of Equity Securities or Indebtedness. Each mandatory prepayment required to be paid by any Borrower by this Section 3.01(b)(iv) shall be allocated and applied first, to the repayment of the Revolving Loans owed by such Borrower; second, to any remaining non-contingent Obligations of such Borrower; and then, to the extent any such Obligations are contingent, deposited in the applicable Cash Collateral Account as Cash Collateral in respect of such contingent Obligations, in each case in accordance with the applicable provisions of Section 3.02. Each mandatory prepayment required to be paid by any Borrower by this Section 3.01(b)(iv) shall be accompanied by a corresponding permanent reduction of the Commitments under the Credit Facility applicable to such Borrower in an amount equal to fifty percent (50.0%) of such Net Cash Proceeds of Issuance of Equity Securities or Indebtedness (all such reductions shall reduce the aggregate Commitments of each Lender (and where applicable, its Affiliate) proportionately in accordance with its (or where applicable, their) aggregate Pro Rata Share of all Credit Facilities.
(v)    If a Default or Event of Default shall have occurred and is continuing, the Administrative Agent may (but shall not be obliged to):
(A)    apply any amounts on deposit in the Domestic Concentration Account to reduce (and/or Cash Collateralize, as applicable) the Obligations under the Domestic Facility in the order of priority set forth in Section 3.02(b)(ii);
(B)    apply any amounts on deposit in the Multicurrency Concentration Account to reduce (and/or Cash Collateralize, as applicable) the Obligations under the Multicurrency Facility in the order of priority set forth in 3.02(b)(ii); and
(C)    if there are no outstanding Obligations under the Domestic Facility (or all amounts thereunder have been Cash Collateralized), apply any amounts on deposit in the Domestic Concentration Accounts to reduce (and/or Cash Collateralize, as applicable) the Obligations under the Multicurrency Facility in the order of priority set forth in 3.02(b)(ii).
(vi)    Notwithstanding anything herein to the contrary, if, on any Business Day, (x) aggregate Availability under both Credit Facilities is less than twenty percent (20%) of the aggregate Commitments or (y) Availability in respect of the Domestic Facility is less than fifteen percent (15%) of the aggregate Domestic Commitment:
(A)    all amounts on deposit in the Domestic Concentration Account shall be applied on such Business Day to reduce (and/or Cash Collateralize, as applicable) the Obligations under the Domestic Facility in the order of priority set forth in Section 3.02(b)(ii);
(B)    all amounts on deposit in the Multicurrency Concentration Account shall be applied on such Business Day to reduce (and/or Cash Collateralize, as applicable) the Obligations under the Multicurrency Facility in the order of priority set forth in 3.02(b)(ii); and
(C)    if there are no outstanding Obligations under the Domestic Facility (or all amounts thereunder have been Cash Collateralized), all amounts on deposit in the Domestic Concentration Accounts shall be applied to reduce (and/or Cash Collateralize, as applicable) the Obligations under the Multicurrency Facility in the order of priority set forth in 3.02(b)(ii); provided, that the Administrative Agent shall have no obligation to apply any amounts on deposit in the Domestic Concentration Accounts to reduce the Obligations under the Multicurrency Facility and/or Cash Collateralize any Letters of Credit Issued under the Multicurrency Facility pursuant to this clause (iii) more than once per calendar week (it being understood that any amounts from time to time on deposit in any Domestic Concentration Account shall be held by the Administrative Agent as Cash Collateral for the Obligations).
(vii) Nothing in this Section 3.01(b) shall be construed to constitute the Lenders' consent to any transaction which is not expressly permitted by Article IX.
(c)    [RESERVED].

(d)    Reallocations of Commitments. The Domestic Borrowers or the Multicurrency Borrowers, upon five (5) Business Days' written notice to the Administrative Agent, may request (a “Commitment Reallocation Request”), no more than two (2) times in any Fiscal Year, that a Lender that is both a Domestic Lender and a Multicurrency Lender (or that has an Affiliate which is a Lender under the other Credit Facility) to reduce its Commitment under one Credit Facility by an amount equal to not less than $1,000,000 (such amount, the “Commitment Reduction Amount”), and that the Commitment, if any, of such Lender under the other Credit Facility (or its Affiliate which is a Lender under such Credit Facility), as selected by such Borrowers in the Commitment Reallocation Request, be correspondingly increased by the Commitment Reduction Amount; provided that a Commitment Reallocation Request may not be made if, after giving effect to the proposed reallocation:
(i)    the aggregate amount of the Multicurrency Commitments would (x) exceed $100,000,000 or (y) be less than $50,000,000, or
(ii)    the aggregate amount of the Domestic Commitments would exceed the maximum amount of the aggregate Domestic Commitments in effect at such time (determined in accordance with the definitions of “Commitments” and “Domestic Commitments”).

After receiving a Commitment Reallocation Request, the Administrative Agent shall notify each affected Lender of such Commitment Reallocation Request, and such Commitments shall be adjusted as contemplated thereby on the date set forth in such Commitment Reallocation Request. Notwithstanding anything to the contrary in the foregoing, (i) a Commitment Reallocation Request may not be made with respect to any Lender under any Credit Facility that is not a Lender under both Credit Facilities or does not have an Affiliate that is a Lender under the other Credit Facility and (ii) no Lender shall have an obligation to reallocate its commitments if such reallocation would cause such Lender's “Multicurrency Commitment” or “Domestic Commitment” to exceed such Lender's “Maximum Multicurrency Commitment” or “Maximum Domestic Commitment” set forth on Schedule 1.01.1 hereof or on any applicable Assignment and Acceptance. For the avoidance of doubt, any Lender that has a “Maximum Multicurrency Commitment” or a “Maximum Domestic Commitment” equal to zero shall have no obligation to participate in any commitment reallocation.
(e)    Additional Conditions to Commitment Reallocations and Reductions. In connection with any reallocation of Commitments under Section 3.01(d) or reduction of Commitments under Section 3.01(a) or Section 3.01(b), the aggregate Pro Rata Share under all Credit Facilities of a Lender shall not change. In the case of a reallocation of Commitments under Section 3.01(d), neither the aggregate Commitment of a Lender and its Affiliated Lenders nor the amount of the aggregate Commitments of all Lenders, in each case, before and after such reallocation shall change.
3.02.    Payments.

(a)    Manner and Time of Payment; Payment of Foreign Exchange Costs.
(i)    All payments of principal of and interest on the Loans and Reimbursement Obligations and other Obligations (including, without limitation, fees and expenses) which are payable to the Administrative Agent, the Lenders or such Issuing Bank shall be made without condition or reservation of right, in immediately available funds, delivered to the Administrative Agent (or, in the case of Reimbursement Obligations, to the pertinent Issuing Bank) not later than 1:00 p.m. (New York time) to the Domestic Concentration Account (or, in the case of Reimbursement Obligations, such account of the pertinent Issuing Bank as it may designate), with respect to payments under the Domestic Facility, and 2:00 p.m. (London time) to the Multicurrency Concentration Account for the relevant Specified Foreign Currency (or, in the case of Reimbursement Obligations, such account of the pertinent Issuing Bank as it may designate), with respect to payments under the Multicurrency Facility, on the date due. Thereafter, payments in respect of any Swing Loans received by the Administrative Agent shall be distributed to the Swing Loan Bank, payments in respect of any Overdraft Loans received by the Administrative Agent shall be distributed to the Overdraft Line Bank, and payments in respect of any Revolving Loan received by the Administrative Agent shall be distributed to each Lender under the applicable Credit Facility in accordance with its Pro Rata Share of such Credit Facility (without giving effect to any adjustment of such Pro Rata Share in connection with a substantially simultaneous reallocation or reduction of the Commitment under the Domestic Facility, in the case of payments to the Domestic Lenders) in accordance with the provisions of Section 3.02(b) on the date received, if received prior to 1:00 p.m. (New York time) with respect to Domestic Obligations and prior to 2:00 p.m. (London time) with respect to Multicurrency Obligations, and (except in the case of repayment of Swing Loans and Overdraft Loans) on the next succeeding Business Day if received thereafter, by the Administrative Agent.
(b)    Apportionment of Payments.
(i)    Subject to the provisions of Section 3.02(b)(ii) and (iv), except as otherwise provided herein (A) all payments of principal and interest in respect of outstanding Revolving Loans under any Credit Facility, and all payments in respect of Reimbursement Obligations under any Credit Facility, shall be allocated among such of the Lenders and Issuing Banks as are entitled thereto, in proportion to their respective Pro Rata Shares of such Credit Facility and (B) all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuing Banks as are entitled thereto, in proportion to their respective Pro Rata Shares of the applicable Credit Facility (if such Obligation relates to such Credit Facility) or otherwise in proportion to their respective Pro Rata Shares of all the Credit Facilities.
(ii)    All such payments and any other proceeds of Collateral or other amounts received by the Administrative Agent from or for the benefit of a Borrower shall be applied first, to pay principal of and interest on any portion of the Loans made to such Borrower which the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender other than the Lender then acting as Administrative Agent, for which the Administrative Agent has not then been reimbursed by such Lender or such Borrower, second, to pay principal of and interest on any Protective Advance made to such Borrower for which the Administrative Agent has not then been paid by such Borrower or reimbursed by the Lenders, third, to pay Loans of such Borrower as set forth below and to pay all other Obligations of such Borrower then due and payable and fourth, to such Borrower's Concentration Account, or if demand under Section 11.03(b) has been made, such Borrower's Cash Collateral Account, in each case, for the currency in which such payment is denominated, to be held as Cash Collateral in accordance with this Agreement, or if the Administrative Agent consents in its sole discretion, to a Disbursement Account designated by the applicable Borrower. Except as set forth in Sections 3.01(a) and (b) and unless otherwise designated by the Domestic Borrowers, all principal payments made by any Domestic Borrower in respect of outstanding Swing Loans or Revolving Loans of such Domestic Borrower, as the case may be, shall be applied first, to the outstanding Swing Loans and second, to the outstanding

Revolving Loans of such Domestic Borrower, in each case, first, to repay outstanding Floating Rate Loans, and then to repay outstanding Fixed Rate Loans with Interest Periods then expiring. Except as set forth in Sections 3.01(a) and (b) and unless otherwise designated by the Multicurrency Borrowers, all principal payments made by any Multicurrency Borrower in respect of outstanding Overdraft Loans or Revolving Loans of such Multicurrency Borrower, as the case may be, shall be applied first, to the Revolving Loans with Interest Periods then expiring and second to the outstanding Overdraft Loans, in each case, denominated in the Specified Foreign Currency of such payment.
(iii)    After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and shall upon the acceleration of the Obligations pursuant to Section 11.02(a), apply all payments in respect of any Domestic Obligations to the payment of the Domestic Facility, all payments in respect of any Multicurrency Obligations to the payment of the Multicurrency Facility, all proceeds of Foreign Collateral to the payment of Multicurrency Obligations, and all proceeds of Domestic Collateral to the payment of Domestic Obligations (and, after all Domestic Obligations are paid in full or Cash Collateralized, to the payment of the Multicurrency Obligations), in the following order (it being understood that the Administrative Agent shall have the right to convert, at a rate of exchange equal to the Spot Rate as of such conversion date and at the Borrowers' expense, any of such payments or proceeds of Collateral into the currency in which such Obligations are denominated):
(A) first, to pay interest on, and the principal of, any portion of the Revolving Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or a Borrower;
(B) second, to pay interest on, and then principal of, first any outstanding Protective Advance;
(C) third, to pay interest on, and the principal of, any Swing Loan or Overdraft Loan, to pay to the Lenders any foreign exchange costs arising in connection with a Lender's funding of a Multicurrency Loan that is not reimbursed by the applicable Borrowers as required under Section 3.02(a);
(D) fourth, to pay Obligations in respect of (1) any expense reimbursements or indemnities then due to the Administrative Agent and (2) fees and expenses in respect of cash management services provided to Borrowers and their Subsidiaries by the Administrative Agent or any Affiliates of the Administrative Agent, including, without limitation, those described in Section 3.06(d);
(E) fifth, to pay Obligations in respect of any fees then due to the Administrative Agent, the Lenders or the Issuing Banks;
(F) sixth, to pay interest due in respect of the Revolving Loans, Reimbursement Obligations and in respect of the Obligations arising under the Foreign Working Capital Guaranty;
(G) seventh, to pay or prepay (or, to the extent such obligations are contingent, provide Cash Collateral (pursuant to Section 11.03(b), if applicable) in respect of) all outstanding Letter of Credit Obligations;

(H) eighth, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuing Banks;
(I) ninth, to pay or prepay principal outstanding on Revolving Loans and all outstanding Obligations (other than in respect of interest) arising under the Foreign Working Capital Guaranty;
(J) tenth, to the ratable payment of (or, to the extent such obligations are contingent, provide Cash Collateral in respect of) (1) Interest Rate Exposure or other obligations under Interest Rate Contracts, (2) Commodity Agreement Exposure or other obligations under Commodity Agreement Contracts and (3) Currency Agreement Exposure or other obligations under Currency Agreement, in each case, solely to the extent such amounts constitute Obligations;
(K) eleventh, to the ratable payment of all other Obligations; and
(L) twelfth, as the applicable Borrower so designates;
provided, however, if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses (A) through (K), the available funds being applied with respect to any such Obligations referred to in any one of such clauses (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's and each Lender's interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in this Section 3.02(b)(iii) and the related provisions hereof are set forth solely to determine the rights and priorities of the Administrative Agent, the Lenders, the Issuing Banks and other Holders as among themselves. The order of priority set forth in clauses (A) through (K) of this Section 3.02(b)(iii) may at any time and from time to time be changed by the agreement of all Lenders without necessity of notice to or consent of or approval by any Borrower, any Holder which is not a Lender or an Issuing Bank, or any other Person; provided, however, the order of priority set forth in clauses (A) through (D) of this Section 3.02(b)(iii) may not be changed without the prior written consent of the Administrative Agent.
(iv)    The Administrative Agent, in its sole discretion subject only to the terms of this Section 3.02(b)(iv), may pay from the proceeds of Revolving Loans made under the applicable Credit Facility (which Loans may not have been requested by a Borrower pursuant to a Notice of Borrowing) made to a Borrower hereunder, whether made following a request by such Borrower pursuant to Section 2.01 or 2.02 or a deemed request as provided in this Section 3.02(b)(iv), all amounts then due and payable by any Borrower hereunder, including, without limitation, amounts payable with respect to payments of principal, interest, Reimbursement Obligations and fees and all reimbursements for expenses pursuant to Section 14.02. Each Borrower hereby irrevocably authorizes the Swing Loan Bank (with respect to the Domestic Borrowers only), the Overdraft Line Bank (with respect to the Multicurrency Borrowers only) and the Lenders to make Swing Loans, Overdraft Loans or Revolving Loans in the appropriate Optional Currency, which Loans other than the Overdraft Loans shall be Floating Rate Loans upon notice from the Administrative Agent as described in the following sentence for the purpose of paying principal, interest, Reimbursement Obligations and fees due from any Borrower, reimbursing expenses pursuant to Section 14.02 or any other Loan Document and paying any and all other amounts due and payable by any Borrower hereunder or under the Notes, and agrees that all such Loans so made shall be deemed to have been requested by it pursuant to Section 2.01 and 2.02 as of the date of the aforementioned notice. The Administrative Agent shall request Swing Loans, Overdraft Loans or Revolving Loans on behalf of a Borrower as described in the preceding sentence by notifying the Lenders under the applicable Credit Facility by telex, telecopy, telegram or other similar form of transmission (which notice the Administrative Agent shall thereafter promptly transmit to such Borrower), of the amount and Funding Date of the proposed Borrowing and that such Borrowing is being requested on such Borrower's behalf pursuant to this Section 3.02(b)(iv). On the proposed Funding Date, the Swing Loan Bank, Overdraft Line Bank or Lenders under the relevant Credit Facility, as the case may be, shall make the requested Loans in accordance with the procedures and subject to the conditions specified in Section 2.01 or 2.02 (irrespective of the satisfaction of the conditions described in Section 5.02 or the requirement to deliver a Notice of Borrowing in Section 2.01(d), which conditions and requirements, for the purposes of the payment of Swing Loans, Overdraft Loans and Revolving Loans at the request of the Administrative Agent as described in the preceding sentence, the Lenders irrevocably waive). Notwithstanding the foregoing, Overdraft Loans shall also be made at the direct request of the Multicurrency Borrowers by notice to the Overdraft Line Bank in accordance with Section 2.01(c)(i).
(v)    Notwithstanding anything herein to the contrary, the Administrative Agent, the Lenders and the Issuing Banks further agree and acknowledge that (x) in no event shall proceeds of any Foreign Collateral, more than sixty-five percent (65.0%) of the Capital Stock of any Foreign Subsidiary or amounts received from any Foreign Credit Party as described herein be applied on any of the Domestic Obligations, and (y) no application of Domestic Collateral shall be made to Obligations under the Multicurrency Facility until such time as the aggregate outstanding Obligations under the Domestic Facility are reduced to zero.
(c)    Payments on Non-Business Days. Whenever any payment to be made by a Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, as set forth in Section 4.02(a)(iv), the next preceding Business Day), and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

3.03.    Pro Rata Shares Adjustment.
In the event the Pro Rata Shares of the Lenders under a Credit Facility are altered after giving effect to any Commitment Reallocation Request, after giving effect to any partial reduction of the Commitments made pursuant to Section 3.01(a), after giving effect to any mandatory reduction of the Commitments made pursuant to Section 3.02(b), the Lenders whose Pro Rata Shares have increased as a result shall effect such purchases of Loans from the other Domestic Lenders or the Multicurrency Lenders, as applicable, on the next Swing Loan Settlement Date (with respect to the Domestic Lenders) and on the next Overdraft Loan Settlement Date (with respect to the Multicurrency Lenders) such that after giving effect to such purchases each Lender is owed Loans in an amount equal to its adjusted Pro Rata Share of the Credit Facility Outstandings outstanding in respect of the applicable Credit Facility.
3.04.    Taxes.
(a)    Payment of Taxes. Any and all payments by the Borrowers hereunder or under any Note or other document evidencing any Obligations shall be made free and clear of and without reduction for any and all taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Property, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Commitments and all other liabilities with respect thereto excluding, in the case of each Lender, each Issuing Bank and the Administrative Agent, (i) taxes imposed on its net income and franchise taxes imposed on it by (A) the United States, except certain withholding taxes contemplated pursuant to Section 3.04(d)(ii)(C), (B) the Governmental Authority of any jurisdiction (or any political subdivision thereof) in which any Applicable Lending Office of such Lender is located, (C) the Governmental Authority of the jurisdiction in which such Lender is organized, managed and controlled or any political subdivision thereof or (D) any political subdivision of the United States, unless such taxes are imposed solely as a result of such Lender's performance of any of the Loan Documents in such political subdivision and such Lender would not otherwise be subject to tax by such political subdivision, and (ii) any U.S. federal withholding taxes imposed by FATCA (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities (other than UK Taxes which are governed exclusively by Section 3.08) being hereinafter referred to as “Taxes”); provided, however, that the withholding taxes contemplated pursuant to Section 3.04(d)(ii)(C) shall not be excluded from Taxes by reason of the application of clause (i)(B) or clause (i)(C) of this sentence to any Applicable Lending Office of a Lender or to any Lender, respectively. If a Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any Note or other document evidencing any Obligations to any Lender, any Issuing Bank or the Administrative Agent, (x) the sum payable to such Lender, such Issuing Bank or the Administrative Agent shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this Section 3.04) such Lender, such Issuing Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) such Borrower shall make such withholding or deductions, and (z) such Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.
(b)    Indemnification. (i) The Domestic Borrowers jointly and severally agree to indemnify each Domestic Lender, each Issuing Bank and the Administrative Agent, and (ii) the Multicurrency Borrowers jointly and severally agree to indemnify the Multicurrency Lenders, each Issuing Bank and the Administrative Agent, against, and reimburse each on demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this Section 3.04 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender, such Issuing Bank or the Administrative Agent (as the case may be but only to the extent relating to the applicable Credit Facility) or any of their respective Affiliates and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto (other than any liability that results from the gross negligence or willful misconduct of the Lenders and the Administrative Agent), and whether or not such Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. A certificate as to any additional amount payable to any Person under this Section 3.04 submitted by it to any Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender, the Administrative Agent and each Issuing Bank agrees (i) within a reasonable time after receiving a written request from any Borrower, to provide such Borrower and the Administrative Agent with such certificates as are reasonably required, and (ii) take such other actions as are reasonably necessary to claim such exemptions as such Lender, the Administrative Agent or such Issuing Bank or Affiliate may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section 3.04 in respect of any payments under this Agreement or under the Notes. If any Lender or the Administrative Agent receives a refund in respect of any Taxes for which such Lender or the Administrative Agent has received payment from a Borrower hereunder, it shall promptly apply such refund (including any interest received by such Lender or the Administrative Agent from the taxing authority with respect to the refund with respect to such Taxes) to the Obligations of such

Borrower, net of all out-of-pocket expenses of such Lender or the Administrative Agent; provided that such Borrower, upon the request of such Lender or the Administrative Agent, agrees to reimburse such refund (plus penalties, interest or other charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund. Each Multicurrency Borrower jointly and severally agrees to pay and indemnify each Multicurrency Lender, each Issuing Bank and the Administrative Agent against any cost, loss or liability that such Person incurs in relation to all stamp duty, registration and other similar taxes payable in respect of any Loan Document. Each Domestic Borrower jointly and severally agrees to pay and indemnify each Domestic Lender, each Issuing Bank and the Administrative Agent against any cost, loss or liability that such Person incurs in relation to all stamp duty, registration and other similar taxes payable in respect of any Loan Document. Each Domestic Borrower jointly and severally agrees, and each Multicurrency Borrower jointly and severally agrees, to pay promptly any stamp duty (and any interest or penalty in connection therewith) which is payable on any Receivables Sale Agreement (or any document executed in connection therewith) if it becomes reasonably necessary that the UK Borrower prove its entitlement to Receivables which are the subject of the relevant Receivables Sale Agreement and the payment of such stamp duty is reasonably necessary in order to do so.
(c)    Receipts. Within sixty (60) days after the date of any payment of Taxes pursuant to this Section 3.04 by any Borrower or any of the Borrowers' Subsidiaries, the Borrowers will furnish to the Administrative Agent at its request, at its notice address in effect under Section 14.08, a copy of a receipt, if any, or other documentation reasonably satisfactory to the Administrative Agent, evidencing payment thereof. The Borrowers shall furnish to the Administrative Agent, within sixty (60) days after the request of the Administrative Agent from time to time, a certificate of a Financial Officer stating that all Taxes of which they have Knowledge are due have been paid.
(d)    Non-Domestic Bank Certifications.
(i)    Each Lender or each Issuing Bank that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to the Borrowers and the Administrative Agent on the date such Lender becomes a Lender or such Issuing Bank becomes an Issuing Bank, (A) a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender or such Issuing Bank to the effect that such Lender or such Issuing Bank is eligible to receive all payments hereunder and under the Notes without deduction or withholding of United States federal income tax and (B) a properly completed and executed IRS Form W-8 (or any successor forms, including IRS Form W-8 BEN, W-8IMY or W-8ECI) claiming a complete exemption from withholding of United States federal income tax on all payments hereunder and under the Notes. If a Lender or an Issuing Bank is unable to deliver the certificate and forms described in, and on the dates required by, the preceding sentence, then the applicable Borrower shall withhold the applicable tax and shall have no indemnification obligation with respect to such withholding tax.
(ii)    Each Lender and each Issuing Bank further agrees to promptly deliver to the Borrowers and the Administrative Agent from time to time, subsequent to delivery of the certification referred to in Section 3.04(d)(i), a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender or such Issuing Bank before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrowers and the Administrative Agent pursuant to this Section 3.04(d) (including, but not limited to, a change in such Lender's or such Issuing Bank's Applicable Lending Office). Each certificate required to be delivered pursuant to this Section 3.04(d)(ii) shall certify as to one of the following:

(A)    that such Lender or such Issuing Bank can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;
(B)    that such Lender or such Issuing Bank cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to Section 3.04(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrowers;
(C)    that such Lender or Issuing Bank is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein solely by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the later of the Closing Date or the date on which such Lender became a Lender or such Issuing Bank became an Issuing Bank and that it is not capable of recovering the full amount of the same from a source other than the Borrowers; or
(D)    that such Lender or such Issuing Bank is no longer capable of receiving payments hereunder without deduction or withholding of United States federal income tax as specified therein other than by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the later of the Closing Date or the date on which such Lender became a Lender or such Issuing Bank became an Issuing Bank.
Each Lender and each Issuing Bank agrees to deliver to the Borrowers under the applicable Credit Facility and the Administrative Agent further duly completed copies of the above‑mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender or such Issuing Bank to the Borrowers and the Administrative Agent, unless any change in treaty, law, regulation or official interpretation thereof which would render such form inapplicable or which would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and such Lender or the Issuing Bank promptly advises the Borrowers that it is not capable of receiving payments hereunder or under the Notes without any deduction or withholding of United States federal income tax.
(e)    FATCA. If a payment made to a Lender or Issuing Bank under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or Issuing Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender or Issuing Bank shall deliver to the Borrowers and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender or such Issuing Bank has or has not complied with such Lender's or such Issuing Bank's obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.04(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)    This Section 3.04 shall not apply to UK Tax, which shall be governed exclusively by Section 3.08.

3.05.    Increased Capital.
If after the Closing Date any Lender or Issuing Bank determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or banks or financial institutions generally (whether or not having the force of law) (any such event, a “Change in Law”), compliance with which affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank and (ii) the amount of such capital is increased by or based upon (A) the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans, Letters of Credit or other advances made hereunder or the existence of any Lender's obligation to make Loans or (B) the issuance or maintenance by any Issuing Bank of, or the existence of such Issuing Bank's obligation to Issue, Letters of Credit, then, in any such case, upon written demand by (x) such Domestic Lender or Issuing Bank (with a copy of such demand to the Administrative Agent), the Domestic Borrowers, or (y) such Multicurrency Lender or such Issuing Bank (with a copy of such demand to the Administrative Agent), the Multicurrency Borrowers jointly and severally agree immediately to pay to the Administrative Agent for the account of such Lender or such Issuing Bank, from time to time as specified by such Lender or such Issuing Bank, additional amounts sufficient to compensate such Lender or such Issuing Bank or such corporation therefor; provided that the Borrowers shall not be required to compensate any Lender or any Issuing Bank pursuant to this Section 3.05 for any increased capital costs incurred more than 180 days prior to the date such Issuing Bank or Lender notifies the applicable Borrower of the event giving rise to such increased capital cost and of such Lender's or Issuing Bank's intention to claim compensation therefor; provided further, however, that such 180-day limitation shall not apply to any cost that is applicable retroactively so long as the applicable Lender notifies the Borrowers of such cost within 180 days of a responsible officer of such Lender receiving actual knowledge thereof. Such demand shall be accompanied by a statement as to the amount of such compensation and include a summary of the basis for such demand with detailed calculations. Such statement shall be conclusive and binding for all purposes, in the absence of manifest error. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be constitute a “Change in Law”, regardless of the date enacted, adopted or issued.

3.06.    Cash Management and Concentration Accounts.
(a)    Establishment of Accounts. On or before the Closing Date, the Credit Parties shall have established the Bank Accounts identified on Schedule 6.01-Z. After the Closing Date, the Borrowers agree to establish, and cause the Credit Parties or such other Subsidiaries who are agreed to by the Administrative Agent and the Borrowers, to establish, such other Bank Accounts as the Administrative Agent may reasonably request, and Schedule 6.01-Z shall be updated accordingly. After any such Bank Account is established, the Borrowers or such Subsidiaries may change the Bank Accounts or add to the Bank Accounts listed on Schedule 6.01-Z as their needs may require and agree to notify the Administrative Agent in writing of any such changes (such schedule being deemed to be amended by any such notice); provided, however, no Credit Party shall:

(i)    change any Bank Account other than a Disbursement Account (except as contemplated above) or establish any new Bank Account other than a Disbursement Account with any bank which is not acceptable to the Administrative Agent and which, in the case of a Collection Account to be maintained at such bank, has not executed a Collection Account Agreement with respect to such Collection Account, or
(ii)    establish any other Bank Account other than a Disbursement Account, or modify any arrangement with respect to any other existing Bank Account other than a Disbursement Account, without the prior consent of the Administrative Agent, which consent may be granted or withheld in the reasonable discretion of the Administrative Agent.
(b)    Collections. Each Credit Party, (i) has directed, and in the future will direct, all of its account debtors to remit all monies, checks, notes, drafts or funds received by it, including, without limitation, all payments in respect of Receivables, all other proceeds of Collateral, and all Net Cash Proceeds (the “Collections”) directly to a Lockbox or Collection Account (or in accordance with other arrangements approved by the Administrative Agent), or (ii) to the extent that the account debtors of such Credit Party, notwithstanding the instructions described in clause (i) above, remit such Collections directly to such Credit Party, each Borrower agrees, and agrees to cause each Credit Party to, deposit all such Collections into a Collection Account promptly upon such Person's receipt thereof. The Borrowers agree to cause all Collections now or hereafter received directly or indirectly by any Borrower or any such Credit Party or any agent thereof or in the possession of any Borrower or any Credit Party or any agent thereof to be held in trust for, or, in the case of Collections received by any Foreign Credit Party, on trust for (or as otherwise provided in the relevant Foreign Security Agreements relating thereto) the Administrative Agent and, promptly upon receipt thereof, to be deposited into a Collection Account. The contents of each Lockbox shall automatically be deposited into a Collection Account or be emptied and deposited into a Collection Account by a representative of the Collection Account Bank at which the applicable Collection Account has been established. Only the Administrative Agent and the applicable Collection Account Bank, if any, shall have power of withdrawal from each Lockbox and the related Collection Account.
(c)    Concentration Accounts; Cash Collateral Accounts. All immediately available funds, or as otherwise provided in any Collection Account Agreement with respect to low volume Collection Accounts, in any Collection Account (w) of any Domestic Borrower shall be automatically transferred (either directly or indirectly) into the Domestic Concentration Account, (x) of the Multicurrency Borrowers shall be transferred (either directly or indirectly) automatically or as otherwise provided pursuant to the applicable Collection Account Agreement and/or Multicurrency Concentration Accounts Agreements into (A) with respect to funds denominated in Sterling, the applicable Sterling Concentration Account, (B) with respect to funds denominated in Euros, the applicable Euro Concentration Account, and (C) with respect to funds denominated in Dollars, the applicable Dollars Concentration Account. Funds shall be directed in accordance with the instructions of the Administrative Agent to the applicable Cash Collateral Account upon a demand made pursuant to Section 11.03(b). The Domestic Concentration Account and each Domestic Cash Collateral Account shall be in the name of and owned by the Administrative Agent. The Multicurrency Concentration Account and each Multicurrency Cash Collateral Account shall be under the sole dominion and control and subject to the first priority security interest of the Administrative Agent. The following procedures shall apply to the Domestic Concentration Account, the Multicurrency Concentration Accounts and the Cash Collateral Accounts:
(i)    Generally. Each Bank Account shall be denominated in a single currency. The Administrative Agent alone shall have power of withdrawal from the Concentration

Accounts and the Cash Collateral Accounts. Subject to Sections 3.01(b)(ii), 3.01(b)(iii), 3.02(b)(ii), 3.02(b)(iii) and 11.03, (A) the Domestic Borrowers hereby authorize the Administrative Agent to apply all immediately available funds on deposit in the Domestic Concentration Account and, if necessary, Domestic Cash Collateral Account to the Domestic Obligations that are then due and owing, and (B) the Multicurrency Borrowers hereby authorize the Administrative Agent to apply all immediately available funds on deposit in each Multicurrency Concentration Account and, if necessary, each Multicurrency Cash Collateral Account, to the Multicurrency Obligations that are then due and owing denominated in the Specified Foreign Currency maintained in such Multicurrency Concentration Account and Multicurrency Cash Collateral Account. Solely with respect to the Domestic Concentration Account, to the extent any such funds remain after such application or disbursement to a Domestic Borrower pursuant to Section 3.02(b) and no Default or Event of Default has occurred and is continuing, each Domestic Borrower hereby authorizes the Administrative Agent to invest such funds in accordance with Section 3.06(c)(ii). Solely with respect to the Multicurrency Concentration Accounts, to the extent any such funds remain after such application or disbursement to a Multicurrency Borrower pursuant to Section 3.02(b) and no Default or Event of Default has occurred and is continuing, any Multicurrency Borrower may, upon notice to the Administrative Agent not later than 10:30 a.m. (London time), convert any funds on deposit in a Multicurrency Concentration Account into another Optional Currency and transfer such funds (less any reasonable foreign exchange costs) to another Multicurrency Concentration Account in which such other Optional Currency is maintained.
(ii)    Investments. Subject to the right of the Administrative Agent to apply and/or withdraw funds from the Domestic Concentration Account and the Domestic Cash Collateral Account as provided in this Agreement, the Administrative Agent shall, so long as no Default or Event of Default shall have occurred and be continuing, from time to time invest funds (or procure the investment of such funds) on deposit in such accounts and accrued interest thereon, procure the reinvestment of proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such investments, in each case in an overnight investment selected by the Administrative Agent. None of the Administrative Agent, any Lender or any Issuing Bank shall be liable to any Borrower for, or with respect to, any decline in value of amounts on deposit in the Domestic Concentration Account or Domestic Cash Collateral Account which shall have been invested pursuant to this Section 3.06(c)(ii) pursuant to such overnight investments selected by the Administrative Agent. All funds on deposit in the Multicurrency Concentration Accounts and Multicurrency Cash Collateral Accounts shall bear interest in accordance with the applicable account agreement.
(iii)    Additional Payments. If at any time the Administrative Agent determines that any funds held in any Concentration Account or Cash Collateral Account are subject to any interest, right, claim or Lien (other than Liens arising in the ordinary course of business for amounts which are not yet due and payable) of any Person other than the Administrative Agent or the applicable Borrower, the Domestic Borrowers jointly and severally (with respect to funds deposited by the Domestic Borrowers) and the Multicurrency Borrowers jointly and severally (with respect to funds deposited by the Multicurrency Borrowers) agree that (i) forthwith upon demand by the Administrative Agent, to pay to the Administrative Agent, as additional funds to be deposited and held in the applicable Concentration Account or Cash Collateral Account, as the case may be, an amount equal to the amount of funds subject to such interest, right, claim or Lien or (ii) if no such payment is made, the Administrative Agent shall immediately and without requirement of notice as set forth in the definitions of Multicurrency Borrowing Base and Domestic Borrowing Base, as applicable, impose an Eligibility Reserve in the amount of such funds (unless such interest, right, claim or Lien has then been included in any Eligibility Reserve with respect to such funds or has been factored into a decreased advance rate with respect to Cash Collateral).
(iv)    Custody of Cash Collateral. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Concentration Accounts and the Cash Collateral Accounts and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own like property, it being understood that the Administrative Agent shall not be required to preserve rights of the Borrowers in such accounts or any amounts on deposit therein or any Investments subject thereto against third parties but may do so at its option. All expenses incurred in connection therewith shall be for the joint and several account of the Multicurrency Borrowers with respect to any funds deposited by the Multicurrency Borrowers or the joint and several account of the Domestic Borrowers with respect to any funds deposited by the Domestic Borrowers, and, in each case, shall constitute Obligations hereunder.

Notwithstanding anything to the contrary contained in this Agreement, except as set forth in this clause (c), none of the Borrowers or any Person or entity claiming on behalf of or through a Borrower shall have any right to withdraw any of the funds held in the Domestic Concentration Account or any Cash Collateral Account. Upon the Payment In Full of the Obligations and termination of the Commitments, any funds remaining in the Domestic Concentration Account or the Domestic Cash Collateral Account shall be returned by the Administrative Agent to the relevant Borrower or paid by the Administrative Agent to whomever may be legally entitled thereto, and in relation to funds in the Multicurrency Concentration Accounts and the Multicurrency Cash Collateral Accounts, the Administrative Agent shall release the security over such accounts and terminate any associated control rights it may have.
(d)    Fees and Expenses. With respect to fees, costs and expenses incurred (i) in respect of the Domestic Facility, the Domestic Borrowers jointly and severally agree, and (ii) in respect of the Multicurrency Facility, the Multicurrency Borrowers jointly and severally agree, in each case, to pay to the Administrative Agent any and all reasonable fees, costs and expenses which the Administrative Agent incurs in connection with opening and maintaining the Collection Accounts, Concentration Accounts and Cash Collateral Accounts, lockbox or other similar payment collection mechanisms for such Borrowers and depositing for collection any check or item of payment received by and/or delivered to the Collection Account Banks or the Administrative Agent on account of the Obligations. With respect to the Collection Account Banks (x) for the Domestic Borrowers, the Domestic Borrowers jointly and severally agree, (y) for the Multicurrency Borrowers, the Multicurrency Borrowers jointly and severally agree, in each case, to reimburse the Administrative Agent for any amounts paid to any Collection Account Bank arising out of any required indemnification by the Administrative Agent of such Collection Account Bank against damages incurred by the Collection Account Bank in the operation of a Collection Account.

3.07.    Defaulting Lenders.

(a)    If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to (x) any outstanding settlement and/or participation obligations of such Defaulting Lender in respect of Letters of Credit, Swing Loans and Overdraft Loans,

(y) amounts payable to such Defaulting Lender and (z) obligations of such Defaulting Lender to fund Loans, as applicable:
(i)    the Letter of Credit, Swing Loan and Overdraft Loan settlement and/or participation obligations, as applicable, of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Commitments under each Credit Facility; provided that (a) the sum of each Non-Defaulting Lender's total Loans and settlement and/or participation obligations in respect of Letters of Credit, Swing Loans and Overdraft Loans, as applicable, under any Credit Facility may not in any event exceed the Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation under any applicable Credit Facility and (b) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim any Borrower, the Administrative Agent, any Issuing Bank, the Swing Loan Bank, Overdraft Line Bank or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;
(ii)    to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender's settlement and/or participation obligations in respect of Letters of Credit, Swing Loans and Overdraft Loans cannot be so reallocated, whether by reason of the first proviso in clause (i) above or otherwise, each applicable Borrower will, not later than five (5) Business Days after demand by the Administrative Agent (at the direction of each Issuing Bank, the Swing Loan Bank and/or the Overdraft Line Bank, as the case may be), (a) Cash Collateralize the obligations of such Borrower to the Issuing Banks, the Swing Loan Bank and/or the Overdraft Loan Bank, as applicable, in respect of the all outstanding Letters of Credit, Swing Loans and Overdraft Loans, as the case may be, in an amount at least equal to the percentage of the aggregate amount of the unreallocated portion of such settlement and/or participation obligations in respect of Letters of Credit, Swing Loans and Overdraft Loans, or (b) in the case of such Swing Loans or Overdraft Loans, prepay (subject to clause (iii) below) and/or Cash Collateralize in full the unreallocated portion thereof, or (c) make other arrangements satisfactory to the Administrative Agent, and to the Issuing Bank, the Swing Loan Bank and the Overdraft Loan Bank, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender; and
(iii)    any amount paid by any Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks, the Swing Loan Bank and the Overdraft Loan Bank under this Agreement; third, to Cash Collateralize the settlement and/or participation obligations in respect of Letters of Credit, Swing Loans and Overdraft Loans with respect to such Defaulting Lender; fourth, as any Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and any Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender's potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks', the Swing Loan Bank's and the Overdraft Bank's future exposures with respect to such Defaulting Lender with respect to future Letters of Credit, Swing Loand and Overdraw Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks, the Swing Loan Bank and the Overdraft Loan Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks, the Swing Loan Bank and the Overdraft Loan Bank against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or disbursements in respect of Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded settlement and unfunded participations in Letter of Credit Obligations, Swing Loans and Overdraft Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 3.07(a)(i). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 3.07(a)(iii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)    If the Borrower, the Administrative Agent, the Issuing Bank and the Swing Loan Bank agree in writing in their discretion that a Lender is no longer a Defaulting Lender or a Potential Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Credit Facility Outstandings (including any settlement and/or participation obligations in respect of Letters of Credit, Swing Loans and/or Overdraft Loans) of the Lenders in each applicable Credit Facility to be on a pro rata basis in accordance with their respective Commitments under such Credit Facility, whereupon such Lender will cease to be a Defaulting Lender or Potential Defaulting Lender and will be a Non-Defaulting Lender (and such Credit Facility Outstandings (including any settlement and/or participation obligations in respect of Letters of Credit, Swing Loans and/or Overdraft Loans) of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender or Potential Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender's having been a Defaulting Lender or Potential Defaulting Lender.
(c)    In furtherance of the foregoing, if any Lender becomes, and during the period it remains, a Defaulting Lender or a Potential Defaulting Lender, each Issuing Bank and the Swing Loan Bank is hereby authorized by the Borrowers (which authorization is irrevocable and coupled with an interest) to give, in its discretion, through the Administrative Agent, Notices of Borrowing pursuant to Section 2.01 in such amounts and in such times as may be required to (i) reimburse outstanding Reimbursement Obligations, (ii) repay an outstanding Swing Loan, and/or (iii) Cash Collateralize the obligations of the Borrowers in respect of outstanding Letters of Credit or Swing Loans in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender or Potential Defaulting Lender in respect of such Letter of Credit or Swing Loan.
(d)    If any Lender becomes, and during the period it remains, a Defaulting Lender or a Potential Defaulting Lender, if any Letter of Credit, Swing Loan or Overdraft Loan is at the time outstanding, the Issuing Bank, the Swing Loan Bank and the Overdraft Line Bank, as the case may be, may (except, in the case of a Defaulting Lender, to the extent the Commitments have been fully reallocated pursuant to Section 3.07(a)(i)) by notice to each Borrower and such Defaulting Lender or Potential Defaulting Lender through the Administrative Agent, require the Borrowers to Cash Collateralize the obligations of such Borrower to each Issuing Bank, the Swing Loan Bank and the Overdraft Line Bank in respect of such Letter of Credit, Swing Loan and the Overdraft Line Bank, as applicable, amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender or such Potential Defaulting Lender in respect thereof, or to make other arrangements satisfactory to the Administrative Agent, and to the Issuing Bank, Swing Loan Bank and Overdraft Line Bank, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender or Potential Defaulting Lender.
(e)    The Borrowers may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than five (5) Business Days' prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 3.07(a)(iii) will apply to all amounts thereafter paid by the Borrowers for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrowers, the Administrative Agent, any Issuing Bank, the Swing Loan Bank, the Overdraft Loan Bank or any Lender may have against such Defaulting Lender.

3.08.    UK Tax.

(a)	Definitions:
“Protected Party” means a Lender which is or will be subject to any liability or required to make any payment for or on account of UK Tax, in relation to a sum received or receivable (or any sum deemed for the purposes of UK Tax to be received or receivable) under a Loan Document.
“Tax Confirmation” means a confirmation by a Lender that the Person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes; or
(ii)    a partnership each member of which is:

(a)	a company so resident in the United Kingdom for United Kingdom tax purposes; or

(b)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning of section 19 of the CTA).

“Tax Credit” means a credit against, relief or remission for, or repayment of any UK Tax.
“Tax Deduction” means a deduction or withholding for or on account of UK Tax from a payment under a Loan Document.
“Tax Payment” means either an increased payment made by a Borrower or Guarantor to a Lender under Section 3.08(e) or a payment under Section 3.08(l).
“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

(b)	Unless a contrary indication appears, in this Section 3.08 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

(c)	Each Borrower and Guarantor shall make all payments to be made by it under a Loan Document without any Tax Deduction, unless a Tax Deduction is required by law.

(d)
Each Borrower and Guarantor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender. If the Administrative Agent receives such notification from a Lender it shall notify that Borrower or Guarantor.

(e)
If a Tax Deduction is required by law to be made by a Borrower or Guarantor, the amount of the payment due from that Borrower or Guarantor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(f)	A payment shall not be increased under paragraph (e) above by reason of a Tax Deduction if on the date on which the payment falls due:

(i)
the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a Qualifying Lender solely by virtue of paragraph (i) B of the definition of Qualifying Lender; and:

(x)
an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a "Direction") under section 931 of the Income Tax Act 2007 which relates to the payment and that Lender has received from the Borrower or Guarantor making the payment a certified copy of that Direction; and

(y)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)
the relevant Lender is a Treaty Lender and the Borrower or Guarantor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (l) below.

(g)
If a Borrower or Guarantor is required to make a Tax Deduction, that Borrower or Guarantor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(h)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower or Guarantor making that Tax Deduction shall deliver to the Administrative Agent for the Lender entitled to the payment a statement under Section 975 of the Income Tax Act 2007 or other evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(i)	A UK Lender which becomes a party to this Agreement on the day on which this Agreement is entered into gives a Tax Confirmation to the Borrowers by entering into this Agreement.

(j)
A UK Lender which becomes a party to this Agreement by transfer or assignment under Section 14.01 after the day on which this Agreement is entered into is deemed to give a Tax Confirmation to the Borrowers on the date of that transfer or assignment.

(k)	A UK Lender shall promptly notify the Borrower and the Administrative Agent if there is any change in the position from that set out in the Tax Confirmation.
(l)

(i)    Subject to paragraph (ii) below, a Treaty Lender and a Borrower or Guarantor (when making a payment to which that Treaty Lender is entitled) shall co-operate in completing any procedural formalities necessary for that Borrower or Guarantor to obtain authorisation to make that payment without a Tax Deduction.

(ii)    Nothing in paragraph (i) above shall require a Treaty Lender to:

(a)    register under the HMRC DT Treaty Passport scheme;

(b)    apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or

(c)    file Treaty forms if it has included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (m) below and the Borrower or Guarantor making that payment has not complied with its obligations under paragraph (n) below.
(m)    A Treaty Lender which holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall include an indication to that effect by notifying the relevant Borrower or Guarantor of its scheme reference number and its jurisdiction of tax residence (and in the case of a Treaty Lender that is a party to this Agreement on date that this Agreement is entered into, it may provide such notification by including such details on its signature page to Amendment No. 1 to this Agreement).

(n)    Where a Lender includes the indication described in paragraph (m) above, the relevant Borrower or Guarantor shall file a duly completed form DTTP2 in respect of such Lender with HM Revenue & Customs within 30 days of the date such Lender becomes a Lender under this Agreement or, within 30 days of the date such Borrower or Guarantor becomes a party under this Agreement (as the case may be), and shall promptly provide the Lender with a copy of that filing;

(o)
Each Borrower or Guarantor shall (within 10 Business Days following written demand by the Administrative Agent), pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of UK Tax by that Protected Party in respect of a Loan Document.

(p)	Paragraph (o) above shall not apply with respect to any UK Tax assessed on a Lender:

(A)	under the law of the jurisdiction in which that Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Lender is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Lender's Applicable Lending Office is located in respect of amounts received or receivable in that jurisdiction, if that UK Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Lender.

(q)	Furthermore, paragraph (o) above shall not apply to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under paragraph (e) above; or

(B)	would have been compensated for by an increased payment under paragraph (e) above but was not so compensated solely because the exclusion in paragraph (f) applied.

(r)
A Protected Party making, or intending to make a claim under paragraph (o) above shall promptly notify the Administrative Agent of the event which will give, or has given, rise to the claim, following which the Administrative Agent shall notify the relevant Borrower or Guarantor.

(s)	A Protected Party shall, on receiving a payment from a Borrower or Guarantor under paragraph (o), notify the Administrative Agent.

(t)	If a Borrower or Guarantor makes a Tax Payment and the relevant Lender determines that:

(A)	a Tax Credit is attributable to that Tax Payment; and

(B)	that Lender has obtained, utilized and retained that Tax Credit, the relevant Lender shall pay an amount to such Borrower or Guarantor which that Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by such Borrower or Guarantor.

(u)
Each Borrower or Guarantor shall pay and, within 10 Business Days following written demand (accompanied by reasonable backup documentation therefor), indemnify each Lender against any cost, loss or liability that Lender incurs in relation to all stamp duty, registration and other similar UK Taxes payable in respect of any Loan Document.

(v)
All amounts set out, or expressed in a Loan Document to be payable by any party to a Lender which (in whole or part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to paragraph (w) below, if VAT is or becomes chargeable on any supply made by any Lender to any party under a Loan Document, that party shall pay to the Lender (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of the VAT (and such Lender shall promptly provide an appropriate VAT invoice to such party).

(w)
If VAT is or becomes chargeable on any supply made by any Lender (the “Supplier”) to any other Lender (the “Recipient”) under a Loan Document, and any party other than the Recipient (the "Subject Party") is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

(x)
Where a Loan Document requires any party to reimburse or indemnify a Lender for any costs or expenses, that party shall reimburse or indemnify such Lender for the full amount of such costs or expenses, including such part thereof as represents VAT, save to the extent that the Lender reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(y)
Any reference in this Section 3.08 to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term "representative member" to have the same meaning as in the Value Added Tax Act 1994).

(z)
The UK Borrower shall take all steps as may be reasonably requested by the Administrative Agent on behalf of any Lender or any Issuing Bank to enable the relevant Lender or Issuing Bank to comply with certification or other procedures requisite to obtaining any available benefits under a relevant Treaty with respect to any payment hereunder or under any Note or other document evidencing any Obligations, including (without limitation) providing information to the UK Borrower's local tax office and shall take such steps as soon as reasonably possible (having regard to the consequences of any delay).

ARTICLE IV
INTEREST AND FEES

4.01.    Interest on the Loans and Other Obligations.

(a)    Rate of Interest. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 4.01(d), as follows:
(i)    If a Floating Rate Loan or such other Obligation, at a rate per annum equal to the sum of the Floating Rate in effect from time to time as interest accrues, plus the Applicable Floating Rate Margin in effect from time to time, plus, the Mandatory Cost;

(ii)    If an Overdraft Loan, at a rate per annum equal to the sum of the Overdraft Rate in effect from time to time as interest accrues, plus the Applicable Overdraft Rate Margin in effect from time to time; and
(iii)    If a Fixed Rate Loan, at a rate per annum equal to the sum of the Fixed Rate determined for the applicable Interest Period and the applicable currency, plus the Applicable Fixed Rate Margin in effect from time to time during such Interest Period, plus, if such Fixed Rate Loan was made under the Multicurrency Facility, the Mandatory Cost.

The applicable basis for determining the rate of interest on any Loan shall be initially determined in accordance with Section 2.01(d). The applicable basis for determining the rate of interest on such Loan shall be selected thereafter by the relevant Borrower at the time a Notice of Conversion/Continuation is delivered by such Borrower to the Administrative Agent. Notwithstanding the foregoing, such Borrower may not select the Fixed Rate as the applicable basis for determining the rate of interest on such a Loan if at the time of such selection an Event of Default or Default would occur or has occurred and is continuing. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Administrative Agent in accordance with the terms hereof specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the applicable Floating Rate.
(b)    Interest Payments.
(i)    Interest accrued on each Floating Rate Loan shall be payable in arrears in the currency in which such Loan is denominated (A) on the first Business Day of each calendar month for the preceding calendar month, commencing on the first such day following the making of such Floating Rate Loan and (B) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Floating Rate Loan.
(ii)    Interest accrued on each Fixed Rate Loan shall be payable in arrears in the currency in which such Loan is denominated on the last day of each Fixed Rate Interest Payment Date with respect to such Loan and (B) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Fixed Rate Loan.
(iii)    Interest accrued on the principal balance of all other Obligations shall be payable in arrears in the currency in which such Obligation is denominated (A) on the first Business Day of each month, commencing on the first such day following the incurrence of such Obligation and (B) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

(c)    Conversion or Continuation.
(i)    Each Domestic Borrower shall have the option (A) to convert at any time all or any part of its outstanding Floating Rate Loans (other than Swing Loans) to Fixed Rate Loans or (B) to convert all or any part of its outstanding Fixed Rate Loans having Interest Periods which expire on the same date to Floating Rate Loans on such expiration date; and each Borrower shall have the option to continue all or any part of its outstanding Fixed Rate Loans having Interest Periods which expire on the same date as Fixed Rate Loans denominated in the same currency, and the succeeding Interest Period of such continued Loans shall commence on such expiration date; provided, however, in each case, no such outstanding Loan may be continued as, or be converted into, a Fixed Rate Loan (i) if the continuation of, or the conversion into, such Fixed Rate Loan would violate any of the provisions of Section 4.02 or (ii) if an Event of Default or Default would occur or has occurred and is continuing. Any conversion into or continuation of Fixed Rate Loans under this Section 4.01(c) shall be in a minimum amount of the Dollar Equivalent of $7,500,000 for Domestic Loans and $5,000,000 for Multicurrency Loans and in integral Dollar Equivalent multiples of $1,000,000 in excess of that amount (or, in the case of continuations of Multicurrency Loans, in such greater or lesser amounts as are as near to $5,000,000 or a multiple of $1,000,000, as applicable, as reasonably practicable in light of any change in the Spot Rate between the date of such continuation and the date of the Borrowing or any previous continuation thereof, as the case may be). Such minimum levels may be achieved under the Domestic Facility by combining the Loans of more than one Borrower being continued as or converted into Fixed Rate Loans with the same Interest Period so long as the minimum amount of any single Borrowing is the Dollar Equivalent of $1,000,000; and such minimum levels may be achieved under the Multicurrency Facility by combining the Loans of the same currency of more than one Borrower being continued as or converted into Fixed Rate Loans with the same Interest Period so long as the minimum amount of any single Borrowing is the Dollar Equivalent of $1,000,000.
(ii)    To convert or continue a Loan under Section 4.01(c)(i), the applicable Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 12:00 p.m. (New York time) at least three Business Days in advance of the proposed conversion/continuation date with respect to Domestic Loans and 3:00 p.m. (London time) at least four Business Days in advance of the proposed conversion/continuation date with respect to Multicurrency Loans. Promptly after receipt of a Notice of Conversion/Continuation under this Section 4.01(c)(ii), the Administrative Agent shall notify each Lender under the applicable Credit Facility by telex or telecopy, or other similar form of transmission, of the proposed conversion/continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan shall be irrevocable, and the applicable Borrower shall be bound to convert or continue in accordance therewith.

(d)    Default Interest. Notwithstanding the rates of interest specified in Section 4.01(a) or elsewhere herein, and to the extent permitted by applicable law, effective immediately upon the occurrence of any Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and of all other Obligations shall bear interest at a rate which is two percent (2.0%) per annum in excess of the rate of interest applicable to such Loans and Obligations from time to time.

(e)    Computation of Interest. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and (i) with respect to Obligations for Sterling Loans and Overdraft Loans denominated in Sterling, a year of 365 days, and (ii) with respect to all other Obligations, a year of 360 days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded.

(f)    Changes; Legal Restrictions. If after the Closing Date any Lender or any Issuing Bank determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, any Issuing Bank or over banks or financial institutions generally (whether or not having the force of law), compliance with which, in each case after the Closing Date:
(i)    does or will subject a Lender or an Issuing Bank (or its Applicable Lending Office or Fixed Rate Affiliate) to charges (other than Taxes) of any kind which such Lender or Issuing Bank reasonably determines to be applicable to the Commitments of the Lenders and/or the Issuing Banks to make Fixed Rate Loans or Issue and/or participate in Letters of Credit or change the basis of taxation of payments to that Lender or Issuing Bank of principal, fees, interest, or any other amount payable hereunder with respect to Fixed Rate Loans or Letters of Credit;
(ii)    does or will impose, modify, or hold applicable, in the determination of a Lender or an Issuing Bank, any reserve (other than reserves taken into account in calculating the Fixed Rate), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Letters of Credit) in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or an Issuing Bank or any Applicable Lending Office or Fixed Rate Affiliate of that Lender or Issuing Bank; or
(iii)    does or will subject the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payments to be made by or on account of any Obligations or under any Loan Documents to any taxes, levies, imposts, deductions charges, withholdings and all other liabilities with respect thereto on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Taxes, (B) amounts expressly excluded from Taxes pursuant to Section 3.04(a), or (C) UK Taxes);

and the result of any of the foregoing is to increase the cost to that Person of making, renewing or maintaining any Loans or its Commitments or issuing or participating in the Letters of Credit or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such Person (with a copy of such demand to the Administrative Agent), (x) the Domestic Borrowers jointly and severally agree promptly to pay to the Administrative Agent for its own account or for the account of such Person, from time to time as specified by such Person, such amount or amounts as may be necessary to compensate such Person for any such additional cost incurred or reduced amount received in connection with the Domestic Facility and (y) the Multicurrency Borrowers jointly and severally agree promptly to pay to the Administrative Agent for its own account or for the account of such Person, from time to time as specified by such Person, such amount or amounts as may be necessary to compensate such Person for any such additional cost incurred or reduced amount received in connection with the Multicurrency Facility; provided that the Borrowers shall not be required to compensate any Lender or Issuing Bank pursuant to this Section 4.01(f) for any increased costs or reductions incurred more than 180 days prior to the date such Issuing Bank or Lender notifies the applicable Borrower of the event giving rise to such increased cost or reduction and of such Lender's or Issuing Bank's intention to claim compensation therefor; provided further, however, that such 180-day limitation shall not apply to any cost or reduction that is applicable retroactively to periods prior to the effective date of the applicable event so long as the applicable Lender notifies the Borrowers of such event within 180 days of a responsible officer of the Administrative Agent receiving actual knowledge thereof. Such demand shall be accompanied by a statement as to the amount of such compensation. Such statement shall be conclusive and binding for all purposes, absent manifest error.
(g)    Confirmation of Fixed Rate. Upon the reasonable request of any Borrower from time to time, the Administrative Agent shall promptly provide to such Borrower such information with respect to the applicable Fixed Rate as may be so requested.

(h)    Maximum Lawful Rate. Notwithstanding any other provision of this Agreement, if and to the extent that the laws of the Netherlands, the United Kingdom or any other jurisdiction in which a Borrower is organized or from which Loans are made are applicable to interest payable under this Agreement, no interest on the credit advanced will be payable in excess of that permitted by such laws.

4.02.    Special Provisions Governing Fixed Rate Loans.
With respect to Fixed Rate Loans:
(a)    Determination of Interest Period. By giving notice as set forth in Section 2.01(d) (with respect to a new Borrowing of Domestic Loans or Multicurrency Loans) or Section 4.01(c) (with respect to a conversion into or continuation of a Fixed Rate Loan), the applicable Borrower shall have the option, subject to the other provisions of this Section 4.02, to select an interest period (each, an “Interest Period”) to apply to the Loans described in such notice, subject to the following provisions:
(i)    (A) Such Domestic Borrower may only select, as to a particular Borrowing of Fixed Rate Loans, an Interest Period of either one (1), two (2), three (3) or six (6) months in duration and (B) such Multicurrency Borrower may only select, as to a particular Borrowing of Fixed Rate Loans, an Interest Period of either seven (7) days, fourteen (14) days, one (1) month, two (2) months, three (3) months or six (6) months in duration;
(ii)    In the case of immediately successive Interest Periods applicable to a Borrowing of Fixed Rate Loans, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;
(iii)    If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there shall be no succeeding Business Day in such calendar month, such Interest Period shall expire on the immediately preceding Business Day;
(iv)    Such Borrower may not select an Interest Period as to any Loan if such Interest Period terminates later than the Termination Date; and
(v)    There shall be no more than ten (10) Interest Periods in effect at any one time.
(b)    Determination of Interest Rate. As soon as practicable on the applicable Fixed Rate Determination Date, the Administrative Agent shall determine (pursuant to the procedures set forth in the definition of “Fixed Rate”) the interest rate which shall apply to Fixed Rate Loans for which an interest rate is then being determined for the applicable Interest Period and currency and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the applicable Borrowers and to each Lender. The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon such Borrowers.
(c)    Interest Rate Unascertainable, Inadequate or Unfair. In the event that (x) in the case of Domestic Loans, at least one (1) Business Day before and (y) in the case of Multicurrency Loans, on the Fixed Rate Determination Date with respect to any Fixed Rate Loan in the relevant currency:
(i)    the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the applicable Fixed Rate for the applicable Optional Currency then being determined is to be fixed;

(ii)    the Administrative Agent determines that deposits in such currency and in the principal amounts of the Fixed Rate Loans comprising such Borrowing are not generally available in the London interbank market for a period equal to such Interest Period; or
(iii)    the Requisite Lenders in the applicable Credit Facility advise the Administrative Agent that the applicable Fixed Rate for the applicable Optional Currency, as determined by the Administrative Agent, after taking into account the adjustments for reserves and increased costs provided for in Section 4.01(f), will not adequately and fairly reflect the cost to such Lenders of funding the relevant Fixed Rate Loans in the currency in which such Loans are denominated;

then the Administrative Agent shall forthwith give notice thereof to the Borrowers under the applicable Credit Facility, whereupon (until the Administrative Agent notifies such Borrowers that the circumstances giving rise to such suspension no longer exist) the right of such Borrowers to elect to have Loans bear interest based upon the Fixed Rate in such currency shall be suspended and each outstanding Fixed Rate Loan which is denominated in the affected currency shall be converted into a Floating Rate Loan denominated in such currency on the last day of the then current Interest Period therefor, and any Notice of Borrowing with respect to Loans denominated in such currency for which Revolving Loans have not then been made shall be deemed to be a request for Floating Rate Loans in such currency, notwithstanding any prior election by any such Borrower to the contrary.
(d)    Illegality.
(i)    If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Fixed Rate Loan in any currency has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrowers under the applicable Credit Facility and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender.
(ii)    When notice is given by a Lender under Section 4.02(d)(i), (A) such Borrowers' right to request from such Lender and such Lender's obligation, if any, to make Fixed Rate Loans in such currency shall be immediately suspended, and such Lender shall make a Floating Rate Loan as part of any requested Borrowing of Fixed Rate Loans in such currency and (B) if the affected Fixed Rate Loan or Loans are then outstanding, the applicable Borrower shall, on the last day of the applicable Interests Period(s), or if such postponement is not permitted by applicable law, then by no later than the date it is required to do so in accordance with applicable law, upon at least one (1) Business Day's prior written notice to the Administrative Agent and the affected Lender, convert each such Loan into a Floating Rate Loan.
(iii)    If at any time after a Lender gives notice under Section 4.02(d)(i) in respect of a Fixed Rate Loan in any currency such Lender determines that it may lawfully make Fixed Rate Loans in such currency, such Lender shall promptly give notice of that determination, in writing, to the Borrowers under the applicable Credit Facility and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. Such Borrowers' right to request, and such Lender's obligation, if any, to make Fixed Rate Loans shall thereupon be restored.

(e)    Compensation. In addition to all amounts required to be paid by the Borrowers pursuant to Section 4.01, each Domestic Borrower agrees to compensate each Domestic Lender and each Multicurrency Borrower agrees to compensate each Multicurrency Lender, upon demand, for all losses, expenses and similar liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Fixed Rate Loans made to such Borrower but excluding any loss of the Applicable Fixed Rate Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a Borrowing of, conversion into or continuation of such Fixed Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by such Borrower or a successive Interest Period does not commence after notice therefor is given pursuant to Section 4.01(c), including, without limitation, pursuant to Section 4.02(c), (ii) if for any reason any Fixed Rate Loan made to such Borrower is prepaid (including, without limitation, mandatorily pursuant to Section 3.01) on a date which is not the last day of the applicable Interest Period (it being understood and agreed that, notwithstanding anything contained in this Agreement to the contrary, so long as no Default or Event of Default shall have occurred and be continuing, such Borrower may, in lieu of making a mandatory prepayment of a Fixed Rate Loan which would otherwise be required to be made under this Agreement on a date which is not the last day of the applicable Interest Period, deposit an amount equal to the amount which would otherwise be required to be so prepaid (plus interest accrued thereon for the appropriate number of days at the rate applicable to such Loan) into the Domestic Cash Collateral Account (or, in the case of Fixed Rate Loans denominated in an Optional Currency, an appropriate Cash Collateral Account) as Cash Collateral for application by the Administrative Agent to such Loan on the last day of such Interest Period), (iii) as a consequence of a required conversion of such Fixed Rate Loan to a Floating Rate Loan as a result of any of the events indicated in Section 4.02(c) or (d), (iv) as a consequence of any failure by such Borrower to repay Fixed Rate Loans when required by the terms hereof or (v) as a consequence of a reallocation of the Commitments pursuant to Section 3.01 hereof. The Lender making demand for such compensation shall deliver to the applicable Borrower concurrently with such demand a written statement as to such losses, expenses and similar liabilities, and such statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

4.03.    Fees.
(a)    Letter of Credit Fee. In addition to any charges paid pursuant to Section 2.02(g), each Borrower agrees to pay to the Administrative Agent for the account of the Lenders under the applicable Credit Facility as provided in the following sentence with respect to any Letter of Credit Issued by any Issuing Bank for the account of such Borrower, a fee per annum (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate in effect as of the date of each such payment on the undrawn face amount of such Letter of Credit, payable in arrears on the first Business Day of each calendar month for the preceding calendar month and on the date on which such Letter of Credit expires in accordance with its terms; provided, however, effective immediately upon the occurrence of any Event of Default and for so long thereafter as such Event of Default shall be continuing, the rate at which the Letter of Credit Fees shall accrue and be payable shall be equal to two percent (2.0%) per annum in excess of the Applicable Letter of Credit Fee Rate in effect from time to time. The Administrative Agent shall pay each Letter of Credit Fee to the Lenders in accordance with their respective Pro Rata Shares of the Credit Facility under which such Letter of Credit has been issued.
(b)    Unused Commitment Fee. The Domestic Borrowers jointly and severally agree to pay to the Administrative Agent, for the account of the Domestic Lenders, and the Multicurrency Borrowers jointly and severally agree to pay to the Administrative Agent, for the account of the Multicurrency Lenders, in accordance with each Lender's respective Pro Rata Shares of the applicable Credit Facility, a fee (the “Unused Commitment Fee”), in each case accruing from the Closing Date at a per annum rate equal to the Applicable Unused Commitment Fee Rate in effect as of the payment date set forth below, on the average amount by which (i) the Commitment under the applicable Credit Facility exceeds (ii) an amount equal to the Credit Facility Outstandings under such Credit Facility less the Letter of Credit Obligations set forth in clause (c) of the definition thereof to the extent included in the determination of Credit Facility Outstandings, for the period commencing on the Closing Date and ending on the Termination Date, the accrued portion of such fee being payable (A) monthly, in arrears, on the first Business Day of the immediately succeeding calendar month, commencing on the first such day after the Closing Date and (B) on the Termination Date.
(c)    Amendment and Restatement Fee; Other Fees. The Borrowers jointly and severally agree to pay to the Administrative Agent, for the ratable benefit of (x) the Domestic Lenders, an amendment and restatement fee in immediately available funds equal to 0.75% of the Domestic Commitments in effect as of the Closing Date and (y) the Multicurrency Lenders, an amendment and restatement fee in immediately available funds equal to 1.00% of the Multicurrency Commitments in effect as of the Closing Date. Such fee shall be paid on the Closing Date. In addition to the foregoing, (i) the Borrowers agree to pay to the Joint Lead Arrangers solely for their own accounts such other fees as are set forth in the “Fee Letter” described in the Proposal Letter and (ii) the Borrowers agree to pay to the Administrative Agent solely for its own account such other fees as are set forth in the Administrative Agent Fee Letter.
(d)    Calculation and Payment of Fees. All of the above fees that are based on a per annum rate shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All such fees shall be payable in addition to, and not in lieu of, interest, expense reimbursements, indemnification and other Obligations. Fees shall be payable by the Domestic Borrowers to the Domestic Concentration Account and by the Multicurrency Borrowers to the Multicurrency Payment Account in accordance with Section 3.02. All fees payable hereunder shall be fully earned and, subject only to Section 14.01(c), nonrefundable when paid. All fees specified or referred to herein due to the Administrative Agent, any Issuing Bank or any Lender, including, without limitation, those referred to in this Section 4.03, shall bear interest, if not paid when due, at the interest rate for Loans in accordance with Section 4.01(d), shall constitute Obligations and shall be secured by the Collateral.
(e)    Defaulting Lenders.    Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 4.02(a) and (b) (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees), provided that (a) to the extent that all or a portion of the settlement and/or participation obligations in respect of Letters of Credit, Swing Loans and/or Overdraft Loans of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 3.07(a), such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Commitments, and (b) to the extent that all or any portion of such settlement and/or participation obligations in respect of Letters of Credit, Swing Loans and/or Overdraft Loans cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the Issuing Banks, the Swing Loan Bank the Overdraft Loan Bank, as applicable (and the pro rata payment provisions of this Agreement will automatically be deemed adjusted to reflect the provisions of this Section).

ARTICLE V
CONDITIONS TO EFFECTIVENESS;
CONDITIONS TO LOANS AND LETTERS OF CREDIT

5.01.    Conditions Precedent to Effectiveness.
This Agreement shall become effective on the date (the “Closing Date”) when all of the following conditions precedent shall have been satisfied or waived in writing by the Administrative Agent:
(a)    Documents. The Administrative Agent (on behalf of itself and the Lenders) shall have received on or before the Closing Date all of the following:
(i)    this Agreement, the Notes and all other agreements, documents and instruments (other than any items designated as “post-closing” items in the Post-Closing Agreement) relating to the loan and other credit transactions contemplated by this Agreement and described in the List of Closing Documents attached hereto and made a part hereof as Exhibit S (the “Closing List”), each duly executed where appropriate and in form and substance satisfactory to the Administrative Agent and in sufficient copies for each of the Lenders; without limiting the foregoing, the Borrowers hereby direct their counsel, (A) Jones Day and (B) each of its other counsel listed in the Closing List to prepare and deliver to the Administrative Agent, the Lenders, the Issuing Banks and Sidley Austin LLP, the opinions referred to in the Closing List with respect to such counsel;
(ii)    the Pro Forma accompanied by the Initial Projections;
(iii)    a solvency certificate for each Borrower, Foreign Credit Party and for the Borrowers and their Subsidiaries on a combined basis, duly executed by a Financial Officer of each Borrower, dated the Closing Date and giving effect to the financing transactions contemplated under this Agreement;
(iv)    a Notice of Borrowing executed by each Borrower which desires to borrow Loans on the Closing Date, dated the Closing Date, with respect to such Loans;
(v)    a certificate of a Financial Officer of each Borrower executed and delivered on behalf of such Borrower certifying that (A) no Material Adverse Effect has occurred since December 31, 2009, (B) all conditions precedent set forth in this Section 5.01 and Section 5.02 have been satisfied and (C) after giving effect to the financing transactions contemplated under this Agreement, all representations and warranties in this Agreement and the other Loan Documents are true and correct in all respects, no Default or Event of Default has occurred and is continuing and no event that is reasonably likely to have a Material Adverse Effect has occurred and is continuing;
(vi)    a Borrowing Base Certificate for the Domestic Borrowers and a Borrowing Base Certificate for the Multicurrency Borrowers, dated on or about the Closing Date and giving effect to the financing transactions contemplated under this Agreement, adequately supporting the Loans requested to be made and the Letters of Credit requested to be Issued and showing aggregate Liquidity equal to or in excess of $100,000,000 after giving effect to such Loans or Letters of Credit;
(vii)    evidence reasonably satisfactory to it that the Borrowers have paid all fees payable on the date hereof pursuant to the Loan Documents;

(viii) an updated field examination report of Domestic Collateral in form and scope reasonably satisfactory to the Joint Lead Arrangers;
(ix) payment of all accrued fees and interest outstanding under the Previous Agreement; and
(x) such additional documentation as the Administrative Agent and the Lenders may reasonably request.
(b)    Collateral Information; Perfection of Liens. The Administrative Agent shall have received complete and accurate information from each Borrower with respect to the name and the location of the principal place of business and chief executive office for each Borrower and each Borrower Subsidiary; all Uniform Commercial Code and other filing and recording fees and taxes shall have been paid or duly provided for; and the Administrative Agent shall have received evidence to its satisfaction that all Liens granted to the Administrative Agent with respect to all Collateral are valid, effective, perfected and of first priority, except as otherwise permitted under this Agreement, including, without limitation, all affirmations of collateral documents and guarantees and amendments to federal intellectual property filings requested by the Administrative Agent. All certificates representing Capital Stock included in the Collateral shall have been delivered to the Administrative Agent (with duly executed stock powers, as appropriate) and all instruments included in the Collateral shall have been delivered to the Administrative Agent (duly endorsed to the Administrative Agent).
(c)    No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall exist, which, in the sole discretion of the Administrative Agent, imposes adverse conditions on the Borrowers, the Borrower Subsidiaries or the consummation of the transactions contemplated hereunder; and the Administrative Agent shall not have received any notice that any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority which is likely to (i) enjoin, prohibit or restrain the making of Loans and/or the Issuance of Letters of Credit on the Closing Date, or (ii) have a Material Adverse Effect.
(d)    No Change in Condition. Nothing contained in any disclosure made by NMHG Holding or any of its Subsidiaries after the date of the Proposal Letter or in any information disclosed to any Lender by NMHG Holding or any of its Subsidiaries after such date shall constitute, and the Administrative Agent shall not become aware of any fact or condition not disclosed to it prior to the date of the Proposal Letter which constitutes, in each case in the Administrative Agent's reasonable opinion, a material adverse change in the condition (financial or otherwise), business, performance, operations, prospects or properties of any Borrower or the Borrowers and the Borrower Subsidiaries taken as a whole from that disclosed in the information provided to the Administrative Agent on or before the date of the Proposal Letter.
(e)    No Default. No Event of Default or Default shall have occurred and be continuing or would result from the making of the Loans requested to be made or the Issuance of the Letters of Credit requested to be Issued on the Closing Date.
(f)    Representations and Warranties. All of the representations and warranties contained in this Agreement and in any of the other Loan Documents shall be true and correct on and as of the Closing Date, both before and immediately after giving effect to the making of the Loans and the Issuance of any Letters of Credit, if any, on such date.
(g)    Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Lenders and the Administrative Agent or other Persons entitled thereto, for their respective individual accounts, all fees (including, without limitation, the reasonable legal fees of counsel to the Administrative Agent and local and foreign counsel to the Administrative Agent) due and payable on or before the Closing Date (including, without limitation, all such fees described in the Proposal Letter (and the “Fee Letter” referenced therein) and the Administrative Agent Fee Letter), and all expenses (including, without limitation, legal expenses) due and payable on or before the Closing Date.
(h)    Consents, Etc. Each Borrower and each Borrower Subsidiary shall have received all consents and authorizations required pursuant to any Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority as may be necessary to allow each Borrower and each Borrower Subsidiary lawfully (A) to execute, deliver and perform, in all respects, their respective obligations hereunder, under the other Loan Documents to which each of them is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them pursuant thereto or in connection therewith and (B) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents. No such consent or authorization shall impose any conditions upon any Borrower or any Borrower Subsidiary that are not acceptable to the Administrative Agent.
(i)    Cash Management Systems. The Administrative Agent shall have received satisfactory evidence that on and after the Closing Date it will have control of the Bank Accounts and deposit accounts (other than any Disbursement Accounts), and securities accounts of the Credit Parties.

5.02.    Conditions Precedent to Revolving Loans, Swing Loans, Overdraft Loans and Letters of Credit.
The obligation of each Lender to make any Revolving Loan, of the Overdraft Line Bank to make any Overdraft Loan and of the Swing Loan Bank to make any Swing Loan, requested to be made by it on any date, and the agreement of each Issuing Bank to Issue any Letter of Credit on any date is subject to the following conditions precedent as of each such date:
(a)    Representations and Warranties. As of such date, both before and after giving effect to the Loans to be made or the Letter of Credit to be Issued on such date, all of the representations and warranties of the Borrowers and the Borrower Subsidiaries in this Agreement and in any other Loan Document (other than representations and warranties which expressly speak as of a different date, which representations shall be only made on such date) shall be true and correct in all material respects.
(b)    No Default. No Event of Default or Default shall have occurred and be continuing or would result from the making of the requested Loan or the Issuance of the requested Letter of Credit.
(c)    No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received from the Requisite Lenders, the Swing Loan Bank, the Overdraft Line Bank or Issuing Banks, as the case may be, notice that, in the judgment of such Person, any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority which is likely to enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, (i) such Lender's making of the requested Loan or participation in the requested Letter of Credit, (ii) the Swing Loan Bank's making of the requested Swing Loan, (iii) the Overdraft Line Bank's making of the requested Overdraft Loan or (iv) such Issuing Bank's issuance of the requested Letter of Credit.
(d)    Defaulting Lenders.    In addition to the other conditions precedent herein set forth, if any Lender becomes, and during the period it remains, a Defaulting Lender or a Potential Defaulting Lender, no Issuing Bank will be required to issue any Letter of Credit or to amend any outstanding Letter of Credit, the Swing Loan Bank will not be required to make any Swing Loan and the Overdraft Line Bank will not be required to make any Overdraft Loan, unless such Issuing Bank, the Swing Loan Bank or the Overdraft Loan Bank, as the case may be, is satisfied that any exposure that would result therefrom is eliminated or fully covered by the Commitments of the Non-Defaulting Lenders or by Cash Collateralization or a combination thereof satisfactory to the Issuing Bank, Swing Loan Bank or Overdraft Line Bank.

Each submission by a Borrower to the Administrative Agent of a Notice of Borrowing with respect to a Revolving Loan or Swing Loan, each acceptance by a Borrower of the proceeds of each such Revolving Loan and Swing Loan and any Overdraft Loan, each submission by a Borrower to an Issuing Bank of a Notice of a Letter of Credit Issuance and the Issuance of such Letter of Credit, shall constitute a representation and warranty by such Borrower as of the Funding Date in respect of such Revolving Loan, as of the Swing Loan Funding Date in respect of such Swing Loan, as of the funding date in respect of any Overdraft Loan and as of the date of issuance of such Letter of Credit, that all the conditions contained in subsections (a), (b) and (c) of this Section 5.02 have been satisfied or waived in accordance with Section 14.07.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES

6.01.    Representations and Warranties of the Borrowers.
In order to induce the Lenders and the Issuing Bank to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrowers and to Issue the Letters of Credit described herein, each of the Borrowers (other than the Multicurrency Borrowers, which so represent and warrant in favor of the Multicurrency Lenders, only with respect to themselves and their unconsolidated liabilities, assets, business and operations) hereby represents and warrants to each Lender, each Issuing Bank and the Administrative Agent as of the Closing Date and thereafter on each date as required by Section 5.02(a) that the following statements are true, correct and complete:
(a)    Organization; Corporate and Limited Liability Company Powers. Each of the Borrowers and Borrower Subsidiaries (A) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing is reasonably likely to have a Material Adverse Effect, and (C) has all requisite corporate or limited liability company power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement. NMHG has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in the states of New Jersey and Minnesota to the extent such states require such filings in order to enforce rights in or against Collateral or obligors of Collateral located in such states.
(b)    Authority; Enforceability.
(i)    Each Borrower and Borrower Subsidiary has the requisite corporate or limited liability company power and authority to execute, deliver and perform each of the Loan Documents to which it is a party.
(ii)    The execution, delivery and performance of each of the Loan Documents which have been executed and to which any Borrower or Borrower Subsidiary is a party and the consummation of the transactions contemplated thereby, have been duly approved by the boards of directors (or boards of managers or members, as applicable) and (to the extent required by law) the shareholders or equityholders of such Borrower or Borrower Subsidiary, respectively, and such approvals have not been rescinded, revoked or modified in any respect. No other corporate or limited liability company action or proceedings on the part of any Borrower or any Borrower Subsidiary are necessary to consummate such transactions.
(iii)    In relation to the execution, delivery and performance of the Loan Documents by each Netherlands Borrower, any action required to comply with the Dutch Works Councils Act (Wet op de ondernemingsraden) has been duly undertaken and an unconditional positive advice (advies) from each competent works council has been obtained.
(iv)    Each of the Loan Documents to which any Borrower or any Borrower Subsidiary is a party has been duly executed and delivered on behalf of such Person and constitutes its legal, valid and binding obligation, enforceable against such Person in accordance with its terms and is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained therein as delivered to the Administrative Agent pursuant to Section 5.01(a) without the prior written consent of the Requisite Lenders.
(v)    Each of the Loan Documents to which any Borrower or any Borrower Subsidiary is a party, where applicable, creates valid and perfected first priority Liens (subject only to Customary Permitted Liens specified in clauses (a) and (b) of the definition thereof) in the Collateral covered thereby securing the payment of all of the Obligations purported to be secured thereby.
(vi)    Each Borrower and Borrower Subsidiary has performed and complied with all the terms, provisions, agreements and conditions set forth in each Loan Document to which it is a party and required to be performed or complied with by such parties on or before the Closing Date, all filings and recordings and other actions which are necessary or desirable to perfect and protect the Liens granted pursuant to the Loan Documents and preserve their required priority have been duly taken, and no Default, Event of Default or breach of any covenant by any such party exists thereunder.
(c)    Subsidiaries; Ownership of Capital Stock. Schedule 6.01-C (i) contains a diagram indicating the corporate or limited liability company structure of each Borrower, Borrower Subsidiary and any other Affiliate thereof in which such Person holds a direct or indirect partnership, joint venture or other equity interest; and (ii) accurately sets forth (A) the correct legal name, the jurisdiction of organization, the organizational identification number issued by the state of organization of and the federal employer identification number of (in each case, if applicable) each Borrower and Borrower Subsidiary, and the jurisdictions in which each Borrower and Borrower Subsidiary is qualified to transact business as a foreign organization, (B) the authorized, issued and outstanding shares of each class of Capital Stock of such Person and the owners of such shares, and (C) a summary of the direct and indirect partnership, joint venture, or other equity interests, if any, of each such Person in any Person that is not a corporation. None of the issued and outstanding Capital Stock of any Borrower and Borrower Subsidiary is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock. The outstanding Capital Stock of each Borrower and Borrower Subsidiary is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock.

(d)    No Conflict. The execution, delivery and performance of each of the Loan Documents to which any Borrower or Borrower Subsidiary is a party do not and will not (i) conflict with the Constituent Documents of any Borrower or Borrower Subsidiary, (ii) constitute a tortious interference with any Contractual Obligation of any Person, (iii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or other Contractual Obligation of any Borrower or Borrower Subsidiary, or require the termination of any other Contractual Obligation, (iv) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of any Borrower or Borrower Subsidiary, other than Liens contemplated by the Loan Documents, or (v) require any approval of any Borrower or Borrower Subsidiary shareholders that has not been obtained.
(e)    Governmental Consents, etc. The execution, delivery and performance of each of the Loan Documents to which each Borrower and Borrower Subsidiary is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except (i) filings, consents or notices which have been made, obtained or given, or, in a timely manner, will be made, obtained, or given; and (ii) filings necessary to create or perfect security interests in the Collateral. None of the Borrowers and Borrower Subsidiaries is subject to regulation under the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated in the Loan Documents.
(f)    Accommodation Obligations; Contingencies. Except as set forth on Schedule 1.01.4, no Borrower or any Borrower Subsidiary has any Accommodation Obligation, contingent liability or liability for any Taxes, UK Taxes long-term lease or commitment, not reflected in its Financial Statements delivered to the Administrative Agent on or prior to the Closing Date or otherwise disclosed to the Administrative Agent and the Lenders in the other Schedules hereto.
(g)    Restricted Payments. Since the date of the Proposal Letter, no Borrower or any Borrower Subsidiary has directly or indirectly declared, ordered, paid or made or set apart any sum or Property for any Restricted Payment or agreed to do so, except as permitted pursuant to Section 9.06 hereof.
(h)    Financial Position. The Initial Projections and each of the business plans and all other financial projections and related materials and documents delivered to the Lenders pursuant hereto (including, but not limited to, each Borrowing Base Certificate delivered hereunder) were prepared in good faith and are based upon facts and assumptions that management of the Borrowers believe to be reasonable in light of the then current and foreseeable business conditions and prospects of NMHG Holding and its Subsidiaries and represent management's opinion of the projected financial performance based on the information available at the time so furnished. All Financial Statements included in such materials were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and fairly present in all material respects the respective consolidated financial positions, and the consolidated results of operations and cash flows for each of the periods covered thereby of NMHG Holding and its Subsidiaries as at the respective dates thereof. The Pro Forma, copies of which have been furnished to the Lenders, fairly presents on a pro forma basis the financial condition of NMHG Holding and its Subsidiaries as of the Closing Date, and reflects on a pro forma basis those liabilities reflected in the notes thereto and resulting from consummation of the transactions contemplated by the Loan Documents, and the payment or accrual of all transaction costs payable with respect to any of the foregoing. The Borrowers believe that the Initial Projections and the assumptions expressed in the Pro Forma are reasonable based on the information available to the Borrowers at the time so furnished.

(i)    Litigation; Adverse Effects. Except as set forth in Schedule 6.01-I, there is no action, suit, audit, proceeding, claim, allegation of defective pricing, investigation or arbitration (or series of related actions, suits, proceedings, allegations, investigations or arbitrations) before or by any Governmental Authority or private arbitrator pending or, to the Knowledge of any Borrower or any Borrower Subsidiary, threatened against any Borrower or any Borrower Subsidiary or any Property of any of them (i) challenging the validity or the enforceability of any of the Loan Documents, (ii) which has or is reasonably likely to have a Material Adverse Effect, or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Governmental Authority as a criminal penalty. There is no material loss contingency within the meaning of GAAP which has not been reflected in the consolidated Financial Statements of NMHG Holding and its Subsidiaries. No Borrower nor any Borrower Subsidiary is (A) in violation of any applicable Requirements of Law which violation has had or is reasonably likely to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which has had or is reasonably likely to have a Material Adverse Effect.
(j)    No Material Adverse Change. Since December 31, 2009, there has occurred no event which has resulted or is reasonably likely to have a Material Adverse Effect.
(k)    Payment of Taxes and UK Taxes. All tax returns and reports of each Borrower and Borrower Subsidiary required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective Property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid other than such taxes, assessments, fees and other governmental charges (i) which are being contested in good faith by a Borrower or Borrower Subsidiary, as the case may be, by appropriate proceedings diligently instituted and conducted as permitted by the terms of Section 8.04 and (ii) non-payment of the amounts thereof would not, individually or in the aggregate, result in a Material Adverse Effect. No Borrower or Borrower Subsidiary has any knowledge of any proposed tax assessment against any Borrower or Borrower Subsidiary that shall have or is reasonably likely to have a Material Adverse Effect.
(l)    Performance. None of the Borrowers or Borrower Subsidiaries has received notice or has actual Knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it; (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation; or (iii) any of its Property is in violation of any Requirement of Law and which in the case of any of the foregoing has had or is reasonably likely to have a Material Adverse Effect.
(m)    Disclosure. The representations and warranties of each Borrower and Borrower Subsidiary contained in the Loan Documents and all certificates and documents delivered to the Administrative Agent and the Lenders pursuant to the terms hereof and the other Loan Documents, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which and the time at which they were made, not misleading. No Borrower nor Borrower Subsidiary has intentionally withheld any fact from the Administrative Agent, any Issuing Bank or any Lender in regard to any matter which has had or is reasonably likely to have a Material Adverse Effect.
(n)    Requirements of Law. Each of the Borrowers and Borrower Subsidiaries is in compliance with all Requirements of Law applicable to it and its business, in each case where the failure to so comply individually or in the aggregate shall have or is reasonably likely to have a Material Adverse Effect.
(o)    Environmental Matters. Except as set forth in Schedule 6.01-O and except as is not reasonably likely to have a Material Adverse Effect:
(i)    the operations of the Borrowers and Borrower Subsidiaries comply in all respects with all applicable Environmental, Health or Safety Requirements of Law;
(ii)    each Borrower and Borrower Subsidiary has obtained all environmental, health and safety Permits necessary for its respective operations as currently conducted and Properties as currently used, and all such Permits are in good standing, and each Borrower and each Borrower Subsidiary is currently in compliance with all terms and conditions of such Permits;
(iii)    none of the Borrowers and Borrower Subsidiaries nor any of their respective present or past Property or operations, are subject to or the subject of any currently effective or ongoing judicial or administrative proceeding, order, judgment, decree, dispute, negotiations, agreement, or settlement respecting (I) any violation of or liability under any Environmental, Health or Safety Requirements of Law, (II) any Remedial Action, or (III) any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment;
(iv)    no Borrower nor any Borrower Subsidiary has filed any notice under any applicable Requirement of Law: (A) reporting to any Person or Governmental Authority a Release of a Contaminant within the past three years; (B) reporting under Section 103(c) of CERCLA, indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; or (C) reporting a violation of any applicable Environmental, Health or Safety Requirement of Law or condition in any Permit under an Environmental, Health or Safety Requirement of Law within the past three years;
(v)    none of the present or, to any Borrower's Knowledge, past Property of any Borrower or Borrower Subsidiary is listed or proposed for listing on the National Priorities List (“NPL”) pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List (“CERCLIS”) or any similar state list of sites requiring Remedial Action;
(vi)    no Borrower nor any Borrower Subsidiary has, to its Knowledge, sent or directly arranged for the transport of any product, material or waste, to any current or proposed NPL site, or any site on any similar state list of sites requiring Remedial Action;
(vii)    there is not now in connection with or resulting from any Borrower's or any of Borrower Subsidiary's operations, nor, to any Borrower's knowledge, has there ever been on or in any of the current or former Property (A) any treatment, recycling, storage or disposal of any hazardous waste requiring a permit under 40 C.F.R. Parts 264 and 265 or any state equivalent, (B) any solid waste landfill, waste pile, petroleum or hazardous waste, swamp, pit, pond, underground storage tank or surface impoundment, or (C) a reportable or non-permitted Release to the environment of any Contaminant involving any polychlorinated biphenyls used in hydraulic oils, electrical transformers or other Equipment;

(viii)    to each Borrower's and Borrower Subsidiary's Knowledge, there have been no Releases of any Contaminants to the environment from any Property except (A) in compliance with Environmental, Health or Safety Requirements of Law, or (B) which have been addressed to the satisfaction of the appropriate Governmental Authorities;
(ix)    no Environmental Lien has attached to any Property;
(x)    within the last year each Borrower and Borrower Subsidiary has inspected its respective Property and such Property does not contain any asbestos-containing material or visible evidence of mold growth;
(xi)    none of the Property presently is subject to any Environmental Property Transfer Act, or the extent such acts are presently applicable to any such Property, the Borrowers and the Borrower Subsidiaries have fully complied with the requirements of such acts; and
(xii)    the Borrowers and their Subsidiaries, taken as a whole, are not, and to their Knowledge will not be, subject to Liabilities and Costs arising out of or relating to environmental, health or safety matters that have resulted or are reasonably likely to result in cash expenditures by the Borrowers and their Subsidiaries in excess of $2,500,000 in the aggregate for any calendar year ending after the Closing Date.

(p)    ERISA Matters. No Borrower nor any ERISA Affiliate maintains or contributes to any Benefit Plan, Multiemployer Plan or Foreign Pension Plan other than those listed on Schedule 6.01-P attached hereto. Each Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect either (i) has received a favorable determination letter from the IRS that the Plan is so qualified or (ii) an application for determination of such tax-qualified status will be made to the IRS prior to the end of the applicable remedial amendment period under Section 401(b) of the Internal Revenue Code as currently in effect, and a Borrower or an ERISA Affiliate shall diligently seek to obtain a determination letter with respect to such application. Except as identified on Schedule 6.01-P, no Borrower nor any Borrower Subsidiary maintains or contributes to any employee welfare benefit plan that provides group health or life insurance benefits within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Except as would reasonably be expected to result in a Material Adverse Effect, each Borrower and each Borrower Subsidiary is in compliance in all respects with the responsibilities, obligations and duties imposed on it by ERISA and the Internal Revenue Code with respect to all Plans. Except as would reasonably be expected to result in a Material Adverse Effect, (i) no Benefit Plan has failed to satisfy the minimum funding standard (as defined in Sections 302(a)(2) of ERISA and 412(a)(2) of the Internal Revenue Code) for a plan year without the need of any funding waiver under Section 412(c) of the Code; (ii) no Borrower or any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (a) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (b) has taken or failed to take any action which would constitute or result in a Termination Event, other than a merger permitted under Section 9.09(b); (iii) no Borrower nor any ERISA Affiliate has any potential liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA; and (iv) no Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) Schedule S to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Administrative Agent is complete and accurate; and (ii) except as identified on Schedule 6.01-P, since the date of each such Schedule S, there has been no adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule S. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) no Borrower nor any ERISA Affiliate has (a) failed to make a required contribution or payment to a Multiemployer Plan; (b) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan or (c) failed to make a required installment or any other required payment under Section 430 of the Internal Revenue Code on or before the due date for such installment or other payment; and (ii) no Benefit Plan has failed to satisfy the requirements of under Section 401(a)(29) of the Internal Revenue Code. Except as would not reasonably be expected to result in a Material Adverse Effect, except as disclosed on Schedule 6.01-P, no Borrower nor any Borrower Subsidiary has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. Each Borrower has given to the Administrative Agent copies of all of the following: each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence or committed to as of the date hereof and in respect of which any Borrower or any ERISA Affiliate is currently an “employer” as defined in section 3(5) of ERISA, and the most recent actuarial report, determination letter issued by the IRS and Form 5500 filed in respect of each such Benefit Plan in existence; a listing of all of the Multiemployer Plans currently contributed to by any Borrower or any ERISA Affiliate with the aggregate amount of the most recent annual contributions required to be made by the Borrowers and all ERISA Affiliates to each such Multiemployer Plan, any information which has been provided to any Borrower or an ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made; and as to each employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees of any Borrower or any Borrower Subsidiary after termination of employment other than as required by Section 601 of ERISA, the plan document (or, if no plan document is available, a written description of the benefits provided under such plan), the actuarial report for such plan (if any), the aggregate amount of the most recent annual payments made to, or on behalf of, terminated employees under each such plan, and any information about funding to provide for such welfare benefits.

(q)    Foreign Employee Benefit Matters. Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan. Each Foreign Employee Benefit Plan intended to qualify for the most favorable tax and accounting treatment available in respect of it is so qualified. With respect to any Foreign Pension Plan with a defined benefit element not wholly covered by insurance maintained or contributed to by any Borrower or Borrower Subsidiary, the most recent valuation for such plan has been disclosed. Contributions to such Foreign Pension Plan are being made at the rate recommended by actuarial advice to eliminate any funding deficits disclosed in such valuation over no more than a 14 year period. No Borrower or Borrower Subsidiary, or trustee has taken nor will take any action which would materially increase any such deficit, unless compelled to do so in compliance with applicable legislation. With respect to any Foreign Employee Benefit Plan maintained or contributed to by any Borrower or any Borrower Subsidiary (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by best accounting practices in the jurisdiction in which such Plan is maintained having regard to tax legislation. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Plans will not result in a material liability. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the best knowledge of the Borrowers, threatened against any Borrower, any Borrower Subsidiary or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan.
(r)    Labor Matters.
(i)    Except as set forth in Schedule 6.01-R, there is no collective bargaining agreement covering any of the employees of any Borrower or Borrower Subsidiary. To each Borrower's Knowledge, except as set forth on Schedule 6.01-R, no attempt to organize the employees of any Borrower or Borrower Subsidiary is pending, threatened or planned.
(ii)    Set forth in Schedule 6.01-R or Schedule 6.01-P, as the case may be, is a list, of all material consulting agreements, material executive employment agreements, executive compensation plans, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans, and severance plans of NMHG Holding and its Subsidiaries providing for benefits for employees of NMHG Holding and its Subsidiaries.
(s)    Securities Activities. None of the Borrowers or Borrower Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
(t)    Solvency.
(i)    After giving effect to (A) the issuance of any Indebtedness on any date, (B) the making of any Restricted Payment or payment on any Permitted Term B Loan on any date, (C) the sale of assets on any date and (D) the transactions contemplated by the Loan Documents and the Loans to be made on any date that Loans are requested hereunder and the disbursement of the proceeds of such Loans pursuant to the applicable Borrower's instructions, each Borrower and NMHG Holding together with its Subsidiaries is Solvent.
(ii)    To the best knowledge of the UK Borrower, on each date on which Receivables will be assigned by the Italian Receivables Seller to the UK Borrower under the terms of the Receivables Sale Agreement between the Italian Receivables Seller and the UK Borrower, the Italian Receivables Seller is generally able to pay its liabilities and has sufficient assets to continue to carry on its business as conducted or proposed to be conducted and the Italian Receivables Seller has not been declared bankrupt nor is the subject of any other insolvency proceedings nor has any application for the commencement of any such proceedings been filed against it. Notwithstanding Section 14.14, this Section 6.01(t)(ii) will be construed in accordance with the laws of the Republic of Italy.
(u)    Patents, Trademarks, Permits, Etc.; Government Approvals.
(i)    Each Borrower and Borrower Subsidiary owns, is licensed or otherwise has the lawful right to use, or have all permits and other governmental approvals, patents, trademarks, trade names, industrial designs, copyrights, technology, know-how and processes used in or necessary for the conduct of its respective business as currently conducted except where the failure to do so would not have or be reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 6.01-U, no claims are pending or, to the best of each Borrower's Knowledge following inquiry, threatened that any Borrower or any Borrower Subsidiary is infringing upon the rights of any Person with respect to such permits and other governmental approvals, patents, trademarks, trade names, industrial designs, copyrights, technology, know-how and processes, except for such claims and infringements that do not, in the aggregate, give rise to any liability on the part of any Borrower or any Borrower Subsidiary which has, or is reasonably likely to, have a Material Adverse Effect.
(ii)    Except for Liens granted to the Administrative Agent for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, the transactions contemplated by the Loan Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any permits and governmental approvals, patents, trademarks, trade names, industrial designs, copyrights, technology, know-how or processes by any Borrower or Borrower Subsidiary in any manner which shall have or is reasonably likely to have a Material Adverse Effect.
(v)    Assets and Properties. Each Borrower and each Borrower Subsidiary has good and marketable title to all of the Collateral and all other material assets and Property (tangible and intangible) owned by it (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets or by the existence of any Liens permitted under Section 9.03), and all such assets and Property are free and clear of all Liens except Liens securing the Obligations and Liens permitted under Section 9.03. Substantially all of the material assets and Property owned by, leased to, or used by each Borrower and/or each Borrower Subsidiary is in adequate operating condition and repair, ordinary wear and tear excepted, is free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and is able to serve the function for which they are currently being used, except in each case where the failure of such asset to meet such requirements has not, or is not reasonably likely to have a Material Adverse Effect. Neither this Agreement nor any other Loan Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of any Borrower or any Borrower Subsidiary in and to any of such assets in a manner that has, or is reasonably likely to have, a Material Adverse Effect. Schedule 6.01-V contains a true and complete list of (i) all of the Real Property owned in fee simple by each Credit Party, (ii) a true and complete list of all Leases with annual rental payments which exceed $100,000 or with Inventory at any time with a Fair Market Value of $1,000,000 or more, and (iii) a true and complete list of all bailees at which there is, or is reasonably expected to be, (A) for a period of 30 days or more during any twelve-month period, Inventory with a Fair Market Value of $250,000 or more or (B) at any time, Inventory with a Fair Market Value of $1,000,000 or more.
(w)    Insurance. Schedule 6.01-W attached hereto accurately sets forth all insurance policies and programs currently in effect with respect to the respective Property and assets and business of the Borrowers and the Borrower Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof, (vi) the annual premium with respect thereto, and (vii) a list of claims in excess of $500,000 made thereunder during the immediately preceding three (3) calendar years. Each Borrower has delivered to the Administrative Agent copies of all such insurance policies. Such insurance policies and programs are currently in full force and effect, in compliance with the requirements of Section 8.05 and are in amounts sufficient to cover the replacement value of the respective Property and assets of the Borrowers and the Borrower Subsidiaries.
(x)    Pledge of Collateral. The grant and perfection of the security interests in the Capital Stock pledged pursuant to any Pledge Agreement, is not made in violation of the registration provisions of the Securities Act, any applicable provisions of other federal securities laws, state securities or “Blue Sky” law, foreign securities law, or applicable general corporation law or in violation of any other Requirement of Law.
(y)    Transactions with Affiliates. Schedule 6.01-Y lists each and every existing material agreement (other than the Loan Documents) and arrangement that any Credit Party has entered into with any of their respective Affiliates which are not Credit Parties.
(z)    Bank Accounts. Schedule 6.01-Z sets forth all of (i) the Collection Account Banks and other bank accounts of the Credit Parties where proceeds of Collateral are from time to time deposited by the Credit Parties, including the Lockboxes, the Collection Accounts and the Disbursement Accounts, their addresses and the relevant account numbers, and (ii) the Cash Collateral Accounts, and each Borrower has disclosed all additions, subtractions and modifications to such Schedule to the Administrative Agent and the Lenders as required by Section 3.06.
(aa)    Indebtedness; Refinanced Indebtedness. Schedule 1.01.5 sets forth all Indebtedness for borrowed money of each Borrower and Borrower Subsidiary, and there are no defaults in the payment of principal or interest on any such Indebtedness and no payments thereunder have been deferred or extended beyond their stated maturity (except as disclosed on such Schedule). The Refinanced Indebtedness and all accrued and unpaid interest thereon has been paid in full or provision for payment has been made such that, in accordance with the express provisions of the instruments governing such Indebtedness, the Borrowers and all Borrower Subsidiaries have been or will be upon payment in full of the Refinanced Indebtedness irrevocably released from all liability and Contractual Obligations with respect thereto. All Liens, if any, securing the Refinanced Indebtedness have been released.
(bb)    Tax Examinations. The IRS has examined (or is foreclosed from examining by applicable statutes) the Parent's consolidated federal income tax returns for all tax periods prior to and including the taxable year ending December 31, 2006. All deficiencies which have been asserted against or with respect to any Borrower or any Borrower Subsidiary as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised in any such examination which, by application of similar principles, reasonably can be expected to result in assertion of a material deficiency for any other year not so examined which has not been reserved for in NMHG Holding's consolidated Financial Statements to the extent, if any, required by GAAP. No Borrower nor any Borrower Subsidiary has taken any reporting positions for which it does not have a reasonable basis and does not anticipate any further material tax liability with respect to the years which have not been closed pursuant to applicable law.
(cc)    Compensation. Except (i) as disclosed in documents filed with the Securities and Exchange Commission, (ii) as set forth on Schedule 6.01-CC attached hereto, and (iii) for increases in the ordinary course of business and in accordance with past practices, no Borrower nor any Borrower Subsidiary has increased or agreed to increase the aggregate compensation or benefits (including severance benefits) payable or accruing to any past or present officer of any of such Persons or Person having management responsibilities.
(dd)    Receivables Sale Agreements. Each of the Receivables Sale Agreements constitutes a legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms and is in full force and effect. All Receivables originated by the Netherlands Borrowers have been sold and assigned to the UK Borrower and will be sold and assigned to the UK Borrower on a daily basis. Since the effective date of the Receivables Sale Agreement between the Italian Receivables Seller and the UK Borrower, all Receivables originated by the Italian Receivables Seller have been sold and assigned to the UK Borrower and will be sold and assigned to the UK Borrower on a daily basis. With respect to Receivables originated by the Italian Receivables Seller, at any time that such Receivables are included as Eligible Foreign Receivables, and, with respect to Receivables originated by the Netherlands Borrowers, at all times, (A) all steps necessary to ensure that the UK Borrower can exercise all of its rights under the Receivables transferred under the applicable Receivables Sale Agreement directly against the relevant account debtors have been taken and (B) to the extent required, the applicable Receivables Sale Agreement enables the UK Borrower and the Administrative Agent to effect transfers of the bare legal title of any Receivables to the UK Borrower at agreed times in the future.

(ee)    Certain Borrower Subsidiaries. None of the following Persons have, as of any date of determination, total assets in excess of $5,000,000: Hyster Canada Limited, Hyster France S.A.R.L., Hyster Germany GmbH, Hyster Italia S.R.L., Yale Fordertechnik Handelgesellschaft mbH, and Yale France Manutention S.A.R.L. except to the extent the Capital Stock of such Borrower Subsidiary has been pledged for the benefit of the Administrative Agent in accordance with Section 9.07(c) and such Borrower Subsidiary has provided the guarantees and security required under Section 9.07(c).
(ff)    Anti-Terrorism Laws and Anti-Money Laundering Laws. None of the Borrowers and Borrower Subsidiaries are, and after making due inquiry no Person who owns a controlling interest in or otherwise controls any Borrower or Borrower Subsidiary is or shall be, (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or on any other similar list (collectively, the “Lists”) maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, “OFAC Laws and Regulations”); or (ii) a Person (a “Designated Person”) either (A) included within the term "designated national" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar Executive Orders (collectively, the “Executive Orders”). None of the Borrowers and Borrower Subsidiaries (x) is a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law or (y) is a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Orders or (z) is affiliated or associated with a Person or entity listed in the preceding clause (x) or clause (y). To the Knowledge of the Borrowers, no Borrower, Borrower Subsidiary, any of their Affiliates, nor any brokers or other agents acting in any capacity in connection with the Loans hereunder (I) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Orders or (II) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
(gg)    No Violation of Anti-Money Laundering Laws. To each Borrower's Knowledge no Borrower, Borrower Subsidiary nor any holder of a direct or indirect interest in any Borrower or Borrower Subsidiary (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering under 18 U.S.C. §§ 1956 and 1957, drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (ii) has been assessed civil penalties under any Anti-Money Laundering Laws, or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.

ARTICLE VII
REPORTING COVENANTS

Each Borrower (other than the Multicurrency Borrowers which so covenant in favor of the Multicurrency Lenders only with respect to themselves and their consolidated liabilities, assets, business and operations) covenants and agrees that so long as any Commitment is outstanding and thereafter until Payment In Full of all of the Obligations, unless the Requisite Lenders shall otherwise give prior written consent thereto:
7.01.    Financial Statements.
Each Borrower shall maintain, and shall cause each Borrower Subsidiary to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating Financial Statements in conformity with GAAP, and except with respect to Section 7.01(d), each of the Financial Statements described below shall be prepared from such system and records. The Borrowers shall deliver or cause to be delivered to the Administrative Agent and the Lenders:
(a)    Monthly Reports. Within thirty (30) days after the end of each fiscal month in each Fiscal Year (other than each fiscal month which is the last month of any fiscal quarter or of the Fiscal Year), the consolidated balance sheets of NMHG Holding and its Subsidiaries as at the end of such period and the related consolidated statements of income and cash flow of NMHG Holding and its Subsidiaries for such fiscal month and for the period from the beginning of the then current Fiscal Year to the end of such fiscal month, and for the corresponding period during the previous Fiscal Year, and a comparison of the statement of the year to date earnings and cash flow to the corresponding statement for the corresponding period from the previous Fiscal Year, and the forecasted consolidated balance sheet and consolidated statement of earnings and cash flow most recently provided pursuant to Section 7.01(f), and a comparison of the statement of year to date earnings and cash flow to the annual operating plan, certified by a Financial Officer of NMHG Holding as fairly presenting in all material respects the consolidated financial position of NMHG Holding and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP, subject to normal year end adjustments.
(b)    Quarterly Reports. As soon as practicable, and in any event within forty-five (45) days after the end of the first three fiscal quarters in each Fiscal Year:
(i)    the consolidated balance sheets of NMHG Holding and its Subsidiaries as at the end of such period and the related consolidated statements of income, and cash flow of NMHG Holding and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, setting forth in each case in comparative form, on a consolidated basis only, the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year delivered on the Closing Date or pursuant to Section 7.01(f), as applicable;
(ii)    the consolidating balance sheets of NMHG Holding, which includes the wholesale and retail divisions of NMHG Holding and eliminations as at the end of such period and the related consolidating statements of income and cash flow of NMHG Holding, which includes the wholesale and retail divisions of NMHG Holding and eliminations for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter;
(iii)    the consolidated balance sheets of the UK Borrower as at the end of such period and the related consolidated statements of income and cash flow of the UK Borrower for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter; and
(iv)    the consolidated balance sheets of NACCO BV and its Subsidiaries as at the end of such period and the related consolidated statements of income and cash flow of such Netherlands Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter;

in each case, certified by a Financial Officer of (x) with respect to clause (i) or (ii) above, NMHG Holding, (y) with respect to clause (iii) above, NMHG Holding or the UK Borrower, and (z) with respect to clause (iv) above, NMHG Holding or any Netherlands Borrower, as fairly presenting the consolidated and consolidating (where applicable) financial position of the reporting Persons as at the dates indicated

and the results of their operations and cash flow for the periods indicated in accordance with GAAP (with respect to the UK Borrower, any Netherlands Borrower and/or their Subsidiaries, GAAP in the United Kingdom and the Netherlands, respectively), subject to normal year end adjustments.
(c)    Annual Reports.
(i)    Within ninety (90) days after the end of each Fiscal Year:
(A) audited consolidated Financial Statements of NMHG Holding and its Subsidiaries reported on by the Accounting Firm, which report shall be unqualified (or, if qualified, only as to non-material matters) and shall state that such Financial Statements fairly present the consolidated financial position of NMHG Holding and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such Accounting Firm shall concur and which shall have been disclosed in the notes to the Financial Statements) and that the examination by such Accounting Firm in connection with such consolidated Financial Statements has been made in accordance with generally accepted auditing standards, and
(B) the consolidating balance sheets of NMHG Holding, which includes the wholesale and retail divisions of NMHG Holding and eliminations as at the end of such period and the related consolidating statements of income and cash flow of NMHG Holding, which includes the wholesale and retail divisions of NMHG Holding and eliminations of NMHG Holding for such Fiscal Year;
(ii)    Within one hundred thirty-five (135) days after the end of each Fiscal Year, the consolidated audited (by an Accounting Firm) balance sheets of the UK Borrower as at the end of such period and the related audited (by an Accounting Firm) consolidated statements of income and cash flow of the UK Borrower for such Fiscal Year, which balance sheets and statements of income constitute the local statutory reports;
(iii)    Within one hundred eighty (180) days after the end of each Fiscal Year, the consolidated audited balance sheets of each Netherlands Borrower and its Subsidiaries as at the end of such period and the related audited (by an Accounting Firm) consolidated statements of income and cash flow of such Netherlands Borrower and its Subsidiaries for such Fiscal Year, which balance sheets and statements of income constitute the local statutory reports;

in each case, certified by a Financial Officer of NMHG Holding as fairly presenting the consolidated and consolidating (where applicable) financial position of the reporting Persons as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (with respect to the UK Borrower, such Netherlands Borrower and/or their Subsidiaries, GAAP in the United Kingdom and the Netherlands, respectively).
(d)    Parent Reports. The Parent's annual report on Form 10-K and annual report to shareholders (including audited financial statements).
(e)    Officer's Certificate. Together with each delivery of any Financial Statement pursuant to (i) paragraphs (a), (b) and (c) of this Section 7.01, an Officer's Certificate of NMHG Holding, stating that the Financial Officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of NMHG Holding and its Subsidiaries during the accounting period covered by such Financial Statements, that such review has not disclosed the existence during or at the end of such accounting period, and that such Person does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action any Borrower or any Borrower Subsidiary has taken, is taking and proposes to take with respect thereto; and (ii) paragraphs (b) and (c) of this Section 7.01, a certificate (the “Compliance Certificate”), which shall be substantially in the form of Exhibit T attached hereto, signed by a Financial Officer of NMHG Holding, setting forth calculations (with such specificity as the Administrative Agent may reasonably request) for the period then ended which demonstrate compliance, when applicable, with the provisions of Article X and, when applicable, demonstrate (i) whether the Applicable Fixed Rate Margin, the Applicable Floating Rate Margin, the Applicable Letter of Credit Fee Rate and the Applicable Overdraft Rate Margin are to be adjusted due to a change in the Average Quarterly Availability, (ii) Liquidity as of the date of the Financial Statements delivered in connection with such Compliance certificate, (ii) the Unrestricted Cash on Hand of all Borrowers and all Borrower Subsidiaries as of the date of such Financial Statement, (iii) the Unrestricted Cash on Hand of all Domestic Credit Parties as of the date of such Financial Statement and (iv) the Unrestricted Cash on Hand of all Multicurrency Credit Parties as of the date of such Financial Statement.
(f)    Business Plans; Financial Projections. (i) Not later than March 31st of each Fiscal Year, and containing substantially the same types of financial information contained in the Initial Projections, the annual business plan for NMHG Holding and its Subsidiaries for such Fiscal Year and for each month in such Fiscal Year, and (ii) not later than June 30th of each Fiscal Year, the annual long-range business forecast of NMHG Holding and its Subsidiaries for each succeeding Fiscal Year, up to and including the Fiscal Year during which it is anticipated that the Obligations shall be Paid In Full, containing a consolidated balance sheet, income statement and statement of cash flow.
(g)    Management Letter. Together with each delivery of the Financial Statements referred to in Section 7.01(c), a copy of any management letter or any similar report delivered to any Borrower by the Accountant in connection with such Financial Statements. The Administrative Agent and each Lender may, with the written consent of any Borrower (which consent shall not be unreasonably withheld or delayed), communicate directly with such accountants in the presence of, or with the consent of, a Financial Officer of such Borrower or of NMHG Holding.

7.02.    Events of Default.
Promptly upon any Borrower obtaining Knowledge (a) of any condition or event which constitutes an Event of Default or Default, or becoming aware that any Lender, any Issuing Bank or the Administrative Agent has given any written notice with respect to a claimed Event of Default or Default, (b) that any Person has given any notice to any Borrower or any Borrower Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.01(e), or (c) of any condition or event which has or is reasonably likely to result in a Material Adverse Effect or affect the value of, or the Administrative Agent's interest in, the Collateral in any material respect, such Borrower shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (A) the nature and period of existence of any such claimed default, Event of Default, Default, condition or event, (B) the notice given or action taken by such Person in connection therewith, and (C) the remedial action any Borrower or Borrower Subsidiary, as the case may be, has taken, is taking and proposes to take with respect thereto.
7.03.    Lawsuits.
Promptly upon (and, in any event, within ten (10) Business Days of) any Borrower obtaining Knowledge of the institution of, or written threat of, any Claim, action, suit, proceeding, governmental investigation, any allegation of defective pricing, or any arbitration against or affecting any Borrower or any Borrower Subsidiary or any Property of any Borrower or Borrower

Subsidiary not previously disclosed pursuant to Section 6.01(i), which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in such Borrower's reasonable judgment, any Borrower or Borrower Subsidiary (or the Borrowers and the Borrower Subsidiaries as a whole) to liability which has or is reasonably likely to have a Material Adverse Effect, such Borrower shall give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters. On the first Business Day of each fiscal quarter, the Borrowers shall provide the Administrative Agent with a schedule identifying (a) any written threat of, any Claim, action, suit, proceeding, governmental investigation, any allegation of defective pricing, or any arbitration against or affecting any Borrower or any Borrower Subsidiary or any Property of any Borrower or Borrower Subsidiary not previously disclosed pursuant to Section 6.01(i) or notified to the Administrative Agent in accordance with this Section 7.03, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose any Borrower or Borrower Subsidiary (or the Borrowers and the Borrower Subsidiaries as a whole) to a liability in an amount aggregating $3,000,000 or more (exclusive of claims covered by insurance policies of any Borrower or Borrower Subsidiary unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims) and (b) any commercial tort claim filed by any Domestic Credit Party stating a claim of $1,000,000 or more, together with an addendum granting a security interest in such claim as required by the Domestic Security Agreement.
7.04.    Insurance.
The Borrowers shall deliver to the Administrative Agent as soon as practicable and in any event (a) no later than April 1 in each calendar year, a report in the form of Schedule 6.01-W or otherwise in form and substance reasonably satisfactory to the Administrative Agent outlining all material insurance coverage (including any self insurance provided by any Borrower, Parent or Borrower Subsidiary but excluding health, medical, dental and life insurance (other than key man life insurance)) maintained as of the date of such report by any Person on their behalf or on behalf of any Borrower Subsidiary and the duration of such coverage, (b) no later than 10 Business Days after the renewal date of each policy (or the effective date of any policy not in effect on the Closing Date) for which Required Evidence of Insurance is required under Section 8.05, evidence satisfactory to the Administrative Agent that such policies are in effect and showing the insurable interests of the Administrative Agent required by Section 8.05 and (c) no later than 60 days after the renewal date of each policy for which Required Evidence of Insurance is required under Section 8.05, the Required Evidence of Insurance for such policy. The Borrowers shall notify the Administrative Agent of, and shall give the Administrative Agent and its representatives access to copies of, any new, updated, renewed or otherwise modified material insurance policies (excluding health, medical, dental and life insurance (other than key man life insurance)). The Borrowers shall promptly notify the Administrative Agent of the nonpayment of any premiums of any policy, cancellation of any policy or alterations of any policy that are adverse to the interests of the Holders, in each case, with respect to policies of insurance for which Required Evidence of Insurance is required hereunder.
7.05.    Borrowing Base Certificate.

(a)    Monthly Delivery. At all times that the Availability under both Credit Facilities is greater than or equal to an amount equal to fifteen percent (15%) of the Commitments then in effect (as determined by the Administrative Agent based on the then most recent set of Borrowing Base Certificates delivered by the Borrowers) and addenda to Schedules 7.05-A and 7.05-B for the then current calendar year are in effect pursuant to this Section 7.05(a), on each Business Day set forth on Schedule 7.05-A with respect to the Domestic Borrowers and Schedule 7.05-B with respect to the Multicurrency

Borrowers (each, a “Monthly Borrowing Base Delivery Date”), the Domestic Borrowers and the Multicurrency Borrowers shall each provide the Administrative Agent with a Borrowing Base Certificate (which the Administrative Agent shall promptly deliver to each Domestic Lender and each Multicurrency Lender, respectively), reporting Eligible Receivables and Eligible Inventory as of the Business Day set forth on Schedule 7.05-A or Schedule 7.05-B, as applicable, for such Collateral and corresponding to the applicable Monthly Borrowing Base Delivery Date, or, in each case, as of any other date requested by the Administrative Agent in its sole discretion, together with such supporting documents as the Administrative Agent requests, all with respect to the Domestic Facility certified as being true, accurate and complete by a Financial Officer of the Domestic Borrowers, and all with respect to the Multicurrency Facility certified as being true, accurate and complete by a Financial Officer of the Multicurrency Borrowers. Not later than December 10 (or if such day is not a Business Day, on the next succeeding Business Day) in each calendar year, the Borrowers shall deliver to the Administrative Agent an addendum to each of Schedule 7.05-A and Schedule 7.05-B showing the Monthly Borrowing Base Delivery Dates and reporting dates as to Eligible Receivables and Eligible Inventory for the immediately following calendar year which addenda shall become effective for such following calendar year upon the Administrative Agent's approval thereof. Upon approval of any such addenda the Administrative Agent shall promptly deliver such addenda to each Lender.
(b)    Weekly Delivery. At all times that the aggregate Availability under both Credit Facilities is less than an amount equal to fifteen percent (15%) of the Commitments then in effect (as determined by the Administrative Agent based on the then most recent set of Borrowing Base Certificates delivered by the Borrowers), on each Wednesday (or if such day is not a Business Day, on the next succeeding Business Day) or more frequently if requested by the Administrative Agent in its sole discretion (each, a “Weekly Borrowing Base Delivery Date”), the Domestic Borrowers and the Multicurrency Borrowers shall each provide the Administrative Agent with a Borrowing Base Certificate (which the Administrative Agent shall promptly deliver to each Domestic Lender and each Multicurrency Lender, respectively) reporting (i) Eligible Receivables as of the last Business Day of the immediately preceding calendar week and (ii) Eligible Inventory as of (A) the last Business Day of the second preceding calendar month on any Weekly Borrowing Base Delivery Date on or prior to the fifteenth day of the calendar month and (B) as of the last Business Day of the immediately preceding calendar month on any Weekly Borrowing Base Delivery Date after the fifteenth day of the calendar month, or, in any case of clauses (i) or (ii) above, as of any other date requested by the Administrative Agent in its sole discretion, together with such supporting documents as the Administrative Agent requests, all with respect to the Domestic Facility certified as being true, accurate and complete by a Financial Officer of the Domestic Borrowers, and all with respect to the Multicurrency Facility certified as being true, accurate and complete by a Financial Officer of the Multicurrency Borrowers.

7.06.    ERISA and Analogous Notices.
Each Borrower shall deliver or cause to be delivered to the Administrative Agent and the Lenders, at such Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:
(a)    within ten (10) Business Days after any Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of a Financial Officer of such Borrower describing such Termination Event and the action, if any, which such Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL, PBGC or any analogous foreign Governmental Authority in relation to Foreign Pension Benefit Plans with respect thereto;
(b)    within ten (10) Business Days after any Borrower or any Borrower Subsidiary knows or has reason to know that a prohibited transaction defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code has occurred with respect to any Plan, a statement of a Financial

Officer of such Borrower describing such transaction and the action which such Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;
(c)    within ten (10) days after the filing of the same with the DOL, IRS or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;
(d)    within ten (10) days after receipt by any Borrower or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;
(e)    within ten (10) days after the filing of the same with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by any Borrower or any ERISA Affiliate with respect to such request;
(f)    within ten (10) days after the occurrence any material increase in the benefits of any existing Benefit Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan to which any Borrower or any ERISA Affiliate was not previously contributing, notification of such increase, establishment or commencement;
(g)    within ten (10) days after any Borrower or any ERISA Affiliate receives notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;
(h)    within ten (10) days after any Borrower or any Borrower Subsidiary receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such notice and letter;
(i)    within ten (10) days after any Borrower or any ERISA Affiliate receives notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;
(j)    within ten (10) days after any Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 or Section 430 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure or with respect to a Foreign Pension Plan, within three (3) Business Days after any Borrower or Borrower Subsidiary fails to make a required installment or other payment in accordance with a schedule of contributions, the terms of such Foreign Pension Plan or as otherwise required by a foreign Governmental Authority;
(k)    within ten (10) days after any Borrower or any ERISA Affiliate knows (A) a Multiemployer Plan has been terminated, (B) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (C) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan;
(l)    within ten (10) Business Days after any Borrower receives written notice from the Administrative Agent requesting the same, copies of any Foreign Employee Benefit Plan and related documents, reports and correspondence specified in such notice;
(m)    within ten (10) Business Days after any Borrower or any Borrower Subsidiary knows or has reason to know of the adoption of any new employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides group health or life insurance benefits, and which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA, a copy of such plan and a description of the projected benefit obligations thereunder;
(n)    within ten (10) Business Days after receipt by any Borrower or Borrower Subsidiary of any valuation report for any Foreign Pension Plan with a defined benefit element not wholly covered by insurance maintained or contributed to by any Borrower or Borrower Subsidiary, a copy of such report;
(o)    within ten (10) Business Days after the adoption of a new collective bargaining agreement covering any employees of any Borrower or Borrower Subsidiary, a copy thereof; and
(p)    within ten (10) Business Days after any Borrower or any Borrower Subsidiary knows or has reason to know of the adoption of any new agreement listed in Section 6.01(r)(ii), a copy thereof and a description of the projected liabilities thereunder.
For purposes of this Section 7.06, each Borrower and any ERISA Affiliate shall be deemed to know all facts known by the Administrator of any Plan of which any Borrower or any ERISA Affiliate is the plan sponsor.
7.07.    Environmental Notices.
(a)    Each Borrower shall notify the Administrative Agent and the Lenders in writing, promptly upon such Borrower's learning thereof, of any:
(i)    notice or Claim to the effect that any Borrower or any Borrower Subsidiary is or may be liable to any Person as a result of exposure to or the Release or threatened Release of any Contaminant, which liability is reasonably likely to result in an expenditure by any Borrower or Borrower Subsidiary of over $1,000,000 in any Fiscal Year;
(ii)    notice that any Borrower or any Borrower Subsidiary is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment which investigation is reasonably likely to result in an expenditure by any Borrower or Borrower Subsidiary of over $1,000,000 in any Fiscal Year;
(iii)    notice that any Property is subject to an Environmental Lien;
(iv)    notice to any Borrower or any Borrower Subsidiary of any violation of any Environmental, Health or Safety Requirement of Law, except for such violations or Claims as are not reasonably likely to result in a Material Adverse Effect;
(v)    condition, practice or circumstance reasonably likely to result in a violation of any Environmental, Health or Safety Requirement of Law or a Claim by any Person under any Environmental, Health or Safety Requirement of Law, except for such violations as are not reasonably likely to result in a Material Adverse Effect;
(vi)    commencement or threat of any judicial or administrative proceeding alleging a violation by any Borrower or any Borrower Subsidiary of any Environmental, Health or Safety Requirement of Law, except for such violations as are not reasonably likely to result in a Material Adverse Effect;
(vii)    new or proposed changes to any existing Environmental, Health or Safety Requirement of Law that are reasonably likely to result in a Material Adverse Effect;
(viii)    any proposed acquisition of stock, assets, real estate, or leasing of property, or any other similar action by any Borrower or any Borrower Subsidiary that is reasonably likely to subject any Borrower or any Borrower Subsidiary to additional environmental, health or safety Liabilities and Costs of over $1,000,000 in any Fiscal Year; or
(ix)    any filing or report made by any Borrower or any Borrower Subsidiary with any Person or Governmental Authority with respect to any unpermitted Release or threatened Release of a Contaminant, which Release or threatened Release is reasonably likely to result in an expenditure of over $1,000,000 in any Fiscal Year.
(b)    Within forty-five (45) days after the end of each Fiscal Year, each Borrower shall submit to the Administrative Agent and the Lenders a report summarizing the status of environmental, health or safety compliance, hazard or liability issues identified in notices required pursuant to Section 7.07(a), disclosed on Schedule 6.01-O or identified in any notice or report required herein.

7.08.    Labor Matters.
A Borrower shall notify the Administrative Agent and the Lenders in writing, promptly after any Borrower has Knowledge thereof, of (i) any material labor dispute to which any Borrower or Borrower Subsidiary is or may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any liability in excess of $3,000,000 (arising pursuant to the Worker Adjustment and Retraining Notification Act or otherwise) incurred with respect to the closing of any plant or other facility of such Persons.
7.09.    Public Filings and Reports.
Promptly upon the filing thereof with the Securities and Exchange Commission, NMHG shall deliver to the Administrative Agent and the Lenders copies of all filings or reports made in connection with outstanding Indebtedness and Capital Stock of any Borrower or of the Parent provided that to the extent the items listed above are published to the website of the Borrower or of the Parent or to the website of the Securities and Exchange Commission (in any case, free of charge and without any password protection), such items shall be deemed delivered.
7.10.    Bank Account Information.
Promptly upon receipt of a request therefor from the Administrative Agent, the Credit Parties shall provide to the Administrative Agent and the Lenders copies of bank statements (covering the period of time requested by the Administrative Agent) with respect to any bank accounts then maintained by any Borrower or any Borrower Subsidiary.
7.11.    Permitted Term B Loans; Debt.
NMHG Holding shall deliver a copy to the Administrative Agent and the Lenders of (a) any material notice or other material communication delivered by or on behalf of any Borrower to any Person in connection with any material agreement or other document relating to the Permitted Term B Loans at the same time and by the same means as such notice or other communication is delivered to such Person, (b) any notice or other material communication received by any Borrower from any Person alleging the occurrence in connection with any Indebtedness described in Section 11.01(e) of an event described in such Section, promptly after such notice or other communication is received by the Borrower and (c) if the Existing Term Loans are repaid, a copy of any payoff or termination letter executed in connection therewith.
7.12.    Other Reports.
The Borrowers shall deliver or cause to be delivered to the Administrative Agent and the Lenders copies of all Financial Statements, material reports and material notices (such as Form 10-Q's, Form 10-K's and other material filings), if any, sent or made available generally by any Borrower or the Parent to its Securities holders or filed with the Securities and Exchange Commission and all press releases made available generally by any Borrower, the Parent or any Borrower Subsidiary to the public concerning material developments in the business of any Borrower, the Parent or any Borrower Subsidiary, and all notifications received by any Borrower, the Parent or any Borrower Subsidiary pursuant to the Securities Exchange Act and the rules promulgated thereunder.

7.13.    Other Information.
Promptly upon receipt of a request therefor from the Administrative Agent, the Borrowers shall prepare and deliver to the Administrative Agent and the Lenders such other information with respect to any Borrower, the Parent or any Borrower Subsidiary or the Collateral including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof and copies of each existing written agreement or arrangement set forth on Schedule 6.01-Y, as from time to time may be reasonably requested by the Administrative Agent.
7.14.    Solvency of Italian Receivables Seller.
Each Borrower shall notify the Administrative Agent and the Lenders in writing promptly upon such Borrower's learning that any representation and warranty given by the UK Borrower in Section 6.01(t)(ii) is false or misleading in any respect.
7.15.    Anti-Terrorism and Anti-Money Laundering Law Notices.
Each Borrower shall immediately notify the Administrative Agent if such Person obtains Knowledge that any holder of a direct or indirect interest in any Borrower or Borrower Subsidiary, or any director, manager or officer of any of such holder, (a) has been listed on any of the Lists, (b) has become a Designated Person, (c) is under investigation by any governmental authority for, or has been charged with or convicted of, money laundering drug trafficking, terrorist-related activities or other money laundering predicate crimes, or any violation of the BSA, (d) has been assessed civil penalties under any Anti-Money Laundering Laws, or (e) has had funds seized or forfeited in an action under any Anti-Money Laundering Laws.
7.16.    Update of Certain Schedules. If any of the information or disclosures provided on any of Schedules 6.01-A, 6.01-C, 6.01-P, 6.01-R, 6.01-V, 6.01-W, 6.01-Y, 6.01-Z or 6.01-CC, attached hereto as of the Closing Date become outdated or incorrect in any material respect, the Borrowers shall deliver to the Administrative Agent and the Lenders as part of the Compliance Certificate required pursuant to Section 7.01(e)(ii) (or more frequently in the Borrowers' reasonable judgment or upon the request of the Administrative Agent) such revision or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), which revisions shall be effective from the date accepted in writing by the Administrative Agent, such acceptance not to be unreasonably withheld; provided, that (i) no such revisions or updates to any such Schedule(s) shall be deemed to have cured any breach of warranty or misrepresentation occurring prior to the delivery of such revision or update by reason of the inaccuracy or incompleteness of any such Schedule(s) at the time such warranty or representation previously was made or deemed to be made and (ii) such Schedule(s) may only be updated to the extent that such related actions disclosed are otherwise not prohibited by the Credit Agreement and other Loan Documents prior to such Schedule being revised or updated (for example, without limitation, Schedule 6.01-Z may only be modified as permitted by Section 3.06).
ARTICLE VIII
AFFIRMATIVE COVENANTS

Each of the Borrowers (other than the Multicurrency Borrowers which so covenant in favor of the Multicurrency Lenders only with respect to themselves and their consolidated liabilities, assets, business and operations) covenants and agrees that so long as any Commitment is outstanding and thereafter until Payment In Full of all of the Obligations, unless the Requisite Lenders shall otherwise give prior written consent.

8.01.    Organizational Existence, Etc.
Except as permitted under Section 9.09 each Borrower shall, and shall cause each Borrower Subsidiary to, at all times maintain its respective organizational existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its business except where the failure to so maintain or preserve would not have or be reasonably be likely to have a Material Adverse Effect.
8.02.    Organizational Powers; Conduct of Business, Etc.
Each Borrower shall, and shall cause each Borrower Subsidiary to, qualify and remain qualified to do business and maintain its good standing in each jurisdiction in which the nature of its business and the ownership of its Property requires it to be so qualified and in good standing except where the failure to qualify or remain qualified would not have or be reasonably be likely to have a Material Adverse Effect.
8.03.    Compliance with Laws, Etc.
Each Borrower shall and shall cause each Borrower Subsidiary to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property, assets or operations of such Person, and (b) obtain as needed all Permits necessary for such Person's operations and maintain such Permits in good standing, except, in each case, where the failure to do is not reasonably likely to result in a Material Adverse Effect.
8.04.    Payment of Taxes and Claims; Tax Consolidation.
Each Borrower shall, and shall cause each Borrower Subsidiary to, pay (a) all taxes, assessments and other governmental charges less than or equal to $2,000,000 imposed upon it or on any of its Property or assets or in respect of any of its franchises, business, income or Property within five days upon Knowledge that a penalty or interest has accrued thereon, and (b) all Claims (including, without limitation, claims for labor, services, materials and supplies) for sums less than or equal to $2,000,000 which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 9.03) upon any of any Borrower's or Borrower Subsidiary's Property or assets, within fifteen days upon Knowledge that any penalty or fine has accrued with respect thereto. Each Borrower shall, and shall cause each Borrower Subsidiary to, pay (a) on the day when due, all taxes, assessments and other governmental charges greater than $2,000,000 imposed upon it or on any of its Property or assets or in respect of any of its franchises, business, income or Property, and (b) all Claims (including, without limitation, claims for labor, services, materials and supplies) for sums greater than $2,000,000 which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 9.03) upon any of any Borrower's or Borrower Subsidiary's Property or assets. Notwithstanding the preceding sentences, any Borrower or Borrower Subsidiary shall have the right to contest in good faith the validity or amount of any such taxes or claims by proper proceedings timely instituted, and may permit the taxes or claims to be contested to remain unpaid during the period of such contest if (i) it diligently prosecutes such contest, (ii) it makes adequate provision in conformity with GAAP with respect to the contested items, and (iii) during the period of such contest, the enforcement and ability of any taxing authority to force payment of any contested item or to impose a Lien (other than any Customary Permitted Lien as defined in clause (a) of the definition thereof) with respect thereto is effectively stayed.
8.05.    Insurance.
Each Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect the insurance policies and programs listed on Schedule 6.01-W or substantially similar policies and programs or other policies and programs as are acceptable to the Administrative Agent; provided, that at any time but no more than once in any Fiscal Year unless an Event of Default has occurred and is continuing, the Administrative Agent may engage (at the Borrowers' expense) a third-party insurance consultant to examine, review and appraise the insurance policies and programs maintained by the Borrowers and their Subsidiaries, and to the extent deemed reasonably necessary by the Administrative Agent (taking into account, among other things, the cost of such additional coverage and the risks insured against by such additional coverage), require the Borrowers to modify the insurance policies and programs currently in place or, in the event that any insurer is rated less than A-, VII by A.M. Best (or an equivalent rating by another insurance rating company reasonably satisfactory to the Administrative Agent), replace the insurance policies and programs provided by such insurer. Each policy relating to (a) the Collateral and/or business interruption coverage for any Credit Party shall be properly endorsed to the Administrative Agent, in form and substance acceptable to the Administrative Agent, showing loss payable to the Administrative Agent, for the benefit of the Holders and (b) subject to the terms and conditions of the Term B Loan Documents and the Term B Loan Intercreditor Agreement, coverage for any Credit Party other than the foregoing, unless otherwise permitted by the Administrative Agent, shall contain an endorsement naming the Administrative Agent as an additional insured under such policy, in each case in form and substance acceptable to the Administrative Agent (collectively, the “Required Evidence of Insurance”) and delivered to the Administrative Agent in accordance with Section 7.04. Such Required Evidence of Insurance furnished to the Administrative Agent shall provide, unless otherwise permitted by the Administrative Agent in its sole discretion, that the insurance companies will give the Administrative Agent at least ten (10) days' prior written notice of any cancellation due to nonpayment of premiums thereunder and at least thirty (30) days' prior written notice before any such policy or policies of insurance shall be altered adversely to the interests of the Holders or otherwise cancelled and that no act, whether willful or negligent, or default of any Borrower, Borrower Subsidiary or other Person shall affect the right of the Administrative Agent to recover under such policy or policies of insurance in case of loss or damage. In the event any Borrower or Borrower Subsidiary, at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute Protective Advances hereunder and be part of the Obligations, payable as provided in this Agreement.
8.06.     Inspection of Property; Books and Records; Discussions.

(a)    Each Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representative(s) designated by the Administrative Agent to visit and inspect, whether by access to such Borrower's and its Subsidiaries' MIS or otherwise, any of the Property, to examine, audit, check and make copies of its respective financial and accounting records, books, journals, orders, receipts and any correspondence (other than privileged correspondence with legal counsel) and other data relating to their respective businesses or the transactions contemplated hereby or referenced herein (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers, management personnel, and independent certified public accountants (in the presence, or with the consent of, a Financial Officer of such Borrower or NMHG), all upon reasonable written notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection shall be at such Borrower's expense provided, however, that Collateral field examinations at the Borrowers' expense may be conducted no more frequently than (i) semi-annually, if the aggregate Availability under both Credit Facilities at any time since the last field examination is less than an amount equal to fifteen percent (15%) of the Commitments then in effect (as determined by the Administrative Agent based on the then most recent set of Borrowing Base Certificates delivered by the Borrowers or, during the period from June 30 to October 31 in any Fiscal Year, based on the better of the two most recent sets of Borrowing Base Certificates delivered by the Borrowers); (ii) annually, if the aggregate Availability under both Credit Facilities at any time since the last field examination is greater than or equal to an amount equal to fifteen percent (15%) of the Commitments then in effect (as determined by the Administrative Agent based on the then most recent set of Borrowing Base Certificates delivered by the Borrowers); or (iii) at any time an Event of Default has occurred and is continuing.
(b)    Each Borrower shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects on its MIS and otherwise proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral. If an Event of Default has occurred and is continuing, each Borrower, upon the Administrative Agent's request, shall, and shall cause each of its Subsidiaries to, turn over any such records to the Administrative Agent or its representatives; provided, however, that each Borrower may, in its discretion, retain copies of such records.
(c)    Each Borrower will, at all times, mark the original copy of all chattel paper with a legend describing the Administrative Agent's security interest therein and shall take all other actions required by the applicable Security Agreements with respect to chattel paper, and each Borrower will hold in trust and safely keep such chattel paper so legended at locations which are either (i) owned by a Borrower or (ii) leased by a Borrower and with respect to which a Collateral Access Agreement has been executed.

8.07.    ERISA Compliance.
Each Borrower shall, and shall cause each of its Subsidiaries to, and shall use its best efforts to cause its ERISA Affiliates who are not Borrower Subsidiaries to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.
8.08.    Foreign Employee Benefit Plan Compliance.
Each Borrower shall, and shall cause each of its Subsidiaries to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans.
8.09.    Maintenance of Property.
Each Borrower shall, and shall cause each of its Subsidiaries to, maintain in all material respects all of its respective owned and leased Property in good, safe and insurable condition and repair, ordinary wear and tear excepted, and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required; provided, however, that such Property may be altered or renovated in the ordinary course of such Borrower's or its Subsidiaries' business.
8.10.    Further Assurances; Additional Collateral.

(a)    Each Borrower shall execute and deliver, and cause the Borrower Subsidiaries to execute and deliver, within the time periods set forth with respect to such items on the Closing List, all agreements, documents and instruments designated as “post-closing items” on the Closing List. In the event that any such agreement, document or instrument is not delivered within such time periods, in addition to any other remedies provided hereunder or under the Loan Documents, the value of Collateral subject to such agreement, document or instrument, if any, shall be deemed to be zero or, if such Collateral does not otherwise have value for purposes of calculating the Domestic Borrowing Base or the Multicurrency Borrowing Base, the Administrative Agent shall have the right to establish appropriate Availability Reserves based on the value of such Collateral, until such agreements, documents and instruments with respect thereto are executed and delivered.
(b)    In addition to and not in lieu of the rights and obligations of the parties under clause (a) above, in the event that any jurisdiction where account debtors of the UK Borrower are located (each, a “Foreign Account Debtor”) becomes a jurisdiction where the aggregate amount owing by Foreign Account Debtors in such jurisdiction is in excess of $1,000,000 and with respect to which Receivables would be given eligibility pursuant to clauses (i) and (ii) of the defined term “Eligible Foreign Receivable” (each, a “Material Foreign Account Debtor Jurisdiction”), the UK Borrower shall cause to be issued, within 45 days after the date on which a jurisdiction becomes a Material Foreign Account Debtor Jurisdiction, an opinion of counsel, addressed to the Administrative Agent, the Lenders and the Issuing Banks, in form and substance reasonably satisfactory to the Administrative Agent and, without limiting the generality of the foregoing, concluding that, under the laws of the Material Foreign Account Debtor Jurisdiction, (i) the courts of the Material Foreign Account Debtor Jurisdiction would recognize the stated choice of law governing the Receivables (being Netherlands law, English law, and, if Receivables governed by Italian law are then included, Italian law) owing from the Foreign Account Debtors in such Material Foreign Account Debtor Jurisdiction; (ii) a judgment under or in respect of such Receivables obtained in the courts of the jurisdiction whose law governs the Receivables would be enforced in the Material Foreign Account Debtor Jurisdiction; (iii) if such Receivables have been sold to the UK Borrower by the Netherlands Borrowers, and, if applicable, by NACCO Materials Handling S.R.L. pursuant to a Receivables Sale Agreement, such sale, and the stated choice of Dutch law under a Receivables Sale Agreement, or, in the case of sales by NACCO Materials Handling S.R.L., Italian law, would be recognized under the laws of the Material Foreign Account Debtor Jurisdiction (assuming that the same constituted a valid sale under Dutch, or, as the case may be, Italian, law and assuming that the notice of the sale required by the Receivables Sale Agreement had been given to the Foreign Account Debtor); and (iv) if the Administrative Agent so requires legal opinions of counsel in the relevant Material Foreign Account Debtor Jurisdiction as enables the Administrative Agent to assess the level of risk of the Liens granted over the Receivables (under English, Dutch, or as applicable, the Dutch law governed Foreign Security Agreement granted by the UK Borrower or, if applicable, any Italian law governed Foreign Security Agreement granted by the UK Borrower): (A) not being recognized or upheld under the laws of the relevant Material Foreign Account Debtor Jurisdiction; and (B) in consequence thereof being successfully challenged by a trustee in bankruptcy, liquidator or similar officer of the UK Borrower under the laws of the relevant Foreign Debtor Jurisdiction, the Administrative Agent has concluded that the level or risk is acceptable to it (collectively, the “Required Cross-Border Opinions”). In addition, within 90 days after the date on which a jurisdiction becomes a Material Foreign Account Debtor Jurisdiction, (x) the UK Borrower shall form a Receivables Subsidiary, and the Multicurrency Borrowers (and any other Borrower Subsidiary party to a Receivables Sale Agreement) shall thereafter transfer all Receivables owing from account debtors located in such Material Foreign Account Debtor Jurisdiction to the Receivables Subsidiary and (y) the Receivables Subsidiary shall become a Multicurrency Borrower, and the Receivables Subsidiary, the UK Borrower, the Netherlands Borrowers, the other Credit Parties and such other Borrower Subsidiary shall enter into amendments to this Agreement and the other Loan Documents, or other agreements, documents and instruments, in each case as the Administrative Agent may reasonably request, to permit the transactions among the Receivables Subsidiary, the UK Borrower the Netherlands Borrowers and such other Borrower Subsidiary, to reflect the Receivables Subsidiary as a Multicurrency Borrower hereunder and to grant to the Administrative Agent a Lien on all Property (other than Equipment, fixtures and Real Property) of the Receivables Subsidiary.
(c)    In addition to and not in lieu of the rights and obligations of the parties under clauses (a) and (b) above, at any time and from time to time, (i) promptly following the Administrative Agent's written request and at the expense of the applicable Person, each Borrower agrees to duly execute and deliver, and to cause its Subsidiaries to duly execute and deliver, any and all such further instruments and documents and take such further action as the Administrative Agent may reasonably deem desirable in order to perfect and protect any Lien granted or purported to be granted pursuant to the Loan Documents or to enable the Administrative Agent, in accordance with the terms of the applicable Loan Documents, to exercise and enforce its rights and remedies under the Loan Documents with respect to such Collateral and (ii) promptly upon the request of the Administrative Agent, assign to the Administrative Agent, pursuant to an assignment in form and substance satisfactory to the Administrative Agent, the right to receive proceeds (for application to the Obligations in accordance with this Agreement) of any Interest Rate Contracts, Currency Agreement or Commodity Agreements to which any Credit Party is a party. Notwithstanding the foregoing, the granting of such further assurances or security interest under this Section 8.10 shall not be required if it would (A) be prohibited by other Contractual Obligations to which such Borrower or such Subsidiary is a party, (B) be prohibited by applicable law, or (C) result in material adverse tax consequences to any Borrower.
(d)    In addition to and not in lieu of the rights and obligations of the parties under clauses (a), (b) and (c) above, promptly, but in any event within 90 days, following the Administrative Agent's written request (or such later date as is agreed to in writing by the Administrative Agent), and at the expense of the applicable Borrower or Subsidiary thereof, each Borrower agrees to duly execute and deliver, and to cause its Subsidiaries to duly execute and deliver, in form and substance reasonably satisfactory to the Administrative Agent, any and all such further instruments and documents, including, without limitation, all amendments, modifications, supplements, restatements or reaffirmations of any existing instruments or documents, in each case as are reasonably requested by the Administrative Agent in order to create and/or maintain a valid and perfected security interest of the Administrative Agent in any Foreign Collateral.

8.11.    Landlord and Bailee Waivers.

(a)    The Borrowers shall provide the Administrative Agent with written supplements to Schedule 6.01-V as necessary to give a true representation and warranty in Section 6.01(v), and the Borrowers shall obtain and deliver, and cause the Credit Parties to obtain and deliver, to the Administrative Agent Collateral Access Agreements relating to each location so listed from time to time on Schedule 6.01-V. With respect to any location not listed on Schedule 6.01-V in which there is, or is reasonably expected to be, during any period of thirty days or more, Inventory with a Fair Market Value of $250,000 or more, each Borrower shall use, and shall cause the Credit Parties to use, its best efforts to obtain and deliver to the Administrative Agent Collateral Access Agreements.
(b)    Each Borrower shall use, and shall cause the Credit Parties to use, its best efforts to obtain and deliver to the Administrative Agent Collateral Access Agreements with respect to all leased Properties in which there is, or is reasonably expect to be, Inventory with a Fair Market Value of $1,000,000 or more.

8.12.    Environmental Compliance.

(a)    Each Borrower and each Borrower Subsidiary shall comply with all Environmental, Health or Safety Requirements of Law in all material respects.
(b)    Each Borrower shall obtain as needed all material Permits necessary for their operations, and shall maintain such Permits in good standing.

8.13.    Insurance and Condemnation Proceeds.
(a)    Direction to Insurers. Subject to terms and conditions of the Term B Loan Documents and the Term B Loan Intercreditor Agreement, each Borrower hereby directs (and, if applicable, shall cause its Subsidiaries to direct) all insurers under policies of Property damage, boiler and machinery and business interruption insurance and payors of any condemnation claim or award relating to the Property to pay all proceeds payable under such policies or with respect to such claim or award directly to the Administrative Agent for deposit in the Domestic Concentration Account or applicable Cash Collateral Account, as appropriate.
(b)    Application of Proceeds. In the event proceeds of insurance received by the Administrative Agent under property damage, boiler and machinery policies, business interruption insurance policies, or with respect to a condemnation claim or award exceed $500,000 and do not constitute Replacement Proceeds, the Administrative Agent shall, upon receipt of such proceeds, apply all of the proceeds so received in repayment of the Obligations in the manner set forth in Section 3.01(b)(iii). Notwithstanding the foregoing, in the event proceeds of insurance received by the Administrative Agent under property damage, boiler and machinery policies or business interruption insurance policies (i) is less than $500,000 or (ii) constitutes Replacement Proceeds, Administrative Agent shall, upon receipt of such proceeds, remit the amount so received to the applicable Borrower or Borrower Subsidiary; provided, however, in the case of proceeds of insurance received by the Administrative Agent under property damage, boiler and machinery policies or business interruption insurance policies in an amount greater than $500,000, if (i) the Administrative Agent receives notice from the applicable Borrower that it or its Subsidiary, as applicable, does not intend to restore, rebuild or replace the Property subject to such insurance payment or condemnation award, (ii) the applicable Borrower or its applicable Subsidiary fails to replace or commence the restoration or rebuilding of such Property within one year after the Administrative Agent's receipt of the proceeds of such insurance payment or condemnation award, or (iii) upon completion of the restoration, rebuilding or replacement of such Property, the unused proceeds from such insurance payment or condemnation award exceed $500,000, then (x) upon the occurrence of either of the events described in clauses (i) or (ii) above, all such proceeds, and (y) upon the occurrence of the event described in clauses (iii) above, such excess, shall constitute Net Cash Proceeds of Sale received by a Borrower or a Subsidiary of a Borrower and shall be applied to the Obligations pursuant to the terms of Section 3.01(b)(iii).

8.14.    Compliance with Anti-Money Laundering Laws and Anti-Terrorism Laws.
Each Borrower and Borrower Subsidiary has taken, and agrees that it shall continue to take, reasonable measures (including, without limitation, the adoption of adequate policies, procedures and internal controls) appropriate to the circumstances (in any event as required by applicable Requirements of Law), to ensure that such Person is and shall be in compliance with all current and future Anti-Money Laundering Laws and Anti-Terrorism Laws and applicable Requirements of Law and governmental guidance for the prevention of terrorism, terrorist financing and drug trafficking.
8.15.    Appraisals.
Upon the Administrative Agent's request from time to time, the Borrowers shall permit and enable the Administrative Agent to obtain appraisals in form and substance and from appraisers reasonably satisfactory to Administrative Agent stating the then net orderly liquidation value, or such other value as determined by the Administrative Agent, of all or any portion of the Inventory of the Credit Parties; provided, that notwithstanding any provision herein to the contrary, the Administrative Agent may conduct one such appraisal every twelve months at the Borrowers' expense (or, (x) if at any time since the last such appraisal, the aggregate Availability under both Credit Facilities is less than fifteen percent (15%) of the aggregate Commitments, two such appraisals or (y) if an Event of Default has occurred and is continuing, such additional appraisals as the Administrative Agent may request).
8.16.    Existing First-Lien Term Loan Priority Collateral.

(a)    If at any time any Borrower shall repay all of the Existing Term Loans with proceeds of Indebtedness that constitute Permitted Term B Loans, the Borrowers shall, within sixty (60) days of such repayment (or such later date as agreed to by the Administrative Agent in its sole discretion), cause the Administrative Agent, for the benefit of the Holders, to hold a second-priority, perfected security interest in all of the Existing First-Lien Term Loan Priority Collateral to secure the Obligations.
(b)    If at any time there are no Permitted Term B Loans outstanding, the Borrowers shall, within sixty (60) days of the date on which there cease to be any Permitted Term B Loans outstanding, cause the Administrative Agent, for the benefit of the Holders, to hold a first-priority, perfected security interest in all such Existing First-Lien Term Loan Collateral to secure the Obligations.
(c)    In connection with the granting and the perfecting of the security interest described in either clause (a) or (b) above, each Borrower agrees to (and to cause any of its Subsidiaries to):
(i)    with respect to any Existing First-Lien Term Loan Priority Collateral, execute a Mortgage, assignment, security agreement or other appropriate instrument granting and evidencing a Lien upon any such Existing First-Lien Term Loan Priority Collateral, lease or interest, together with such filings (including, without limitation, UCC financing statements), title insurance policies (mortgagee's form), certified surveys, environmental site assessment reports, zoning reports, evidence of compliance with the Flood Disaster Protection Act of 1973 and opinions of counsel (including, without limitation, local counsel opinions) with respect thereto and such other agreements, documents and instruments which the Administrative Agent deems reasonably necessary or desirable to create or maintain the validity, perfection and priority of such security interests, the same to be in form and substance reasonably acceptable to the Administrative Agent and to be subject only to (i) Liens permitted under Section 9.03 and (ii) such other Liens as the Administrative Agent and Requisite Lenders may reasonably approve; and
(ii)    Upon the request of the Administrative Agent, execute and deliver to the Administrative Agent for the benefit of the Holders, immediately upon the acquisition or leasing by any Borrower or any of their Subsidiaries of any Real Property with a fair market value in excess (i) of $2,500,000 or (ii) when taken together with all Real Property of the Borrowers over which a perfected security interest has not been obtained pursuant to clauses (a) and (b) above, $12,500,000 (in each case as reasonably determined by the Administrative Agent), a Mortgage, assignment or other appropriate instrument evidencing a Lien upon any such Real Property, lease or interest, together with such filings (including, without limitation,

UCC financing statements), title insurance policies (mortgagee's form), certified surveys, environmental site assessment reports, zoning reports, evidence of compliance with the Flood Disaster Protection Act of 1973 and opinions of counsel (including, without limitation, local counsel opinions) with respect thereto and such other agreements, documents and instruments which the Administrative Agent deems reasonably necessary or desirable, the same to be in form and substance reasonably acceptable to the Administrative Agent and to be subject only to (i) Liens permitted under Section 9.03 and (ii) such other Liens as the Administrative Agent and Requisite Lenders may reasonably approve;
it being understood that, with respect to any documents required under clause (c)(i) or (ii) with respect to leases, it shall not be a breach of such clause (c)(i) or (ii) if the consent of the lessor is required for such delivery but is not obtained and the Borrowers have exercised commercially reasonable efforts to obtain such consent.

ARTICLE IX
NEGATIVE COVENANTS

Each of the Borrowers (other than the Multicurrency Borrowers which so covenant in favor of the Multicurrency Lenders only with respect to themselves and their consolidated liabilities, assets, business and operations) covenants and agrees that it shall comply with the following covenants so long as any Commitment is outstanding and thereafter until Payment In Full of all of the Obligations, unless (except as otherwise provided below) the Requisite Lenders shall otherwise give prior written consent thereto:
9.01.    Indebtedness.
No Borrower shall, or shall permit any Borrower Subsidiary to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:
(a)    the Obligations;
(b)    Indebtedness for trade payables, wages and other accrued expenses incurred in the ordinary course of business;
(c)    Permitted Existing Indebtedness and any extensions, renewals, refundings or replacements of such Indebtedness, provided that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, and, taken as a whole is on terms no less favorable to such Borrower or such Subsidiary than the terms of, such Permitted Existing Indebtedness so extended, renewed, refunded or replaced;
(d)    (i) Indebtedness under Capital Leases and Indebtedness secured by purchase money Liens (including the interest of a lessor under a Capital Lease and Liens to which any Property is subject at the time of such Borrower's or Borrower Subsidiary's purchase thereof) (“Purchase Money Liens”) securing a principal amount not to exceed, together with the amounts permitted under clause (ii) below, $35,000,000 in the aggregate at any time or from time to time outstanding so long as each Purchase Money Lien shall attach only to the Property to be acquired or constructed and any sale or insurance proceeds thereof (but excluding rental contracts covering such property or any proceeds thereof), (ii) Capital Leases and purchase money Indebtedness incurred to finance the acquisition of fixed assets, the outstanding principal amount of which in the aggregate and when aggregated with the amount of Indebtedness permitted under clause (i) above does not exceed $35,000,000 at any time, (iii) Indebtedness under Capital Leases entered into pursuant to a Lease Finance Transaction or with respect to rental equipment, whether or not reflected on the balance sheet of the applicable Borrower or Borrower Subsidiary as Inventory, collectively securing an aggregate principal amount not to exceed $45,000,000 at any time; and (iv) any refinancing of such Indebtedness so long as (A) any Liens granted in connection with such Indebtedness shall only attach to the same Property formerly subject to the Purchase Money Lien and any sale or insurance proceeds thereof (but excluding rental contracts covering such Property or any proceeds thereof), (B) the aggregate principal amount of the Indebtedness so refinanced shall not be increased, (C) the Indebtedness is incurred for the same purpose as the Indebtedness so refinanced and (D) the refinancing shall be on terms and conditions no more restrictive than the terms and conditions of the Indebtedness so refinanced; provided, however, the aggregate outstanding principal amount of Indebtedness permitted under this clause (d) shall at no time exceed $70,000,000.
(e)    Indebtedness in respect of taxes, assessments, governmental charges and Claims for labor, materials or supplies, to the extent that payment thereof is not required pursuant to Section 8.04;
(f)    Indebtedness constituting Investments permitted by Section 9.04 or Accommodation Obligations permitted by Section 9.05;
(g)    Indebtedness arising from unsecured intercompany loans (i) from any Credit Party to any other Credit Party, (ii) from any Borrower Subsidiary not a Credit Party to any Credit Party or Pledged Entity, (iii) among Borrower Subsidiaries that are not Credit Parties or Pledged Entities, (iv) among Pledged Entities, or (v) from any Credit Party or Pledged Entity to any Borrower Subsidiary that is not a Credit Party or Pledged Entity not to exceed, with Investments permitted under Sections 9.04(e)(v) and Accommodation Obligations permitted under Section 9.05(f)(v) but without duplication, $60,500,000 in principal amount outstanding at any time; provided, that all such loans specified in clauses (i) and (v) (with respect to loans by a Credit Party only) shall be evidenced by promissory notes and pledged to the Administrative Agent pursuant to a Pledge Agreement; provided, further that no additional loans described in clauses (i) through (v) shall be permitted after the occurrence and during the continuance of an Event of Default;
(h)    Indebtedness of any Borrower arising pursuant to Interest Rate Contracts entered into in the ordinary course of business for non-speculative purposes or otherwise reasonably acceptable to the Administrative Agent;
(i)    Indebtedness of any Borrower arising pursuant to Currency Agreements entered into in the ordinary course of business for non-speculative purposes or otherwise reasonably acceptable to the Administrative Agent;
(j)    Indebtedness of any Borrower arising pursuant to Commodity Agreements entered into in the ordinary course of business for non-speculative purposes or otherwise reasonably acceptable to the Administrative Agent;
(k)    Indebtedness with respect to customary warranties and indemnities made under (i) any agreements for asset sales permitted under Section 9.02, (ii) Contractual Obligations of any Borrower or any Borrower Subsidiary entered into in the ordinary course of its business, or (iii) the payment of the Refinanced Indebtedness owing to Bank of Scotland;
(l)    Indebtedness with respect to the Australian Credit Facility, and (ii) Indebtedness with respect to any working capital facility guaranteed pursuant to the Foreign Working Capital Guaranty;
(m)    [Intentionally Omitted];
(n)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its incurrence;
(o)    unsecured Indebtedness in respect of obligations owed to an Affiliate of the Parent (other than a Borrower or Borrower Subsidiary) approved by the Administrative Agent and created in connection with the transfer of accrued liabilities of the Borrowers and the Borrower Subsidiaries in respect of transferred self-insured risk to the extent such self-insurance is permitted under Section 8.05;
(p)    unsecured Indebtedness pursuant to the ING Working Capital Line;
(j)Parent Subordinated Indebtedness;
(k)Indebtedness evidenced by Permitted Term B Loans;
(l)Indebtedness arising from unsecured Indebtedness arising from unsecured intercompany loans borrowed for the use in any Credit Party or Borrower Subsidiary's business and operations in the People's Republic of China not to exceed, with Investments permitted under Section 9.04(j), $12,000,000 in principal amount outstanding at any time; and
(m)Indebtedness arising under any receivables factoring, discounting facility or receivables assignment facility by any Foreign Subsidiary that is not a Borrower in an aggregate amount not to exceed $10,000,000 outstanding at any time; and
(n)in addition to the Indebtedness permitted by clauses (a) through (t) above, other unsecured Indebtedness, in an aggregate principal amount not to exceed $15,000,000 at any time outstanding;
provided, however, that further incurrences of the Indebtedness described in clauses (d), (g) and (q) above shall be prohibited if either (A) a Default or an Event of Default shall have occurred and be continuing at the time of such incurrence or would result therefrom or (B) such Indebtedness is prohibited under the terms of any Indebtedness of any Borrower or Borrower Subsidiary.

9.02.    Sales of Assets.
No Borrower shall, or shall permit any Borrower Subsidiary to, sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:
(a)    the sale of Inventory in the ordinary course of business (including sales of such Property among any of the Borrowers and the Borrower Subsidiaries);
(b)    the sale of Property for consideration not less than the Fair Market Value thereof and (i) with respect to sales not covered by clauses (ii) through (v) below, having an aggregate Fair Market Value not in excess of $15,000,000 in any twelve consecutive month period; (ii) in connection with the closure or relocation of any facilities; (iii) such sale is of the assets or the Capital Stock of the Australian Subsidiaries or the NMHG Mauritius Entities; (iv) such sale is of the assets or Capital Stock of any Distribution Subsidiary; or (v) plants and/or Property described on Schedule 9.02-B; provided, however, that (w) none of the Property subject to sales permitted by clauses (i), (ii) or (v) above shall constitute Collateral, (x) any non-cash consideration resulting from such sale (which shall be limited to not more than twenty-five percent (25.0%) of the total consideration for such sale) shall, to the extent received by a Credit Party, be pledged or assigned to the Administrative Agent pursuant to the applicable Security Documents to which it is a party, (y) such Borrower complies with the mandatory prepayment provisions set forth in Section 3.01(b) and the conditions to the release of Collateral described in Section 12.09(c) and (z) before and after giving effect to such sale, no Default or Event of Default shall have occurred and be continuing;
(c)    the transfer of Property from any Borrower Subsidiary to any Credit Party, among any of the Credit Parties, or among any Borrower Subsidiaries not constituting Credit Parties, in each case, otherwise in accordance with the Loan Documents;
(d)    the sale of Investments in Cash Equivalents permitted pursuant to Section 9.04(a);
(e)    (i) sales of Inventory by the Italian Receivables Seller to the UK Borrower pursuant to any agreement in form and substance satisfactory to the Administrative Agent, and sales of Receivables by the Italian Receivables Seller to the UK Borrower pursuant to the applicable Receivables Sale Agreement and (ii) sales and assignments of Receivables by the Netherlands Borrowers to the UK Borrower pursuant to the applicable Receivables Sale Agreement; provided, that, with respect to Receivables or Inventory originated by the Italian Receivables Seller, at any time that such Receivables or Inventory, as applicable, are included as Eligible Foreign Receivables or Eligible Foreign Inventory, as applicable, and, with respect to Receivables originated by the Netherlands Borrowers, at all times, all actions under all applicable Requirements of Law required to perfect the UK Borrower's ownership of such Receivables and Inventory, as applicable, shall have been taken; and (ii) sales and assignments of Receivables by the Netherlands Borrowers to the UK Borrower pursuant to the Receivables Sale Agreements, provided, that all actions under the applicable Requirements of Law required to perfect the UK Borrower's ownership of such Receivables and Inventory, if applicable, shall have been taken;
(f)    the sale of Property permitted pursuant to Section 9.10 or in connection with transactions permitted in Section 9.09;
(g)    the sale of accounts receivable and related assets under any receivables factoring, discounting facility or receivables assignment facility by any Foreign Subsidiary that is not a borrower in an aggregate amount not to exceed $10,000,000 outstanding at any time; and
(h)    additional dispositions of Property other than Inventory and Receivables of the Credit Parties which may be approved by the Administrative Agent in its sole discretion and which result in Net Cash Proceeds of Sale of not more than $5,000,000 in the aggregate and $2,000,000 in any Fiscal Year.

9.03.    Liens.
No Borrower shall, or shall permit any Borrower Subsidiary to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective Property or assets (including the Capital Stock of each Borrower Subsidiary) except:
(a)    Liens created by the Loan Documents;
(b)    Permitted Existing Liens;
(c)    Customary Permitted Liens;
(d)    Purchase Money Liens and Liens securing Indebtedness permitted by Section 9.01(d), provided, that such Purchase Money Liens and other Liens are created within 90 days after the incurrence of the related Indebtedness;
(e)    extensions, renewals, refundings and replacements of Liens referred to in clauses (a) and (b) of this Section 9.03; provided that any such extension, renewal, refunding or replacement of a Lien referred to in clause (b) shall be limited to the Property covered by the Lien extended, renewed, refunded or replaced and that the obligations secured by any such extension, renewal, refunding or replacement Lien shall be in an amount not greater than the amount of the obligations then secured by the Lien extended, renewed, refunded or replaced;
(f)    certain statutory and contractual rights of retention on the Inventory of the Multicurrency Borrowers and their Subsidiaries located outside of the United States which are subordinate to the Administrative Agent's security interest therein;
(g)    Liens arising from judgments, decrees or attachments under circumstances that do not otherwise result in an Event of Default;
(h)    Liens arising from precautionary UCC-1 financing statement filings regarding Operating Leases covering only the Property subject thereto;
(i)    any Lien approved by the Administrative Agent in connection with an Acquisition permitted under Section 9.04(f) on or affecting any Property (other than Capital Stock) acquired by a Borrower or a Borrower Subsidiary or Property of any acquired Borrower Subsidiary or Person which becomes a Borrower Subsidiary after the date of this Agreement; provided, that (i) such Lien is created prior to the date on which such Person becomes a Borrower Subsidiary, (ii) the Lien was not created in contemplation of such Acquisition, (iii) such Lien secures Indebtedness permitted hereunder and the principal amount thereof has not increased in contemplation of or since such Acquisition and (iv) such Lien is removed or discharged within ninety (90) days of such Property being acquired or such Person becoming a Borrower Subsidiary, as the case may be;
(j)    Liens upon cash or Cash Equivalents securing obligations owing by a Borrower or a Borrower Subsidiary to the Administrative Agent, a Lender or an Affiliate thereof that arise as a result of the termination of an Interest Rate Contract permitted hereunder to which a Borrower or a Borrower Subsidiary, as applicable, and the Administrative Agent, a Lender, or an Affiliate thereof, as applicable, were subject; provided, that the Administrative Agent, the Lender or the Affiliate thereof, as applicable, that is the counterparty under such Interest Rate Contract shall determine in its reasonable judgment such termination amount; provided, further, that such Lien shall run solely for the benefit of the Administrative Agent, the Lender or the Affiliate thereof, as applicable; and
(k)    Liens securing Indebtedness evidenced by Permitted Term B Loans; provided that (i) the holders of such Permitted Term B Loans shall only be permitted hereunder to have a first priority Lien on that portion of the Borrower's and the Borrower's Subsidiaries' assets constituting real estate located in the United States of America, fixtures, improvements thereon, and equipment and the proceeds of any of the foregoing that do not constitute and are not required to constitute Collateral under the terms of the Loan Documents, and (ii) the holders of such Permitted Term B Loans shall only be permitted hereunder to have a second priority Lien on that portion of the Borrower's and the Borrower's Subsidiaries' assets constituting Collateral or required to constitute Collateral under the terms of the Loan Documents if such holders and such Lien are subject to an intercreditor agreement, at the time such Lien is granted, with the Administrative Agent for the benefit of the Lenders that is in form and substance acceptable to the Administrative Agent.

9.04.    Investments.
No Borrower shall, or shall permit any Borrower Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Borrower Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or any assets of any other Person constituting a business unit (any of the foregoing, an “Investment”), except:
(a)    Investments in cash and Cash Equivalents (including, without limitation, Cash Collateral), so long as, in the case of any cash and Cash Equivalents of any Credit Party, such cash and Cash Equivalents are either:
(i) pledged to the Administrative Agent or deposited in the Lockboxes, the Collection Accounts and the Cash Collateral Accounts in accordance with the provisions of this Agreement and the other Loan Documents; or
(ii) on deposit in the Disbursement Accounts or other operating or payroll accounts of such Credit Party; provided, that (A) the aggregate amount in such Disbursement Accounts on an overnight basis shall not exceed for any consecutive two Business Days, $15,000,000 and (B) the aggregate amount in such other disbursement or other accounts (excluding payroll accounts) on an overnight basis shall not exceed at any time $20,000,000;
(b)    Permitted Existing Investments;
(c)    Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(d)    Investments in the form of advances to employees in the ordinary course of business for moving, relocation and travel expenses; and other loans to employees for any lawful purpose, provided that (i) each loan permitted under this clause (d) shall be evidenced by a promissory note and (ii) the aggregate principal amount of all such advances and loans at any time outstanding shall not exceed $1,500,000 and (iii) no such advances or loans outstanding at any time to any one Person shall exceed $500,000;
(e)    (i) Investments by Credit Parties in other Credit Parties, (ii) Investments by Borrower Subsidiaries that are not Credit Parties in Pledged Entities or Credit Parties, (iii) Investments by Pledged Entities in other Pledged Entities, (iv) Investments among Borrower Subsidiaries that are not Credit Parties or Pledged Entities, (v) Investments by Credit Parties and Pledged Entities in Borrower Subsidiaries that are not Credit Parties or Pledged Entities which, with Indebtedness permitted pursuant to Section 9.01(g)(v) and Accommodation Obligations permitted pursuant to Section 9.05(f)(v) but without duplication, does not exceed $60,500,000, (vi) Investments by Credit Parties or Pledged Entities in Borrower Subsidiaries or Pledged Entities that are not Credit Parties so long as: (A) each of (x) the Liquidity Condition and (y) the Credit Party Liquidity Condition is satisfied both immediately before and after giving pro forma effect to such transaction; or (B) the aggregate amount of such Investments from and after the Closing Date does not exceed $20,000,000; and (vii) Investments in entities that are not a Borrower or Borrower Subsidiaries so long as (A) the Liquidity Condition is satisfied both immediately before and after giving pro forma effect to such transaction; and (B) the aggregate amount of such Investments from and after the Closing Date does not exceed $30,000,000;
(f)    Investments in connection with the merger with, consolidation with, or acquisition of all or substantially all of the assets or Capital Stock of, or any other combination with or acquisition of any other Person (each a “Acquisition”) so long as at the time and after giving effect to the Acquisition:
(i)    the Administrative Agent has received at least thirty (30) Business Days' prior written notice of such Acquisition;
(ii)    unless the assets or Person to be acquired (x) is in a similar line of business to that of any Borrower or (y) is vertically integrated in a line of business of any Borrower, the Administrative Agent shall have consented to such Acquisition prior to the consummation thereof;
(iii)    unless the Liquidity Condition is satisfied both immediately before and after giving pro forma effect to such Acquisition, the purchase price payable in cash and non-cash consideration does not exceed $5,000,000 in any one Acquisition or $15,000,000 in the aggregate in any Fiscal Year;
(iv)    unless the Liquidity Condition is satisfied both immediately before and after giving pro forma effect to such Acquisition, both before and after giving effect to such Acquisition, aggregate Availability under the Credit Facilities will be in excess of $35,000,000;
(v)    no Default or Event of Default has occurred and is continuing or would result after giving effect to such Acquisition, (v) to the extent applicable, the requirements of Section 9.07 and Section 9.09 have been satisfied;
(vi)    to the extent any Lien is required pursuant to Section 9.07, the Administrative Agent has been granted such a first priority secured Lien (subject only to Customary Permitted Liens and Liens permitted pursuant to Section 9.03(i)) in all Property (other than Property excluded from the definition of Collateral) acquired in such Acquisition, and the Borrowers and the target of such Acquisition shall have executed all documents and taken all actions as may be required by the Administrative Agent in connection therewith;
(vii)    the board of directors of the target of such Acquisition shall have approved such Acquisition and such Acquisition shall otherwise be consensual;
(viii)    the Indebtedness acquired in connection with such Acquisition, if any, is otherwise permitted pursuant to Section 9.01; and
(ix)    the Borrowers shall have delivered all financial reports and other documents requested by the Administrative Agent in connection with such Acquisition;
provided, that any Inventory or Receivables acquired in connection with such Acquisition shall not constitute Eligible Inventory or Eligible Receivables until the Administrative Agent has received an audit (and, if requested by the Administrative Agent in its sole discretion, an appraisal) reasonably satisfactory to the Administrative Agent and has otherwise approved such Property for inclusion in Eligible Inventory or Eligible Receivables, as applicable;
(g)    Investments permitted in connection with Accommodation Obligations permitted under Section 9.05(e);
(h)    Investments in Securities received as consideration in a sale of Property pursuant to Section 9.02(b), subject to the limitation on the amount of non-cash consideration that may be received in connection with such sale as set forth in clause (x) of the proviso to such Section 9.02(b); and
(i)    [Intentionally Omitted];
(j)    Investments in the business and operations of the Credit Parties and Borrower Subsidiaries in the People's Republic of China not to exceed, with Indebtedness permitted under Section 9.01(s), $12,000,000.

9.05.    Accommodation Obligations.
No Borrower shall or shall permit any of its Subsidiaries to directly or indirectly create or become or be liable with respect to any Accommodation Obligation, except:
(a)    recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of its business;
(b)    (i) Permitted Existing Accommodation Obligations and any extensions, renewals or replacements thereof, provided that the aggregate Indebtedness under any such extension, renewal or replacement is not greater than the Indebtedness under, and shall be on terms no less favorable to the Borrowers or such Subsidiary than the terms of, the Permitted Existing Accommodation Obligation so extended, renewed or replaced; and (ii) Accommodation Obligations evidenced by Financing Agreements of the type described in clause (c) of the definition thereof, and any renewal, amendment, restatement or replacement thereof permitted by the definition thereof;
(c)    Accommodation Obligations (i) arising under the Loan Documents, (ii) with respect to the Indebtedness permitted under Sections 9.01(d) so long as such Accommodation Obligations are unsecured and the remedies thereunder only arise after a default has occurred or is continuing under such related Indebtedness or (iii) otherwise in respect of the Indebtedness permitted under Section 9.01(a), (h), (i) or (q);
(d)    [Intentionally Omitted];
(e)    Accommodation Obligations of the Credit Parties with respect to Lift Truck Financing Guarantees;
(f)    Accommodation Obligations (i) of Credit Parties with respect to Indebtedness of Credit Parties; (ii) of Borrower Subsidiaries not constituting Credit Parties with respect to Indebtedness of Credit Parties or Pledged Entities; (iii) of Pledged Entities with respect to Indebtedness of Pledged Entities; (iv) of Borrower Subsidiaries not constituting Credit Parties with respect to Indebtedness of Borrower Subsidiaries not constituting Credit Parties; and (v) of Credit Parties with respect to Indebtedness of Borrower Subsidiaries not constituting Credit Parties in an aggregate amount, together with Indebtedness permitted pursuant to Section 9.01(g)(v) and Investments permitted pursuant to Sections 9.04(e)(v) but without duplication, not to exceed $60,500,000;
(g)    Parent Subordinated Indebtedness;
(h)    Accommodation Obligations of the Borrower or any Subsidiary thereof in respect of Permitted Term B Loans; and
(i)    in addition to the Accommodation Obligations permitted by clauses (a) through (h) above, other unsecured Accommodation Obligations in an aggregate amount not to exceed $16,500,000 at any time outstanding.

9.06.    Restricted Payments.
(a)    Restriction on Dividends. Neither NMHG Holding, Hyster-Yale nor NMHG may make any cash dividend or other distribution, direct or indirect, on account of any shares of, or interests in, any class of Capital Stock of such Person (a “Dividend”), except:
(i)    at any time prior to the repayment in full of all Existing Term Loans (including by a refinancing of the Existing Term Loans with other Permitted Term B Loans), NMHG Holding, Hyster-Yale and NMHG may make Dividends in any Fiscal Year in an aggregate amount (without duplicating Dividends made by NMHG to Hyster-Yale and subsequently made by Hyster-Yale to NMHG Holding) not to exceed (A) $5,000,000 in respect of any Fiscal Year (other than during the time period from the Closing Date until the end of the 2010 Fiscal Year in which no additional Dividends are permitted), so long as after giving effect to such Dividend, aggregate Availability will be in excess of $50,000,000, and prior to a Restructuring, no Bankruptcy Event with respect to the Parent has occurred and is continuing plus (B) fifty percent (50%) of an amount equal to (x) Consolidated Net Income for the immediately preceding Fiscal Year less (y) $10,000,000, so long as after giving effect to such Dividend, the outstanding principal amount of Loans is equal to or less than Unrestricted Cash On Hand; provided, that no Dividend shall be permitted in each case of clause (A) and (B), if (1) a Default or Event of Default has occurred or is continuing, or after giving effect to such Dividend, a Default or Event of Default would occur or be continuing, or (2) as of the end of the most recent fiscal quarter, the Leverage Ratio is greater than 3.0 to 1.0; and
(ii)     at any time from and after the repayment in full of all Existing Term Loans (including by a refinancing of the Existing Term Loans with other Permitted Term B Loans), NMHG Holding, Hyster-Yale and NMHG may make any Dividends; provided, that no such Dividend shall be permitted unless each of the following conditions is satisfied:
(A)     no Default or Event of Default has occurred or is continuing, and, after giving effect to such Dividend, no Default or Event of Default would occur or be continuing;
(B)    the Lowest Thirty Day Availability is greater than or equal to an amount equal to twenty percent (20%) of the aggregate Commitments; and
(C)    after giving effect to the payment of such Dividend, NMHG Holding and its Subsidiaries would be in compliance on a pro forma basis with the Minimum Fixed Charge Coverage Ratio test set forth in Section 10.03 (recomputed for the most recent fiscal quarter for which financial statements have been delivered hereunder and tested regardless of whether the Fixed Charge Coverage Ratio covenant was tested as of the date of such financial statements).
(b)    Other Restricted Payments. Except as set forth in Section 9.06(a) above, no Borrower shall or shall permit any Borrower Subsidiary to otherwise declare or make any Restricted Payment, except:
(i)    [RESERVED];
(ii)    cash dividends on the Capital Stock of any Borrower to any other Borrower paid and declared in any Fiscal Year;
(iii)    dividends or distributions to the Parent consistent with past practices (A) to pay franchise taxes and other amounts allocable to such Borrower or Borrower Subsidiary required by the Parent to maintain its organizational existence, (B) to pay for all operating and overhead expenses of the Parent allocable to such Borrower or Borrower Subsidiary (including, without limitation, salaries and other compensation of employees, and directors' fees and expenses) incurred by the Parent in the ordinary course of its business, (C) to pay the Parent fees for services provided by the Parent to such Borrower or Borrower Subsidiary that would otherwise have been performed by third parties and (D) to reimburse the Parent for the payment of amounts relating to travel and entertainment expenses and legal, consulting, software, accounting and other similar services provided by third parties on any Borrower or Borrower Subsidiary's behalf; provided, however, that such aggregate dividends or other distributions by all

Borrowers and Borrower Subsidiaries pursuant to clause (B) of this Section 9.06(b)(iii) shall not exceed in any Fiscal Year an aggregate of $10,000,000;
(iv)    payments or repayments of advances to the Parent pursuant to the Tax Sharing Agreement to the extent consistent with past practices;
(v)    cash dividends (or other distributions) paid solely to a Borrower or Borrower Subsidiary by any of such Person's Subsidiaries;
(vi)    payments of intercompany Indebtedness (A) by any Borrower Subsidiary (other than a Borrower) to any Credit Party, (B) by any Borrower Subsidiary (other than a Credit Party) to any other Borrower Subsidiary, and (C) by any Credit Party to any Borrower Subsidiary, in each case, to the extent such Indebtedness is permitted by Section 9.01(g) and 9.01(o);
(vii)    payments of Indebtedness permitted by Section 9.01(p); and
(viii)    payments of principal and interest by the Borrowers and Borrower Subsidiaries with respect to Parent Subordinated Indebtedness so long as after giving effect to any such payment, Liquidity is greater than or equal to $30,000,000;
provided, however, that the Restricted Payments described in clauses (iii)(B), (vi)(C), and (vii) above shall not be permitted if either (A) a Default or an Event of Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom or (B) such Restricted Payment is prohibited under the terms of any Indebtedness or Capital Stock of any Borrower or Borrower Subsidiary.

9.07.    Conduct of Business; Subsidiaries; Acquisitions.
(a)    No Borrower shall, or shall permit any Borrower Subsidiary to, engage in any business other than the businesses engaged in by it on the date hereof and any business or activities which are substantially similar, related or incidental thereto.
(b)    No Borrower shall, or shall permit any Borrower Subsidiary to, create, capitalize or acquire any Subsidiary after the date hereof except with the prior written consent of the Administrative Agent and so long as:
(i)    with respect to any Domestic Subsidiary created, capitalized or acquired after the Closing Date, (A) the Capital Stock of such Subsidiary has been pledged to the Administrative Agent as security for the Obligations pursuant a Pledge Agreement, (B) such Subsidiary has guaranteed the Obligations pursuant to a Multicurrency Borrower Guaranty and a Domestic Borrower Guaranty, and (C) such Subsidiary has granted to the Administrative Agent as security for the Obligations a security interest in all of its assets pursuant to a Domestic Security Agreement (and a Trademark Security Agreement, if applicable);
(ii)    with respect to any First Tier Foreign Subsidiary of any Domestic Borrower created, capitalized or acquired after the Closing Date, (A) sixty-five percent (65.0%) of the Capital Stock of such Subsidiary has been pledged to the Administrative Agent as security for the Obligations pursuant to a Pledge Agreement and (B) and if such Subsidiary owns directly, or indirectly, Capital Stock of a Multicurrency Borrower, (1) such Subsidiary has granted to the Administrative Agent as security for the Multicurrency Obligations a security interest in all of its assets pursuant to a Foreign Security Agreement, (2) such Subsidiary has guaranteed the Multicurrency Obligations pursuant to a Foreign Guaranty and (3) such Subsidiary has pledged the Capital Stock of each of its Foreign Subsidiaries as security for the Multicurrency Obligations pursuant to a Pledge Agreement, except that if, as of any date of determination, (x) the total assets of such First Tier Foreign Subsidiary do not exceed $10,000,000 and (y) the total assets of all First Tier Foreign Subsidiaries that have not been pledged as described above do not exceed $30,000,000, the foregoing clause (ii) shall not apply with respect to such First Tier Foreign Subsidiary until such time as (i) such First Tier Foreign Subsidiary's assets exceed $10,000,000 or (ii) the total assets of all First Tier Foreign Subsidiaries that have not been pledged as described above are in excess of $30,000,000;
(iii)    with respect to any Subsidiary of any Foreign Credit Party created, capitalized or acquired after the Closing Date, (A) the Capital Stock of such Subsidiary has been pledged to the Administrative Agent as security for the Multicurrency Obligations pursuant to a Pledge Agreement, (B) such Subsidiary has guaranteed the Multicurrency Obligations pursuant to a Foreign Guaranty, and (C) such Subsidiary has granted to the Administrative Agent as security for the Multicurrency Obligations a security interest in all of its assets pursuant to a Foreign Security Agreement (and a Trademark Security Agreement, if applicable) and (D) such Subsidiary has pledged the Capital Stock of each of its Foreign Subsidiaries as security for the Multicurrency Obligations, except that if the total assets of such Subsidiary do not exceed $10,000,000, the foregoing clause (iii) shall not apply until such time as such Subsidiary's total assets are in excess of such amount; and
(iv)    with respect to an Acquisition, such Acquisition is otherwise permitted pursuant to Section 9.04(f).
(c)    No Borrower shall permit any Domestic Subsidiary, First Tier Foreign Subsidiary of a Domestic Borrower, or Subsidiary of a Foreign Credit Party to have total assets in excess of $10,000,000 unless:
(i)    all of (or if subject to the following paragraph, sixty-five percent (65.0%) of) the Capital Stock of such Subsidiary has been pledged to the Administrative Agent as security for the Obligations (or, with respect to a Subsidiary of a Multicurrency Borrower, for the Multicurrency Obligations only) pursuant to a Pledge Agreement;
(ii)    with respect to any Domestic Subsidiary, such Subsidiary has guaranteed the Obligations pursuant to a Multicurrency Borrower Guaranty and a Domestic Borrower Guaranty and has granted to the Administrative Agent as security for the Obligations a security interest in all of its assets pursuant to a Domestic Security Agreement (and a Trademark Security Agreement, if applicable);
(iii)    with respect to any Subsidiary of a Foreign Credit Party, such Subsidiary has guaranteed the

Multicurrency Obligations pursuant to a Foreign Guaranty and has granted to the Administrative Agent as security for the Multicurrency Obligations a security interest in all of its assets pursuant to a Foreign Security Agreement (and a Trademark Security Agreement, if applicable);
provided, that the Borrowers shall not be required to deliver (or cause the delivery of) any such guaranties or pledges if the Administrative Agent determines in its sole discretion that the cost of obtaining and/or perfecting, as applicable, any such guaranties or pledges is excessive in light of the value of obtaining and/or perfecting guaranties or pledges; provided, further, that, notwithstanding any prior determination by the Administrative Agent of the relative “value” of any pledge or guaranty relative to the cost of such pledge or guaranty, the Borrowers shall promptly pledge or guaranty (or cause the delivery of any such pledge or guaranty) at any later date upon the Administrative Agent's direction to do so.
Notwithstanding anything to the contrary in the foregoing paragraphs (b) and (c), if any Borrower Subsidiary is a controlled foreign corporation within the meaning of United States Treasury Regulations Section 1.956-2(c)(1), then no more than 65.0% of the Capital Stock of such Subsidiary shall be required to be pledged to the Administrative Agent as security for the Domestic Obligations.

9.08.    Transactions with Shareholders and Affiliates.
No Borrower shall, or shall permit any Borrower Subsidiary to, directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of any Borrower, or with any other Affiliate of any Borrower which is not its Subsidiary except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person that is not an Affiliate.
Nothing contained in this Section 9.08 shall prohibit (w) any transaction expressly permitted by Sections 9.01, 9.02, 9.04, 9.05 and 9.06; (x) increases in compensation and benefits for officers and employees of any Borrower or any Borrower Subsidiary which are customary in the industry or consistent with the past business practice of such Borrower or such Subsidiary, provided that no Event of Default or Default has occurred and is continuing; (y) payment of customary directors' fees and indemnities; or (z) performance of any obligations arising under the Loan Documents.
9.09.    Restriction on Fundamental Changes.
No Borrower shall, or shall permit any Borrower Subsidiary to, enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of such Person's business or Property, whether now or hereafter acquired, except:
(a)    in connection with transactions permitted under Section 9.02;
(b)    for a merger of (i) a Domestic Credit Party into a Domestic Borrower or a Foreign Credit Party into a Multicurrency Borrower, (ii) a Guarantor into another Guarantor, or (iii) any other Borrower Subsidiary into another Borrower Subsidiary, provided that if the non-surviving entity was a Pledged Entity, the Capital Stock of such surviving entity shall be pledged to the Administrative Agent in accordance with Section 9.07 as if such surviving entity is a newly acquired entity; (it being agreed and understood that after giving effect to any merger, involving NMHG Holding or Hyster-Yale, all of the Capital Stock of NMHG shall have been pledged to the Administrative Agent pursuant to the Pledge Agreement); provided further, if the non-surviving entity had pledged the Capital Stock of a Pledged Entity, the Person owning such Capital Stock of such Pledged Entity following such merger shall execute and deliver a Pledge Agreement pledging such Capital Stock of the Pledged Entity to the Administrative Agent; provided that the documents governing such merger are satisfactory to the Administrative Agent; and
(c)    any of the following:
(i)    any dissolution or liquidation of the assets and liabilities of a Domestic Credit Party (that is not a Borrower) into another Domestic Credit Party;
(ii)    any dissolution or liquidation of the assets and liabilities of a Foreign Credit Party (that is not a Borrower) into another Foreign Credit Party;
(iii)    any dissolution or liquidation of the assets and liabilities of a Foreign Credit Party into a Domestic Credit Party; or
(iv)    any dissolution or liquidation of the assets and liabilities of any Borrower Subsidiary that is not a Credit Party into another Borrower Subsidiary or a Credit Party, so long as, in any case of clauses (i) through (iv) above:

(x)
if the dissolved or liquidated entity was a Pledged Entity, the Capital Stock of the entity into which such entity is liquidated or dissolved shall be pledged to the Administrative Agent in accordance with Section 9.07 as if such entity acquiring the assets of such dissolved or liquidated entity is a newly acquired entity; and

(y)
if the liquidated or dissolved entity had pledged the Capital Stock of a Pledged Entity, the Person owning such Capital Stock of such Pledged Entity following such dissolution or liquidation shall execute and deliver a Pledge Agreement pledging such Capital Stock of the Pledged Entity to the Administrative Agent.

9.10    Sale and Leaseback Transactions; Operating Leases.
Except with respect to the Property identified on Schedule 9.10 attached hereto, no Borrower shall, or shall permit any Borrower Subsidiary to, become liable, directly, by assumption or by Accommodation Obligation, with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed) which it or any of its Subsidiaries (i) sold or transferred or is to sell or transfer to any other Person, or (ii) intends to use for substantially the same purposes as any other Property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person, in either instance, in connection with such lease, other than liabilities in respect of such transactions that do not exceed $10,000,000 in the aggregate during any in any twelve consecutive month period.
9.11.    Margin Regulations; Securities Laws.
No Borrower shall, or shall permit any Borrower Subsidiary to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock or to violate the Securities Exchange Act or the Securities Act, provided, however, that proceeds of any credit extended hereunder that are distributed to Parent in accordance with Section 9.06 may be used by the Parent to purchase and retire its own Capital Stock; provided, further, however, that none of the Borrower or any Borrower Subsidiary shall at any time own any Margin Stock.

9.12.    ERISA.
Except as would not reasonably be expected to result in a Material Adverse Effect, no Borrower shall, or shall permit any Borrower Subsidiary to:
(a)    engage, or permit any of its Subsidiaries to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;
(b)    permit any Benefit Plan to fail to satisfy the minimum funding standard (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code) for a plan year without the need of any funding waiver under Section 412(c) of the Code;
(c)    fail, or permit any ERISA Affiliate who is a Borrower or a Borrower Subsidiary to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;
(d)    terminate, or permit any ERISA Affiliate who is a Borrower or Borrower Subsidiary to terminate, any Benefit Plan which would result in any liability of Borrower or any ERISA Affiliate under Title IV of ERISA;
(e)    fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;
(f)    fail, or permit any ERISA Affiliate who is a Borrower or Borrower Subsidiary to fail, to pay any required installment or any other payment required under Section 412 or Section 430 of the Internal Revenue Code on or before the due date for such installment or other payment;
(g)    permit any Benefit Plan to fail to satisfy the requirements of Section 401(a)(29) of the Internal Revenue Code;
(h)    permit any further unfunded liabilities with respect to any Foreign Pension Plan which would trigger a requirement to make a material increase in contributions to fund any such liabilities; or
(i)    fail, or permit any of its Subsidiaries to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment.

9.13.    Constituent Documents.
Other than in connection with a transaction permitted pursuant to Section 9.09, no Borrower shall, nor shall permit any Credit Party or Borrower Subsidiary to, amend, modify or otherwise change any of the terms or provisions in any of their respective Constituent Documents as in effect on the Closing Date, except to the extent doing so will not materially and adversely effect the rights of the Lenders, provided, that no Credit Party may change its name other than in accordance with the applicable Security Agreement.
9.14.    Fiscal Year.
No Borrower or Borrower Subsidiary shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.
9.15.    Cancellation of Debt; Prepayment of Indebtedness; Certain Amendments.
No Borrower shall, or shall permit any Borrower Subsidiary to:
(i) cancel any material claim or debt or amend or modify the terms thereof, except in the ordinary course of its business or pursuant to the exercise of reasonable business judgment;
(ii) prepay, redeem, purchase, repurchase, defease or retire any Indebtedness or the Permitted Term B Loans except for:
(1) regularly scheduled payments as expressly permitted pursuant to the terms of the Loan Documents;

(2) regularly scheduled payments of principal of and interest on the Permitted Term B Loans and any mandatory prepayment required to be made with respect thereto, in accordance with, and to the extent permitted by, the Permitted Term B Loan Intercreditor Agreement;
(3) subject to the terms of Section 8.16, the prepayment of the Existing Term Loans with proceeds of Indebtedness that constitute Permitted Term B Loans and/or cash;
(4) subject to the terms of Section 2.03, the prepayment of the Permitted Term B Loans with Loans made hereunder after the Commitments hereunder are increased pursuant to Section 2.03; provided, that cash may only be used to repay Permitted Term B Loans if used together with proceeds of new Permitted Term B Loans, an Event of Default is not outstanding and would not result therefrom; provided, further, that the Administrative Agent's Lien in such cash shall automatically terminate if applied in accordance with the foregoing and in accordance with the other terms and conditions of the Loan Documents; and
(5) the prepayment of Permitted Term B Loans, other than the prepayment of the Existing Term Loans with proceeds of Indebtedness that constitutes Permitted Term B Loans;
provided that (A) no Default or Event of Default has occurred or is continuing, and after giving effect to such voluntary prepayment, no Default or Event of Default would occur or be continuing, (B) unless such prepayment is made in connection with a refinancing of all outstanding Permitted Term B Loans, the Lowest Thirty Day Availability is greater than or equal to twenty percent (20%) of the aggregate Commitments and (C) after giving effect to such prepayment, NMHG Holding and its Subsidiaries would be in compliance on a pro forma basis with the Fixed Charge Coverage Ratio test set forth in Section 10.03 (recomputed for the most recent fiscal quarter for which financial statements have been delivered and tested regardless of whether the Fixed Charge Coverage Ratio covenant was tested as of the date of such financial statements); or
(iii) permit the Constituent Documents of any Borrower Subsidiary which is a limited liability company, or any document or instrument evidencing a membership interest in such limited liability company, to provide that membership interests in such Subsidiary are securities governed by Article 8 of the Uniform Commercial Code as in effect in any applicable jurisdiction.
9.16.    Environmental Matters.
Neither NMHG Holding, nor NMHG, nor any of NMHG's Subsidiaries shall become subject to any Liabilities and Costs which would have a Material Adverse Effect and which arise out of or relate to (a) exposure to or the Release or threatened Release to, from or at any location of any Contaminant, or any Remedial Action in response thereto, or (b) any violation of any Environmental, Health and Safety Requirements of Law.

9.17.    Cash Management.
No Borrower shall, or shall permit any Borrower Subsidiary to, (a) open any deposit or payroll account or securities account except in accordance with Section 3.06 or (b) authorize or direct any Person to take any action with respect to amounts deposited in the Lockboxes, the Collection Accounts, the Cash Collateral Accounts, or the Domestic Concentration Account in contravention of the provisions hereof.
9.18.    No Restrictions on Subsidiary Dividends.
Except to the extent that any such agreement may be contained in the Loan Documents or the Permitted Term B Loan Documents, no Borrower will agree, or permit any Borrower Subsidiary to agree, to create or otherwise permit to exist any consensual encumbrance or restriction of any kind on the ability of any Borrower Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owing to, any Borrower or any other Borrower Subsidiary.
9.19.    No Violation of Anti-Terrorism Laws.
The Borrowers and Borrower Subsidiaries shall not: (a) violate any of the prohibitions set forth in the Anti-Terrorism Laws applicable to any of them or the business that they conduct, or (b) require the Administrative Agent, the Issuing Banks or the Lenders to take any action that would cause the Administrative Agent or the Lenders to be in violation of the prohibitions set forth in the Anti-Terrorism Laws, it being understood that the Administrative Agent, any Issuing Bank or any Lender can refuse to honor any such request or demand otherwise validly made by any Borrower under this Agreement or any Loan Document. The Borrowers also shall not, and shall not permit any Borrower Subsidiary to, directly or indirectly, (a) Knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Designated Person or any other Person identified in any List, (b) Knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, (c) repay the Loans with any funds derived from any unlawful activity with the result that the making of the Loans would be in violation of law, or (d) Knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Borrowers shall deliver to the Administrative Agent any certification or other evidence requested from time to time by the Administrative Agent in its reasonable discretion, confirming compliance with this Section 9.20).

ARTICLE X
FINANCIAL COVENANTS

Each of the Borrowers covenants and agrees that so long as any Commitment is outstanding and thereafter until Payment In Full of all of the Obligations, unless the Requisite Lenders shall otherwise give prior written consent thereto:
10.01.    [RESERVED].

10.02.    [RESERVED].

10.03.    Minimum Fixed Charge Coverage Ratio.

(a)    NMHG Holding and its Subsidiaries shall maintain a Fixed Charge Coverage Ratio on a consolidated basis, as of the last day of each fiscal quarter of NMHG Holding for the four-fiscal-quarter period then ending of at least 1.10 to 1.00.
(b)    The Fixed Charge Coverage Ratio covenant set forth in Section 10.03(a) will be tested only if (i) aggregate Availability under both Credit Facilities at any point during the immediately preceding fiscal quarter is less than the greater of (x) $25,000,000 or (y) 12.5% of the aggregate Commitments under both Credit Facilities or (ii) the aggregate Availability at any point during the immediately preceding fiscal quarter in respect of the Domestic Facility is less than $17,500,000.

10.04.    Other Financial Covenants.
If, at any time:
(a)    any Borrower shall (A) add any financial performance maintenance covenants or tests to any documents in respect of Indebtedness in a principal amount of $50,000,000 or more (“Specified Indebtedness”) or (B) amend or modify any financial performance maintenance covenants or tests set forth in any agreement in respect of any Specified Indebtedness in a manner to make any such financial covenant or financial test more onerous on such Borrower, restrictive on such Borrower or easily triggered by such Borrower than any comparable provisions set forth herein;
then
(b)    this Article X shall be deemed to be automatically amended (without action or consent by any Person) to include such new or more onerous, restrictive or easily triggered, as applicable, financial performance maintenance covenants or tests in this Article X. If requested by the Administrative Agent, the Borrowers will deliver written agreements to the Administrative Agent and the Lenders evidencing any such amendment.

ARTICLE XI
EVENTS OF DEFAULT; RIGHTS AND REMEDIES

11.01.    Events of Default.
Each of the following occurrences shall constitute an Event of Default hereunder:
(a)    Failure to Make Payments When Due. Any Borrower shall fail to pay when due any of the Obligations. Any Borrower shall fail to make any payment when required under Section 3.07.
(b)    Breach of Certain Covenants. Any Borrower shall fail to perform or observe duly and punctually any agreement, covenant or obligation binding on such Person under (i) 7.02, 7.03, 7.07, 7.11 (solely with respect to notices of defaults and nonpayments required pursuant to such section), 8.01, 8.02, 8.03, 8.04, 8.05 (solely with respect to the failure to pay insurance premiums which has the effect of terminating any insurance policy required to be maintained pursuant to such section), 8.06, 8.12 or 8.16 or (ii) Article IX or Article X.
(c)    Breach of Representation or Warranty. Any representation or warranty made or deemed made by any Borrower or any Borrower Subsidiary to the Administrative Agent, any Lender or Issuing Bank herein or in any other Loan Document or in any certificate at any time given by any such Person pursuant to any Loan Document shall be false or misleading in any material respect on the date made (or deemed made).
(d)    Other Defaults. Other than as covered by paragraphs (a), (b) or (c) of this Section 11.01, any Borrower or any Borrower Subsidiary (where applicable) shall fail to perform or observe duly and punctually any agreement, covenant or obligation binding on such Person under (i) Section 7.05 and such default shall continue for two (2) Business Days after the occurrence thereof, (ii) Section 7.06, 7.08 or 8.13(b), and such default shall continue for five (5) Business Days after the occurrence thereof, (iii) Section 7.01, 7.04, 7.09, 7.11, 8.05, 8.07, 8.08, 8.09, 8.10 or 8.13(a), and such default shall continue for ten (10) Business Days after the occurrence thereof, (iv) Section 7.10, 7.12, 7.13, or the non-monetary provisions of the Proposal Letter, and such default shall continue for fifteen (15) Business Days after the occurrence thereof, or (v) any other term contained herein (other than under Section 8.11) or in any other Loan Document, and such default shall continue for thirty (30) calendar days.
(e)    Default as to Other Indebtedness. Any Borrower or Borrower Subsidiary shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) after any grace period applicable thereto with respect to the Permitted Term B Loans, or any other Indebtedness (other than an Obligation) in excess of $10,000,000 and, if aggregate Availability under the Credit Facilities is greater than $30,000,000, such default shall continue for three Business Days; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is (or, with the giving of notice or lapse of time or both, would be) to cause an acceleration, mandatory redemption or other required repurchase of any such Indebtedness, or permit the holders of any such Indebtedness to accelerate the maturity of such Indebtedness or require the redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by any Borrower or any Borrower Subsidiary (other than by a regularly scheduled required prepayment, mandatory redemption or required repurchase) prior to the stated maturity thereof.
(f)    Involuntary Bankruptcy; Appointment of Receiver, Etc.
(i)    An involuntary case, proceeding or other action shall be commenced against any Borrower or any Borrower Subsidiary under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have any order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or seeking appointment of a receiver, administrative receiver, trustee, receiver-manager, liquidator, sequestrator, administrator, custodian or similar official for it or for all or any substantial part of its assets, which case, proceeding or other action results in entry of an order for relief or any such adjudication or appointment or remains undismissed, undischarged or unbonded for period of thirty (30) days; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Borrower or any Borrower Subsidiary in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.
(ii)    A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, receiver-manager, liquidator, administrative receiver, sequestrator, trustee, custodian or other officer having similar powers over any Borrower or any Borrower Subsidiary or over all or a substantial part of the Property of any Borrower or any Borrower Subsidiary shall be entered; or an interim receiver, trustee or other custodian of any Borrower or any Borrower Subsidiary or of all or a substantial part of the property of any Borrower or any Borrower Subsidiary shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of any Borrower or any Borrower Subsidiary shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within thirty (30) days after entry, appointment or issuance or, with respect to any Netherlands Borrower, such proceeding can no longer be dismissed (in kracht van gewijsde).
(g)    Voluntary Bankruptcy; Appointment of Receiver, Etc. Any Borrower or any Borrower Subsidiary shall (i) commence any voluntary case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have any order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, receiver-manager, administrative receiver, liquidator, sequestrator, administrator, custodian or similar official for it or for all or any substantial part of its assets or (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, receiver-manager, liquidator, sequestrator, trustee or other custodian or other officer for all or a substantial part of its property, (iv) generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make any general assignment for the benefit of creditors or shall otherwise become insolvent under any relevant law, (v) take any other action to authorize any of the actions set forth in this paragraph (g), (vi) any petition is presented by any Person for the appointment of an administrator of any Borrower or any Borrower Subsidiary or (vii) a Netherlands Borrower gives notice under section 36(2) of the Dutch 1990 Tax Collection Act (Invorderingswet 1990) (whether or not pursuant to section 60 of the Dutch Act on the Financing of Social Insurances (Wet financiering sociale verzekeringen)).
(h)    Judgments and Attachments.
(i)    Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, distress or similar process against any Borrower or any Borrower Subsidiary or any of their respective assets involving in any case an amount in excess of $2,000,000 is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; provided, however, if any such judgment, writ or warrant of attachment or similar process is in excess of $5,000,000, the entry thereof shall immediately constitute an Event of Default hereunder.
(ii)    A federal tax Lien is filed against any Borrower, any Borrower Subsidiary or any Property of any Borrower or any Borrower Subsidiary which is not discharged of record, bonded over or otherwise secured to the satisfaction of the Administrative Agent within forty (40) days after the filing thereof or the date upon which the Administrative Agent receives actual knowledge of the filing thereof for an amount which equals or exceeds $2,000,000.
(iii)    An Environmental Lien is filed against any Property of any Borrower or any Borrower Subsidiary with respect to Claims in an amount which equals or exceeds $2,000,000.
(i)    Dissolution. Any order, judgment or decree shall be entered against any Borrower or any Borrower Subsidiary, decreeing its involuntary dissolution, split up or other similar proceeding, and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or any Borrower or any Borrower Subsidiary shall otherwise dissolve or cease to exist except as specifically permitted hereby; or any corporate action or other steps shall be taken to wind-up, liquidate or dissolve NACCO Materials Handling S.R.L.
(j)    Loan Documents; Failure of Security. At any time, for any reason, (i) any Loan Document ceases to be in full force and effect (except in accordance with its terms) or any Borrower or any Borrower Subsidiary party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or any Borrower or any Borrower Subsidiary seeks to render such Liens, invalid or unperfected, or (ii) Liens in favor of the Administrative Agent, the Issuing Banks and/or the Lenders contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated hereby or by the other Loan Documents.
(k)    Termination Event. Any Termination Event shall have occurred that, when taken together with all other Termination Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.
(l)    Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(c) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Administrative Agent believes that the substantial business hardship upon which the application for the waiver is based could subject any Borrower or any ERISA Affiliate to liability in excess of $2,000,000.
(m)    Material Adverse Change. An event shall exist or occur which has a Material Adverse Effect.
(n)    Change of Control. A Change of Control shall have occurred.
(o)    Australian Credit Facility Sublimit. The outstanding obligations of any Borrower or Borrower Subsidiary under the Australian Credit Facility shall exceed the Australian Credit Facility Sublimit for more than three Business Days after the Administrative Agent sends notice thereof to any Borrower or Borrower Subsidiary or any Borrower or Borrower Subsidiary otherwise has Knowledge thereof.

An Event of Default shall be deemed “continuing” until cured or waived in accordance with Section 14.07.

11.02.    Rights and Remedies.
(a)    Acceleration and Termination. Upon the occurrence of any Event of Default described in Sections 11.01(f) or 11.01(g), the Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrowers; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to the Borrowers, (i) declare that all or any portion of the Commitments are terminated, whereupon the Commitments and the obligation of each Lender to make any Loan hereunder and of each Lender or Issuing Bank to Issue or participate in any Letter of Credit not then Issued shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrowers.
(b)    Deposit for Letters of Credit. In addition, after the occurrence and during the continuance of an Event of Default, (i) with respect to Letter of Credit Obligations under the Domestic Facility, the Domestic Borrowers jointly and severally agree, and (ii) with respect to Letter of Credit Obligations under the Multicurrency Facility, the Multicurrency Borrowers jointly and severally agree, promptly upon demand by the Administrative Agent (given upon the written instructions of the Requisite Lenders or, in the absence of such instructions, in its sole discretion), to deliver to the Administrative Agent, Cash Collateral in such form as requested by the Administrative Agent for deposit in the applicable Cash Collateral Account, together with such endorsements, and execution and delivery of such documents and instruments as the Administrative Agent may reasonably request in order to perfect or protect the Administrative Agent's Lien with respect thereto, in an aggregate principal amount equal to (x) 105% of the face amount of each Letter of Credit Issued under the Domestic Facility or (y) 110% of the face amount of each Letter of Credit Issued under the Multicurrency Facility.
(c)    Rescission. If at any time after termination of the Commitments and/or acceleration of the maturity of the Loans, the Borrowers shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations under the applicable Credit Facility which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 14.07, then upon the written consent of the Requisite Lenders and written notice to the Borrowers, the termination of the Commitments and/or the acceleration and the consequences of such termination and/or acceleration may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuing Banks to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrowers and do not give any Borrower the right to require the Lenders to rescind or annul any termination of the aforesaid obligations of the Lenders or the Issuing Banks or any termination of the aforesaid obligations of the Lenders or the Issuing Banks or any acceleration hereunder, even if the conditions set forth herein are met.
(d)    Enforcement. The Borrowers acknowledge that in the event any Borrower or any Borrower Subsidiary fails to perform, observe or discharge any of its respective obligations or liabilities hereunder or under any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent, the Issuing Banks and the Lenders; therefore, each Borrower agrees that the Administrative Agent, the Issuing Banks and the Lenders shall be entitled after the occurrence and during the continuance of an Event of Default to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

11.03.    Cash Collateral.
The Administrative Agent may, at any time after an Event of Default has occurred and is continuing, and otherwise consistent with the Uniform Commercial Code (or any applicable Requirements of Law in any other relevant jurisdiction), sell or cause to be sold any Cash Equivalents being held by the Administrative Agent as Cash Collateral (in any Cash Collateral Account, or otherwise) at any broker's board or at public or private sale, in one or more sales or lots, at such price as the Administrative Agent may deem best, without assumption of any credit risk, and the purchaser of any or all such Cash Equivalents so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Administrative Agent, any of the Lenders and the Issuing Banks may, in its own name or in the name of a designee or nominee, buy such Cash Equivalents at any public sale and, if permitted by applicable law, buy such Cash Equivalents at any private sale. The Administrative Agent shall apply the proceeds of any such sale, net of any expenses incurred in connection therewith, and any other funds deposited in (x) the Domestic Cash Collateral Accounts, to the payment of the Domestic Obligations in accordance with this Agreement and (y) the Multicurrency Cash Collateral Account to the payment of the Multicurrency Obligations in accordance with this Agreement. Each Borrower agrees that (a) each sale of Cash Equivalents shall be conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to such Cash Equivalents and shall be deemed to be commercially reasonable and (b) any requirement of reasonable notice shall be met if such notice is received by NMHG at its notice address on the signature pages hereto at least ten (10) Business Days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived to the extent permitted by law. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

11.04.    License for Use of Software and Other Intellectual Property.
Unless expressly prohibited by the licensor thereof, if any, the Administrative Agent is hereby granted a license to use, without charge, the computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, materials, trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, industrial designs, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, goodwill, registrations, copyrights, copyright applications, Permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials or any Property of a similar nature of any Credit Party or Borrower Subsidiary, in each case, as it pertains to the Collateral owned by such Person, or any rights to any of the foregoing, in completing production of, advertising for sale, and selling any of such Collateral, and such Person's rights under all licenses and franchise agreements shall inure to the benefit of the Administrative Agent. The Administrative Agent agrees not to use any such license prior to the occurrence of an Event of Default without giving prior notice to the applicable Credit Party or Subsidiary thereof.

ARTICLE XII
THE ADMINISTRATIVE AGENT

12.01.    Appointment.
(a)    Each Domestic Lender, each Issuing Bank, and each Multicurrency Lender hereby designates and appoints CNAI as the Administrative Agent hereunder (and as security trustee or security agent under each Foreign Security Agreement, in each case on and subject to the terms thereunder), and each such Person hereby irrevocably authorizes the Administrative Agent to execute such documents (including, without limitation, the Loan Documents to which the Administrative Agent is a party) and to take such other action on such Person's behalf under the provisions hereof and of the other Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. As to any matters not expressly provided for hereby (including, without limitation, enforcement or collection of the Notes or any amount payable under any provision of Article III when due) or the other Loan Documents, the Administrative Agent shall not be required to exercise any discretion or take any action. Notwithstanding the foregoing, the Administrative Agent shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or, where required by the express terms hereof, a different proportion of the Lenders) and such instructions shall be binding upon all Lenders, Issuing Banks and Holders; provided, however, the Administrative Agent shall not be required to take any action which (i) the Administrative Agent reasonably believes shall expose it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary hereto, to the other Loan Documents or applicable law; provided, further, that the Administrative Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. The Administrative Agent agrees to act as such on the express conditions contained in this Article XII.
(b)    The provisions of this Article XII are solely for the benefit of the Administrative Agent, the Lenders and Issuing Banks, and no Borrower nor any Affiliate of any Borrower shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Sections 12.07 and 12.09). In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent of the Lenders and the Issuing Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for any Borrower or any Affiliate of any Borrower. The Administrative Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its respective agents or employees.

12.02.    Nature of Duties.
The Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein or in the Loan Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature. The Administrative Agent shall not have by reason hereof a fiduciary relationship in respect of any Holder. Nothing herein or in any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Administrative Agent any obligations in respect hereof or any of the Loan Documents except as expressly set forth herein or therein. Each Lender and each Issuing Bank shall make its own independent investigation of the financial condition and affairs of the Borrowers and their Subsidiaries in connection with the making and the continuance of the Loans hereunder and with the issuance of the Letters of Credit and shall make its own appraisal of the creditworthiness of the Borrowers and their Subsidiaries initially and on a continuing basis, and the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto (except for reports required to be delivered by the Administrative Agent under the terms hereof). If the Administrative Agent seeks the consent or approval of any of the Lenders to the taking or refraining from taking of any action hereunder, the Administrative Agent shall send notice thereof to each Lender. The Administrative Agent shall promptly notify each Lender at any time that the Lenders so required hereunder have instructed the Administrative Agent to act or refrain from acting pursuant hereto. Each Lender hereby consents to the Administrative Agent's negotiation of and entry into an intercreditor agreement on such Lender's behalf in connection with Permitted Term B Loans, including, without limitation, any intercreditor agreement governing Permitted Term B Loans arranged, agented or held by Citibank, CNAI or any CNAI Affiliate. Such intercreditor agreement shall constitute the intercreditor agreement described in the definition of “Permitted Term B Loans” and is the intercreditor agreement to which Indebtedness obligations are required to be subject in order to qualify as Permitted Term B Loans. Each Lender further authorizes the Administrative Agent to take actions under such intercreditor agreement on its behalf and agrees to be bound by the terms and conditions of such intercreditor agreement.
12.03.    Rights, Exculpation, Etc.
(a)    Liabilities; Responsibilities. None of the Administrative Agent, any Affiliate of the Administrative Agent, nor any of their respective officers, directors, employees or agents shall be liable to any Holder for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection therewith, except for damages caused by such Person's gross negligence or willful misconduct, as determined in a judgment by a court of competent jurisdiction. The Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 3.02(b), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Holder to whom payment was due, but not made, shall be to recover from other Holders any payment in excess of the amount to which they are determined to have been entitled. The Administrative Agent shall not be responsible to any Holder for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency hereof or of any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any Borrower or any Borrower's Affiliates. The Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions hereof or of any of the Loan Documents or the financial condition of any Borrower or any Affiliate of any Borrower, or the existence or possible existence of any Default or Event of Default.
(b)    Right to Request Instructions. The Administrative Agent may at any time request instructions from the applicable Lenders with respect to any actions or approvals which, by the terms of any of the Loan Documents, the Administrative Agent is permitted or required to take or to grant, and the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom the Administrative Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, no Holder shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms hereof, a greater proportion of the Lenders.
(c)    Information. Neither the Administrative Agent nor any member of the Agent's Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement, any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created by the Loan Documents or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Administrative Agent.

12.04.    Reliance.
The Administrative Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining hereto or to any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower or any other Credit Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
12.05.    Indemnification.
To the extent that the Administrative Agent is not reimbursed and indemnified by the Borrowers, the Lenders shall reimburse and indemnify the Administrative Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents, in proportion to such Lender's Pro Rata Share of all Credit Facilities; provided, however, such Lenders shall have no obligation to the Administrative Agent with respect to the matters indemnified pursuant to this Section 12.05 resulting from the willful misconduct or gross negligence of the Administrative Agent, as determined in a judgment by a court of competent jurisdiction. The obligations of such Lenders under this Section 12.05 shall survive the Payment In Full of the Loans, the Reimbursement Obligations and all other Obligations and the termination hereof.

12.06.    CNAI Individually.

(a)    With respect to their respective Pro Rata Shares of the Commitments hereunder, if any, and the Loans made by it, if any, CNAI shall have and may exercise the same rights and powers hereunder and are subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender under the applicable Credit Facility. The terms “Lenders”, “Domestic Lenders”, “Requisite Lenders” or “Supermajority Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include CNAI in its individual capacity as a Lender, a Domestic Lender or as one of the Requisite Lenders or one of the Supermajority Lenders. CNAI and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with NMHG or any of its Subsidiaries as if CNAI were not acting as Administrative Agent pursuant hereto.
(b)    Each Lender, each Issuing Bank, the Swing Loan Bank and the Overdraft Loan Bank understands that the Person serving as Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent's Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 12.06(b) as “Activities”) and may engage in the Activities with or on behalf of one or more of the Credit Parties or their respective Affiliates. Furthermore, the Agent's Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Credit Parties and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in one Borrower, another Credit Parties or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Credit Parties or their Affiliates. Each Lender, each Issuing Bank, the Swing Loan Bank and the Overdraft Loan Bank understands and agrees that in engaging in the Activities, the Agent's Group may receive or otherwise obtain information concerning the Credit Parties or their Affiliates (including information concerning the ability of the Credit Parties to perform their respective Obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lenders, the Issuing Banks, the Swing Loan Bank and/or the Overdraft Loan Bank that are not members of the Agent's Group. None of the Administrative Agent nor any member of the Agent's Group shall have any duty to disclose to any Lender, any Issuing Bank, the Swing Loan Bank or the Overdraft Loan Bank or use on behalf of any Lender, any Issuing Bank, the Swing Loan Bank or the Overdraft Loan Bank, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Lender, each Issuing Bank, the Swing Loan Bank and the Overdraft Loan Bank such documents as are expressly required by any Loan Document to be transmitted by the Administrative Agent to any Lender, any Issuing Bank, the Swing Loan Bank or the Overdraft Loan Bank.
(c)    Each Lender, each Issuing Bank, the Swing Loan Bank and the Overdraft Loan Bank further understands that there may be situations where members of the Agent's Group or their respective customers (including the Credit Parties and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders, Issuing Banks, the Swing Loan Bank and the Overdraft Loan Bank (including the interests of the Lenders hereunder and under the other Loan Documents). Each Lender, each Issuing Bank, the Swing Loan Bank and the Overdraft Loan Bank agrees that no member of the Agent's Group is or shall be required to restrict its activities as a result of the Person serving as Administrative Agent being a member of the Agent's Group, and that each member of the Agent's Group may undertake any Activities without further consultation with or notification to any Lender, any Issuing Bank, the Swing Loan Bank or the Overdraft Loan Bank. None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the Agent's Group of information concerning the Credit Parties or their Affiliates (including information concerning the ability of the Credit Parties to perform their respective Obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by the Administrative Agent or any member of the Agent's Group to any Lender, any Issuing Bank, the Swing Loan Bank or

the Overdraft Loan Bank including any such duty that would prevent or restrict the Agent's Group from acting on behalf of customers (including the Credit Parties or their Affiliates) or for its own account.

12.07.    Successor Administrative Agents; Resignation of Administrative Agents.
(a)    The Administrative Agent may at any time give notice of its resignation to the parties hereto. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (such 30-day period, the “Lender Party Appointment Period”), then the retiring Administrative Agent may on behalf of the Lenders, the Issuing Banks, the Swing Loan Bank and the Overdraft Loan Bank, appoint a successor Administrative Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Administrative Agent to appoint, on behalf of the Lenders, the Issuing Banks, the Swing Loan Bank and the Overdraft Loan Bank, a successor Administrative Agent, the retiring Administrative Agent may at any time upon or after the end of the Lender Party Appointment Period notify the Borrower, the Lenders, the Issuing Banks, the Swing Loan Bank and the Overdraft Loan Bank that no qualifying Person has accepted appointment as successor Administrative Agent and the effective date of such retiring Administrative Agent's resignation. Upon the resignation effective date established in such notice and regardless of whether a successor Administrative Agent has been appointed and accepted such appointment, the retiring Administrative Agent's resignation shall nonetheless become effective and (i) the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender, each Issuing Bank, the Swing Loan Bank and the Overdraft Loan Bank directly, until such time as the Requisite Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Administrative Agent of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations as Administrative Agent hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 14.02 and 14.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
(b)    Any resignation pursuant to this Section by a Person acting as Administrative Agent shall, unless such Person shall notify the other parties hereto otherwise, also act to relieve such Person and its Affiliates of any obligation to advance or issue new, or extend existing, Swing Loans, Overdraft Loans or Letters of Credit where such advance, issuance or extension is to occur on or after the effective date of such resignation. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, Overdraft Loan Bank and/or Swing Loan Bank, (ii) the retiring Issuing Bank, Overdraft Loan Bank and/or Swing Loan Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, (iii) the successor Swing Loan Bank shall enter into an Assignment and Acceptance and acquire from the retiring Swing Loan Bank each outstanding Swing Loan of such retiring Swing Loan Bank for a purchase price equal to par plus accrued interest and (iv) the successor Overdraft Loan Bank shall enter into an Assignment and Acceptance and acquire from the retiring Overdraft Loan Bank each outstanding Overdraft Loan of such retiring Swing Loan Bank for a purchase price equal to par plus accrued interest.
(c)    In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender or a Potential Defaulting Lender, each Issuing Bank, the Swing Loan Bank and/or the Overdraft Loan Bank may, upon prior written notice to the Borrowers and the Administrative Agent, resign as an Issuing Bank, Swing Loan Bank or Overdraft Loan Bank, respectively, effective at the close of business New York time on a date specified in such notice (which date may not be less than ten 10 Business Days after the date of such notice); provided that:
(i)    such resignation by such Issuing Bank will have no effect on the validity or enforceability of any Letter of Credit then outstanding that was issued by it or on its behalf or on the obligations of any Borrower or any Lender under this Agreement with respect to any such outstanding Letter of Credit or otherwise to such Issuing Bank;
(ii)    such resignation by the Swing Loan Bank will have no effect on its rights in respect of any outstanding Swing Loans or on the obligations of any Borrower or any Lender under this Agreement with respect to any such outstanding Swing Loan; and
(iii)    such resignation by the Overdraft Loan Bank will have no effect on its rights in respect of any outstanding Overdraft Loans or on the obligations of any Borrower or any Lender under this Agreement with respect to any such outstanding Overdraft Loan.

12.08.    Relations Among Lenders.
Each Lender and each Issuing Bank agrees that it shall not take any legal action, nor institute any actions or proceedings, against any Borrower or any other obligor hereunder or with respect to any Collateral without the prior written consent of the Requisite Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or terminate its Commitments except in accordance with Section 11.02(a) or a setoff permitted under Section 14.05.

12.09.    Concerning the Collateral and the Loan Documents.
(a)    Protective Advances. The Administrative Agent may from time to time, from and after the occurrence and during the continuance of a Default or an Event of Default, make such disbursements and advances to or for the account of any Borrower pursuant to the Loan Documents which the Administrative Agent in its sole discretion, deems necessary or desirable to preserve or protect the Collateral under the applicable Credit Facility or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Loans and other Obligations up to an amount not in excess of the lesser of (i) an amount equal to (A) the aggregate Commitments under all Credit Facilities less (B) the sum of the aggregate Credit Facility Outstandings and (ii) $5,000,000 in the aggregate for all Credit Facilities with respect to advances made by the Administrative Agent (“Protective Advances”). The Administrative Agent shall notify the Borrowers and each Lender in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. The Domestic Borrowers jointly and severally agree and the Multicurrency Borrowers jointly and severally agree to pay the Administrative Agent, upon demand, the principal amount of all outstanding Protective Advances under the applicable Credit Facility, together with interest thereon at the rate from time to time applicable to Floating Rate Loans under such Credit Facility from the date of such Protective Advance until the outstanding principal balance thereof is paid in full. If the applicable Borrower(s) fail to make payment in respect of any Protective Advance within one (1) Business Day after the date such Borrower receives written demand therefor from the Administrative Agent, the Administrative Agent shall promptly notify each Lender under the applicable Credit Facility and such Lender agrees that it shall thereupon make available to the Administrative Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share under the applicable Credit Facility of such Protective Advance. If such funds are not made available to the Administrative Agent by such Lender within one (1) Business Day after the Administrative Agent's demand therefor, the Administrative Agent shall be entitled to recover any such amount from such Lender together with interest thereon at the interest rate applicable to the Loans for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Administrative Agent such Pro Rata Share of any such Protective Advance shall neither relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Pro Rata Share under the applicable Credit Facility of such Protective Advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent. All outstanding principal of, and interest on, Protective Advances shall constitute Obligations secured by the Collateral until paid in full by the applicable Borrower(s).
(b)    Authority. Each Lender and each Issuing Bank authorizes and directs the Administrative Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the Issuing Banks. Each Lender and each Issuing Bank agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms hereof, a different proportion of the Lenders) in accordance with the provisions hereof or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such different proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and Issuing Banks. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the Issuing Banks under the Credit Facilities with respect to all payments and collections arising in connection herewith and with the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by any Credit Party; (iii) act as collateral agent for the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, the Administrative Agent hereby appoints, authorizes and directs each Lender and each Issuing Bank to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens with respect to the Property at any time in the possession of such Lender or such Issuing Bank, including, without limitation, the Credit Parties' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuing Bank; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Loan Documents; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders or the Issuing Banks with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.
(c)    Release of Collateral.
(i)    Each of the Lenders and the Issuing Banks hereby directs the Administrative Agent to release any Lien held by the Administrative Agent for the benefit of the Administrative Agent, the Lenders, the Issuing Banks and the other Holders:
(A) against all of the Collateral, upon final Payment In Full of the Obligations and termination of the Commitments and this Agreement;
(B) against any part of the Collateral sold or disposed of by any Borrower or any Borrower Subsidiary, if such sale or disposition is permitted by Section 3.06, 9.02 or 9.06 and certified to the Administrative Agent by such Borrower in an officer's certificate (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by such Section) or, if not pursuant to such sale or disposition, against any part of the Collateral, if such release is consented to by Lenders whose aggregate Pro Rata Shares under all Credit Facilities, in the aggregate, are equal to 100%;
(C) against the Foreign Collateral if the Multicurrency Commitment has been terminated and permanently reduced to zero and the Multicurrency Obligations have been Paid in Full; and
(D) against Holding BV's 65% pledge of the Capital Stock of NMH International securing the Obligations under Domestic Facility at any time that the following conditions are satisfied:
(i)    no Default or Event of Default is continuing at the time of such release;
(ii)    no Capital Stock of NMH International is pledged to secure the obligations under the Permitted Term B Loans at the time of such release; and
(iii)    NMH International is not a First Tier Foreign Subsidiary at the time of such release.

(ii)    Each of the Lenders and the Issuing Banks hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 12.09(c) promptly upon the effectiveness of any such release.
(d)    No Obligation. Without limiting the generality of Section 12.03, the Administrative Agent shall not have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists, is owned by any Credit Party, is cared for, protected or insured or has been encumbered or that the Liens granted to the Administrative Agent herein or pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 12.09 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent's own interests in the Collateral as one of the Lenders and that the Administrative Agent shall not have any duty or liability whatsoever to any Lender, any Issuing Bank or any other Holder; provided, however, that the Administrative Agent shall not be relieved of any liability imposed by law for gross negligence or willful misconduct.
(e)    Dutch Pledges. For the purpose of the Dutch Pledges only:
(i)    In connection with the Obligations of each Borrower towards any Lender, any Issuing Bank or any Holder (each an “Obligee” and collectively the “Obligees”), each of the parties to this Agreement agrees that CNAI shall, to the extent CNAI is not a creditor itself in respect of such Obligations, be a "joint and several co-creditor" with such Obligee in respect of such Obligations. Accordingly, CNAI shall be entitled to demand as a creditor performance in full of such Obligations by the relevant Borrower owing the same, whereby satisfaction of such Obligations owed to one creditor (either CNAI or the relevant Obligee) shall release such Borrower from its obligations to the other creditor.
(ii)    If and to the extent that, notwithstanding Section 14.14, Dutch law applies to this Section 12.09(e), this Agreement constitutes a management agreement (beheersregeling) within the meaning of Section

3:168 of the Dutch Civil Code among CNAI and the Obligees; CNAI and the Obligees exclude among them to the greatest extent possible, the applicability of title 7 of book 3 of the Dutch Civil Code with respect to the Obligations.
(iii)    The rights of pledge created or to be created by the Dutch Pledges are granted by the applicable Credit Parties to CNAI, as Administrative Agent. Such rights of pledge are therefore not held among the Obligees and CNAI in a community of property (gemeenschap) within the meaning of Section 3:166 of the Dutch Civil Code.
(f)    Italian Pledges. For the purpose of the Italian Pledges only, in connection with the Obligations of each Borrower towards any Obligee, each of the parties to this Agreement agrees that CNAI shall, to the extent CNAI is not a creditor itself in respect of such Obligations, be a “joint and several co-creditor” with such Obligee in respect of such Obligations. Accordingly, CNAI shall be entitled to demand as a creditor performance in full of such Obligations by the relevant Borrower owing the same, whereby satisfaction of such Obligations owed to one creditor (either CNAI or the relevant Obligee) shall release such Borrower from its obligations to the other creditor.

12.10.    No Reliance on Administrative Agent's Customer Identification Program.
Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 C.F.R. 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Borrowers, Borrower Subsidiaries, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any recordkeeping, (c) comparisons with government lists, (d) customer notices or (e) other procedures required under the CIP Regulations or such other Anti-Terrorism Laws.

12.11.    USA Patriot Act.
On the Closing Date and at such other times as are required under the USA Patriot Act, each Lender and each of its assignees and participants that is not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations.
12.12.    Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Each such sub agent and the Related Parties of the Administrative Agent and each such sub agent shall be entitled to the benefits of all provisions of this Article XII and Sections 14.02 and 14.03 (as though such sub-agents were the “Administrative Agent” under the Loan Documents) as if set forth in full herein with respect thereto.
12.13.    Non-Reliance on Administrative Agent and other Lenders.
(a)    Each Lender, each Issuing Bank, the Overdraft Loan Bank and the Swing Loan Bank confirms to the Administrative Agent, each Lender, each Issuing Bank, the Swing Loan Bank and the Overdraft Loan Bank and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, any Lender, any Issuing Bank, the Swing Loan Bank, the Overdraft Loan Bank or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Loans and other extensions of credit hereunder and under the other Loan Documents and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Loans and other extensions of credit hereunder and under the other Loan Documents is suitable and appropriate for it.
(b)    Each Lender, each Issuing Bank, the Swing Loan Bank and the Overdraft Loan Bank acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Loan Documents, (ii) that it has, independently and without reliance upon the Administrative Agent, any Lender, any Issuing Bank, the Swing Loan Bank, the Overdraft Loan Bank or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, any Lender, any Issuing Bank, the Swing Loan Bank, the Overdraft Loan Bank or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Loan Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:
(i)    the financial condition, status and capitalization of the Credit Parties;
(ii)    the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;
(iii)    determining compliance or non-compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition;
(iv)    the adequacy, accuracy and/or completeness of any information delivered by the Administrative Agent, any Lender, any Issuing Bank, the Swing Loan Bank, the Overdraft Loan Bank or by any of their respective

Related Parties under or in connection with this Agreement or any other Loan Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document.

ARTICLE XIII
CO-BORROWER PROVISIONS

13.01.    Domestic Borrowers.
Each of the Domestic Borrowers hereby irrevocably designates, appoints and authorizes each other Domestic Borrower as its agent and attorney-in-fact to take actions under this Agreement and the other Loan Documents, together with such powers as are reasonably incidental thereto. The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely, and shall be fully protected in relying, upon any communication from or to any Domestic Borrower as having been delivered by or to all Domestic Borrowers. Any action taken by one Domestic Borrower under this Agreement and the other Loan Documents shall be binding upon the other Domestic Borrowers. Each Domestic Borrower agrees that it is jointly and severally liable to the Administrative Agent, the Issuing Banks and the Lenders for the payment of the Domestic Obligations and that such liability is independent of the Obligations of the other Borrowers and whether such Obligations become unenforceable against any other Borrower.
13.02.    Multicurrency Borrowers.
Each of the Multicurrency Borrowers hereby irrevocably designates, appoints and authorizes each other Multicurrency Borrower as its agent and attorney-in-fact to take actions under this Agreement and the other Loan Documents, together with such powers as are reasonably incidental thereto. The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely, and shall be fully protected in relying, upon any communication from or to any Multicurrency Borrower as having been delivered by or to all Multicurrency Borrowers. Any action taken by one Multicurrency Borrower under this Agreement and the other Loan Documents shall be binding on the other Multicurrency Borrowers. Each Multicurrency Borrower agrees that it is jointly and severally liable to the Administrative Agent, the Issuing Banks and the Lenders for the payment of the Multicurrency Obligations and that such liability is independent of the Multicurrency Obligations of the other Multicurrency Borrowers and whether such Multicurrency Obligations become unenforceable against the other Multicurrency Borrowers. Each Multicurrency Borrower irrevocably and unconditionally jointly and severally agrees that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Administrative Agent, the Issuing Banks and the Lenders immediately on demand against any cost, loss or liability they may incur as a result of any Multicurrency Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it on the date when it would have been due (but so that the amount payable by such Multicurrency Borrower under this indemnity will not exceed the amount it would have had to pay if the amount claimed had been recoverable on the basis of a guaranty).

13.03.    Separate Actions.
A separate action or actions may be brought and prosecuted against any Borrower whether such action is brought against any other Borrower or whether any other Borrower is joined in such action or actions. Each Borrower authorizes the Administrative Agent and the Lenders to release the other Borrowers without in any manner or to any extent affecting the liability of such Borrower hereunder or under the Loan Documents. Each Borrower waives any defense arising by reason of any disability or other defense of any other Borrower, or the cessation for any reason whatsoever of the liability of any other Borrower with respect to any of the Obligations, or any claim that any Borrower's liability hereunder exceeds or is more burdensome than the liability of any other Borrower or Borrowers.
13.04.    Obligations Absolute and Unconditional.
Each Borrower hereby agrees that its Obligations hereunder and under the Loan Documents shall be unconditional, irrespective of:
(a)    the validity, enforceability, avoidance or subordination of any of the Obligations or any of the Loan Documents as to any other Borrower;
(b)    the absence of any attempt by, or on behalf of, the Administrative Agent, the Issuing Banks or any of the Lenders to collect, or to take any other action to enforce, all or any part of the Obligations whether from or against any Borrower or any other Person liable for such Obligations;
(c)    the election of any remedy available under the Loan Documents or applicable Requirements of Law by, or on behalf of, the Administrative Agent, the Issuing Banks or any of the Lenders with respect to all or any part of the Obligations;
(d)    the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, the Administrative Agent, the Issuing Banks or any of the Lenders with respect to any provision of any of the Loan Documents;
(e)    the failure of the Administrative Agent, the Issuing Banks or any of the Lenders to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations;
(f)    the election by, or on behalf of, the Administrative Agent, the Issuing Banks or any of the Lenders, in any proceeding which constitutes a Bankruptcy Event, involving any other Borrower of any right which is comparable to the rights set forth in Section 1111(b)(2) of the Bankruptcy Code;
(g)    any borrowing or grant of a security interest by any other Borrower, or any receiver or assignee following the occurrence of a Bankruptcy Event, pursuant to any provision of applicable law comparable to Section 364 of the Bankruptcy Code;
(h)    the disallowance, under any provision of applicable law comparable to Section 502 of the Bankruptcy Code, of all or any portion of the claims against any Borrower held by any of the Lenders, the Issuing Banks or the Administrative Agent, for repayment of all or any part of the Obligations;
(i)    the insolvency of any other Borrower; and
(j)    any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Borrower (other than Payment In Full of the Obligations).

13.05.    Waivers and Acknowledgements.

(a)    Except as otherwise expressly provided under any provision of the Loan Documents or as required by any mandatory provision of applicable Requirements of Law, each Borrower hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership, insolvency or bankruptcy of any Borrower or any other Person, protest or notice with respect to the Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Agreement and the other Loan Documents, the benefits of all statutes of limitation, and all other demands whatsoever (and shall not require that the same be made on any other Borrower as a condition precedent to such other Borrower's Obligations hereunder), and covenants that this Agreement (and the joint and several liability of each Domestic Borrower under Section 13.01 and the joint and several liability of each Multicurrency Borrower under Section 13.02) will not be discharged, except by Payment In Full of the Obligations. Each Borrower further waives all notices of the existence, creation or incurring of new or additional Indebtedness, arising either from additional loans extended to any other Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other Guarantor of all or any part of the Obligations, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or Collateral given to the Administrative Agent, the Issuing Banks or any of the Lenders to secure payment of all or any part of the Obligations.
(b)    The Administrative Agent, the Issuing Banks and/or the Lenders are hereby authorized, without notice or demand and without affecting the liability of the Borrowers hereunder, from time to time, (i) to accept partial payments on all or any part of the Obligations; (ii) to take and hold security or Collateral for the payment of all or any part of the Obligations, this Agreement, or any other guaranties of all or any part of the Obligations or other liabilities of the Borrowers, and (iii) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Obligations, this Agreement, any guaranty of all or any part of the Obligations, and, subject to the terms of the relevant Security Documents, any security or Collateral for the Obligations or for any such guaranty, irrespective of the effect on the contribution or subrogation rights of the Borrowers. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of each Borrower hereunder.

13.06.    Contribution Among Borrowers.
(a)    To the extent that any Domestic Borrower shall make a payment under this Agreement (a “DB Payment”) which, taking into account all other DB Payments then previously or concurrently made by any other Domestic Borrower, exceeds the amount which otherwise would have been paid by or attributable to such Domestic Borrower if each Domestic Borrower had paid the aggregate Obligations satisfied by such Domestic Borrower in the same proportion as such Domestic Borrower's “DB Allocable Amount” (as defined below) (as determined immediately prior to such DB Payment) bore to the aggregate DB Allocable Amounts of each of the Domestic Borrowers as determined immediately prior to the making of such DB Payment, then, following indefeasible payment in full in cash of the DB Payment and the Obligations, the termination or expiry of all Commitments and Letters of Credit, such Domestic Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Domestic Borrower for the amount of such excess, pro rata based upon their respective DB Allocable Amounts in effect immediately prior to such DB Payment.
(b)    To the extent that any Multicurrency Borrower shall make a payment under this Agreement (a “MB Payment”) which, taking into account all other MB Payments then previously or concurrently made by any other Multicurrency Borrower, exceeds the amount which otherwise would have been paid by or attributable to such Multicurrency Borrower if each Multicurrency Borrower had paid the aggregate Obligations satisfied by such Multicurrency Borrower in the same proportion as such Multicurrency Borrower's “MB Allocable Amount” (as defined below) (as determined immediately prior to such MB Payment) bore to the aggregate MB Allocable Amounts of each of the Multicurrency Borrowers as determined immediately prior to the making of such MB Payment, then, following indefeasible payment in full in cash of the MB Payment and the Obligations, the termination or expiry of all

Commitments and Letters of Credit, such Multicurrency Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Multicurrency Borrower for the amount of such excess, pro rata based upon their respective MB Allocable Amounts in effect immediately prior to such MB Payment.
(c)    As of any date of determination, the “DB Allocable Amount” of any Domestic Borrower shall be equal to the excess of the fair saleable value of the property of such Domestic over the total liabilities of such Domestic Borrower (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Domestic Borrower that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Domestic Borrowers as of such date in a manner to maximize the amount of such contributions.
(d)    As of any date of determination, the “MB Allocable Amount” of any Multicurrency Borrower shall be equal to the excess of the fair saleable value of the property of such Multicurrency Borrower over the total liabilities of such Multicurrency Borrower (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Multicurrency Borrower that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Multicurrency Borrowers as of such date in a manner to maximize the amount of such contributions.
(e)    Notwithstanding any other provision of this Agreement, the amount guaranteed by each Borrower hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.  In determining the limitations, if any, on the amount of any Borrower's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Borrower may have under this Agreement, any other agreement or applicable law shall be taken into account.
(f)    The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower or Borrowers to which such contribution and indemnification is owing.
(g)    The rights of the indemnifying Borrowers against other Borrowers under this Section 13.06 shall be exercisable upon the full and indefeasible payment of the Obligations in cash, the termination or expiry of the Commitments and all Letters of Credit (or in the case of all Letters of Credit, full collateralization (by cash or letters of credit) on terms reasonably acceptable to the Administrative Agent) and the termination of this Agreement
(h)    This Section 13.06(c) is intended only to define the relative rights of the Borrowers, and nothing set forth in this Section 13.06(c) is intended to or shall impair the obligations of the Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Borrowers.

13.07.    Subrogation.
Until the Obligations shall have been Paid In Full, each Borrower hereby agrees that it (i) shall have no right of subrogation with respect to such Obligations (under contract, Section 509 of the Bankruptcy Code or any comparable provision of any other applicable law, or otherwise) or any other right of indemnity, reimbursement or contribution, and (ii) hereby waives any right to enforce any remedy which the Administrative Agent, any of the Lenders or the Issuing Banks now have or may hereafter have against the other Borrowers, any endorser or any other Guarantor of all or any part of the Obligations or any other Person, and each Borrower hereby waives any benefit of, and any right to participate in, any security or Collateral given to the Administrative Agent, the Lenders and the Issuing Banks to secure the payment or performance of all or any part of the Obligations or any other liability of the other Borrowers to the Administrative Agent, the Lenders and the Issuing Banks.
13.08.    Subordination.
Each Borrower agrees that any and all claims of such Borrower against the other Borrowers, any Guarantors or any endorser or other guarantor of all or any part of the Obligations, or against any of their respective properties, shall be subordinated to all of the Obligations. Notwithstanding any right of any Borrower to ask for, demand, sue for, take or receive any payment from the other Borrowers, all rights and Liens of such Borrower, whether now or hereafter arising and howsoever existing, in any assets of the other Borrowers (whether constituting part of the Collateral or otherwise) shall be and hereby are subordinated to the rights of the Administrative Agent, the Issuing Banks or the Lenders in those assets. Such Borrower shall have no right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been Paid In Full and any Commitments of the Lenders and the Issuing Banks under, or in respect of, the Credit Facilities have terminated. If all or any part of the assets of any Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Borrower is dissolved or if substantially all of the assets of any Borrower are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Indebtedness of any Borrower to any other Borrower (“Inter-Borrower Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application to the applicable Obligations, due or to become due, until such Obligations shall have first been Paid In Full and all Commitments of the Lenders and the Issuing Banks under, or in respect of, each Credit Facility, have terminated. Each Borrower irrevocably authorizes and empowers the Administrative Agent, and each of the Lenders and the Issuing Banks to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of such Borrower such proofs of claim and take such other action, in the Administrative Agent's, such Lender's or such Issuing Bank's own name or in the name of such Borrower or otherwise, as the Administrative Agent, any Lender or any Issuing Bank may deem reasonably necessary or reasonably advisable for the enforcement of this Agreement. After the occurrence and during the continuance of an Event of Default, each Lender and each Issuing Bank may vote, with respect to the Obligations owed to it, such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Obligations. Except as permitted under Section 9.06(b), should any payment, distribution, security or instrument or proceeds thereof be received by any Borrower upon or with respect to the Inter-Borrower Indebtedness prior to the Payment In Full of all of the Obligations and the termination of all Commitments, such Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Administrative Agent, the Issuing Banks and the Lenders and shall forthwith deliver the same to the Administrative Agent in precisely the form received (accompanied by the endorsement or assignment of such Borrower where necessary), for application to the Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Borrower as the property of the Administrative Agent, the Issuing Banks and the Multicurrency Lenders. After the occurrence and during the continuance of an Event of Default, if any Borrower fails to make any such endorsement or assignment to the Administrative Agent, the Issuing Banks or the Lenders, the Administrative Agent, the Issuing Banks or the Lenders (or any of their respective officers or employees) are hereby irrevocably authorized to make the same. Each Borrower agrees that until the Obligations have been Paid In Full and all Commitments of the Lenders and the Issuing Banks under or in respect of each Credit Facility have terminated, such Borrower will not assign or transfer to any Person any claim such Borrower has or may have against any other Borrower (other than in favor of the Administrative Agent pursuant to the Loan Documents).

ARTICLE XIV
MISCELLANEOUS

14.01.    Lender Assignments and Participations.
(a)    General. No assignments or participations of any Lender's rights or obligations hereunder shall be made except in accordance with this Section 14.01.
(b)    Limitations on Assignments. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans and the Letters of Credit) in accordance with the provisions of this Section 14.01. Each assignment by a Lender shall be subject to the following conditions: (i) each assignment (other than to a Lender, an Affiliate of a Lender or an Approved Fund) shall be approved by the Administrative Agent and the Borrowers, which approval shall not be unreasonably withheld or delayed; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof; (ii) each such assignment shall be to an Eligible Assignee (for the sake of clarity, no Person shall be considered an Eligible Assignee under any Credit Facility solely because of its Affiliation with any other Person to whom an assignment is concurrently being made with respect to the other Credit Facility) and in the case of an assignment of a Lender's Multicurrency Commitment, the Administrative Agent shall be satisfied with such assignee's (or its Affiliates') ability to fund in the Specified Foreign Currencies; (iii) each assignment of a Lender's Commitment shall be an assignment of the assigning Lender's (and, where applicable, its Affiliates') Commitments in each Credit Facility in which such Lender (and, if applicable, its Affiliates) then hold Commitments and shall be allocated to such Credit Facilities as determined by such Lender (and, if applicable, its Affiliates) and consented to by the Administrative Agent; (iv) each assignment shall be in an amount such that, after giving effect to such assignment, the Eligible Assignee (and, if applicable, its Affiliates) shall hold aggregate Commitments in an amount at least equal to $5,000,000 (provided, that more than one Lender (and, if applicable, its Affiliates) may be the assigning Lender under any such assignment) except if the Eligible Assignee is a Lender, an Affiliate of a Lender, or an Approved Fund or if such assignment shall constitute all the assigning Lender's interest hereunder; and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and, if such Eligible Assignee is not then a Lender, an Administrative Questionnaire, for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Administrative Agent and NMHG, (x) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder and (y) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations hereunder (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations hereunder, the assigning Lender shall cease to be a party hereto). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (h) of this Section 14.01. Any assignment by a Lender hereunder (including any assignment of a Commitment) shall at least include an assignment or transfer of a part of Loan of a principal amount outstanding at that time of an amount in Dollars at least equivalent to EUR 100,000, unless it is made to any person which qualifies as a professional market party (professionele marktpartij) under the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht). No assignment may be made to any Defaulting Lender or Potential Defaulting Lender or any of their respective subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause.

(c)    The Register. The Administrative Agent, acting solely for this purpose as an agent for the Borrowers, shall maintain at its address in effect pursuant to Section 14.08 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of the Lenders under each Credit Facility, the principal amount of the Loans under each Credit Facility owing to each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The Register shall include an account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest or fees due and payable or to become due and payable from each Borrower to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by the Administrative Agent from NMHG Holding, NMHG or any Guarantor hereunder and each Lender's share thereof. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and NMHG and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes hereof. The Register shall be available for inspection by NMHG or any Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)    Fee. Upon its receipt of an Assignment and Acceptance executed by the assigning Lender and an Eligible Assignee and (unless waived by the Administrative Agent) a processing and recordation fee of $3,500 (payable by the assigning Lender or the assignee, as shall be agreed between them), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in compliance herewith and in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to NMHG and the other Lenders.
(e)    Information Regarding NMHG. Any Lender may, in connection with any assignment or proposed assignment pursuant to this Section 14.01, disclose to the assignee or proposed assignee any information relating to NMHG Holding, NMHG or any of NMHG's Subsidiaries furnished to such Lender by the Administrative Agent or by or on behalf of any Borrower; provided that, prior to any such disclosure, such assignee or proposed assignee shall agree (for the Borrowers' benefit) to preserve in accordance with Section 14.20 the confidentiality of any confidential information described therein.
(f)    Lenders' Creation of Security Interests. Notwithstanding any other provision set forth herein, any Lender may at any time create a security interest in all or any portion of its rights hereunder to secure obligations of such Lender, including without limitation, in favor of any Federal Reserve bank; provided, however, such creation of a security interest shall not release such assigning Lender from any of its obligations hereunder or substitute such holder of a security interest for such Lender as a party hereto.
(g)    Assignments by an Issuing Banks. If any Issuing Bank (or its Affiliate) ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 14.01 and another Issuing Bank is obligated to Issue Letters of Credit or will become so obligated after such assignment becomes effective, then, as of the effective date of such cessation, such Issuing Bank's obligations to Issue Letters of Credit pursuant to Section 2.02 shall terminate and such Issuing Bank shall be an Issuing Bank hereunder only with respect to outstanding Letters of Credit Issued by it prior to such date.
(h)    Participations. Each Lender may sell participations to one or more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities hereunder (including, without limitation, all or a portion of any or all of its Commitments hereunder and the Loans owing to it and its undivided interest in the Letters of Credit) to any Person (the “Participant”); provided, however, that any assignment or transfer made to a Participant (including any assignment of a Commitment) shall at least include an assignment or transfer of a part of Loan of a principal amount outstanding at that time of an amount in Dollars at least equivalent to EUR 50,000, unless it is made to any person which qualifies as a professional market party (professionele marktpartij) under the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht); (i) such Lender's obligations hereunder (including, without limitation, its Commitments hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) NMHG Holding, the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (iv) such Participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents or to the release of any Collateral covered by the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Subsidiaries or Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents or any Collateral, shall be limited to the right to consent to (A) reduction of the principal of, or rate or amount of interest on the Loans(s) subject to such participation (other than by the payment or prepayment thereof), (B) postponement of any scheduled date for any payment of principal of, or interest on, the Loan(s) subject to such participation (except with respect to any modifications of the applicable provisions relating to the prepayments of Loans and other Obligations) and (C) release of any guarantor of the Obligations or all or any substantial portion of the Collateral except for any such release provided in Section 12.09(c). No holder of a participation in all or any part of the Loans shall be a “Lender” or a “Holder” for any purposes hereunder by reason of such participation; provided, however, that each holder of a participation shall have the rights and obligations of a Lender (including any right to receive payment) under Sections 3.04, 3.05, Sections 3.08, 4.01(f), 4.02(c), 4.02(e), 12.05, 14.02 and 14.05; provided, however, that all requests for any payments pursuant to such Sections shall be made by a Participant through the Lender granting such participation. The right of each holder of a participation to receive payment under Sections 3.04, 3.05, 3.08, 4.01(f), 4.02(c), 4.02(e), 12.05, 14.02 and, provided such Participant agrees to be subject to Section 14.06 as though it were a Lender, 14.05 shall be limited to the lesser of (i) the amounts actually incurred by such holder for which payment is provided under said Sections and (ii) the amounts that would have been payable under said Sections by the Borrowers to the Lender granting the participation in respect of the participated interest to such holder had such participation not been granted. Each Lender shall promptly notify the Administrative Agent of the identity of any holder of a participation. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the obligations under all facilities hereunder (the “Participant Register”); provided that except as required in the previous sentence, no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant's interest in the Obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(i)    Payment to Participants. Anything herein to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrowers under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.
(j)    Assignments by Defaulting Lenders. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Banks, the Swing Loan Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

14.02.    Expenses.
(a)    Generally. The Borrowers jointly and severally agree upon demand to pay, or reimburse the Administrative Agent for, all of the Administrative Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Administrative Agent's counsel, Sidley Austin LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents), incurred by the Administrative Agent in connection with (i) the Administrative Agent's audit and investigation of the Borrowers and their Subsidiaries in connection with the preparation, negotiation, and execution of the Loan Documents and the Administrative Agent's periodic audits of the Borrowers and their Subsidiaries; (ii) the preparation, negotiation, execution and interpretation hereof (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article V), the other Loan Documents and any proposal letter or commitment letter issued in connection therewith and the making of the Loans hereunder; (iii) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (iv) the ongoing administration hereof and of the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities hereunder and under the other Loan Documents; (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, the Property, any Borrower or any Borrower's Subsidiaries, this Agreement or any of the other Loan Documents; (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, the Property, any Borrower or any Borrower's Subsidiaries, this Agreement or any of the other Loan Documents; and (H) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.
(b)    After Default. The Borrowers further jointly and severally agree to pay or reimburse the Administrative Agent, the Issuing Banks and the Lenders upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, any Issuing Bank or any Lender (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of any Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, the Property, any Borrower or any Borrower's Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

14.03.    Indemnity.
Each Domestic Borrower further jointly and severally agrees, and each Multicurrency Borrower further jointly and severally agrees, to defend, protect, indemnify, and hold harmless the Administrative Agent, each and all of the Domestic Lenders (in the case of the Domestic Borrowers only), each and all of the Multicurrency Lenders (in the case of the Multicurrency Borrowers only) and the Issuing Banks and each of their respective Affiliates, and each of such Administrative Agent's, Lender's, Issuing Bank's or Affiliate's respective officers, directors, employees, attorneys, advisors, representatives, consultants and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the “Indemnitees”), in each case from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees)(including in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of or in connection with (a) this Agreement, the Proposal Letter, the other Loan Documents, or any act, event or transaction related or attendant thereto, whether or not any such Indemnitee is a party thereto and whether or not such transactions are consummated, the making of the Loans, the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, the execution, delivery and/or performance of Currency Agreements, Commodity Agreements or Interest Rate Contracts, or any of the other transactions contemplated by the Loan Documents, or (b) any Liabilities and Costs under Environmental, Health or Safety Requirements of Law arising from or in connection with this Agreement, the Proposal Letter, the other Loan Documents, or an act, event or transaction attendant thereto, the past, present or future operations of any Credit Party or any Borrower Subsidiary or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective Property of any Credit Party or any Borrower Subsidiary, the Release or exposure to or presence or suspected Release, exposure to, or presence of any Contaminant at, on or from any respective current or former Property of any Credit Party or any Borrower Subsidiary, or other property of third parties (collectively, the “Indemnified Matters”); provided, however, the Borrowers shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters to the extent resulting from the willful misconduct or gross negligence of such Indemnitee as determined in a final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each applicable Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. Each Domestic Borrower jointly and severally agrees, and each Multicurrency Borrower jointly and severally agrees, not to assert any claim against any Indemnitee on any theory of liability for special, indirect, consequential or punitive damages arising out of, or in any way in connection with, the Commitments, the Obligations or any other matters governed by this Agreement and/or the other Loan Documents.

14.04.    Change in Accounting Principles.
If any change in the accounting principles used in the preparation of the most recent Financial Statements is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by NMHG Holding with the agreement of its independent certified public accountants and such change results in a change in the method of calculation of any of the covenants, standards or terms found in Article IX and Article X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by NMHG Holding shall be the same after such change as if such change had not been made; provided, however, no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Requisite Lenders and NMHG Holding, so to reflect such change in accounting principles.
14.05.    Setoff.
In addition to any Liens granted under the Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each Lender, each Issuing Bank and any Affiliate of any Lender or Issuing Bank is hereby authorized by each Borrower at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to combine accounts or to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Lender, Issuing Bank or any of their Affiliates to or for the credit or the account of such Borrower against and on account of the Obligations of any Borrowers to such Lender, Issuing Bank or any of their Affiliates, including, but not limited to, all Loans and Letters of Credit and all claims of any nature or description arising out of or in connection herewith, irrespective of whether or not (i) such Lender or Issuing Bank shall have made any demand hereunder or (ii) the Administrative Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article XI and even though such Obligations may be contingent or unmatured; provided that in the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.07(a) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, the Swing Loan Bank and the Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender shall give the applicable Borrower notice of any action taken pursuant to this Section 14.05 promptly upon the occurrence thereof provided that any failure to do so shall not limit any right of a Lender to take such action. Each Lender and each Issuing Bank agrees that it shall not, without the express consent of the Requisite Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Lenders, exercise its setoff rights hereunder against any accounts of any Credit Party or any Borrower Subsidiary now or hereafter maintained with such Lender, such Issuing Bank or any Affiliate of such Lender or Issuing Bank.

14.06.    Ratable Sharing.
The Lenders and the Issuing Banks agree among themselves that, except as otherwise expressly provided in any Loan Document,
(a)    with respect to all amounts received by a Domestic Lender, an Issuing Bank or a Multicurrency Lender, as the case may be, which are applicable to the payment of the Obligations (excluding (x) the fees described in Sections 2.02(g), 3.04, 3.05, 3.08, 4.01(f) and 4.02 and (y) and amounts so received in respect of Currency Agreements, Commodity Agreements and/or Interest Rate Contracts) equitable adjustment shall be made so that, in effect, (i) all such amounts with respect to the Domestic Obligations shall be shared among the Domestic Lenders and the Issuing Banks ratably in accordance with their Pro Rata Shares of the Domestic Facility and (ii) all such amounts with respect to the Multicurrency Obligations shall be shared among the Multicurrency Lenders and the Issuing Banks ratably in accordance with their Pro Rata Shares of the Multicurrency Facility, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of such Obligations (excluding (x) the fees described in Sections 2.02(g), 3.04, 3.05, 3.08, 4.01(f) and 4.02 and (y) and amounts so received in respect of Currency Agreements, Commodity Agreements and/or Interest Rate Contracts) or the Collateral, and
(b)    if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of such Obligations held by it which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participation shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery.
Each Borrower agrees that any Lender purchasing a participation from another Lender pursuant to this Section 14.06 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 14.05, the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. The Administrative Agent, the Domestic Lenders and the Issuing Banks further agree and acknowledge that in no event shall proceeds of the Collateral of the Multicurrency Borrowers, more than sixty-five percent (65.0%) of the Capital Stock of any Multicurrency Borrower or its Subsidiaries or amounts received from any Multicurrency Borrower as described herein be shared with any Domestic Lender or any Issuing Bank for application on any of the Domestic Obligations.

14.07.    Amendments and Waivers.

(a)    General Provisions. Unless otherwise provided for or required in this Agreement, no amendment or modification of any provision hereof shall be effective without the written agreement of the Requisite Lenders (which the Requisite Lenders shall have the right to grant or withhold in their sole discretion) and the Borrowers, and no termination or waiver of any provision of this Agreement or any of the Loan Documents, or consent to any departure by the Borrowers therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion. All amendments, modifications, waivers and consents not specifically reserved to the Lenders, the Issuing Banks and the Administrative Agent in Section 14.07(b), Section 14.07(c) or Section 14.07(d) and in any other provisions of this Agreement shall require only the approval of the Requisite Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.
(b)    Amendments, Consents and Waivers by all affected Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender or each Issuing Bank affected thereby:
(i)    increase in the amount of any of the Commitments of such Lender,
(ii)    reduction of the principal of, rate or amount of interest on the Loans, the Reimbursement Obligations, or any fees or other amounts payable to such Lender (other than by the payment or prepayment thereof),
(iii)    except as provided in Section 11.02(c), extension of the Termination Date or postponement of any date on which any payment of principal of, or interest on, the Loans, the Reimbursement Obligations, any fees or other amounts payable to such Lender or Issuing Bank would otherwise be due,
(iv)    change in the definitions of Commitments, Domestic Commitments or Multicurrency Commitment (other than as set forth in clause (c)(vi) below),
(v)    the orders of priority set forth in Section 3.01, Section 3.02(b)(ii) or Section 3.02(b)(iii), and
(vi)    amendment of Section 3.01(d).
(c)    Amendments and Modifications by Supermajority Lenders. No amendment or modification of the definition of “Eligible Domestic Inventory, “Eligible Foreign Inventory”, “Eligible Domestic Receivables” and/or “Eligible Foreign Receivable” (or any defined term used in any such definition) that has the effect of making more credit available to a Borrower hereunder shall be effective unless in writing and signed by the Administrative Agent, the Supermajority Lenders and the Borrowers.
(d)    Amendments, Consents and Waivers by All Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender:
(i)    release of any guarantor of the Obligations or all or any substantial portion of the Collateral (except as provided in Section 12.09(c)),
(ii)    change in the (A) definition of Requisite Lenders or (B) the aggregate Pro Rata Share of the Lenders which shall be required for the Lenders or any of them to take action under this Agreement or the other Loan Documents,
(iii)    amendment of Sections 12.09(c), 14.01, 14.02, 14.06 or this Section 14.07,
(iv)    assignment of any right or interest in or under this Agreement or any of the other Loan Documents by any Borrower,
(v)    waiver of any Event of Default described in Sections 11.01(a), (f), (g), (i) and (n),
(vi)    amendment to the definition of Commitments, Domestic Commitments or Multicurrency Commitment with respect to the maximum aggregate amounts set forth in such defined terms,
(vii)    increase in any percentage used in any of the advance rates in the definitions of “Domestic Borrowing Base” and Multicurrency Borrowing Base”; and
(viii)    amendment or waiver of Section 10.01.

(e)    Administrative Agent Authority. The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Notwithstanding anything to the contrary contained in this Section 14.07, no amendment, modification, waiver or consent shall affect the rights or duties of the Administrative Agent hereunder or under the other Loan Documents, including this Article XIII, unless made in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action; and the order of priority set forth in clauses first and second and the second clause first of Section 3.02(b)(i)(B) and clauses (A), (B) and (C) of Section 3.02(b)(ii). Notwithstanding anything herein to the contrary, in the event that a Borrower shall have requested, in writing, that any Lender agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions hereof, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (it being understood that any such statement of agreement may be subject to satisfactory documentation and other conditions specified in such statement) within thirty (30) days of receipt of such request (or such other time period as may be designated in such amendment, modification, waiver or consent), then such Lender shall be deemed to have disagreed with such request. Furthermore, in the event that any Lender fails to agree to any amendment, modification, waiver or consent requiring the unanimous approval of the Lenders pursuant to Section 14.07(d), at the joint request of any Borrower and the Administrative Agent, the Lenders who have so agreed shall have the right (but not the obligation) to, or to cause an Eligible Assignee to, purchase from such Lender (at the face amount thereof) all Obligations and Commitments held by such Lender. Each Lender agrees the if the Administrative Agent or any Borrower exercises its option hereunder, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 14.01. Any purchase of such Lender's Commitments and all other Obligations owing to it must (i) occur within 30 Business Days from the date that such Lender refuses to execute any amendment, waiver or consent which requires the written consent of all of the Lenders and to which the Administrative Agent, the other Lenders and the Borrowers have agreed and (ii) include an amount payable to such Lender which is sufficient to compensate such Lender for any loss, expense or liability as a result of any such purchase under this Section 14.07(e) which arises out of, or is in connection with, any funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Fixed Rate Loan.
(f)    Defaulting Lenders. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitments and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Requisite Lenders, the Supermajority Lender or all of the Lenders, as required, have approved any such amendment or waiver (and the definitions of “Requisite Lenders” and “Supermajority Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that (i) any such amendment or waiver that would increase or extend the term of the Commitments of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender and (ii) any amendment or waiver which requires the consent of all Lenders or the Lender(s) affected thereby which affects the Defaulting Lender more adversely than the other Lenders or other affected Lenders, as applicable (other than a modification which results in a reduction of such Defaulting Lender's percentage of any commitments or repayment of any amounts owing to such Defaulting Lender on a non pro-rata basis) will require the consent of such Defaulting Lender.

14.08.    Notices.

(a)    Unless otherwise specifically provided herein, any notice, consent or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, sent by e-mail, or sent by courier service or the United States mails (or with respect to the Multicurrency Borrowers, the mails of their country of residence) and shall be deemed to have been given (i) four (4) days following deposit in the United States mails (or with respect to the Multicurrency Borrowers, the mails of its country of residence), with proper postage prepaid, (ii) upon delivery thereof to a courier service, (iii) when delivered in person or (iv) upon confirmation of receipt of a telecopy or of an email; provided, that no notices with respect to a request for a new, or conversion of an existing, Borrowing or other extension of credit or providing notice of any Default or Event of Default may be delivered by e-mail. Notices to the Administrative Agent pursuant to Article II, III or IV shall not be effective until received by the Administrative Agent. For the purposes hereof, the addresses, telecopy numbers and, if so specified, e-mail addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 14.08) shall be as set forth below each party's name on the signature pages hereof or the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement. The Administrative Agent may refer the relevant Persons (by fax, letter, telecopy, or, if so specified, e-mail) to a web site (including “e-Disclosure”, the Administrative Agent's delivery system that is part of CGMI Direct, Global Fixed Income's primary web portal) and to the location of the relevant information on such web site in discharge of such notification or delivery obligation provided that such notification or delivery obligation shall not be discharged by the Administrative Agent referring a Person to a web site if such Person has previously provided written notice to the Administrative agent that it does not wish to receive notices via a web site. Each Borrower acknowledges that although such web sites may be secured with a dual firewall and a user identification/password authorization system, and secured through a single user per deal authorization method whereby each user may access such web site only on a deal-by-deal basis, distribution of material through an electronic medium is not necessarily secure and there are confidentiality and other risks associated with such distribution.
(b)    The Domestic Borrowers jointly and severally agree, and the Multicurrency Borrowers jointly and severally agree, to indemnify and hold harmless each Indemnitee (with respect to the applicable Credit Facility) from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, reasonable fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in any manner relating to or arising out of any action taken or omitted by such Indemnitee in good faith in reliance on any notice or other written communication in the form of a telecopy or facsimile purporting to be from a Borrower; provided that no Borrower shall have any obligation under this Section 14.08(b) to an Indemnitee with respect to any indemnified matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.

14.09.    Survival of Warranties and Agreements.
All representations and warranties made herein and all obligations of the Borrowers in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and of the other Loan Documents, the making and repayment of the Loans, the issuance and discharge of Letters of Credit hereunder, the termination of this Agreement and the termination of the Commitments hereunder and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Administrative Agent, any of the Issuing Banks or any of the Lenders may have come into possession or control of any of the Borrowers' or their Subsidiaries' Property.
14.10.    Failure or Indulgence Not Waiver; Remedies Cumulative.
No failure or delay on the part of the Administrative Agent, any Lender or any Issuing Bank in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.
14.11    Marshaling; Payments Set Aside.
None of the Administrative Agent, any Lender or any Issuing Bank shall be under any obligation to marshal any assets in favor of the Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent that a Borrower makes a payment or payments to the Administrative Agent, the Lenders or the Issuing Banks or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
14.12.    Severability.
In case any provision in or obligation hereunder or under the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
14.13.    Headings.
Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

14.14.    Governing Law.
THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
14.15.    Limitation of Liability.
No claim may be made by any Borrower, any Lender, any Issuing Bank, the Administrative Agent or any other Person against the Administrative Agent, any Issuing Bank or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Borrower, each Lender, each Issuing Bank and the Administrative Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
14.16.    Successors and Assigns.
This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Administrative Agent, the Lenders and the Issuing Banks. The rights hereunder and the interest herein of the Borrowers may not be assigned or otherwise transferred without the written consent of all Lenders. Any attempted assignment without such written consent shall be void. Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided herein and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
14.17.    Certain Consents and Waivers.
(a)    Personal Jurisdiction.
(i)    EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUING BANKS, AND THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, TO THE MAXIMUM EXTENT PERMITTED BY LAW, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION (OR, SOLELY WITH RESPECT TO THE MULTI-CURRENCY BORROWERS, THE NON-EXCLUSIVE JURISDICTION) OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWERS IRREVOCABLY DESIGNATES AND APPOINTS CORPORATION SERVICE COMPANY AT 2711 CENTERVILLE ROAD SUITE 400, WILMINGTON, DELAWARE 19808, AS ITS PROCESS AGENT (THE “PROCESS AGENT”) FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUING BANKS, AND THE BORROWERS AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE

BORROWERS WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.
(ii)    NOTWITHSTANDING THE FIRST SENTENCE OF SECTION 14.17(a)(i), EACH OF THE BORROWERS AGREES THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND THE LENDERS SHALL HAVE THE RIGHT TO PROCEED AGAINST ANY CREDIT PARTY OR ITS PROPERTY IN ANY COURT IN ANY LOCATION TO ENABLE THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND THE LENDERS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENT, THE ISSUING BANKS OR ANY LENDER. EACH BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING BANK TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING BANK. EACH OF THE BORROWERS WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.
(b)    Service of Process. EACH OF THE BORROWERS IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT (IN THE CASE OF ANY BORROWER) OR THE RELEVANT BORROWER'S NOTICE ADDRESS SPECIFIED PURSUANT TO SECTION 14.08, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. EACH OF THE BORROWERS IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.
(c)    Waiver of Jury Trial. EACH OF THE ADMINISTRATIVE AGENT, THE ISSUING BANKS, THE LENDERS, AND THE BORROWERS IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG ANY OF THE ADMINISTRATIVE AGENT, THE ISSUING BANKS, OR THE BORROWERS ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. ANY SUCH PERSON MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

14.18.    Counterparts; Effectiveness; Inconsistencies.
This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against each of the parties hereto on the date hereof. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.
14.19.    Limitation on Agreements.
All agreements between the Borrowers, the Administrative Agent, each Lender and each Issuing Bank in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrower under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.
14.20.    Confidentiality.
Subject to Section 14.01(e), the Administrative Agent, the Lenders and the Issuing Banks shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by any Borrower in accordance with safe and sound banking practices and in any event may make disclosure (i) reasonably required by a bona fide offeree, transferee or assignee (or Participant) in connection with the contemplated transfer (or participation), or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or to any of the foregoing's managers, administrators, trustees, partners, directors, officers, employees, agents, lawyers and other advisors who shall be informed of the confidential nature of such information, and shall require any such offeree or assignee (or Participant) to agree (and require any of its offerees, assignees or Participants to agree) to comply with this Section 14.20, (ii) any rating agency, or (iii) the CUSIP Service Bureau or any similar organization. In no event shall the Administrative Agent, any Lender or any Issuing Bank be obligated or required to return any materials furnished by any Borrower or any Borrower Subsidiary; provided, however, each offeree shall be required to agree that if it does not become an assignee, transferee (or Participant) it shall return all materials furnished to it by such Borrower or Subsidiary thereof in connection herewith. In the event the Administrative Agent or any Lender or any Issuing Bank is requested or required by law to disclose any of such information, the Administrative Agent or such Lender or Issuing Bank agrees to provide NMHG with prompt notice thereof; provided, however, the Administrative Agent or such Lender or Issuing Bank may, without restriction hereunder, including the providing of such notice, provide any and all of such information to any of the agencies or other governmental entities which regularly regulate its ability to engage in any of its businesses under state or federal law. Any and all confidentiality agreements entered into between the Administrative Agent, any Lender or any Issuing Bank and any Borrower shall survive this Agreement.
14.21.    Currency Conversions.
(a)    Place and Currency of Payment. If any Obligation is payable in a currency other than Dollars (a “Non-USD Currency”) and/or at a place other than the United States, and such payment is not made as and when agreed, the applicable Borrowers, jointly and severally, will, upon the request of the applicable Lender or Issuing Bank, or the Administrative Agent, on behalf of such Lender or Issuing Bank, either (i) make payment in such Non-USD Currency and at the place where such Obligation is payable, or (ii) pay the Administrative Agent, for the benefit of such Lender or Issuing Bank, in Dollars at the address of the Administrative Agent pursuant to Section 14.08 hereof. In the event of a payment pursuant to clause (ii) above, the applicable Borrowers will pay the Administrative Agent, for the benefit of such Lender or Issuing Bank, the equivalent of the amount of such Obligation in Dollars calculated at the rate of exchange at which, in accordance with normal banking procedures, the Administrative Agent or such Lender or Issuing Bank may buy such Non-USD Currency in New York, New York on the date any applicable Borrower makes such payment.
(b)    Judgment Currency.
(i)    If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the “Original Currency”) to another currency (the “Other Currency”), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the Spot Rate on the second Business Day preceding that on which judgment is given.
(ii)    The obligation of each Borrower in respect of any sum due in the Original Currency from it to any Lender, any Issuing Bank or the Administrative Agent hereunder or under any Note held by any Lender, as applicable, shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender, Issuing Bank or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such Other Currency, such Lender, Issuing Bank or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender, Issuing Bank or the Administrative Agent (as the case may be) in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, Issuing Bank or the Administrative Agent (as the case may be) against any loss resulting from such purchase or from the inability to effect such purchase, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender, Issuing Bank or the Administrative Agent (as the case may be) in the Original Currency, such Lender, Issuing Bank or the Administrative Agent (as the case may be) agrees to remit to such Borrower such excess.

14.22.    Entire Agreement.
This Agreement, taken together with all of the other Loan Documents embodies the entire agreement and understanding among the parties hereto and supersedes the Proposal Letter (except for provisions therein specifically referred to herein) and all prior agreements and understandings, written and oral, relating to the subject matter hereof.
14.23.    Advice of Counsel.
The Borrowers and each Lender and each Issuing Bank understand that the Administrative Agent's counsel represents only the Administrative Agent's and its Affiliates' interests and that the Borrowers, other Lenders and other Issuing Bank (if any) are advised to obtain their own counsel. The Borrowers represent and warrant to the Administrative Agent and the other Holders that it has discussed this Agreement with its counsel.
14.24.    Documentation Agent, Senior Managing Agent, Syndication Agent, Joint Lead Arrangers and Joint Bookrunners.
This Loan Agreement places no duties on the Documentation Agent, the Senior Managing Agent, the Syndication Agent, the Joint Lead Arrangers or the Joint Bookrunners in their capacities as such.

14.25.    Termination of the Multicurrency Facility.
Upon the Payment in Full of the Multicurrency Obligations and the permanent reduction to zero and termination of the Multicurrency Commitment by the Multicurrency Borrowers in accordance with Section 3.01, (a) all references herein to Multicurrency Borrowers, Multicurrency Commitment, Foreign Guarantors, Multicurrency Loans, Overdraft Loans, Euro Loans, Sterling Loans and any other defined terms in which “Multicurrency”, “Euro”, “Overdraft” or “Sterling” is part of such defined term's name and all derivations thereof shall have no effect except to the extent specifically referenced to survive such Payment in Full of the Obligations, (b) the Multicurrency Borrowers shall continue to constitute “Borrower Subsidiaries” for the purposes of this Agreement and the other Loan Documents but shall no longer constitute “Foreign Credit Parties”, “Credit Parties”, “Borrowers” or “Guarantors”, as applicable, (c) the Foreign Collateral shall be released in accordance with Section 12.02(i)(C), (d) the Multicurrency Borrower Guaranties and Foreign Guaranties shall be terminated except to the extent specifically referenced to survive such Payment in Full of the Obligations, and shall no longer constitute “Loan Documents” and the Foreign Guarantors shall no longer constitute “Guarantors” or “Foreign Credit Parties”, and (e) the Multicurrency Borrower Guaranty shall remain in effect for any Obligations which survive such Payment in Full.
14.26.    Amendment and Restatement.
The parties hereto agree that upon (i) the execution and delivery of this Agreement by each of the parties hereto and (ii) satisfaction (or waiver by the aforementioned parties) of the conditions precedent set forth in Section 5.01, the terms and conditions of the Previous Agreement shall be and hereby are amended, superseded, and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation of the Previous Agreement or the Indebtedness incurred thereunder. With respect to any date or time period occurring and ending prior to the Closing Date, the rights and obligations of the parties to the Previous Agreement shall be governed by the Previous Agreement and the Loan Documents (as defined therein), and with respect to any date or time period occurring and ending on or after the Closing Date, the rights and obligations of the parties hereto shall be governed by this Agreement and the other Loan Documents (as defined herein). The Lenders hereby agree that the Administrative Agent shall have full power and authority to allocate the Domestic Commitments and Multicurrency Commitments of the Lenders as in effect immediately prior to the Closing Date such that, immediately after giving effect to such allocations on the Closing Date, each Lender shall hold the “Domestic Commitment” and the “Multicurrency Commitment” set forth next to its name on Schedule 1.01.1. The Lenders further agree to make all assignments and/or transfers, and hereby consent to any such assignments and transfers, which may be necessary (including, without limitation, assignments of funded obligations) to effect the allocations described in the preceding sentence. Without limiting the foregoing, each Departing Lender's “Commitment” under the Previous Agreement shall be terminated and each Departing Lender shall not be a Lender hereunder.
14.27.    Posting of Communications.

(a)     Each of the parties hereto agrees that the Administrative Agent may, but shall not be obligated to, make Communications available to the Lenders and the Issuing Banks by posting such Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)    Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the parties hereto acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the parties hereto hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)    THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED

“AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT NOR ANY AFFILIATE THEREOF WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.
(d)    Each of the parties hereto agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent's generally-applicable document retention procedures and policies.

14.28.    Interest Rate Contracts; Commodity Agreements and Currency Agreements.
So long as any Lender is a Defaulting Lender, such Lender and its Affiliates will not be a counterparty for purposes hereof with respect to any Interest Rate Contract, Commodity Agreement or Currency Agreement entered into while such Lender was a Defaulting Lender.

ARTICLE XV
Collection Allocation Mechanism

15.01.    Implementation of CAM

(a)    Upon the acceleration of the Loans and the termination of the Commitments in accordance with the terms hereof (including, without limitation, as a result of an event under clause (f) or (g) of Section 11.01):
(i)    the Lenders shall automatically and without further act (and without regard to the provisions of Section 14.01) be deemed to have exchanged interests in the Domestic Facility and the Multicurrency Facility such that in lieu of the interests of each Lender in each Credit Facility in which it participates as of such date, such Lender shall hold an interest in both Credit Facilities, whether or not such Lender shall previously have participated therein, equal to such Lender's CAM Percentage thereof;
(ii)    the Swing Loan Bank shall be deemed to have declared a Swing Loan Settlement Date immediately before such acceleration without further act and without notice to any Person (and the Domestic Lenders shall be required to settle, or participate in, all outstanding Swing Loans immediately before the consummation of the CAM Exchange); and
(iii)     the Overdraft Line Bank shall be deemed to have declared an Overdraft Settlement Date immediately before such acceleration without further act and without notice to any Person (and the Multicurrency Lenders shall be required to settle, or participate in, all outstanding Overdraft Loans immediately before the consummation of the CAM Exchange).
(b)    Each Lender and each Borrower hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any Person that acquires a participation in its interests in any Credit Facility. Each Borrower agrees from time to time to execute and deliver to the Administrative Agent all instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange.
(c)    As a result of the CAM Exchange, upon and after the date on which the CAM Exchange occurs, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Obligations, and each distribution made by the Administrative Agent in respect of the Credit Facilities, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange, including by way of setoff, in respect of the Credit Facilities shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

15.02.    Letters of Credit

(a)    In the event that on the date on which a CAM Exchange occurs any Letter of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under any such Letter of Credit shall not have been reimbursed by the applicable Borrower or with the proceeds of a Loan, each Lender having, on such date and prior to giving effect to the CAM Exchange, participation obligations with respect to such Letter of Credit shall promptly pay over to the Administrative Agent, in immediately available funds, in the case of any undrawn amount, and in Dollars, in the case of any unreimbursed amount, an amount equal to such Lender's Pro Rata Share (as calculated in accordance with clause (a) of the definition thereof) of such undrawn face amount or (to the extent it has not already done so) such unreimbursed drawing, as the case may be, of each outstanding Letter of Credit Issued under a Credit Facility in which such Lender participated immediately before giving effect to the CAM Exchange together with interest thereon from the date on which such CAM Exchange occurs to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to a Floating Rate Loan in a principal amount equal to such amount. The Administrative Agent shall establish a separate account or accounts for each Lender (each, an “LC Reserve Account”) for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. The Administrative Agent shall deposit in each Lender's LC Reserve Account such Lender's CAM Percentage of the amounts received from the Lenders as provided above. The Administrative Agent shall have sole dominion and control over each LC Reserve Account, and the amounts deposited in each LC Reserve Account shall be held in such LC Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the LC Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender's CAM Percentage. The amounts held in each Lender's LC Reserve Account shall be held as a reserve against the outstanding undrawn face amounts of all Letters of Credit, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Credit Party and shall not give rise to any obligation on the part of any Borrower to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.02 hereof.
(b)    In the event that on or after the date on which a CAM Exchange occurs any drawing shall be made in respect of a Letter of Credit (regardless of whether any such Letter of Credit was issued under the Domestic Facility or the Multicurrency Facility), the Administrative Agent shall, at the request of the applicable Issuing Bank, withdraw from the LC Reserve Account of each Lender any amounts, up to the amount of such Lender's CAM Percentage of such drawing, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to such Issuing Bank in satisfaction of the reimbursement obligations of the Lenders under Section 2.02(e). In the event any Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit (in any case, regardless of whether any such Letter of Credit was issued under the Domestic Facility or the Multicurrency Facility) as provided in this Section 15.02, the applicable Issuing Bank shall, in the event of a drawing thereunder, have a claim against such Lender to the same extent as if such Lender had defaulted on obligations under Section 2.02(e), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the applicable Borrower's reimbursement obligations pursuant Section 15.01. Each other Lender shall have a claim against such defaulting Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.
(c)    In the event that after the date on which a CAM Exchange occurs any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the LC Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

(d)    With the prior written approval of the Administrative Agent and the applicable Issuing Bank, any Lender may withdraw the amount held in its LC Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative Agent, for the account of the applicable Issuing Bank, on demand, its CAM Percentage of such drawing.
(e)    Pending the withdrawal by any Lender of any amounts from its LC Reserve Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Permitted Investments. Each Lender which has not withdrawn its CAM Percentage of amounts in its LC Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its LC Reserve Account and to retain such earnings for its own account.

15.03.    Conversion
In the event a CAM Exchange shall occur, Obligations owed by the Borrowers denominated in Specified Foreign Currencies shall, automatically and with no further act required, be converted to obligations of the same Borrowers denominated in Dollars. Such conversion shall be effected based upon the Spot Rate in effect with respect to the Specified Foreign Currencies on the date on which the CAM Exchange occurs. On and after any such conversion, all amounts accruing and owed to any Lender in respect of its Obligations shall accrue and be payable in U.S. Dollars at the rates otherwise applicable hereunder (and, in the case of interest on Loans, at the default rate applicable to ABR Loans hereunder). Notwithstanding the foregoing provisions of this Section 15.03, any Lender may, by notice to the Borrowers and the Administrative Agent prior to the date on which a CAM Exchange occurs, elect not to have the provisions of this Section 15.03 apply with respect to all Obligations owed to such Lender immediately following such date, and, if such notice is given, all Obligations owed to such Lender immediately following the date on which such CAM Exchange occurs shall remain designated in their original currencies.

The remainder of this page is intentionally blank.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.
NMHG HOLDING CO.

By:     __________________________
Name:
Title:
Notice Address:
c/o NACCO Materials Handling Group, Inc.
4000 NE Blue Lake Road
Fairview, Oregon 97024 USA
Attention: Associate General Counsel
Phone: (503) 721-6063
Telecopier: (503) 721-6059
E-Mail: scott.crane@nmhg.com

With a copy to:
c/o NACCO Materials Handling Group, Inc.
5875 Landerbrook Drive
Cleveland, Ohio 44124-4069
Attention: Treasurer
Phone: (440) 449-9654
Telecopier: (440) 449-9577
E-Mail: brian.frentzko@nmhg.com

NACCO MATERIALS HANDLING GROUP, INC.

By:     __________________________
Name:
Title:
Notice Address:
c/o NACCO Materials Handling Group, Inc.
4000 NE Blue Lake Road
Fairview, Oregon 97024 USA
Attention: Associate General Counsel
Phone: (503) 721-6063
Telecopier: (503) 721-6059
E-Mail: scott.crane@nmhg.com

With a copy to:
c/o NACCO Materials Handling Group, Inc.
5875 Landerbrook Drive
Cleveland, Ohio 44124-4069
Attention: Treasurer
Phone: (440) 449-9654
Telecopier: (440) 449-9577
E-Mail: brian.frentzko@nmhg.com

NACCO MATERIALS HANDLING LIMITED

By:     _________________________
Name:
Title:
Notice Address:
c/o NACCO Materials Handling Group, Inc.
4000 NE Blue Lake Road
Fairview, Oregon 97024 USA
Attention: Associate General Counsel
Phone: (503) 721-6063
Telecopier: (503) 721-6059
E-Mail: scott.crane@nmhg.com

With a copy to:
c/o NACCO Materials Handling Group, Inc.
5875 Landerbrook Drive
Cleveland, Ohio 44124-4069
Attention: Treasurer
Phone: (440) 449-9654
Telecopier: (440) 449-9577
E-Mail: brian.frentzko@nmhg.com

NACCO MATERIALS HANDLING B.V.
By: NACCO MATERIALS HANDLING GROUP, LTD.,             its Managing Director

By:     __________________________
Name:
Title:
Notice Address:
c/o NACCO Materials Handling Group, Inc.
4000 NE Blue Lake Road
Fairview, Oregon 97024 USA
Attention: Associate General Counsel
Phone: (503) 721-6063
Telecopier: (503) 721-6059
E-Mail: scott.crane@nmhg.com

With a copy to:
c/o NACCO Materials Handling Group, Inc.
5875 Landerbrook Drive
Cleveland, Ohio 44124-4069
Attention: Treasurer
Phone: (440) 449-9654
Telecopier: (440) 449-9577
E-Mail: brian.frentzko@nmhg.com

N.M.H. INTERNATIONAL B.V.

By:     __________________________
Name:
Title:
Notice Address:
c/o NACCO Materials Handling Group, Inc.
4000 NE Blue Lake Road
Fairview, Oregon 97024 USA
Attention: Associate General Counsel
Phone: (503) 721-6063
Telecopier: (503) 721-6059
E-Mail: scott.crane@nmhg.com

With a copy to:
c/o NACCO Materials Handling Group, Inc.
5875 Landerbrook Drive
Cleveland, Ohio 44124-4069
Attention: Treasurer
Phone: (440) 449-9654
Telecopier: (440) 449-9577
E-Mail: brian.frentzko@nmhg.com

N.M.H. HOLDING B.V.
By: NACCO MATERIALS HANDLING GROUP, LTD.,             its Managing Director

By:     __________________________
Name:
Title:
Notice Address:
c/o NACCO Materials Handling Group, Inc.
4000 NE Blue Lake Road
Fairview, Oregon 97024 USA
Attention: Associate General Counsel
Phone: (503) 721-6063
Telecopier: (503) 721-6059
E-Mail: scott.crane@nmhg.com

With a copy to:
c/o NACCO Materials Handling Group, Inc.
5875 Landerbrook Drive
Cleveland, Ohio 44124-4069
Attention: Treasurer
Phone: (440) 449-9654
Telecopier: (440) 449-9577
E-Mail: brian.frentzko@nmhg.com

CITICORP NORTH AMERICA, INC., as Administrative Agent and as a Multicurrency Lender

By:     ____________________
Name:
Title:
Notice Address:
1615 Brett Rd
New Castle, DE 19720
Attention: Andrew Batter
Tel: 302-894-6106
Email: Andrew.batter@citi.com/ GLABFUnitLoansOps@citigroup.com
Fax: 212-994-0849

CITIBANK, N.A., as an Issuing Bank, as Swing Loan Bank and as a Domestic Lender

By:     ____________________
Name:
Title:
Notice Address:
390 Greenwich St., 1st Floor
New York, New York 10013
Attention: Katy Noel
Telecopier No.: 212-723-3755
Fax: 646-291-5987
E-Mail: katy.noel@citi.com

CITIBANK INTERNATIONAL PLC, as the Overdraft Line Bank

By:    ______________________________
Name:
Title:

BANK OF AMERICA, N.A., as Syndication Agent, as an Issuing Bank and as a Domestic Lender

By:     ____________________
Name:
Title:

Exhibit A
Applicable Fixed Rate Margin, Applicable Floating Rate Margin, Applicable Letter of Credit Fee Rate and Applicable Overdraft Rate Margin

Level	Average Quarterly Availability	Applicable Fixed Rate Margin	Applicable Floating Rate Margin	Applicable Overdraft Rate Margin	Applicable Letter of Credit Fee Rate
Level 1	Greater than $125,000,000	1.75%	0.75%	2.00%	1.75%
Level 2	Equal to or less than $125,000,000 and greater than or equal to $75,000,000	2.00%	1.00%	2.25%	2.00%
Level 3	Less than $75,000,000	2.25%	1.25%	2.50%	2.25%

Schedule 1.01.1

Commitments

Lender	Domestic Lender [YES/NO]	Multicurrency Lender [YES/NO]	Domestic Commitment (as of the Amendment No. 1 Effective Date)	Percentage of Domestic Commitment (as of the Amendment No. 1 Effective Date)	Maximum Domestic Commitment (as of the Amendment No. 1 Effective Date)	Multicurrency Commitment (as of the Amendment No. 1 Effective Date)	Percentage of Multicurrency Commitment (as of the Amendment No. 1 Effective Date)	Maximum Multicurrency Commitment (as of the Amendment No. 1 Effective Date)	Maximum Total Commitment
Citibank, N.A.	YES	NO	$21,000,000	21.000000%	$42,500,000 [1]	$—	—%	$21,500,000 [2]	$42,500,000 [3]
Citicorp North America, Inc.	NO	YES	$—	—%		$21,500,000	21.500000%
Bank of America, N.A.	YES	YES	$21,500,000	21.500000%	$42,500,000	$21,000,000	21.000000%	$21,000,000	$42,500,000
Wells Fargo Capital Finance, LLC	YES	NO	$20,000,000	20.000000%	$40,000,000 [4]	$—	—%	$20,000,000 [5]	$40,000,000 [6]
Wells Fargo Bank, National Association, London Branch	NO	YES	$—	—%		$20,000,000	20.000000%
HSBC Bank USA, National Association	YES	YES	$17,500,000	17.500000%	$35,000,000	$17,500,000	17.500000%	$17,500,000	$35,000,000
Fifth Third Bank	YES	YES	$10,000,000	10.000000%	$20,000,000	$10,000,000	10.000000%	$10,000,000	$20,000,000
KeyBank, National Association	YES	YES	$10,000,000	10.000000%	$20,000,000	$10,000,000	10.000000%	$10,000,000	$20,000,000
TOTAL	—	—	$100,000,000	100%	$200,000,000	$100,000,000	100%	$100,000,000	$200,000,000

1 Citibank, N.A. and Citicorp North America, Inc. are affiliates. Any increase in the Domestic Commitment of Citibank, N.A. shall result in a corresponding decrease of the Multicurrency Commitment of Citicorp North America, Inc. Any increase in the Multicurrency Commitment of Citicorp North America, Inc. shall result in a corresponding decrease of the Domestic Commitment of Citibank, N.A. In no event shall Citibank, N.A. have a Multicurrency Commitment of any amount but $0. In no event shall Citicorp North America, Inc. have a Domestic Commitment of any amount but $0.
2 See footnote 1.
3 See footnote 1.
4 Wells Fargo Capital Finance, LLC and Wells Fargo Bank, National Association, London Branch are affiliates. Any increase in the Domestic Commitment of Wells Fargo Capital Finance, LLC shall result in a corresponding decrease of the Multicurrency Commitment of Wells Fargo Bank, National Association, London Branch. Any increase in the Multicurrency Commitment of Wells Fargo Bank, National Association, London Branch shall result in a corresponding decrease of the Domestic Commitment of Wells Fargo Capital Finance, LLC. In no event shall Wells Fargo Capital Finance, LLC have a Multicurrency Commitment of any amount but $0. In no event shall Wells Fargo Bank, National Association, London Branch have a Domestic Commitment of any amount but $0.
5 See footnote 4.
6 See footnote 4.

Schedule 1.01.2

Guarantors

Domestic Guarantors
Hyster-Yale Materials Handling, Inc. (DE)
Hyster Overseas Capital Corporation, LLC (DE)
NMHG Oregon, LLC (OR)

Foreign Guarantors
NACCO Materials Handling Group, Ltd. (UK)
NACCO Materials Handling S.p.A. (Italy)
NMHG Mauritius (Mauritius)
NMHG Distribution B.V. (Netherlands)